      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY   , 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          ADVANCED RADIO TELECOM CORP.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                4841                               52-1933157
  (State or Other Jurisdiction of        (Primary Standard Industrial                (I.R.S. Employer
  Incorporation or Organization)          Classification Code Number)               Identification No.)

                           --------------------------

                                                            VERNON L. FOTHERINGHAM
                                                            CHIEF EXECUTIVE OFFICER
        ADVANCED RADIO TELECOM CORP.                     ADVANCED RADIO TELECOM CORP.
     500 108TH AVENUE, N.E., SUITE 2600               500 108TH AVENUE, N.E., SUITE 2600
         BELLEVUE, WASHINGTON 98004                       BELLEVUE, WASHINGTON 98004
               (206) 688-8700                                   (206) 688-8700
 (Address, Including Zip Code, and Telephone        (Name, Address, Including Zip Code, and
Number, Including Area Code, of Registrant's        Telephone Number, Including Area Code,
        Principal Executive Offices)                         of Agent for Service)

                           --------------------------

                                   COPIES TO:

        JAMES KARDON, ESQ.                   JOHN D. WATSON, ESQ.             W. THEODORE PIERSON, JR., ESQ.
         HAHN & HESSEN LLP                     LATHAM & WATKINS                PIERSON, BURNETT & HANLEY LLP
         350 FIFTH AVENUE                1001 PENNSYLVANIA AVE., N.W.         1667 K. STREET, N.W., SUITE 801
     NEW YORK, NEW YORK 10118               WASHINGTON, D.C. 20004                WASHINGTON, D.C. 20036
          (212) 736-1000                        (202) 637-2200                        (202) 466-3044

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED MAXIMUM
                                                           PROPOSED MAXIMUM     AGGREGATE
        TITLE OF EACH CLASS OF              AMOUNT TO       OFFERING PRICE       OFFERING         AMOUNT OF
      SECURITIES TO BE REGISTERED         BE REGISTERED      PER UNIT (1)       PRICE (1)      REGISTRATION FEE
Units (2)..............................       Units               $            $125,000,000        $43,103
Senior Discount Notes due 2006.........        (2)               N/A               N/A               (3)
Warrants to Purchase Common Stock......        (2)               N/A               N/A               (3)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.

(2) The Units will consist of an aggregate principal amount at maturity of Senior Discount Notes due 2006 and Warrants to purchase shares of Common Stock to raise an aggregate of $125,000,000 gross proceeds.

(3) As such securities are to be provided without additional cost to purchasers, no registration fee is required with respect thereto.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          ADVANCED RADIO TELECOM CORP.
                             CROSS-REFERENCE SHEET
           PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION
           IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF FORM S-1

ITEM AND CAPTION IN FORM S-1                                                      CAPTION IN PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page of Prospectus; Outside Back
                                                                   Cover Page of Prospectus
       3.  Summary Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Prospectus Summary; Risk Factors
       4.  Use of Proceeds......................................  Use of Proceeds
       5.  Determination of Offering Price......................  Outside Front Cover Page of Prospectus; Risk Factors;
                                                                   Underwriting
       6.  Dilution.............................................  Not Applicable
       7.  Selling Security Holders.............................  Not Applicable
       8.  Plan of Distribution.................................  Outside Front Cover Page of Prospectus; Underwriting
       9.  Description of Securities to be Registered...........  Outside Front Cover Page of Prospectus; Prospectus
                                                                   Summary; Description of Units; Description of Notes;
                                                                   Description of Warrants; Description of Capital
                                                                   Stock; Certain Federal Income Tax Considerations
      10.  Interests of Named Experts and Counsel...............  Legal Matters; Experts
      11.  Information with Respect to the Registrant...........  Prospectus Summary; Risk Factors; The Company;
                                                                   Dividend Policy; Capitalization; Selected Historical
                                                                   Combined and Pro Forma Financial Data; Management's
                                                                   Discussion and Analysis of Financial Condition and
                                                                   Results of Operations; Business; Management; Certain
                                                                   Transactions; Principal Stockholders; Description of
                                                                   Units; Description of Notes; Description of
                                                                   Warrants; Description of Capital Stock; Description
                                                                   of Certain Indebtedness; Financial Statements.
      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 14, 1996
PROSPECTUS                                                                [LOGO]
                          $125,000,000 GROSS PROCEEDS
                          ADVANCED RADIO TELECOM CORP.
                                  UNITS CONSISTING OF
                         SENIOR DISCOUNT NOTES DUE 2006
                AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                               ------------------
    Advanced  Radio  Telecom  Corp.,  a  Delaware  corporation  ("ART"  or   the
"Company"),  is hereby  offering       units  (the "Units"),  each consisting of
$1,000 principal  amount at  maturity of  Senior Discount  Notes due  2006  (the
"Notes")  and     warrants  (the "Warrants") to  purchase       shares of common
stock, par value $.001 per share (the "Common Stock"), of the Company. The Notes
and the Warrants will not be  separable until the earlier of (i)               ,
1996 and (ii) such date as the Underwriters (as defined) may, in their discretion, deem appropriate. Concurrently with the offering of the Units (the "Unit Offering"), the Company is offering, pursuant to a separate prospectus, shares of its Common Stock (the "Equity Offering" and, together with the Unit Offering, the "Offerings"). The Unit Offering is conditioned upon the consummation of the Equity Offering.
    The issue price of the Units will be $    per Unit. The Notes will mature on
           , 2006. The issue price of  the Notes represents a yield to  maturity
of       % (computed  on a  semi-annual bond  equivalent basis)  calculated from
           , 1996.  The Notes  will  accrete at  a  rate of       %,  compounded
semiannually,  to an aggregate principal amount of $    million by             ,
2001. Cash interest will  not accrue on  the Notes prior to             ,  2001.
Commencing              , 2001, cash interest on the Notes will be payable, at a
rate of      % per annum,  semiannually in  arrears on  each                 and
           . See "Description of Notes" and "Certain Federal Income Tax Considerations."
    The Notes will be redeemable  at the option of the  Company, in whole or  in
part,  at any time on or after              ,  2001 at the redemption prices set
forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, in the event that the Company receives net proceeds from the sale of its Common Stock in either an Equity Offering (as defined) or an investment by one or more Strategic Equity Investors (as defined) on or prior
to              , 1999, the Company may,  at its option, use all or a portion of any such net proceeds to redeem up to a maximum of 33 1/3% of the initially outstanding aggregate principal amount at maturity of the Notes at a redemption price equal to % of the Accreted Value (as defined) of the Notes; PROVIDED that not less than 66 2/3% of the initially outstanding aggregate principal amount at maturity of the Notes remain outstanding following such redemption. See "Description of Notes -- Redemption -- Optional Redemption." Upon the occurrence of a Change in Control (as defined), the Company is obligated to make an offer to purchase all outstanding Notes at a price of (i) 101% of the
Accreted  Value thereof, if such purchase is prior to            , 2001, or (ii)
101% of the principal amount at maturity thereof, plus accrued interest thereon,
if any, to the date of  purchase, if such purchase is on  or after             ,
2001. See "Description of Notes -- Certain Covenants -- Change in Control." There can be no assurance that the Company will have sufficient funds available at the time of any Change in Control to purchase all Notes tendered. See "Risk Factors."
    The Notes will represent unsecured senior obligations of the Company, will rank PARI PASSU in right of payment with all existing and future senior Indebtedness of the Company and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Company. At December 31, 1995, on a pro forma basis after giving effect to indebtedness incurred after December 31, 1995, the Offerings and the application of the net proceeds therefrom, the aggregate principal amount of senior Indebtedness of the Company (excluding trade payables, other accrued liabilities and the Notes) was approximately $4.0 million, which consisted of notes payable arising from the acquisition of the EMI Assets (as defined) and the Equipment Note (as defined). The Indenture will limit the ability of the Company and its subsidiaries to incur additional indebtedness. See "Description of Notes" and "Description of Certain Indebtedness."
    Each Warrant will entitle the holder thereof, subject to certain conditions, to purchase shares of Common Stock at an exercise price of $ per share, subject to adjustment under certain circumstances. Upon exercise, the holders of Warrants would be entitled, in the aggregate, to purchase Common Stock representing approximately % of the Common Stock on a fully-diluted basis on the date hereof, after giving effect to the Offerings. The Warrants will be
exercisable at any time on or after            , 1996. Unless earlier exercised,
the Warrants will expire on            , 2006. See "Description of Warrants."
    There is no existing trading market for the Units, the Notes or the Warrants and the Company does not intend to list the Units, the Notes or the Warrants on any securities exchange. The Company is applying for quotation of the Common Stock on the Nasdaq National Market under the symbol "ARTT." See "Risk Factors
- -- Absence of Public Market; Possible Volatility of Stock Price."
    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE UNITS.
                             ---------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION, NOR HAS
     THE SECURITIES  AND  EXCHANGE  COMMISSION OR  ANY  STATE  SECURITIES
       COMMISSION   PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF  THIS
       PROSPECTUS. ANY           REPRESENTATION  TO THE  CONTRARY IS  A
                               CRIMINAL OFFENSE.

                                    PRINCIPAL AMOUNT          PRICE TO       UNDERWRITERS'     PROCEEDS TO
                                AT MATURITY OF THE NOTES      PUBLIC(1)       DISCOUNT(2)     COMPANY(1)(3)
Per Unit.....................             100%                    %                %                %
Total........................              $                      $                $                $

(1)  Plus accrued original issue  discount, if any, on the  Notes from         ,
    1996.
(2) The  Company  has  agreed  to indemnify  the  Underwriters  against  certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses payable by the Company estimated at $          .
                         ------------------------------
    The Units are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that
delivery  of the Units will be made in  New York, New York on or about         ,
1996.
                         ------------------------------
MERRILL LYNCH & CO.
                             MONTGOMERY SECURITIES
                                                               SMITH BARNEY INC.
                         ------------------------------

                 The date of this Prospectus is        , 1996.

                         [INSIDE FRONT COVER GATE FOLD]

                      38 GHz TECHNOLOGY PROVIDES SUPERIOR
                BANDWIDTH PER CHANNEL WHICH ALLOWS SIGNIFICANTLY
                          FASTER DATA TRANSFER RATES.

                   [GRAPHIC DISPLAYING BANDWIDTH PER CHANNEL
                  OF FREQUENCIES BETWEEN 530 KHz AND 38 GHz.]

                        [GRAPHIC DISPLAYING 38 GHz LINKS
                        BETWEEN METROPOLITAN FIBER RING,
              OFF-FIBER NET BUILDINGS AND ON-FIBER NET BUILDINGS.]

    IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION, INCLUDING "RISK FACTORS" AND THE HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS ASSUMES (I) THE APPROVAL BY THE FCC AND COMPLETION OF THE PROPOSED MERGER OF ADVANCED RADIO TECHNOLOGIES CORPORATION ("ART CORP.") WITH AND INTO ADVANCED RADIO TELECOM CORP. (THE "MERGER"), (II) THE CONVERSION OF ALL OUTSTANDING PREFERRED STOCK (AS DEFINED) INTO COMMON STOCK UPON THE CONSUMMATION OF THE OFFERINGS AND (III) NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION IN THE COMMON STOCK OFFERING. AS USED IN THIS PROSPECTUS, THE TERMS "ART" OR THE "COMPANY" REFER EITHER TO ADVANCED RADIO TELECOM CORP. ON A STAND-ALONE BASIS OR ON A COMBINED BASIS WITH ADVANCED RADIO TECHNOLOGIES CORPORATION ("ART CORP."), AS THE CONTEXT MAY REQUIRE. SEE "THE COMPANY." SEE "GLOSSARY" FOR THE DEFINITIONS OF CERTAIN TERMS AND ACRONYMS USED HEREIN.

                                  THE COMPANY

    Advanced Radio Telecom Corp. ("ART" or the "Company") provides wireless broadband telecommunications services using point-to-point microwave transmissions in the 37.0 to 40.0 gigahertz portion of the radio spectrum ("38 GHz"). The Company is seeking to address the growing demand for high speed, high capacity digital telecommunications services on the part of business and government end users who require cost effective, high bandwidth local access to voice, video, data and Internet services. The Company believes that it will derive significant competitive advantages from the widespread geographic coverage provided by its 108 authorizations granted by the Federal Communications Commission ("FCC") in 91 U.S. market areas. The Company, which was one of the FCC's first 38 GHz licensees, owns or manages authorizations in 41 of the top 45 markets and 74 of the top 100 markets. These authorizations currently cover an aggregate population of approximately 94 million people.

    The ability to access and distribute information quickly has become critical to business and government end users. The proliferation of local area networks ("LANs"), rapid growth of Internet services, rising demand for video teleconferencing and other demand factors are significantly increasing the volume of broadband telecommunications traffic. The inability of the existing infrastructure to meet this demand is creating a "last mile" bottleneck in the copper wire networks of incumbent local exchange carriers ("LECs"). This increasing demand, together with changes in the regulatory environment, have created an opportunity to offer cost effective, high capacity last mile access using both wireline and wireless solutions.

38 GHZ TECHNOLOGY

    ART is positioned to solve the need for broadband last mile access, linking end users to competitive access providers ("CAPs"), inter-exchange carriers ("IXCs"), cellular and mobile radio service providers and Internet service providers ("ISPs") using 38 GHz technology. The Company's wireless broadband services are engineered to provide 99.995% availability, with better than a 10-13 bit error rate. This level of performance significantly exceeds that provided by copper based networks and is a viable alternative to fiber optic based networks. In addition, the Company believes that ART's last mile solution is more cost effective than most broadband wireline solutions. The 38 GHz band provides for the following additional advantages as compared to other spectrum bands and wireline alternatives:

    - HIGH DATA TRANSFER RATES. The total amount of bandwidth for each 38 GHz channel is 100 MHz which exceeds the bandwidth of any other present terrestrial wireless channel allotment and supports full broadband capability. For example, one 38 GHz DS-3 link at 45 Mbps today can transfer data at a rate which is over 1,500 times the rate of the fastest dial-up modem currently in use (28.8 Kbps) and over 350 times the rate of the fastest integrated services digital network ("ISDN") line currently in use (128 Kbps). In addition to accommodating standard voice and data requirements, 45 Mbps data transmission rates allow end users to receive real time, full motion video and 3-D graphics at their workstations and to utilize highly interactive applications on the Internet and other networks.

    - EFFICIENT CHANNEL REUSE. Because 38 GHz radio emissions have a narrow beam width, a relatively short range and can in many instances intersect without creating interference, 38 GHz service providers can efficiently reuse their bandwidth within a licensed area, thereby increasing the number of customers to which such services can be provided. Management believes that by using technology currently employed by the Company each 100 MHz channel in a given service area can accommodate at least 10,000 DS-3 links, each of which can carry 672 voice circuits.

    - RAPID DEPLOYMENT. 38 GHz technology can be deployed considerably more rapidly than wireline and other wireless technologies. In contrast to the relative ease of installing a 38 GHz transmission link, extending fiber or copper-based networks to reach new customers requires significant time and expense. In addition, unlike providers of point-to-point microwave service in other spectrum bands, a 38 GHz license holder can install and operate as many transmission links as it can engineer in the licensed area without obtaining additional approvals from the FCC. This is a substantial advantage over other portions of the microwave radio spectrum that must be licensed on a link-by-link basis following frequency coordination. The time required to install a 38 GHz link within a licensed footprint is typically less than 72 hours after obtaining access to customer premises, versus an estimated three to five months in other microwave frequency bands due to regulatory delay.

    - EASE OF INSTALLATION. The equipment used for 38 GHz service is smaller, less obtrusive and less expensive than that used for microwave equipment applications at lower frequencies, making it less susceptible to zoning restrictions. In addition, 38 GHz equipment can be easily redeployed to meet changing customer requirements.

    - EFFICIENT NETWORK DESIGN. The exclusive right to use a particular channel or channels within a broad geographic area gives the licensee much greater control over its network design. A 38 GHz licensee can save costs, ensure interference-free operations and increase quality and reliability by designing efficient 38 GHz networks in advance of their deployment.

BUSINESS STRATEGY

    ART began providing 38 GHz wireless broadband services in the last quarter of 1995 and has generated only nominal revenues from such services to date. The Company is seeking to capitalize on the broad geographic scope of its 38 GHz authorizations to become the premier provider of wireless broadband solutions to a diverse group of traditional and emerging telecommunications service providers and end users. The Company plans to implement the following strategic initiatives to achieve this objective:

    - EXPLOIT SPECTRUM POSITION IN KEY MARKETS TO REALIZE VALUE. The Company currently owns or manages 108 authorizations to construct and operate 38 GHz wireless broadband facilities in 91 market areas, including 74 of the top 100 U.S. markets. These spectrum assets provide the Company with the foundation on which to create a large scale commercial system of 38 GHz wireless broadband operations. The Company is now operating wireless broadband links in nine cities (Chicago; Boston; Philadelphia; Baltimore; Pittsburgh; Portland, Oregon; Seattle; Albany; and Bethlehem, Pennsylvania). The Company plans to continue to build out its infrastructure and to intensify its marketing effort in its market areas, thereby realizing the value inherent in its spectrum assets.

    - MARKET TO TELECOMMUNICATIONS SERVICE PROVIDERS. The Company's initial target customers include CAPs, IXCs, cellular and mobile radio service providers and ISPs. The Company's services may also be attractive to certain LECs, which do not currently have broadband networks capable of reaching the majority of their customers. The Company has entered into a strategic distribution agreement (the "Ameritech Strategic Distribution Agreement") with Ameritech Corp. ("Ameritech") for delivery of the Company's wireless broadband services throughout Ameritech's midwest operating region and for certain large customers located outside its region. The Company currently provides, or anticipates providing, services to Ameritech, Bell Atlantic NYNEX Mobile,

     UUNet, American Personal Communications, Electric Lightwave, NEXTLINK, Western Wireless, Chadwick Telephone Co. and CGX Telcom, among others. As regulatory and competitive conditions permit and as the Company's customer base and market presence develop, the Company expects that its market focus will expand from a wholesale "carrier's carrier" to include provision of services directly to commercial end users.

    - PURSUE OPPORTUNITIES TO PROVIDE VALUE-ADDED SERVICES. The Company has identified and plans to pursue additional market niches with immediate needs for reliable, high bandwidth last mile access services. For example, the market for Internet services urgently requires broadband "pipes" to facilitate high speed access for corporate users, and the Company is working on agreements to package its 38 GHz solutions with the services of leading ISPs. Other potential value-added uses include desktop videoconferencing, high resolution imaging for healthcare and law enforcement applications and video on demand.

    - MAINTAIN TECHNOLOGY LEADERSHIP IN SPECTRUM MANAGEMENT. The Company is currently developing proprietary site selection and network design software which it believes will provide for faster market penetration at a lower cost. Through the Company's internal technology development efforts, as well as on-going participation in equipment manufacturers' research and development activities, the Company believes that it will achieve a competitive advantage through proprietary methods that increase the capacity and quality of its networks.

    - ESTABLISH AND EXPAND KEY STRATEGIC ALLIANCES. The Company has and will continue to establish key strategic alliances with major service providers, equipment manufacturers, systems integrators and enhanced service providers. Ameritech holds a 5.4% beneficial equity interest in the Company as of April 30, 1996 and recently entered into the Ameritech Strategic Distribution Agreement. The Company also has agreements with GTE Corporation ("GTE") for field servicing and network monitoring and is developing relationships with a number of equipment manufacturers focusing on 38 GHz technology development, wireless broadband standards and joint sales efforts. The Company will utilize these strategic alliances to bundle its services with those of its partners, which the Company expects will help it to achieve a lower cost of sales and increased market penetration.

                                  THE OFFERING

THE UNITS

Gross Proceeds....................  $125,000,000.
Units Offered.....................  Units,  each  consisting of  $1,000 principal  amount at maturity of the Company's Senior Discount Notes due 2006
                                    and   Warrants (the "Warrants") to purchase       shares
                                    of Common  Stock  of  the Company.  The  Notes  and  the
                                    Warrants  will not be separable until the earlier of (i)
                                           , 1996  and (ii)  such date  as the  Underwriters
                                    may,   in  their   discretion,  deem   appropriate  (the
                                    "Separation Date").
Issue Price.......................  $      per Unit.
Use of Proceeds...................  To fund capital expenditures, including the purchase  of
                                    equipment   and  the  acquisition  of  certain  spectrum
                                    rights,  to  repay  outstanding  indebtedness  and   for
                                    general  corporate  purposes, including  the  funding of
                                    operating cash flow  shortfalls, technology  development
                                    and  acquisitions of  spectrum rights  and, potentially,
                                    related businesses.
THE NOTES
Maturity Date.....................  , 2006.
Yield and Interest................  % (computed on a semi-annual bond equivalent basis) cal-
                                    culated from             , 1996. The Notes will  accrete
                                    at  a  rate of       %,  compounded semiannually,  to an
                                    aggregate  principal   amount  of   $       million   by
                                                , 2001. Cash interest will not accrue on the
                                    Notes  prior to           , 2001. Commencing           ,
                                    2001, cash interest on the  Notes will be payable, at  a
                                    rate  of    % per annum, semiannually in arrears on each
                                                and             . For United States  federal
                                    income  tax purposes,  purchasers of  the Notes  will be
                                    required to include amounts  in gross income in  advance
                                    of  the receipt of the cash payments to which the income
                                    is attributable. See "Certain Federal Income Tax Consid-
                                    erations."
Mandatory Redemption..............  None.
Optional Redemption...............  The Notes  will  be  redeemable at  the  option  of  the
                                    Company,  in whole or  in part, at any  time on or after
                                              , 2001  at  the redemption  prices  set  forth
                                    herein, plus accrued and unpaid interest, if any, to the
                                    date  of redemption. In addition,  in the event that the
                                    Company receives  net  proceeds  from the  sale  of  its
                                    Common   Stock  in  either  an  Equity  Offering  or  an
                                    investment by one or more Strategic Equity Investors  on
                                    or  prior to             , 1999, the Company may, at its
                                    option, use all or a portion of any such net proceeds to
                                    redeem up  to a  maximum  of 33  1/3% of  the  initially
                                    outstanding  aggregate principal  amount at  maturity of
                                    the Notes at  a redemption  price equal to     % of  the
                                    Accreted Value of the Notes; PROVIDED that not less than
                                    66  2/3%  of the  initially outstanding  aggregate prin-
                                    cipal amount at maturity of the Notes remain outstanding
                                    following such redemption. See "Description of Notes  --
                                    Redemption -- Optional Redemption."

Change in Control.................  Upon  the occurrence of a Change in Control, the Company
                                    is  obligated  to   make  an  offer   to  purchase   all
                                    outstanding Notes at a price of (i) 101% of the Accreted
                                    Value   thereof,   if   such   purchase   is   prior  to
                                                , 2001, or (ii) 101% of the principal amount
                                    at maturity thereof, plus  accrued interest thereon,  if
                                    any,  to the date of purchase, if such purchase is on or
                                    after              , 2001. See "Description of Notes  --
                                    Certain Covenants -- Change in Control." There can be no
                                    assurance  that the  Company will  have sufficient funds
                                    available at  the  time  of any  Change  in  Control  to
                                    purchase  all Notes tendered. See  "Risk Factors -- Risk
                                    of Inability to Satisfy Change in Control Offer."
Ranking...........................  The Notes will represent unsecured senior obligations of the Company, will  rank PARI PASSU  in right of  payment
                                    with  all existing and future senior Indebtedness of the
                                    Company and will rank senior in right of payment to  all
                                    existing  and  future subordinated  Indebtedness  of the
                                    Company. At  December 31,  1995, on  a pro  forma  basis
                                    after  giving  effect  to  indebtedness  incurred  after
                                    December 31, 1995, the Offerings and the application  of
                                    the  net  proceeds  therefrom,  the  aggregate principal
                                    amount of senior Indebtedness of the Company  (excluding
                                    trade payables, other accrued liabilities and the Notes)
                                    was approximately $4.0 million, which consisted of notes
                                    payable  arising from the acquisition  of the EMI Assets
                                    and the  Equipment Note.  The Indenture  will limit  the
                                    ability  of the  Company and  its subsidiaries  to incur
                                    additional indebtedness. See "Description of Notes"  and
                                    "Description of Certain Indebtedness."
Original Issue Discount...........  The  Notes  are  being  offered  at  an  original  issue discount for United States federal income tax  purposes.
                                    Thus,  although cash interest will not be payable on the
                                    Notes prior to                  ,  2001, original  issue
                                    discount (I.E., the difference between the principal and
                                    interest  payable on  the Notes  and their  issue price)
                                    will accrue from the issue date of the Notes and will be
                                    included as interest income periodically (including  for
                                    periods  ending prior to              , 2001) in a Note-
                                    holder's gross income for  United States federal  income
                                    tax  purposes in advance of receipt of the cash payments
                                    to  which  the  income  is  attributable.  See  "Certain
                                    Federal Income Tax Considerations."
Certain Covenants.................  The  Indenture  will  contain  certain  covenants which, among other  things, will  restrict the  ability of  the
                                    Company  and its Restricted Subsidiaries (as defined) to
                                    (i) incur indebtedness or issue certain preferred stock,
                                    (ii) pay dividends or  make distributions in respect  of
                                    the  Company's  capital  stock  or  make  certain  other
                                    restricted payments,  (iii) create  certain liens,  (iv)
                                    enter  into  certain  transactions  with  affiliates  or
                                    related persons, (v) conduct certain businesses or  (vi)
                                    sell  certain  assets. In  addition, the  Indenture will
                                    limit the ability of  the Company to consolidate,  merge
                                    or  sell all or  substantially all of  its assets. These
                                    covenants are subject to important exceptions and quali-
                                    fications.  See   "Description  of   Notes  --   Certain
                                    Covenants."

THE WARRANTS
Warrants..........................  Warrants   which,  when  exercised,  would  entitle  the
                                    holders thereof to purchase an aggregate of       shares
                                    of Common  Stock  of  the  Company  ("Warrant  Shares"),
                                    representing  approximately    %  of the Common Stock of
                                    the Company on a fully diluted basis.
Registration Rights...............  The Company has agreed, subject to certain  limitations,
                                    that,  from   days after  the date of issuance until the
                                    expiration  of  all  Warrants,  it  will  maintain   the
                                    effectiveness  of a registration  statement with respect
                                    to the issuance of the  Warrant Shares upon exercise  of
                                    the Warrants.
Separation Date...................  The  Notes and the Warrants  will not be separable until
                                    the earlier of (i)         , 1996 and (ii) such date  as
                                    the   Underwriters  may,   in  their   discretion,  deem
                                    appropriate.
Exercise..........................  Each Warrant will entitle the holder thereof, subject to
                                    certain conditions, to purchase        shares of  Common
                                    Stock  at an exercise price of $      per share, subject
                                    to adjustment under certain circumstances. The  Warrants
                                    will   be   exercisable  at   any   time  on   or  after
                                                , 1996 and  prior to the  expiration of  the
                                    Warrants,  as set  forth below.  The exercise  price and
                                    number of shares of Common Stock issuable upon  exercise
                                    of  the Warrants will be subject to adjustment from time
                                    to time upon the occurrence of certain changes with  re-
                                    spect   to   the   Common   Stock,   including   certain
                                    distributions of shares  of Common  Stock, issuances  of
                                    options   or   convertible  securities,   dividends  and
                                    distributions  and  certain   changes  in  options   and
                                    convertible  securities of  the Company.  A Warrant does
                                    not entitle the holder thereof to receive any  dividends
                                    paid on shares of Common Stock.
Expiration........................  , 2006.

    For additional information concerning the Units, the Notes, the Warrants and the Common Stock, and the definitions of certain capitalized terms used above, see "Description of Units," "Description of Notes," "Description of Warrants" and "Description of Capital Stock."

                              CONCURRENT OFFERING

    Concurrently  with the Unit Offering, the Company is offering, pursuant to a
separate prospectus,        shares of Common  Stock of the Company (the  "Common
Stock Offering" and, together with the Unit Offering, the "Offerings"). The Unit Offering is conditioned upon the consummation of the Common Stock Offering.

                                  RISK FACTORS

    An investment in the Units offered hereby involves a high degree of risk. See "Risk Factors" commencing on page 10 hereof.

              SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA (1)

                                                                          YEAR ENDED DECEMBER 31, 1995
                                                               ---------------------------------------------------
                                                                 HISTORICAL                          PRO FORMA
                                                                COMBINED (2)    PRO FORMA (3)     AS ADJUSTED (4)
                                                               --------------  ----------------  -----------------
STATEMENT OF OPERATIONS DATA:
Operating revenue............................................  $        5,793   $        5,793     $
Non-cash compensation expense................................       1,089,605          287,603
Depreciation and amortization................................          60,060          191,466
Net loss.....................................................       3,234,843        5,104,952
Pro forma net loss per share of Common Stock (5).............
Weighted average number of shares of Common Stock outstanding
 (5).........................................................
OTHER FINANCIAL DATA:
EBITDA (6)...................................................  $   (1,936,141)  $   (2,187,139)    $
Capital expenditures.........................................       3,585,144        3,585,144

                                                                             AS OF DECEMBER 31, 1995
                                                               ---------------------------------------------------
                                                                 HISTORICAL                          PRO FORMA
                                                                COMBINED (2)    PRO FORMA (3)     AS ADJUSTED (4)
                                                               --------------  ----------------  -----------------

BALANCE SHEET DATA:
Working capital surplus (deficit)............................  $   (3,008,510)  $    6,577,942     $
Property and equipment, net..................................       3,581,561        3,581,561
FCC licenses.................................................       4,235,734        4,235,734
Total assets.................................................       9,876,559       19,164,915
Long-term debt, including current portion....................       6,450,000        7,361,439
Total stockholders' equity (deficit).........................        (312,860)       8,175,439

- ------------------------------
(1) The unaudited summary historical and pro forma financial data were derived from, and should be read in conjunction with, the audited financial statements of ART and its predecessor ART Corp. and the notes thereto and the unaudited pro forma condensed financial statements and the notes thereto, included elsewhere in this Prospectus. The pro forma and pro forma as adjusted financial data are not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the year ended December 31, 1995, nor do they purport to represent the Company's future financial position and results of operations.
(2) The unaudited summary financial data under the caption "Historical Combined" are presented as if the historical financial statements of ART and ART Corp. had been combined and reflect (i) the elimination of transactions and balances between ART and ART Corp. and (ii) the elimination of ART Corp.'s investment in ART.
(3) The unaudited summary financial data under the caption "Pro Forma" are presented as if the following transactions had occurred as of January 1, 1995 for the Statement of Operations Data and Other Financial Data and as of December 31, 1995 for the Balance Sheet Data: (i) the exchange of the Advent/ART Securities (as defined), including accrued interest, into 232,826 shares of Preferred Stock (which convert into 3,026,738 shares of Common Stock upon consummation of the Offerings) and related anti-dilution share adjustments, net of deferred financing costs; (ii) the issuance of 48,893 shares of Preferred Stock (which convert into 635,609 shares of Common Stock upon consummation of the Offerings) and the Ameritech Warrant (as defined) to Ameritech in exchange for $2.3 million in cash proceeds and the Ameritech Strategic Distribution Agreement, after deducting related expenses of
    $150,000, and the recognition of a $1.1 million market development expense for the value ascribed to the Ameritech Strategic Distribution Agreement;
    (iii) the receipt of $4.9 million in cash proceeds from the issuance of the Bridge Notes (as defined) and the Bridge Warrants (as defined) in connection with the Bridge Financing (as defined), after deducting related expenses of $50,000; (iv) the receipt of $2.2 million in cash proceeds from the issuance of the Equipment Note and Indemnity Warrants (as defined) in connection with the Equipment Financing (as defined), after deducting related fees and expenses of $225,000; and (v) the effects of the Merger, including the issuance of Common Stock to ART Corp. stockholders and the cancellation of all outstanding ART Corp. common stock. The Statement of Operations Data and Other Financial Data under the caption "Pro Forma" also reflect the reversal of a non-recurring $802,002 non-cash compensation expense from the release of Escrow Shares (as defined) in November 1995. The Balance Sheet Data reflects a non-cash compensation expense of $6.8 million from the release of Escrow Shares in February 1996. See "Certain Transactions."
(4) The unaudited summary financial data under the caption "Pro Forma As Adjusted" are presented as if the transactions referred to in (3) above and the following transactions had occurred as of January 1, 1995 for the Statement of Operations Data and Other Financial Data and as of December 31,
    1995 for the Balance Sheet Data: (i) the sale by the Company of       shares
    of  Common Stock offered  in the Common  Stock Offering based  on an assumed
    initial public offering price of $       per share and the Units offered  in
    the  Unit  Offering,  and,  in  each  case,  after  deducting  the estimated underwriting discount and offering expenses, and (ii) the receipt and application of the net proceeds therefrom. See "Use of Proceeds."
(5) Pro forma net loss per share is computed based on the loss for the period divided by the weighted average number of shares of Common Stock outstanding during the period, including the issuance of potentially dilutive instruments issued within one year prior to the Offerings at exercise prices below the assumed initial public offering price and the conversion of all outstanding shares of Preferred Stock into shares of Common Stock.
(6) EBITDA means loss before interest expense, income tax expense, depreciation and amortization expense and non-cash compensation expense. Information with respect to EBITDA is included herein because a similar measure will be used in the Indenture (as defined) with respect to the computation of certain covenants. EBITDA is not intended to represent cash flows, as determined in accordance with generally accepted accounting principles, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE UNITS OFFERED HEREBY.

                         BUSINESS AND REGULATORY RISKS

LIMITED OPERATIONS; HISTORY OF NET LOSSES

    Although the Company's business commenced in 1993, the Company has generated only nominal revenues from operations to date. The Company's primary activities have focused on the acquisition of wireless authorizations, the hiring of management and other key personnel, the raising of capital, the acquisition of equipment and the development of its operating systems. The Company currently provides wireless broadband services on a limited basis in nine cities using 38 GHz technology. Prospective investors have limited operating and financial data about the Company upon which to base an evaluation of the Company's performance and an investment in the Common Stock offered hereby. The Company's ability to provide commercial service on a widespread basis and to generate positive operating cash flow will depend on its ability to, among other things, (i) acquire appropriate sites for its operations, (ii) deploy its 38 GHz technology on a market-by-market basis, (iii) capture and retain an adequate customer base and (iv) develop its operational and support systems. Given the Company's limited operating history, there can be no assurance that it will be able to overcome these barriers, to develop a sufficiently large revenue-generating customer base to service its indebtedness or to compete successfully in the telecommunications industry.

    The development of the Company's business and the deployment of its services and systems will require significant capital expenditures, a substantial portion of which will need to be incurred before the realization of significant revenues. Together with the associated start-up operating expenses, these capital expenditures will result in negative cash flow until an adequate revenue generating customer base is established. On a historical combined basis for the year ended December 31, 1995, the Company reported a net loss and negative EBITDA of $3.2 million and $1.9 million, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company expects to incur significant additional expenses and operating losses as the development and expansion of its wireless broadband business continues. There can be no assurance that the Company will develop a revenue-generating customer base or will achieve or sustain profitability in the future.

EMERGING MARKET; UNCERTAIN ACCEPTANCE OF 38 GHZ SERVICES

    The Company has only recently begun to market its wireless broadband services to potential customers, and has generated only nominal revenues to date. The provision of wireless broadband services on 38 GHz frequencies represents an emerging sector of the telecommunications industry and the demand for such services is uncertain. Market acceptance may be adversely affected by historical perceptions of the unreliability and lack of security of previous microwave technologies using frequencies other than 38 GHz. There can be no assurance that substantial markets will develop for 38 GHz wireless broadband services, or, if such markets were to develop, that the Company would be able to attract and maintain a sufficient revenue-generating customer base or operate profitably over a sustainable period.

    The Company's success in providing wireless broadband services is subject to certain factors beyond the Company's control. These factors include, without limitation, changes in general and local economic conditions, availability of equipment, changes in telecommunications service rates charged by other service providers, changes in the supply and demand for wireless broadband services, competition from wireline and wireless operators in the same market area, changes in the federal and state regulatory schemes affecting the operation of wireless broadband systems (including the enactment of new statutes and the promulgation of changes in the interpretation or enforcement of existing or new rules and regulations) and changes in technology that have the potential of rendering obsolete the Company's wireless broadband equipment. In addition, the extent of the potential demand for wireless broadband services in the Company's market areas cannot be estimated with certainty. There can be no assurance that one or more of these factors will not have an adverse effect on the Company's financial condition and results of operations.

COMPETITION

    The telecommunications services industry is highly competitive. The Company has only recently begun to market its wireless broadband services to potential customers and is currently providing services on a limited basis. In each market area in which the Company is authorized to provide services, the Company competes or will compete with several other service providers and technologies. The Company expects to compete primarily on the basis of wireless broadband service features, quality, price, reliability, customer service and response to customer needs. There can be no assurance that the Company will be able to compete effectively in any of its market areas. The Company faces significant competition from other 38 GHz providers and incumbent LECs, such as the Regional Bell Operating Companies ("RBOCs"). To a lesser extent, the Company may compete with CAPs, cable television operators, electric utilities, LECs operating outside their current local service areas and IXCs.

    COMPETITION FROM 38 GHZ SERVICE PROVIDERS. The Company faces competition from other 38 GHz service providers, such as WinStar Communications, Inc. ("WinStar") and BizTel Communications, Inc. ("BizTel"), within its market areas. In certain cases, these service providers hold licenses to operate on other portions of the 38 GHz band in geographic areas which encompass or overlap the Company's market areas. In a number of the Company's market areas, at least one other 38 GHz service provider has a longer history of operations, a larger geographic footprint or substantially greater financial resources than the Company. WinStar commenced its 38 GHz operations approximately one year prior to the Company, has raised significant capital, and has the competitive advantages inherent in being the first to market 38 GHz services. In addition to WinStar and BizTel, at least five other entities have been granted 38 GHz authorizations in geographic regions in which the Company plans to operate. Due to the relative ease and speed of deployment of 38 GHz technology, the Company could face intense price competition from other 38 GHz service providers. Accordingly, there can be no assurance that the Company will be able to sustain a profitable business in the face of prolonged price competition.

    The Company also faces potential competition from new entrants to the 38 GHz market, including LECs and other leading telecommunications companies. The NPRM contemplates an auction of the lower 16 channels in the 38 GHz spectrum band, which have not been previously available for commercial use. The grant of additional licenses by the FCC in the 38 GHz band, or other portions of the spectrum with similar characteristics, could result in increased competition.
The Company believes that, assuming the adoption of the NPRM as currently proposed, additional entities having greater resources than the Company could acquire licenses to provide 38 GHz services. See "Business -- Government Regulation -- Federal Regulation -- FCC Rulemaking."

    COMPETITION FROM INCUMBENT LECS. The Company also faces significant competition from incumbent LECs, irrespective of whether they provide 38 GHz services. Incumbent LECs have long-standing relationships with their customers, have the potential to subsidize competitive services with revenues from a variety of businesses and benefit from favorable federal and state policies and regulations. Regulatory decisions and recent legislation, such as the Telecommunications Act of 1996 (the "Telecommunications Act"), have partially deregulated the telecommunications industry and reduced barriers to entry into new segments of the industry. In particular, the Telecommunications Act, among other things, (i) establishes local exchange competition by preempting laws prohibiting competition in the local exchange market by requiring LECs to provide fair and equal standards for interconnection and unbundling of services and (ii) permits an RBOC to compete in the interLATA long distance service market once certain competitive characteristics emerge in such RBOC's service area. The Company believes that this trend towards greater competition will continue to provide opportunities for broader entrance into the local exchange markets. However, as LECs face increased competition, regulatory decisions are likely to provide them with increased pricing flexibility, which in turn may result in increased price competition. There can be no assurance that such increased price competition will not have a material adverse effect on the Company's results of operations.

    OTHER COMPETITORS. To a lesser degree, the Company may compete with CAPs for the provision of last mile access and additional services in most of its market areas. However, the Company believes that many CAPs may utilize 38 GHz transmission links to augment their own service offerings to IXCs and end users, and that the Company is well positioned to provide such 38 GHz services to CAPs. However, there can be no assurance that CAPs will utilize the Company's 38 GHz services or that CAPs will not seek to acquire their own 38 GHz licenses. Furthermore, the ability of CAPs to compete in the local exchange market is limited by regulations relating to number portability, dialing parity and reasonable interconnection. The Telecommunications Act requires the FCC and the states to implement regulations that place CAPs on a more equal competitive footing with LECs. To the extent these changes are implemented, CAPs may be able to compete more effectively with LECs. However, there can be no assurance that CAPs or 38 GHz service providers, such as the Company, will be able to compete effectively for the provision of last mile access and other services.

    The Company may also face competition from cable television operators deploying cable modems, which provide high speed data capability over installed coaxial cable television networks. Although cable modems are not widely available currently, the Company believes that the cable industry may support the deployment of cable modems to residential cable customers through methods such as price subsidies. Notwithstanding the cable industry's interest in rapid deployment of cable modems, the Company believes that in order to provide broadband capacity to a significant number of business and government users cable operators will be required to spend significant time and capital in order to upgrade their existing networks to the next generation of hybrid fiber coaxial network architecture. However, there can be no assurance that cable television operators will not emerge as a source of competition to the Company.

    The Company may also face competition from electric utilities, LECs operating outside their current local service areas and IXCs. These entities provide transmission services using technologies which may enjoy a greater degree of market acceptance than 38 GHz wireless broadband technology in the provision of last mile broadband services. In addition, the Company may face competition from new market entrants using wireless, fiber optic and enhanced copper based networks to provide local service.

    A number of the Company's competitors have long-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than the Company. As a result, these competitors may be able to more quickly develop and exploit new or emerging technologies, adapt to changes in customer requirements, or devote greater resources to the marketing of their services than the Company. The consolidation of telecommunications companies and the formation of strategic alliances and cooperative relationships in the telecommunications and related industry, as well as the development of new technologies, could give rise to significant new competitors to the Company. In such case, there can be no assurance as to the degree to which the Company will be able to compete effectively.

GOVERNMENT REGULATION

    The telecommunications  services  offered  by the  Company  are  subject  to regulation by federal, state and local government agencies. At the federal level, the FCC has jurisdiction over the use of electromagnetic spectrum (I.E., wireless services) and has exclusive jurisdiction over all interstate telecommunications services that originate in one state and terminate in another state or foreign country. State regulatory commissions have jurisdiction over intrastate communications, that is, those that originate and terminate in the same state. Municipalities may regulate limited aspects of the Company's business by, for example, imposing zoning requirements and issuing permits. See "Business -- Government Regulation."

    The Company is licensed by the FCC as a common carrier provider of facilities-based local telecommunications services. For many of its intrastate services, the Company will need to seek authorizations from the states and in most cases file tariffs. The Company is in the process of filing tariffs for some of its services with the FCC and with certain state authorities on an ongoing basis. Challenges to its applications for authorizations or its tariffs by third parties could cause the Company to incur substantial legal and administrative expenses.

    In its provision of local wireless broadband services, the Company currently is not subject to rate regulation by the FCC, but is subject to minimal regulation by most states. Additionally, the Company is required to comply with all applicable local zoning and other laws governing the installation and operation of its wireless broadband services.

    Changes in existing laws and regulations, including those relating to the provision of wireless local telecommunications services via 38 GHz licenses, or any failure or significant delay in obtaining necessary regulatory approvals, could have a material adverse effect on the Company. On November 13, 1995, the FCC released an order barring the acceptance of new applications for 38 GHz licenses. On December 15, 1995, the FCC announced the issuance of a notice of proposed rulemaking (the "NPRM"), pursuant to which it proposed to amend its current rules to provide for, among other things, (i) the adoption of an auction procedure for the issuance of licenses in the 38 GHz band, including a possible auction of the lower 16 channels in the 38 GHz band that have not been previously available for commercial use, (ii) the continuation of the 100 MHz-based channeling plan and licensing rules for point-to-point microwave operations in the lower 16 channels, (iii) licensing frequencies using predefined geographic service areas, (iv) the imposition of minimum construction requirements for new authorizations and existing 38 GHz licenses as a condition to the retention of existing authorizations and (v) the implementation of certain technical rules designed to avoid radio frequency interference among licensees. In addition, the FCC ordered that those applications subject to mutual exclusivity with other applicants or placed on public notice by the FCC after September 13, 1995 would be held in abeyance pending the outcome of the NPRM and may then be dismissed. Final rules issued in connection with the NPRM may require that 38 GHz service providers share other unlicensed portions of the 38 GHz band with other telecommunications service providers. The implementation of such a measure could materially affect the Company's ability to provide services to its customers. There can be no assurance that the final rules (if any) issued in connection with the NPRM will resemble the rules proposed in the NPRM. There also can be no assurance that any proposed or final rules will not have a material adverse effect on the Company. Statutes and regulations which may become applicable to the Company as it expands could require the Company to alter methods of operations at costs which could be substantial or otherwise limit the types of services offered by the Company.

    The Company manages the business of ART West (as defined) and DCT (as defined) pursuant to service agreements. See "Business -- Agreements Relating to Licenses and Authorizations." The Company believes that the provisions of these service agreements and the ART Corp. Service Agreement (as defined) comply with the FCC's policies concerning licensee control of FCC-licensed facilities. Because the 38 GHz service is a new service, however, there is no FCC precedent addressing the limits of such management arrangements for this service. No assurance can be given that the arrangements will, if challenged, be found to satisfy the Commission's policies or what modifications may need to be made to satisfy those policies.

RISK OF FORFEITURE, NON-RENEWAL AND FLUCTUATION IN VALUE OF FCC LICENSES

    The Company owns or manages 35 licenses and an additional 73 construction permits granted by the FCC to construct and operate 38 GHz wireless broadband facilities in 91 market areas. Under current FCC rules, the recipient of an authorization (initially, a "construction permit") for microwave facilities is required to complete construction of such facilities within 18 months of the date of grant of the permit. To satisfy the FCC's current construction requirements, the permit holder is required to establish at least one transmission link between two transceivers in each market area for which it holds a construction permit. Upon completion of construction and filing of evidence thereof with the FCC, the permit develops into a license to provide microwave services. In the event that the recipient fails to comply with the construction deadline, the permit is subject to forfeiture, absent an extension of the deadline. Of the Company's 108 authorizations, 35 have developed into licenses. Under the terms of its remaining 73 construction permits, the Company must complete construction of facilities for approximately 50 construction permits between mid-August and mid-September 1996. The Company believes that, in light of current FCC practice, extensions of construction periods are highly unlikely. Although the Company believes that it can complete the construction of all such facilities using the proceeds of the Offerings within such time limits, there can be no assurance that it will be able to do so or that the FCC will not impose more stringent construction requirements with which the Company will be unable to comply. As a result, some of the Company's construction permits could be subject to forfeiture, which could have a material adverse effect on the Company's development and results of operations. See "Business -- Government Regulation."

    The FCC's current policy is to align the expiration dates of all 38 GHz licenses held by a particular licensee such that all such licenses mature concurrently and then to renew all such licenses for a matching ten-year period. All of the Company's 38 GHz licenses will expire in February 2001. Although the Company currently anticipates that its licenses will be renewed based upon the FCC's custom and practice in connection with other services which has established a presumption in favor of licensees that have complied with regulatory obligations during the initial license period, there can be no assurance that all or any of the Company's licenses will be renewed upon expiration of their initial terms. In the event that the FCC does not renew one or more of the Company's licenses, the Company's business and results of operations could be materially adversely affected.

    The Company plans to use its licenses to develop wireless broadband systems in all of its market areas. In addition, a limited secondary market exists for 38 GHz licenses, and the Company may from time to time purchase such licenses. The value of licenses held or acquired hereafter by the Company will significantly depend upon the success of the Company's wireless broadband operations, fluctuations in the level of supply and demand for such licenses and the telecommunications industry's response to the availability and efficacy of wireless broadband systems. In addition, federal and state regulations limit the liquidity of such licenses. Assignments of licenses and changes of control involving entities holding licenses require prior FCC and state regulatory approval and are subject to restrictions and limitations on the identity and status of the assignee or successor. These regulatory restrictions on transfer of licenses may adversely affect the value of the Company's licenses.

MANAGEMENT OF GROWTH

    The Company is currently experiencing a period of rapid growth and is pursuing a business plan that, if successfully implemented, will result in expansion of its operations and the provision of 38 GHz services on a widespread basis over the next two to five years. The Company's success will depend on its ability to manage growth effectively, to enhance its operational and financial control and information systems and to attract, assimilate and retain additional qualified personnel. Failure by the Company to meet the demands of customers and to manage the expansion of its business and operations could have a material adverse effect on the Company's development and results of operations.

LINE OF SIGHT; ROOF RIGHTS; OTHER LIMITATIONS

    Wireless broadband services over 38 GHz frequencies require a direct line of sight between two transceivers comprising a link and are subject to distance and rain attenuation. The maximum length of a single link is generally limited to three to five miles, and, as a result, intermediate links (or "repeaters") are required to permit wireless broadband transmission to extend beyond this limit. In the absence of a direct line of sight, repeaters may be required to circumvent obstacles, such as buildings in urban areas or hills in rural areas. In addition, in areas of heavy rainfall, the intensity of rainfall and the size of raindrops can affect the transmission quality of 38 GHz services. Transmission links in these areas are engineered for shorter distances and greater power to maintain transmission quality. The use of intermediate links to overcome obstructions or rain fades increases the cost of service. While these increased costs may not be significant in all cases, such costs may render wireless broadband services uneconomical in certain circumstances.

    Due to line of sight limitations, the Company currently installs its transceivers and antennas on the rooftops of buildings and on other tall structures. In order to obtain the necessary access, the Company generally must secure roof rights from the owners of each building or other structure on which its equipment is installed. Line of sight and distance limitations generally do not present problems in urban areas due to the ability of the licensee to select unobstructed structures from which to transmit and the concentration of customers within a limited area. There can be no assurance that the Company will succeed in obtaining the roof rights necessary to establish wireless broadband services to all potential customers in its market areas on favorable terms, if at all, or that delays in obtaining such rights will not have a material adverse effect on the Company's development and results of operations.

    The relative significance of the size of a market area served depends on the concentration within that area of potential customers. The Company's market areas were defined by the Company in preparing its FCC applications for 38 GHz licenses. The definitions of these areas were based on the Company's analysis of local demographic characteristics in each market. Other 38 GHz service providers may have larger geographic footprints encompassing the Company's market areas or more bandwidth (I.E., more than one 100 MHz channel) in certain market areas. To the extent the Company's authorizations do not track the appropriate growth and development patterns of potential customers within its market areas or other 38 GHz providers have greater geographic coverage or more bandwidth, the Company may have a competitive disadvantage.

RELIANCE ON EQUIPMENT SUPPLIERS; LACK OF INDUSTRY STANDARDS

    The Company currently purchases the majority of its telecommunications equipment from a single supplier, P-Com, Inc. and recently entered into an equipment purchase agreement with Harris Corporation, Farinon Division ("Harris"). Any reduction or interruption in supply from either supplier could have a disruptive effect on the Company until alternative supply sources begin shipping their products to the Company. Although six manufacturers currently produce or are developing equipment that will meet the Company's current and anticipated requirements, no industry standard or uniform protocol currently exists for 38 GHz equipment. Consequently, a single manufacturer's equipment must be used in establishing a link and generally will be used across an entire market area. As a result, the failure of the Company to procure sufficient equipment produced by a single manufacturer for service in a particular market area could adversely affect the Company's results of operations.

DEPENDENCE ON THIRD PARTIES FOR MARKETING AND SERVICE

    The Company is largely dependent upon third parties for marketing its services and maintaining its operational systems. The Company recently entered into an agreement with Ameritech which allows Ameritech to resell the Company's 38 GHz services to customers within Ameritech's midwestern region and to major Ameritech customers nationwide. The Company also has agreements with subsidiaries of GTE to provide field service and network monitoring and a joint marketing agreement with Harris. The failure of any of these third parties to perform or the loss of any of these agreements could have a material adverse effect on the Company's results of operations or its ability to service its customers. The Company plans to enter into sales and marketing agreements with other companies, and the failure to do so could have an adverse effect on the Company's development and results of operations.

ACQUISITION OF ADDITIONAL BANDWIDTH IN SELECTED AREAS

    The Company believes that it generally owns or manages sufficient 38 GHz bandwidth to satisfy the anticipated service requirements of its target customers in the Company's existing 91 market areas. Nevertheless, the Company's future plans include the acquisition of 38 GHz bandwidth in selected geographic areas in order to expand and enhance its services by leasing or purchasing channels from other 38 GHz providers or by applications to the FCC. The Company believes that these additional channels will be available by virtue of (i) the obligations of other 38 GHz service providers as common carriers to make bandwidth available, (ii) the need of 38 GHz construction permit holders to meet FCC construction requirements, and
(iii) FCC auctions of and other licensing procedures for additional 38 GHz licenses. However, there can be no assurance that access to additional 38 GHz licenses will be acquired on favorable terms, if at all.

NEW SERVICES; TECHNOLOGICAL CHANGE

    The telecommunications industry has been characterized by rapid technological advances, changes in end user requirements, frequent new service introductions and evolving industry standards. The Company expects these changes to continue, and believes that its long-term success will increasingly depend on its ability to exploit advanced technologies and anticipate or adapt to evolving industry standards. There can be no assurance that (i) the Company's wireless broadband services will not be outmoded by technology or services now existing or developed and implemented in the future, (ii) the Company will have sufficient resources to develop or acquire new technologies or to introduce new services capable of competing with future technologies or service offerings or
(iii) the Company's inventory of equipment will not be rendered obsolete.

DEPENDENCE ON KEY EMPLOYEES

    The success of the Company is dependent, in part, on its ability to attract and retain qualified technical, marketing, sales and management personnel, especially the Company's executive officers. Competition for such personnel is intense, and the Company's inability to attract and retain additional key employees or the loss of one or more of its current key employees could have a material adverse affect on the Company's business and results of operations.

                                FINANCIAL RISKS

SIGNIFICANT CAPITAL REQUIREMENTS; UNCERTAINTY OF ADDITIONAL FINANCING

    The Company will require substantial investment capital for the continued development and expansion of its wireless broadband operations, the continued funding of related operating expenses, and the possible acquisition of additional licenses, other assets or other businesses. Management anticipates that, based on its current plan of development, assuming that no material acquisitions are consummated, the net proceeds of the Offerings and existing financial resources, after repayment of approximately $5.0 million of existing indebtedness, will be sufficient to fund the operations of the Company for at least the next two years. Management believes that the Company's future capital needs will continue to be significant and that after such period it will be necessary for the Company to seek additional sources of financing. In addition, if (i) the Company's plan of development or projections change or prove to be inaccurate, (ii) the proceeds of the Offerings, together with other existing financial resources, prove to be insufficient to fund the Company for at least the next two years or (iii) the Company completes any material acquisitions, the Company may be required to seek additional financing sooner than currently anticipated. There can be no assurance that the Company will be able to obtain any additional financing, or, if such financing is available, that the Company will be able to obtain it on acceptable terms. In the event that the Company fails to obtain additional financing, such failure could result in the modification, delay or abandonment of some or all of the Company's development and expansion plans. Any such modification, delay or abandonment is likely to have a material adverse effect on the Company's business, which could adversely affect the value of the Common Stock, the Notes and the Warrants and may limit the Company's ability to make principal and interest payments on its indebtedness.

RANKING; SIGNIFICANT SECURED INDEBTEDNESS

    The Notes will represent general unsecured senior obligations of the Company and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. Subject to certain exceptions, the Indenture will limit the ability of the Company and its subsidiaries to incur additional indebtedness. However, under the Indenture, the Company will be permitted to incur senior secured indebtedness under certain circumstances. If the Company becomes insolvent or is liquidated or if any of its secured indebtedness is accelerated, the holders of such secured indebtedness would be entitled to payment in full out of the assets securing such indebtedness prior to payment to holders of the Notes. If the lenders party to, or the holders of, any secured indebtedness were to foreclose on the collateral securing the Company's obligations to them, there can be no assurance that there would be sufficient assets remaining after payment of all such secured indebtedness to satisfy the claims of holders of the Notes in full. See "Description of Notes -- Certain Covenants" and "Description of Certain Indebtedness."

HIGH LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

    Following the Offerings, the Company will be highly leveraged and will have certain restrictions on its operations. As of December 31, 1995, on a pro forma basis after giving effect to the Offerings as if they had occurred on that date,
the  Company would have had approximately $          million of total debt and a
stockholders' equity  of approximately  $            million. In  addition,  the
accretion  of the  principal amount  of the  Notes over  time will  result in an increase in the  total indebtedness  represented by the  Notes of  approximately
$        million by           , 2001. After giving effect to the Offerings as if
they had occurred on January 1, 1995, the Company's pro forma earnings for the fiscal year ended December 31, 1995 would have been insufficient to cover fixed
charges by approximately $        .

    The indebtedness expected to be incurred as a result of the Unit Offering will have several important consequences to the holders of the Company's securities, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be required to be dedicated to the payment of principal and interest with respect to the Notes;
(ii) the Company's flexibility may be limited in responding to changes in the industry and economic conditions generally; (iii) the Indenture will contain numerous financial and other restrictive covenants, the failure to comply with which may result in an event of default, which, if not cured or waived, could have a material adverse effect on the Company; and (iv) the ability of the Company to satisfy its obligations pursuant to such indebtedness will be dependent upon its future performance which, in turn, will be subject to management, financial, business and other factors affecting the business and operations of the Company. Some of these factors are beyond the control of the Company. See "Unaudited Pro Forma Condensed Financial Statements," "Selected Historical and Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." In addition, the Indenture limits, but does not prohibit, the incurrence of additional indebtedness by the Company and its subsidiaries, and the Company may incur substantial additional indebtedness, which may or may not be secured, during the next few years to finance the construction of networks, the purchase of equipment and the introduction of new services. Additional indebtedness of the Company may rank PARI PASSU in right of payment with the Notes in certain circumstances. See "Description of Notes -- Certain Covenants." Any such indebtedness may contain covenants that may limit the Company's flexibility in responding to changes in industry and economic conditions generally. The debt service requirements of any additional indebtedness could make it more difficult for the Company to make principal and interest payments on the Notes and could exacerbate any of the foregoing consequences.

    If the Company is unable to generate sufficient cash flow to meet its debt obligations, the Company may be required to renegotiate the payment terms or to refinance all or a portion of its indebtedness, to sell assets or to obtain additional financing. If the Company is unable to refinance such indebtedness, substantially all of the Company's long-term debt would be in default and could be declared immediately due and payable. Furthermore, the Indenture contains numerous financial and operating covenants, including, among others, covenants restricting the ability of the Company and its subsidiaries to incur indebtedness or to create or suffer to exist certain liens. In the event the Company fails to comply with these various covenants, it could be in default under the Indenture. In the event of such default, substantially all of the Company's long-term debt could be declared immediately due and payable. See "Description of Notes -- Certain Covenants."

ORIGINAL ISSUE DISCOUNT

    The Notes will be issued at a substantial original issue discount from their principal amount at maturity. Consequently, purchasers of Notes will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. In addition, a portion of the purchase price for each Unit will be allocable to the Warrants for federal income tax purposes. See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the purchasers of the Units resulting from the purchase, ownership or disposition thereof.

    If a bankruptcy case is commenced by or against the Company under Title 11 of the United States Code, as amended (the "Bankruptcy Code") after the issuance of the Units, the claim of a holder of the Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial public offering price of the Notes and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any original issue discount that was not accrued as of such bankruptcy filing would constitute "unmatured interest." A holder of a Note will not have any claim with respect to that portion of the issue price of a Unit allocated to the Warrants issued as part of such Unit.

RISK OF INABILITY TO SATISFY CHANGE IN CONTROL OFFER

    Upon the occurrence of a Change in Control, the Company will be required to make an offer to purchase all of the outstanding Notes at a purchase price in cash equal to (i) 101% of the Accreted Value thereof, in the case of any such
purchase prior to       , 2001, or (ii) 101% of the principal amount at maturity
thereof, together  with accrued  and unpaid  interest, if  any, to  the date  of
purchase,  in the case of any such purchase on or after        , 2001. There can
be no assurance that the Company will have the funds necessary to effect such a purchase if such an event were to occur. In the event a Change in Control occurs at a time when the Company is unable to purchase the Notes, the Company could seek to refinance the Notes. If the Company is unsuccessful in refinancing the Notes, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture. See "Description of Notes -- Certain Covenants -- Change in Control."

                            LEGAL AND TRADING RISKS

ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    There is currently no public market for the Units, the Notes or the Warrants. The Company does not intend to apply for listing of the Units, the Notes or the Warrants on any securities exchange or for quotation of the Units, the Notes or the Warrants on the Nasdaq National Market. The Company has been advised by the Underwriters that they presently intend to make a market in the Units, the Notes and the Warrants, as permitted by applicable laws and regulations, after the consummation of the sale of the Units; however, the Underwriters are not obligated to do so and any such market- making activity may be discontinued at any time without notice at the sole discretion of each Underwriter. Accordingly, there can be no assurance as to whether an active public market for the Units, the Notes or the Warrants will develop or, if a public market does develop, as to the liquidity of the trading market for the Units, the Notes or the Warrants. If an active public market does not develop, the market price and liquidity for the Units, the Notes or the Warrants may be adversely affected. See "Underwriting."

    Prior to the Offerings, there has been no public market for the Company's Common Stock. While the Company is applying for quotation of the Common Stock (including the Warrant Shares) on the Nasdaq National Market, there can be no assurance that an active public trading market will develop or be sustained after the Offerings or that the initial public offering price will correspond to the price at which the Common Stock will trade in the public market thereafter. The Company believes that factors such as (i) announcements of developments related to the Company's business, (ii) announcements of new services by the Company or its competitors, (iii) developments in the Company's relationships with its suppliers or customers, (iv) fluctuations in the Company's results of operations, (v) a shortfall in revenues or earnings compared to analysts' expectations and changes in analysts' recommendations or projections, (vi) sales of substantial amounts of securities of the Company into the marketplace, (vii) regulatory developments affecting the telecommunications industry or 38 GHz services or (viii) general conditions in the telecommunications industry or the worldwide economy, could cause the price of the Company's Common Stock to fluctuate, perhaps substantially.

CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    Upon completion of the Offerings, the Company's executive officers, directors and their affiliates, as a group will beneficially own approximately
   % of the Company's outstanding Common Stock ( % if the Underwriters' over-allotment option is exercised in full). As a result, these stockholders will have the ability to exercise significant influence over the Company and the election of its directors, the appointment of new management and the approval of any action requiring the approval of the holders of the Company's voting stock, including adopting certain amendments to the Company's certificate of incorporation and approving mergers or sales of substantially all of the Company's assets. The directors elected by these stockholders will have the authority to effect decisions affecting the capital structure of the Company, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends. See "Principal Stockholders."

ABSENCE OF DIVIDENDS ON COMMON STOCK

    The Company has not paid and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company intends to retain its earnings, if any, for use in the Company's growth and ongoing operations. In addition, the terms of the Indenture will restrict the ability of the Company to pay dividends on the Common Stock. See "Description of Notes -- Certain Covenants."

ANTITAKEOVER PROVISIONS; POSSIBLE FUTURE ISSUANCES OF PREFERRED STOCK

    The Company's Certificate of Incorporation and Bylaws and the provisions of the Delaware General Corporation Law contain certain provisions which may have the effect of discouraging, delaying or making more difficult a change in control of the Company or preventing the removal of incumbent directors. The existence of these provisions may have a negative impact on the price of the Common Stock, the Units, the Notes and the Warrants, may discourage third party bidders from making a bid for the Company or may reduce any premiums paid to stockholders for their Common Stock. See "Description of Capital Stock -- Change in Control Provisions."

    The Company's Certificate of Incorporation also allows the Board of Directors to issue up to approximately 9,650,000 shares of Preferred Stock and to fix the rights, privileges and preferences of such shares without any further vote or action by the stockholders. However, the terms of the Indenture will restrict the ability of the Company to issue shares of Preferred Stock. See "Description of Notes -- Certain Covenants." The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. While the Company has no present intention to issue shares of Preferred Stock, any such issuance could be used to discourage, delay or make more difficult a change in control of the Company. See "Description of Capital Stock -- Preferred Stock."

SHARES ELIGIBLE FOR FUTURE SALE

    Sales of a substantial number of shares of Common Stock in the public market following the Offerings could adversely affect the market price of the Common Stock. Upon completion of the

Offerings,  the Company will have  outstanding           shares of Common Stock,
assuming no exercise of outstanding options, warrants, rights or other convertible securities. Beginning March 28, 1997, approximately 8,101,080 shares of Common Stock will become available for sale in the public market pursuant to Rule 144 under the Securities Act, subject in certain cases to volume and other resale limitations under Rule 144. Under a proposal currently pending before the Securities and Exchange Commission, the date on which shares of Common Stock become available for sale under Rule 144 may be significantly accelerated. Holders of 30,085,783 shares of Common Stock and warrants to purchase 1,425,000 shares of Common Stock have contractual rights to have those shares registered with the Securities and Exchange Commission for resale to the public.

                                  THE COMPANY

    Advanced Radio Telecom Corp. provides wireless broadband telecommunications services using point-to-point microwave transmissions in the 37.0 to 40.0 gigahertz portion of the radio spectrum ("38 GHz"). The Company is seeking to address the growing demand for high speed, high capacity digital telecommunications services on the part of business and government end users who require cost effective, high bandwidth local access to voice, video, data and Internet services. The Company's last mile services are a complement and a viable alternative to fiber optic networks and offer rapidly deployable coverage throughout the 91 market areas in which the Company is currently authorized by the FCC to provide services.

    The business of the Company is comprised of (i) the business of Advanced Radio Technologies Corporation ("ART Corp."), a company organized by Vernon L. Fotheringham and W. Theodore Pierson, Jr. in 1993 for the purpose of acquiring 38 GHz licenses, and (ii) the business of Advanced Radio Telecom Corp., a corporation organized in Delaware in March 1995 under the name Advanced Radio Technology Ltd. for the purposes of acquiring additional 38 GHz licenses and developing and operating the business of ART Corp. and ART on a joint basis. In April 1995, ART Corp. entered into the ART West Joint Venture Agreement (as defined) to apply for, acquire and develop 38 GHz operations in 13 states in the western United States. In November 1995, the Company completed the EMI Acquisition (as defined), pursuant to which it acquired thirty-two 38 GHz licenses and certain related assets in the northeast United States. See "Business -- Agreements Relating to Licenses and Authorizations -- ART West Joint Venture" and " -- EMI Acquisition."

    To date, ART has operated and managed its business and the business of ART Corp. (including all FCC licenses and construction permits held by ART Corp.) pursuant to the ART Corp. Services Agreement (as defined). On February 2, 1996, ART and ART Corp. entered into the Merger Agreement (as defined), pursuant to which ART Corp. will merge with and into ART, subject only to FCC approval. Prior to the receipt of the FCC's approval, ART will continue to manage the combined businesses of itself and ART Corp. in accordance with the terms of the ART Corp. Services Agreement. See "Business -- Agreements Relating to Licenses and Authorizations -- ART Corp. Services Agreement."

    DIGIWAVE, ART and ADVANCED RADIO TELECOM are trademarks of the Company. The Company's principal executive offices are located at 500 108th Avenue, N.E., Suite 2600, Bellevue, Washington 98004 and its telephone number is (206) 688-8700.

                                USE OF PROCEEDS

    The  net proceeds  to the  Company from the  Offerings, based  on an assumed
initial public offering price  of $          per share  and after deducting  the
estimated underwriting discount and offering expenses, are estimated to be approximately $ million. Of the net proceeds, approximately $90.0 million is expected to be used for capital expenditures, including the purchase of equipment and the acquisition of certain spectrum rights. Approximately $5.0 million will be used for the repayment of indebtedness, consisting of the Bridge Notes, which were issued on March 8, 1996 and which bear interest at 10% per annum. See "Certain Transactions" and "Description of Certain Indebtedness -- Bridge Notes." The remainder of the net proceeds will be used for general corporate purposes, including the funding of operating cash flow shortfalls, technology development and acquisitions of spectrum rights and, potentially, related businesses. Although the Company considers potential acquisitions from time to time, no agreement, agreement in principle, understanding or other arrangement, other than the DCT Agreements (as defined), has been reached with respect to any acquisition.
                                DIVIDEND POLICY

    The Company has not paid and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company intends to retain its earnings, if any, for use in the Company's growth and ongoing operations. In addition, the terms of the Indenture will restrict the ability of the Company to pay dividends on the Common Stock. See "Description of Notes -- Certain Covenants -- Restricted Payments."

                                 CAPITALIZATION

    The following  table sets  forth the  capitalization of  the Company  as  of
December 31, 1995 (i) on a historical combined basis, giving effect to the elimination of balances between ART and its predecessor ART Corp. and the elimination of ART Corp.'s investment in ART, (ii) on a pro forma basis, giving effect to the Merger and certain other financing transactions occurring subsequent to December 31, 1995 as specified in Note 1 hereto, and (iii) on a pro forma as adjusted basis, giving effect to the sale by the Company of shares  of Common Stock offered in the Common Stock Offering based on an
assumed initial public  offering price of  $           per share  and the  Units
offered in the Unit Offering, in each case, after deducting the estimated underwriting discount and offering expenses, the receipt and application of the net proceeds therefrom, and the conversion of all outstanding shares of Preferred Stock into shares of Common Stock. See "Use of Proceeds." The capitalization information set forth in the table below is qualified by the more detailed information contained in, and should be read in conjunction with, the historical financial statements and unaudited pro forma condensed financial statements of the Company appearing elsewhere in this Prospectus.

                                                                            AS OF DECEMBER 31, 1995
                                                              ----------------------------------------------------
                                                                HISTORICAL                           PRO FORMA
                                                                 COMBINED       PRO FORMA (1)       AS ADJUSTED
                                                              --------------  ------------------  ----------------
Cash and cash equivalents...................................  $      633,654  $    10,153,654     $
                                                              --------------  ------------------  ----------------
                                                              --------------  ------------------  ----------------
Long-term debt:
  Note payable to EMI.......................................  $    1,500,000  $     1,500,000
  Convertible notes payable.................................       4,950,000          --
  Bridge Notes..............................................        --              3,950,000
  Equipment Note............................................        --              1,911,439
  Senior Discount Notes due 2006............................        --                --
                                                              --------------  ------------------  ----------------
    Total long-term debt....................................       6,450,000        7,361,439
                                                              --------------  ------------------  ----------------
ART Corp. Redeemable Preferred Stock........................          44,930          --
                                                              --------------  ------------------  ----------------
Stockholders' equity (deficit):
  Convertible Serial Preferred Stock (2)....................             488              921
  ART Corp. common stock (3)................................               3          --
  Common Stock (4)..........................................          15,291           18,114
  Additional paid-in capital................................       3,041,415       19,374,975
  Deficit accumulated during the development stage..........      (3,370,057)     (11,218,571)
                                                              --------------  ------------------  ----------------
    Total stockholders' equity (deficit)....................        (312,860)       8,175,439
                                                              --------------  ------------------  ----------------
      Total capitalization..................................  $    6,182,070  $    15,536,878     $
                                                              --------------  ------------------  ----------------
                                                              --------------  ------------------  ----------------

- ------------------------
(1) Reflects pro forma adjustments for the following transactions as if they had occurred as of December 31, 1995: (i) the exchange of the Advent/ART Securities, including accrued interest, into 232,826 shares of Preferred Stock (which convert into 3,026,738 shares of Common Stock upon consummation of the Offerings) and the related anti-dilution share adjustments; (ii) the issuance of 48,893 shares of Preferred Stock (which convert into 635,609 shares of Common Stock upon consummation of the Offerings) and the Ameritech Warrant to Ameritech in exchange for $2.3 million in cash proceeds and the Ameritech Strategic Distribution Agreement, after deducting related expenses of $150,000, and the recognition of a $1.1 million market development expense for the value ascribed to the Ameritech Strategic Distribution Agreement; (iii) the receipt of $4.9 million in cash proceeds from the issuance of the Bridge Notes and Bridge Warrants in connection with the Bridge Financing, after deducting related expenses of $50,000; (iv) the receipt of $2.2 million in cash proceeds from the issuance of the Equipment Note and Indemnity Warrants in connection with the Equipment Financing, after deducting related expenses of $225,000; and (v) the effects of the Merger, including the issuance of Common Stock to ART Corp. stockholders and the cancellation of all outstanding ART Corp. common stock. See "Certain Transactions."

(2) Consists of ART Convertible Serial Preferred Stock, $.001 par value per share: 10,000,000 shares authorized; historical combined -- 334,943 shares of Series A, 86,507 shares of Series B, 5,402 shares of Series C, 61,640 shares of Series D issued and outstanding; pro forma -- 455,550 shares of Series A, 114,679 shares of Series B, 7,363 shares of Series C, 61,640 shares of Series D, 232,826 shares of Series E and 48,893 shares of Series F issued and outstanding (which convert into an aggregate 11,972,363 shares of Common Stock upon consummation of the Offerings); pro forma as adjusted -- no shares issued and outstanding.

(3) Consists of ART Corp. common stock, $.01 par value per share: 2,000 shares authorized; historical combined -- 340 shares issued and outstanding; pro forma and pro forma as adjusted -- no shares issued and outstanding.

(4) Consists of Common Stock, $.001 par value per share: 60,000,000 shares authorized; historical combined -- 15,291,211 shares issued and outstanding; pro forma -- 18,114,135 shares issued and outstanding; pro
     forma as adjusted --               shares issued and outstanding.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

ART

    The selected historical financial data below under the captions Statement of Operations Data, Other Financial Data and Balance Sheet Data present the financial data of ART as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995. Such selected financial data were derived from and should be read in conjunction with the audited financial statements of ART included elsewhere in this Prospectus.

    The unaudited selected historical combined and pro forma financial data presented below under the captions Statement of Operations Data, Other Financial Data and Balance Sheet Data for the year ended and as of December 31, 1995 were derived from the unaudited pro forma condensed financial statements included elsewhere in this Prospectus. For definitions of certain terms and more information about the transactions cited in the notes thereto, see "Certain Transactions."

    The unaudited selected historical combined and pro forma financial data should be read in conjunction with the audited financial statements of ART and ART Corp., and the notes thereto, and the unaudited pro forma condensed financial statements, and the notes thereto, included elsewhere in the Prospectus. The unaudited selected historical combined, pro forma and pro forma as adjusted financial data are not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the year ended December 31, 1995, nor do they purport to represent the Company's future financial position and results of operations.

                                           MARCH 28, 1995
                                              (DATE OF
                                             INCEPTION)
                                                 TO                     YEAR ENDED DECEMBER 31, 1995
                                         DECEMBER 31, 1995   ---------------------------------------------------
                                         ------------------    HISTORICAL                        PRO FORMA AS
                                             HISTORICAL       COMBINED (1)    PRO FORMA (2)      ADJUSTED (3)
                                         ------------------  --------------  ----------------  -----------------
STATEMENT OF OPERATIONS DATA:
Operating revenue......................    $        5,793    $        5,793   $        5,793     $
Non-cash compensation expense..........         1,089,605         1,089,605          287,603
Depreciation and amortization..........             5,306            60,060          191,466
Net loss...............................         2,981,073         3,234,843        5,104,952
Pro forma net loss per share of Common
 Stock (4).............................
Pro forma weighted average number of
 shares of Common Stock outstanding
 (4)...................................

OTHER FINANCIAL DATA:
EBITDA (5).............................    $   (1,798,327)   $   (1,936,141)  $   (2,187,139)    $
Capital expenditures...................         3,585,144         3,585,144        3,585,144
Ratio of earnings to fixed charges
 (6)...................................          --                --               --


                                                                 AS OF DECEMBER 31, 1995
                                         -----------------------------------------------------------------------
                                                               HISTORICAL                        PRO FORMA AS
                                             HISTORICAL       COMBINED (1)    PRO FORMA (2)      ADJUSTED (3)
                                         ------------------  --------------  ----------------  -----------------
BALANCE SHEET DATA:
Working capital surplus (deficit)......    $   (2,031,947)   $   (3,008,510)  $    6,577,942     $
Property and equipment, net............         3,579,838         3,581,561        3,581,561
FCC licenses...........................         4,226,821         4,235,734        4,235,734
Total assets...........................         9,830,615         9,876,559       19,164,915
Long-term debt, including current
 portion...............................         6,500,000         6,450,000        7,361,439
Redeemable preferred stock.............          --                  44,930         --
Deficit accumulated during the
 development stage.....................        (2,981,073)       (3,370,057)     (11,218,571)
Total stockholders' equity (deficit)...          (119,922)         (312,860)       8,175,439

ART CORP. -- PREDECESSOR

    The selected financial data below under the captions Statement of Operations Data, Other Financial Data and Balance Sheet Data present the financial data of ART's predecessor ART Corp. for the years ended and as of December 31, 1995 and 1994, for the period from August 23, 1993 (date of inception) to December 31, 1993, and as of December 31, 1993. The selected financial data were derived from and should be read in conjunction with the audited financial statements of ART Corp. included elsewhere in this Prospectus.

                                                       AUGUST 23, 1993
                                                           (DATE OF
                                                          INCEPTION)
                                                              TO              YEAR ENDED          YEAR ENDED
                                                      DECEMBER 31, 1993   DECEMBER 31, 1994   DECEMBER 31, 1995
                                                      ------------------  ------------------  ------------------

STATEMENT OF OPERATIONS DATA:
Operating revenue...................................                         $    137,489
Depreciation and amortization.......................      $      688                8,281       $       54,754
Net loss............................................           6,594              128,620            1,267,655
Net loss per share of common stock (4)..............           65.94               702.84             4,495.23
Weighted average number of shares of common stock
 outstanding (4)....................................             100                  183                  282

OTHER FINANCIAL DATA:
EBITDA (5)..........................................      $   (5,906)        $   (115,964)      $   (1,151,699)
Capital expenditures................................          --                    5,175             --
Ratio of earnings to fixed charges (6)..............          --                  --                  --


                                                                          AS OF DECEMBER 31,
                                                      ----------------------------------------------------------
                                                             1993                1994                1995
                                                      ------------------  ------------------  ------------------
BALANCE SHEET DATA:
Working capital surplus (deficit)...................      $   13,958         $    (76,556)      $     (976,563)
Property and equipment, net.........................                                3,448                1,723
FCC licenses........................................                                                     8,913
Total assets........................................          74,513               42,611            5,784,624
Long-term debt, including current portion...........                                                 4,950,000
Redeemable preferred stock..........................          --                  --                    44,930
Deficit accumulated during the development stage....          (6,594)            (135,214)          (1,402,869)
Total stockholders' equity (deficit)................          54,542              (39,078)            (404,481)

- ------------------------------
(1) The unaudited selected financial data under the caption "Historical Combined" are presented as if the historical financial statements of ART and its predecessor, ART Corp., had been combined and reflects (i) the elimination of transactions and balances between ART and ART Corp. and (ii) the elimination of ART Corp.'s investment in ART.

(2) The unaudited selected financial data under the caption "Pro Forma" are presented as if the following transactions had occurred as of January 1, 1995 for the Statement of Operations Data and Other Financial Data and as of December 31, 1995 for the Balance Sheet Data: (i) the exchange of the Advent/ART Securities, including accrued interest, into 232,826 shares of Preferred Stock (which convert into 3,026,738 shares of Common Stock upon consummation of the Offerings) and the related anti-dilution share adjustments, net of deferred financing costs; (ii) the issuance of 48,893 shares of Preferred Stock (which convert into 635,609 shares of Common Stock upon consummation of the Offerings) and the Ameritech Warrant to Ameritech in exchange for $2.3 million in cash proceeds and the Ameritech Strategic Distribution Agreement, after deducting related expenses of $150,000, and the recognition of a $1.1 million market development expense for the value ascribed to the Ameritech Strategic Distribution Agreement;
     (iii) the receipt of $4.9 million in cash proceeds from the issuance of the Bridge Notes and the Bridge Warrants in connection with the Bridge Financing, after deducting related expenses of $50,000; (iv) the receipt of $2.2 million in cash proceeds from the issuance of the Equipment Note and Indemnity Warrants in connection with the Equipment Financing, after deducting related fees and expenses of $225,000, and (v) the effects of the Merger, including the issuance of Common Stock to ART Corp. stockholders and the cancellation of all outstanding ART Corp. common stock. The Statement of Operations Data and Other Financial Data under the caption "Pro Forma" also reflect the reversal of a non-recurring $802,002 non-cash compensation expense from the release of Escrow Shares in November 1995. The Balance Sheet Data reflects a non-cash compensation expense of $6.8 million from the release of Escrow Shares in February 1996. See "Certain Transactions."

(3) The unaudited selected financial data under the caption "Pro Forma As Adjusted" are presented as if the transactions referred to in (2) above and the following transactions had occurred as of January 1, 1995 for the Statement of Operations Data and Other Financial Data and as of December 31, 1995 for the Balance Sheet Data: (i) the sale by the Company of shares of Common Stock offered  in the Common Stock Offering  based
     on  an assumed initial public offering price of $         per share and the
     Units offered in the Unit Offering, and, in each case, after deducting the estimated underwriting discount and offering expenses and (ii) the receipt and application of the net proceeds therefrom. See "Use of Proceeds."

(4) Pro forma net loss per share is computed based on the loss for the period divided by the weighted average number of shares of Common Stock outstanding during the period including the issuance of potentially dilutive instruments issued within one year prior to the Offerings at exercise prices below the assumed initial public offering price and the conversion of all outstanding shares of Preferred Stock into shares of Common Stock. Net loss per share for ART Corp. is based on the loss for the period divided by the weighted average number of shares of common stock outstanding during the period.

(5) EBITDA means loss before interest expense, income tax expense, depreciation and amortization expense and non-cash compensation expense. Information with respect to EBITDA is included herein because a similar measure will be used in the Indenture with respect to the computation of certain covenants. EBITDA is not intended to represent cash flows, as determined in accordance with generally accepted accounting principles, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(6) For the purposes of determining earnings coverage of fixed charges, net losses include fixed charges representing interest expense on all indebtedness (including the amortization of deferred debt issuance costs). For the purposes of the pro forma combined information, fixed charges include interest expense from the Bridge Financing and the Equipment Financing (including the amortization of deferred debt issuance costs), and the reversal of interest expense on the Advent Notes that were converted into ART Series E Preferred Stock. For the purposes of the pro forma as adjusted information, fixed charges include interest on the Notes offered hereby, offset by the reversal of interest expense on the Bridge Notes which are assumed to be repaid out of the proceeds therefrom. Earnings were deficient to cover fixed charges by the following amounts for the periods indicated:

ART
  March 28, 1995 (date of inception) to December 31, 1995.............................  $2,981,073
  Year ended December 31, 1995
    Historical combined...............................................................   3,234,843
    Pro forma.........................................................................   5,104,952
    Pro forma as adjusted.............................................................
ART Corp. -- Predecessor
    Year ended December 31, 1995......................................................   1,267,655
    Year ended December 31, 1994......................................................     128,620
    August 23, 1993 (date of inception) to December 31, 1993..........................       6,594

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company provides wireless broadband telecommunications services using point-to-point microwave transmissions in the 38 GHz portion of the radio spectrum. The Company is seeking to address the growing demand for high speed, high capacity digital telecommunications services on the part of business and government end users who require cost effective, high bandwidth local access to voice, video, data and Internet services.

    To facilitate a meaningful comparison, the following discussion and analysis is based on the 1995 historical combined financial information of Advanced Radio Telecom Corp. ("ART") and its predecessor, Advanced Radio Technologies Corporation ("ART Corp."). The 1995 historical combined financial information is based upon the separate historical financial statements of ART as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995 and of ART Corp. as of and for the year ended December 31, 1995, all appearing elsewhere in this Prospectus, after elimination of transactions and balances between the two entities as well as ART Corp.'s investment in ART. The pre-1995 historical financial information is based upon the historical financial statements of ART Corp. appearing elsewhere in the Prospectus.

OVERVIEW

    The Company's business commenced in 1993, and the Company has generated only nominal revenues from operations to date. The Company's primary activities have focused on the acquisition of wireless authorizations and licenses, the hiring of management and other key personnel, the raising of capital, the acquisition of equipment and the development of its operating and support systems and infrastructure. The Company has obtained radio spectrum rights under FCC issued authorizations throughout the United States through the purchase of such rights held by others and by petitioning the FCC directly. Upon meeting FCC construction requirements, such authorizations are converted into licenses with initial terms of six years and are renewable for successive ten-year periods subject to review by the FCC. The Company's ability to provide commercial services on a widespread basis and to generate positive operating cash flow will depend on its ability, among other things, to (i) acquire appropriate sites for its operations, (ii) deploy its 38 GHz technology on a market-by-market basis,
(iii) capture and retain an adequate customer base and (iv) successfully develop and deploy its operational and support systems. Proper management of the Company's anticipated growth and quality of its service will require the Company to expand its technical, accounting and internal management systems at a pace consistent with the Company's planned business roll-out. This roll-out will require substantial capital expenditures. See "Liquidity and Capital Resources."

    The Company has experienced significant operating and net losses and negative operating cash flow in connection with the development and deployment of its wireless broadband services and systems and expects to continue to experience net losses and negative operating cash flow until such time as it develops a revenue-generating customer base sufficient to fund operating expenses attributable to the Company's wireless broadband operations. The Company expects to achieve positive operating margins over time by (i) increasing the number of revenue generating customers and responding to growing demand for capacity among its customers without significantly increasing related hardware and roof rights costs and (ii) inducing other telecommunications service providers to utilize and market the Company's wireless broadband services as part of their own services, thereby reducing the Company's related marketing costs. The Company anticipates that net losses and negative operating cash flow will increase as the Company implements its growth strategy. Accordingly, the Company will be dependent on various financing sources to fund its growth as well as continued losses from operations. See "Liquidity and Capital Resources."

ACQUISITIONS, BUSINESS DEVELOPMENT AND CAPITAL EXPENDITURES

    From inception through December 31, 1995, the Company has invested an aggregate of $4.2 million to obtain interests in FCC authorizations and licenses, including those acquired from EMI, and invested $285,000 in the ART West Joint Venture. From inception, expenditures on property and equipment have totalled $3.6 million. In addition, the Company has incurred significant other costs and expenses in the development of these businesses and has recorded cumulative losses from inception through December 31, 1995 of $3.4 million. The Company may, when and if the opportunity arises, acquire other spectrum rights and, potentially, related businesses, invest in the development of new technologies and expand its wireless broadband services in new market areas.

    The recoverability of property and equipment and capitalized FCC authorizations and is dependent upon the successful development of systems in each of the respective markets, or through sale of such assets. Management estimates that it will recover the carrying amounts of those assets from cash flow generated by the systems once they have been developed. However, it is possible that such estimate will change as a result of any failure by the Company to develop its FCC authorizations on a timely basis, technological, regulatory or other changes.

RESULTS OF OPERATIONS

    The Company has generated nominal revenue from operations to date. From inception through December 31, 1995, the Company has incurred aggregate expenses of $3.5 million, consisting of compensation and benefits, sales and marketing expenses, consulting and legal fees, facilities expenses, billing and systems development costs and net interest expenses building its business infrastructure and marketing its wireless broadband services. See "Risk Factors -- Limited Operations; History of Net Losses."

    FISCAL 1995 COMPARED TO FISCAL 1994

    ART's predecessor,  ART Corp.  was  formed in  1993, and,  accordingly,  the
Company's   historical  financial  statements  for   1994  reflect  ART  Corp.'s
activities in applying for 38 GHz licenses and building operating systems.

    The Company had $137,489 in consulting services income in 1994 and $5,793 in operating revenue in 1995 derived from customers for wireless broadband services attributable to the markets for which licenses were acquired from EMI. See "Business -- Agreements Relating to Licenses and Authorizations -- EMI Acquisition."

    Total expenses other than interest increased from $261,734 in 1994 to $3.1 million in 1995 due to the expansion of the business and the recognition of $1.1 million of non-cash compensation expenses associated with employee stock options ($287,603) and an escrow share arrangement ($802,002). The Company expects to recognize an additional $6.8 million non-cash charge in the first quarter of 1996 in connection with the termination of the escrow share arrangement. General and administrative expenses, including these non-cash compensation expenses, increased by $2.7 million to $2.9 million for fiscal 1995, from $261,734, for 1994. Market development expenses increased to $191,693 in 1995 from $0 in 1994. The Company will recognize a $1.1 million non-cash charge to market development expense in the first quarter of 1996 related to the Ameritech strategic distribution agreement. Net interest expenses increased to $121,986 in 1995 from $4,375 in 1994. As a result, the net loss for 1995 was $3.2 million, as compared to a net loss of $128,620 in 1994.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's operations have required substantial capital investment for the acquisition of FCC licenses and related assets, the purchase of telecommunications equipment and the development and expansion of the Company's infrastructure to support anticipated growth. From inception through December 31, 1995, the Company used $1.5 million of cash in its operating activities and $4.2 million of cash in its investing activities. These cash outflows were financed primarily through private equity placements and the issuance of convertible notes payable to the Advent Partnerships. At December 31, 1995 the Company had a working capital deficit of $3.0 million and cash of $633,654, as compared to a working capital deficit of $76,566 and cash of $5,133 at December 31, 1994. Subsequent to December 31, 1995, the Company raised $2.3 million in cash (net of expenses) in a private equity placement with Ameritech, $4.9 million in cash (net of expenses) in a private placement of notes and warrants and $2.2 million in cash (net of expenses) in the Equipment Financing. See "Certain Transactions."

    The Company's total assets increased from $42,611 as of December 31, 1994 to $9.9 million at December 31, 1995. Property and equipment, net of accumulated depreciation, comprised $3.6 million of total assets at December 31, 1995. FCC licenses and the investment in the ART West Joint Venture increased to $4.5 million at December 31, 1995, as compared to $0 at December 31, 1994.

    Capital expenditures, including deposits on equipment for fiscal 1994 and 1995, were $5,175 and $3.9 million, respectively. The Company currently purchases the majority of its wireless transmission equipment from a single vendor under an equipment purchase agreement which expires at the end of 1998. The Company is committed to purchase a total of $13.3 million of equipment under this agreement. Any reduction or interruption in supply from this vendor could have a material adverse effect on the Company until alternative supply sources are established. The Company has entered into a preliminary agreement with an entity in which an executive of the Company is a director and shareholder to fund from $700,000 to $1.0 million of research and development costs related to wireless transmission equipment. The Company will receive a first right of refusal on production capacity and a license fee in exchange for its funding. See "Certain Transactions." However, the Company does not currently manufacture, nor does it have the capability to manufacture, any of the wireless transmission equipment necessary to provide its services. Although there are a limited number of other manufacturers who have, or are developing, equipment that would meet the Company's requirements, there can be no assurance that such equipment would be available to the Company on comparable terms or on terms more favorable than those included in its current arrangements. Moreover, a change in vendors could cause a delay in the Company's ability to provide its services, which would affect future operating results adversely. The Company currently expects that in fiscal 1996 and fiscal 1997, its capital expenditures (including the acquisition of certain spectrum rights) will be $33.0 million and $57.0 million, respectively.

    The Company expects that it will continue to have substantial capital requirements in connection with (i) the acquisition of appropriate sites for its operations, (ii) deployment of its 38 GHz technology on a market-by-market basis, (iii) capturing and retaining an adequate revenue generating customer base and (iv) developing and deploying its operational and support systems. The Company believes it has an opportunity to expand its wireless broadband services business significantly and that access to capital will enable it to expand more quickly and effectively.

    The Company has incurred significant operating and net losses and negative operating cash flow attributable to the development of its wireless broadband services and anticipates that such losses and negative operating cash flow will increase as the Company executes the initial phases of its growth strategy. Accordingly, the Company will be dependent on additional capital to fund its growth, as well as to fund continued losses from operations.

    The Company has recently entered into a preliminary agreement with DCT Communications, Inc. ("DCT") to acquire DCT's interest in certain 38 GHz licenses in exchange for $3.6 million in cash. The preliminary agreement contemplates the execution of a definitive purchase agreement, which is contingent upon the execution of a mutually agreeable services agreement between the Company and DCT for the operation of those licenses through the closing of the agreement. The closing of the transaction is subject to FCC approval.

    Management anticipates that, based on current plans of development, assuming that no material acquisitions are consummated, the net proceeds of the Offerings and, together with existing financial resources and after repayment of approximately $5.0 million of existing indebtedness, will be sufficient to fund the operations of the Company for at least the next two years. Management believes that the

Company's future capital needs will continue to be significant and that thereafter it will be necessary for the Company to seek additional sources of financing. In addition, if (i) the Company's plan of development or projections change or prove to be inaccurate, (ii) the proceeds of the Offerings, together with other existing financial resources, prove to be insufficient to fund the Company for at least the next two years or (iii) the Company completes any material acquisitions, the Company may be required to seek additional financing sooner than currently anticipated. There can be no assurance that the Company will be able to obtain any additional financing, or, if such financing is available, that the Company will be able to obtain it on acceptable terms. In the event that the Company fails to obtain additional financing, such failure could result in the modification, delay or abandonment of some or all of the Company's development and expansion plans. Any such modification, delay or abandonment is likely to have a material adverse effect on the Company's business, which could adversely affect the value of the Common Stock, the Notes and the Warrants and may limit the Company's ability to make principal and interest payments on its indebtedness.

NEW ACCOUNTING PRONOUNCEMENT

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This Statement encourages, but does not require, accounting for stock compensation awards granted to employees based on their fair value at the date the awards are granted. Companies may elect to continue to apply current accounting requirements for employee stock compensation awards, which generally will result in no compensation cost for most fixed stock option plans, such as the Company's 1995 Stock Option Plan. The expense measurement provisions of the Statement apply to all equity instruments issued for goods and services provided by persons other than employees. All companies are required to comply with the disclosure requirements of the Statement. The Company expects to continue accounting for employee stock compensation awards using current accounting requirements.

INFLATION

    Management does not believe that its business is impacted by inflation to a significantly different extent than is the general economy.

                                    BUSINESS

    Advanced Radio Telecom Corp. ("ART" or the "Company") provides wireless broadband telecommunications services using point-to-point microwave transmissions in the 37.0 to 40.0 gigahertz portion of the radio spectrum ("38 GHz"). The Company is seeking to address the growing demand for high speed, high capacity digital telecommunications services on the part of business and government end users who require cost effective, high bandwidth local access to voice, video, data and Internet services.

TELECOMMUNICATIONS INDUSTRY OVERVIEW

    The current telecommunications landscape is being reshaped by the convergence of three major trends -- (i) the accelerating growth in demand for high speed, high capacity digital telecommunications services, (ii) the deregulation of telecommunications markets and (iii) rapid advances in wireless technologies. The growth in demand for high speed digital telecommunications services is being driven by the revolution in microprocessor power and advances in new multimedia and on-line applications such as the Internet. The ability to access and distribute information quickly has become critical to business and government end users. The proliferation of local area networks ("LANs"), rapid growth of Internet services, rising demand for video teleconferencing and other demand factors are significantly increasing the volume of broadband telecommunications traffic. The inability of the existing infrastructure to meet this demand is creating a last mile bottleneck in the copper wire networks of the incumbent local exchange carriers ("LECs"). This increasing demand, together with changes in the regulatory environment, are creating an opportunity to offer cost effective, high capacity last mile access using both wireline and wireless solutions.

    The present structure of the U.S. telecommunications industry was shaped principally by the 1984 court-directed divestiture of the Bell System (the "Divestiture"). As part of the Divestiture, seven Regional Bell Operating Companies ("RBOCs") were created and separated from the long distance service provider, AT&T, resulting in two distinct telecommunications industries: local exchange and inter-exchange (commonly known as long distance). Local exchange services typically involve the carriage of telecommunications within FCC-defined local access and transport areas ("LATAs"), and the provision of access, or connections, between LECs and inter-exchange carriers ("IXCs") for the completion of long distance calls.

    Since the Divestiture, the local exchange segment of the telecommunications market has remained the domain of LECs. Recently, however, regulatory policy has shifted away from monopoly protection of the LECs. U.S. court decisions, FCC actions and most recently the Telecommunications Act have dramatically changed the regulatory environment. These changes have permitted increased competition in the local exchange market and created opportunities for new companies, such as competitive access providers ("CAPs").

    Beginning in the late 1980s, CAPs emerged to compete with LECs by providing dedicated private line transmission and access services. CAP networks typically consist of fiber optic facilities connecting IXC points of presence ("POPs") with customer locations and LEC switches within a limited metropolitan area. Initially, demand for alternative local access was driven by access charges of approximately 40% to 45% of the cost of a long distance call levied by LECs on the IXCs. In addition to providing lower access charges, CAP fiber optic services, where available, have generally been considered to provide superior quality and higher capacity services than those available from LECs' legacy copper wire networks. Connecticut Research Inc. ("CRI") estimates that in 1994, CAPs captured approximately $1.3 billion, or 1.3%, of $97.1 billion in revenues generated by the local exchange market. CRI also projects that, as a result of increased competition and the growth of enhanced services, CAPs' revenues will grow in excess of 150% per year over the next two years. In addition to CAPs, a wide range of alternative access providers, including cable television operators, wireless local loop service providers and others, are expected to emerge.

    Continued growth in the quality and number of competitors in the local telecommunications market will be driven principally by (i) the growing interest among business customers for an alternative to the LEC networks in order to obtain higher capacity and better pricing, (ii) the increases in data applications and capacity requirements for local and wide area network connections, high speed Internet access and videoconferencing,
(iii) the LECs' inability to upgrade their copper networks quickly, (iv) the preference of competing telecommunications providers to control the points of connection to their customers and prevent LECs from obtaining confidential marketing information and (v) new state and federal legislation mandating interconnection and competition in the local exchange market.

    Wireless broadband telecommunications services are developing rapidly to handle these growing needs for alternative access. In particular, the successful deployment of 38 GHz links by European cellular service providers and recent advances in 38 GHz technology, coupled with metropolitan-wide footprint licensing, has enabled the provision of greater capacity and reliability at a lower cost per customer than traditional copper wire networks. Furthermore, 38 GHz facilities can be installed, deinstalled and reinstalled elsewhere with minimal time and cost compared to both fiber optic and copper wire facilities.

38 GHZ TECHNOLOGY

    The FCC has allocated thirty 100 MHz channels between 37.0 GHz and 40.0 GHz for wireless broadband transmissions (collectively referred to as "38 GHz"), which enable the licensee to provide point-to-point services within a specified geographic footprint of up to a 50-mile radius.

    38 GHz technology was first widely deployed in Europe by cellular telephone service providers for the interconnection of cell sites with switches. In the early 1990s, technological advances resulted in a substantial reduction in the cost and size of millimetric microwave components with a simultaneous increase in reliability and quality, allowing for the provision of wireless broadband telecommunication links at competitive prices. By 1993, advances in 38 GHz technology, combined with its growing use in Europe and Central America, led to increasing awareness of and interest in the potential uses of 38 GHz in the United States. EMI Communications Corporation ("EMI") (whose facilities ART purchased in November 1995) was the first company to undertake commercial exploitation of 38 GHz services.

    The 38 GHz band provides for the following additional advantages as compared to other spectrum bands and wireline alternatives:

    - HIGHER DATA TRANSFER RATES. The total amount of bandwidth for each 38 GHz channel is 100 MHz which exceeds the bandwidth of any other present terrestrial wireless channel allotment and supports full broadband capability. For example, one 38 GHz DS-3 channel at 45 megabits per second ("Mbps") today can transfer data at a rate which is over 1,500 times the rate of the fastest dial-up modem currently in use (28.8 Kbps) and over 350 times the rate of the fastest integrated services digital network ("ISDN") line currently in use (128 Kbps). The broadband capacity of 38
      GHz transmission provides improved speed, clarity and quality in transmissions, as compared to legacy copper wire networks. In addition to accommodating standard voice and data requirements, 45 Mbps data transmission rates allow end users to receive full motion video and 3-D graphics at their workstations and to utilize highly interactive applications on the Internet and other networks.

    - EFFICIENT CHANNEL REUSE. Because 38 GHz radio emissions have a narrow beam width, a relatively short range and can in many instances intersect without creating interference, 38 GHz service providers can efficiently reuse their bandwidth within a licensed area, thereby increasing the number of customers to which such services can be provided. Management believes that by using technology currently employed by the Company, each 100 MHz channel in a given service area can accommodate at least 10,000 DS-3 links, each of which can carry 672 voice circuits.

    - RAPID DEPLOYMENT. 38 GHz technology can be deployed considerably more rapidly than wireline and other wireless technologies. In contrast to the relative ease of installing a 38 GHz transmission link, extending fiber or copper-based networks to reach new customers requires significant time and expense. In addition, unlike providers of point-to-point microwave service in other spectrum bands, a 38 GHz license holder can install and operate as many transmission links as it can engineer in the licensed area without obtaining additional approvals from the FCC. This is a substantial advantage over other portions of the microwave radio spectrum that must be licensed on a link-by-link basis following frequency coordination. The time required to install a 38 GHz link within a licensed footprint is typically less than 72 hours after obtaining access to customer premises, versus an estimated three to five months in other microwave frequency bands due to regulatory delay.

    - EASE OF INSTALLATION. The equipment used for point-to-point applications in 38 GHz (I.E., antennae, transceivers and digital interface units) is smaller, less obtrusive and less expensive than that used for microwave equipment applications at lower frequencies, making it less susceptible to zoning restrictions. In addition, 38 GHz equipment can be easily redeployed to meet changing customer requirements.

    - EFFICIENT NETWORK DESIGN. The exclusive right to use a particular channel or channels within a broad geographic area gives the licensee much greater control over its network design. A 38 GHz licensee can save costs, ensure interference-free operations and increase quality and reliability by designing efficient 38 GHz networks in advance of their deployment.

THE ART SOLUTION

    The Company is positioned to solve the need for broadband last mile access, linking end users to fiber optic based facilities of CAPs and other telecommunications service providers without the need to deploy fiber all the way to end users' premises. The Company provides point-to-point wireless digital circuits ranging in capacity from DS-1 (capable of carrying 24 simultaneous voice conversations at 1.544 Mbps) to DS-3 (capable of carrying 672 simultaneous voice conversations at 45 Mbps). The Company's wireless broadband services are engineered to provide 99.995% availability, with better than a 10-13 bit error rate. This level of performance significantly exceeds that provided by copper based networks and is a viable alternative to fiber optic based networks. In addition, the Company believes that ART's last mile solution is more cost effective than most broadband wireline solutions.

    The Company's initial target customers include CAPs, IXCs, cellular and mobile radio service providers and ISPs. The Company's services may also be attractive to certain LECs which do not currently have broadband networks that reach the majority of their customers. The Company has entered into a strategic distribution agreement with Ameritech for delivery of the Company's wireless broadband services throughout Ameritech's midwest operating region and for certain large customers located outside its region. See "-- Strategic Alliances
- -- Ameritech Strategic Distribution Agreement."

    The Company believes that the following factors provide it with certain significant competitive advantages in offering broadband last mile access, including:

    - The characteristics of 38 GHz technology -- high data transfer rates, efficient channel reuse, rapid deployment, ease of installation and efficient network design -- are ideal for the provision of last mile access.

    - The Company minimizes its initial capital expenditures because of the installation-to-meet-demand and redeployable nature of the Company's wireless broadband equipment, as compared to the significant cost and expense of installation of fiber based networks.

    - As  one  of  the   first  38  GHz  service   providers,  the  Company   is
      well-positioned to capture a large percentage of early adopters, which are generally among the heaviest users.

    - The Company's industry relationships should enable it to forge strategic alliances with other carriers, equipment vendors and technology development companies, thus gaining access to important channels of distribution.

    - The scope of the Company's market area enables it to offer wireless broadband services targeting much of the United States's addressable business market.

    As regulatory and competitive conditions permit, the Company's market focus will evolve from a wholesale "carrier's carrier" orientation to the retail provision of services directly to commercial end-user customers. The Company will focus on its initial wholesale "carrier's carrier" strategy at least through the first half of 1997. At that time, the Company anticipates it will have developed its customer base and market presence to a level that will enable the Company to expand its direct sales efforts. At the same time, the Company anticipates it will commence the development of switched services to expand the Company's service offerings both geographically and demographically, to business and residential customers, offering a wider array of voice, data, Internet and multimedia services, depending on further advances in wireless technology.

BUSINESS STRATEGY

    ART began providing 38 GHz wireless broadband services in the last quarter of 1995 and has generated only nominal revenues from such services to date. The Company is seeking to capitalize on the broad geographic scope of its 38 GHz authorizations to become the premier provider of wireless broadband solutions to a diverse group of traditional and emerging telecommunications service providers and end users. The Company plans to implement the following strategic initiatives to achieve this objective:

    - EXPLOIT SPECTRUM POSITION IN KEY MARKETS TO REALIZE VALUE. The Company currently owns or manages 108 authorizations to construct and operate 38 GHz wireless broadband facilities in 91 market areas, including 74 of the top 100 U.S. markets. These spectrum assets provide the Company with the foundation on which to create a large scale commercial system of 38 GHz wireless broadband operations. The Company is now operating wireless broadband links in nine cities (Chicago; Boston; Philadelphia; Baltimore; Pittsburgh; Portland, Oregon; Seattle; Albany; and Bethlehem, Pennsylvania). The Company plans to continue to build out its infrastructure and to intensify its marketing effort in its market areas, thereby realizing the value inherent in its spectrum assets.

    - MARKET TO TELECOMMUNICATIONS SERVICE PROVIDERS. The Company's initial target customers include CAPs, IXCs, cellular and mobile radio service providers and ISPs. The Company's wireless broadband services enable CAPs to extend their services to locations where it is either not cost-efficient or too difficult to extend their fiber optic network due to physical limitations, franchise fees or other restrictions. The Company's services may also be attractive to certain LECs, which do not currently have broadband networks capable of reaching the majority of their customers. All telecommunications service providers can use the Company's services as alternate or redundant routes to increase network reliability. The Company has entered into a strategic distribution agreement (the "Ameritech Strategic Distribution Agreement") with Ameritech Corp. ("Ameritech") for delivery of the Company's wireless broadband services throughout Ameritech's midwest operating region and for certain large customers located outside its region. The Company currently provides, or anticipates providing, services to Ameritech, Bell Atlantic NYNEX Mobile, UUNet, American Personal Communications, Electric Lightwave, NEXTLINK, Western Wireless, Chadwick Telephone Co. and CGX Telcom, among others. As regulatory and competitive conditions permit and as the Company's customer base and market presence develop, the Company expects that its market focus will expand from a wholesale carrier's carrier to include provision of services directly to commercial end users.

    - PURSUE OPPORTUNITIES TO PROVIDE VALUE-ADDED SERVICES. The Company has identified and plans to pursue additional market niches with immediate needs for reliable, high bandwidth last mile access services. For example, the market for Internet services urgently requires broadband "pipes" to facilitate high speed access for corporate users. The amount of time it takes to download graphics and images from the Internet to personal computers over dial-up copper circuits hinders demand for the Internet. For example, a 38 GHz DS-1 circuit (1.544 Mbps), linking a corporate user to an ISP's POP, is approximately 53 times faster than a 28.8 kbps dial-up modem and 12 times faster than the fastest ISDN connection (128 Kbps). Alternatively, one

     38 GHz DS-3 channel at 45 Mbps can currently transfer data at a rate that is over 1,500 times the rate of the fastest dial-up modem currently in use (28.8 Kbps) and over 350 times the rate of the fastest ISDN line currently in use (128 Kbps). Each of the Company's DS-3 links can support 28 DS-1 circuits per channel. The Company is working on agreements to package its 38 GHz solutions with the services of leading ISPs. Other potential value-added uses include desktop videoconferencing, high resolution imaging for healthcare and law enforcement applications and video on demand.

    - MAINTAIN TECHNOLOGY LEADERSHIP IN SPECTRUM MANAGEMENT. The Company is currently developing proprietary site selection and network design software which it believes will provide for faster market penetration at a lower cost. In addition, through the Company's internal technology development efforts, as well as on-going participation in equipment manufacturers' research and development activities, the Company believes that it will achieve a competitive advantage through proprietary methods that increase the capacity and quality of its networks.

    - ESTABLISH AND EXPAND KEY STRATEGIC ALLIANCES. The Company has and will continue to establish key strategic alliances with major service providers, equipment manufacturers, systems integrators and enhanced service providers. Ameritech Development Corp. recently acquired a 5.4% beneficial equity interest in the Company as of April 30, 1996 and recently entered into the Ameritech Strategic Distribution Agreement. The Company also has agreements with GTE for field servicing and network monitoring and is developing relationships with a number of equipment manufacturers focusing on 38 GHz technology development, wireless broadband standards and joint sales efforts. The Company will utilize these strategic alliances to bundle its services with those of its partners, which the Company expects will help it to achieve a lower cost of sales and increased market penetration.

WIRELESS BROADBAND SERVICES

    The Company's wireless broadband links deliver high quality voice and data transmissions at a level of performance which significantly exceeds that provided by copper based networks and is a viable alternative to fiber optic facilities. The Company provides point-to-point wireless digital circuits ranging in capacity from DS-1 (capable of carrying 24 simultaneous voice conversations at 1.544 Mbps) to DS-3 (capable of carrying 672 simultaneous voice conversations at 45 Mbps). The Company believes that its wireless broadband capacity meets or exceeds the anticipated service requirements of the Company's target customers in its existing 91 market areas.

    Significant features of  the Company's wireless  broadband services  include
(i) sufficient bandwidth and flexibility in each channel for most present day applications, (ii) minimal channel interference from other sources, resulting from dedicated spectrum, (iii) range of up to five miles between transmission links (depending upon moisture conditions), (iv) performance engineered to provide a minimum of 99.995% availability, (v) transmission accuracy engineered to provide bit error rates of better than 10-13, (vi) optional forward error correction for even higher data reliability, insuring the integrity of transmitted data over wireless broadband paths, (vii) rapid deployment (where roof rights have been previously obtained), (viii) 24-hour, seven-days-a-week network monitoring by the Company's network management control centers, (ix) available nationwide four-hour emergency restoral time from GTE in most circumstances and (x) optional "hot" standby links that remain powered up and switch "on line" if the primary link fails.

    Each of ART's wireless broadband links consists of paired millimeter wave radio transceivers installed at a distance of up to five miles from one another within a direct line of sight. The transceivers currently used by the Company are supplied principally by P-Com, Inc. ("P-Com") and are installed primarily on rooftops and on other tall structures. In order to deploy its links quickly, the Company plans to obtain roof rights on buildings with fiber optic points of termination for transceiver sites. To accomplish this objective, the Company is developing proprietary site selection and network design software which will significantly reduce the amount of time necessary to select optimal network sites. In coordination with its marketing plans, the Company will dispatch site acquisition specialists to such locations to obtain renewable options. The Company intends to use a combination of its own employees and independent contractors for site acquisition.

CUSTOMERS AND APPLICATIONS

    The Company introduced its wireless broadband services in November 1995 and began marketing its services in January 1996. The Company has generated only nominal revenues from its operations to date. Currently, the Company is providing or has received orders to provide carrier's carrier wireless broadband services to CAPs, a LEC, ISPs, cellular and mobile carriers, and is in the process of becoming a qualified vendor to all the major IXCs. The Company currently provides, or anticipates providing, services to Ameritech, Bell Atlantic NYNEX Mobile Systems, American Personal Communications, Electric Lightwave, NEXTLINK, UUNet, Western Wireless, Chadwick Telephone Co. and CGX Telcom, among others. The Company is now operating wireless broadband links in nine cities (Chicago; Boston; Philadelphia; Baltimore; Pittsburgh; Portland, Oregon; Seattle; Albany; and Bethlehem, Pennsylvania).

    The Company currently provides, or anticipates providing, wireless broadband services to the following types of customers, among others:

    COMPETITIVE ACCESS PROVIDERS AND LOCAL EXCHANGE CARRIERS. Currently, CAPs compete with LECs by installing fiber optic cable rings in the highest density business locations to connect with long distance carriers and for intra-ring transmission. Due to the high cost inherent in building fiber networks, CAPs generally target densely populated areas with high concentrations of large end-users. In order to reach "off-net" customers, CAPs must either lease or purchase facilities and services from LECs or alternative suppliers until such time as it becomes economical to extend the CAP fiber networks to these customers.

    CAPs face certain implementation obstacles that the Company's wireless broadband services can assist in solving. CAPs need to reach new customers that are off-net quickly and inexpensively, and would prefer to obtain additional network facilities from (and share proprietary information with) someone other than a direct competitor, such as a LEC. CAPs can utilize the Company's wireless broadband services as an alternative to copper, fiber-based or other such network facilities provided to the CAPs by LECs (see diagram below), to extend their own networks to reach areas where such extension is neither cost-efficient nor feasible, because of rights-of-way or other restrictions, or to provide redundant and back-up capacity to their existing networks.

    The Company anticipates that LECs will encounter many of the same obstacles CAPs are encountering to enhance their networks to deliver broadband services. The Company also believes that LECs will seek to utilize 38 GHz technology to expand the range of their service offerings to match those offered by CAPs. Further, as LECs are permitted to provide inter-LATA long distance services, they may seek to use 38 GHz technology to bypass other LECs outside of their region. See "-- Strategic Alliances -- Ameritech Strategic Distribution Agreement."

                   [GRAPHIC DISPLAYING 38 GHz LINK BETWEEN AN
              OFF-FIBER NET BUILDING AND AN ON-FIBER NET BUILDING]

    INTERNET SERVICE PROVIDERS. The expanding demand for Internet access, the growing importance of audio, video and graphic Internet applications to both business and consumers and the lack of high capacity access through local telephone company facilities has created a growing market for ART's wireless broadband services. The Company offers Internet service providers timely, reliable and affordable access at the required high speed data rates -- both 45 Mbps and 1.544 Mbps, allowing ISPs to keep pace with their customer growth. The Company provides wireless broadband links between customers and their ISP providers and between ISP POPs and the Internet backbone. A single 38 GHz DS-1 circuit linking a corporate user to an ISP's POP is approximately 53 times faster than a 28.8 Kbps dial-up modem and 12 times faster than the fastest ISDN connection. Each of the Company's 38 GHz DS-3 links can support 28 DS-1 circuits per channel or one DS-3 channel, which can transfer data at a rate which is over 1,500 times the rate of the fastest dial-up modems currently in use and over 350 times the rate of the fastest ISDN lines currently in use.

                        [GRAPHIC DISPLAYING 38 GHz LINKS
                  BETWEEN ISP POPS, REMOTE SERVER AND PC LAN]

    MOBILE COMMUNICATIONS SERVICE PROVIDERS. ART's wireless broadband services can help cellular, wireless dispatch and emerging PCS carriers compete in expanding domestic mobile communications markets by providing cost-effective backbone network connections between cell sites, base stations and wireline networks, regardless of location. Similar 38 GHz mobile communications connections have been proven effective in Europe, and ART's easily installed, economical wireless broadband links can give domestic mobile carriers a competitive edge in building or expanding their networks through reduced construction time and installation costs.

                    [GRAPHIC DISPLAYING 38 GHz LINKS BETWEEN
                     MOBILE SWITCHING CENTER, BASE STATION
                   CONTROLLERS AND BASE STATION/CELL SITES.]

    INTER-EXCHANGE CARRIERS. To minimize costly LEC access charges and to gain more direct contact with the consumer, IXCs can utilize the Company's wireless broadband services to connect call origination or termination points either directly to the IXCs' POPs or by way of CAP intermediate fiber rings. These providers can also use 38 GHz services to connect two or more of their respective POPs in a single market area. By utilizing the Company's wireless broadband services, IXCs can avoid the capacity barriers inherent in copper wire connections, which have typically prevented them from providing their customers with the end-to-end, high bandwidth, full digital services available from a fiber optic or wireless-based system. Wireless broadband services also may be utilized to provide carriers with viable, cost-efficient physical diversity routes (I.E., back-up capacity) for traffic in situations when primary routes become incapacitated or network reliability concerns demand alternate telecommunications paths.

                    [GRAPHIC DISPLAYING 38 GHz LINKS BETWEEN
                     AN IXC POP, AN OFF-FIBER NET BUILDING,
            AN ON-FIBER NET BUILDING AND A METROPOLITAN FIBER RING.]

    PRIVATE USER NETWORKS. ART's wireless broadband services enable business, government and other heavy usage customers to create efficient, high speed, high capacity private voice, data and video communications networks within and among their local facilities and buildings. These customers include universities, hospitals, hotels, shopping centers and multi-location manufacturing, business and governmental institutions. Working directly with ART or through ART resellers, customers will be able to access cost-effective alternatives to LEC copper networks.

    Providing high speed data transmission and real time communications services by linking customer computers in local, metropolitan and wide area configurations will be an important part of ART's private networking business. The ability to send large amounts of data quickly and efficiently and to interconnect personal computers both within and among buildings in campus settings is a growing customer need. ART's wireless broadband services are designed to serve this rapidly expanding market.

                    [GRAPHIC DISPLAYING 38 GHz LINKS BETWEEN
              AN ON-FIBER NET BUILDING, AN OFF-FIBER NET BUILDING,
     PC LAN, METROPOLITAN FIBER RING AND GEOGRAPHICALLY DISTANT NETWORKS.]

    INTERACTIVE VIDEO SERVICES USERS. ART's wireless broadband services provide high speed, high capacity access to communications networks for customers who require reliable videoconferencing, video on demand, and Internet video services. The Company believes the increasing popularity and use of these services, particularly by large business and government customers, provide a promising market for ART's wireless links. Videoconferencing requires high speed communications both to and from the participants. The Company's services meet this requirement for high bandwidth, full duplex communications.

                    [GRAPHIC DISPLAYING 38 GHz LINKS BETWEEN
              WIDE AREA NETWORK VIDEO SERVER, DIGITAL VIDEO HUBS,
              DIGITAL EDITING PC LANs AND LIVE ANALOG BROADCASTS.]

MARKETING PLANS

    In January 1996, the Company commenced implementation of its marketing program. The Company is addressing its initial target markets as a carrier's carrier, while building the internal capability to expand its marketing efforts to include direct sales to end users of its services. The Company is augmenting its marketing and sales channels through resale agreements with strategic marketing partners and through alliances with selected CAPs, LECs, ISPs, IXCs, interconnect providers (PBX suppliers), LAN, MAN and WAN systems integrators and other telecommunications equipment manufacturers and service providers.

    The Company's internal salesforce also markets its wireless broadband services by (i) performing field demonstrations of 38 GHz service, (ii) making presentations at industry trade shows, (iii) providing an interactive Internet home page, (iv) running promotional advertisements in selected trade media and
(v) conducting extensive one-on-one presentations and demonstrations through its direct sale force with major telecommunications service providers and end users.

    The Company currently prices its services on a monthly flat-rate basis. As a non-dominant carrier, ART does not have to cost-justify its rates to regulatory bodies and expects to enter into customer and service specific arrangements, which include volume, capacity and term discounts and customized billing and payment options. The services offered by ART are expected to be priced at a modest discount to the prices of the incumbent LECs. The Company also intends to charge for installation and network monitoring services where appropriate. The Company also anticipates offering metered services to various end users at an appropriate point in the future.

38 GHZ WIRELESS BROADBAND LICENSES AND AUTHORIZATIONS

    The Company believes that it derives significant competitive advantages from the widespread geographic coverage and broadband capacity provided by 108 authorizations granted by the FCC. An authorization is initially considered a construction permit; once installation requirements have been met, however, the authorization develops into a license. The Company was granted the first of its authorizations to construct and operate 38 GHz wireless broadband facilities in February 1995. The Company currently owns or manages 35 licenses and an additional 73 authorizations in 91 market areas. The Company owns or manages authorizations in 41 of the top 45 markets and 74 of the top 100 markets. These authorizations currently cover an aggregate population of approximately 94 million people.

    The Company has authorizations (including licenses and construction permits) in the 91 market areas listed below. Such market areas are listed in descending order of size based on the estimated population covered by the Company's authorization(s) in such area within each such area, and represent channel capacity of 100 MHz each, unless otherwise indicated:

New York, NY (1)(7)
Chicago, IL
Washington, DC (1)/
 Baltimore, MD (4)(7)
Miami, FL
Boston, MA (1)(6)
Philadelphia, PA (1)(6)
Atlanta, GA
St. Louis, MO
Minneapolis, MN
San Jose, CA (3)(4)
Norfolk, VA (4)
Portland, OR (1)(3)(4)(6)
Sacramento, CA (4)
Dallas, TX (3)
NY-Long Island, NY (1)(6)
Pittsburgh, PA (1)(6)
Seattle, WA (1)(2)(6)
Houston, TX
Hartford, CT (1)(4)(7)
Columbus, OH (4)
Wilmington, DE (1)(4)(7)
San Diego, CA (2)
Trenton, NJ (1)(6)
Oklahoma City, OK (4)
Grand Rapids, MI (5)
Cleveland, OH
Las Vegas, NV (2)
Dayton, OH (4)
Buffalo, NY (1)(6)
San Antonio, TX
Greensboro, NC (4)
Denver, CO (2)
New Orleans, LA
Honolulu, HI (2)
Providence, RI (1)(6)
Tacoma, WA (3)(4)
Birmingham, AL
Indianapolis, IN
Bridgeport, NH (1)(6)
Salt Lake City, UT (2)
Cincinnati, OH
Albany, NY (1)(7)
Rochester, NY (1)(7)
Knoxville, TN
Phoenix, AZ (2)
Baton Rouge, LA
Albuquerque, NM (2)
Tucson, AZ (3)(4)
Wichita, KS
Austin, TX (4)
Canton, OH
Kansas City, MO
Charleston, SC (4)(6)
Mobile, AL (4)(6)
Des Moines, IA
White Plains, NY (1)(6)
Scranton, PA (1)(7)
Allentown, PA (1)(6)
Louisville, KY
Spokane, WA (2)
Shreveport, LA
Memphis, TN
Springfield, MA (1)(6)
York, PA
Richmond, VA
Syracuse, NY (1)(7)
Madison, WI
Stamford, CT (1)(6)
Pensacola, FL
Ogden, UT
Huntington, WV
Worcester, MA (6)
Harrisburg, PA (6)
Nashville, TN
Jackson, MS
Reno, NV (2)
Eugene, OR (2)
Lorain, OH
Kingston, NY (6)
Charleston, WV
Jackson, MS (5)
Anchorage, AK (2)
Binghamton, NY (6)
Utica-Rome, NY (6)
Billings, MT (2)
Corning, NY (6)
Eureka, CA (2)
Altoona, PA (6)
Fairbanks, AK (2)
Lincoln, NE
Juneau, AK (2)

- ------------------------------

(1) Indicates two or more authorizations.

(2) Interests in these markets held by ART West, a joint venture in which the Company has a 50% interest. See "-- Agreements Relating to Licenses and Authorizations -- ART West Joint Venture" and "Certain Transactions."

(3) DCT owns these authorizations subject to the Put/Call Agreement and Service Agreement with ART Corp. Interests in these markets held by ART West, a joint venture in which the Company has a 50% interest. See "-- Agreements Relating to Licenses and Authorizations -- ART West Joint Venture."

(4) DCT owns these authorizations subject to the Put/Call Agreement and Service Agreement with ART Corp. See "-- Agreements Relating to Licenses and Authorizations -- DCT System Purchase Agreements."

(5) ART Corp. has the right to acquire 49% of these markets and manage them, sharing revenue with Telecom One. See "-- Agreements Relating to Licenses and Authorizations -- Telecom One Services Agreement."

(6) 200 MHz.

(7) 300 MHz.

    In addition to the above authorizations, the Company has 75 applications pending with the FCC for additional authorizations. However, due to the "freeze" imposed by the NPRM, the Company does not expect that it or any other company will receive additional authorizations with respect to any pending applications in the near future. See "Risk Factors -- Government Regulation" and "-- Government Regulation."

    The Company has between 100 and 300 MHz of transmission capacity within each of its market areas. Because 38 GHz paths are very narrow and because microwave paths can intersect each other without creating interference, each market area can accommodate thousands of paths. The Company believes it generally owns or manages sufficient 38 GHz bandwidth to satisfy the anticipated service requirements of its target customers in the Company's existing 91 market areas. Consistent with the Company's growth strategy, the Company may seek to obtain additional capacity by either leasing channels on a common carrier basis from other 38 GHz licensees, entering into services agreements or acquiring interests in other 38 GHz licenses. To the extent certain 38 GHz licensees are unable to satisfy the FCC construction requirements, the Company believes these licenses will be available for purchase in the secondary market, subject to FCC approval.

    Under the terms of its authorizations, the Company must complete construction of facilities for approximately 50 authorizations between mid-August and mid-September 1996. The Company has begun installing the minimum number of links required, and currently expects it will meet the FCC deadline. However, the FCC may impose more stringent construction requirements which may jeopardize the status of the Company's authorizations. The Company's licenses are due to expire in February 2001. The Company believes that, in keeping with common FCC practices, the licenses will be renewed for successive 10-year periods upon expiration.

AGREEMENTS RELATING TO LICENSES AND AUTHORIZATIONS

    ART CORP. SERVICES AGREEMENT. Under a services agreement, dated May 8, 1995, between ART and ART Corp. (the "ART Corp. Services Agreement"), the Company agreed to construct, operate and manage all FCC licenses and related telecommunications systems owned or managed by ART Corp. Under the ART Corp. Services Agreement, the Company is obligated to pay all costs and expenses related to construction, operation and management of the systems. As compensation, the Company receives 75% of the net revenues generated by the systems and ART Corp. receives the remaining 25%. The ART Corp. Services
Agreement expires on the earlier to occur of (i) May 8, 2015 or (ii) consummation of the Merger. See "-- Proposed Merger."

    EMI ACQUISITION. On April 4, 1995, ART Corp. entered into an agreement with EMI Communications Corporation ("EMI") to acquire EMI's thirty two 38 GHz wireless broadband licenses and related assets in the northeastern United States (the "EMI Assets") in exchange for $3.0 million in cash and a $1.5 million three-year non-negotiable and non-transferable promissory note (the "EMI Note"). In November 1995, ART Corp. assigned all of its rights and obligations under the purchase agreement to ART. The FCC subsequently approved the transfer of the EMI Assets to ART. ART Corp. has also guaranteed the obligations of ART to EMI under the EMI Note and has agreed to provide wireless broadband services on behalf of EMI for a period of one year from the date of the agreement to certain of EMI's customers. See "Description of Certain Indebtedness -- EMI Note."

    ART WEST JOINT VENTURE. On April 4, 1995, ART Corp. and Extended Communications, Inc. ("Extended") entered into a joint venture agreement (the "ART West Agreement"), resulting in the formation of ART West Joint Venture ("ART West"), a Delaware partnership equally owned by ART Corp. and Extended. In accordance with the terms of the ART West Agreement, ART Corp. and Extended agreed to transfer to ART West all of their respective interests in all of their 38 GHz authorizations (currently, 22 authorizations) in Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington and Wyoming (the "ART West Markets"), subject to FCC approval. Each of Extended and ART Corp. owns 50% of ART West. ART Corp. is obligated to bear all costs and expenses relating to construction, operation and management of the ART West Markets. As compensation, ART Corp. receives 77.5% of the net revenues of ART West, with Extended receiving the remaining 22.5%. Pursuant to the terms of the ART West Agreement, each joint venture partner has the right to participate in the acquisition by the other partner or any of its affiliates of 5% or greater interest in any 38 GHz authorization or license in any additional ART West Market. In such case, such authorization or license would be contributed to ART West. In the event any joint venture partner elects not to participate in any such acquisition, the other partner has the right to purchase such authorization or license directly. On October 1, 1994, the Company, ART Corp. and Extended entered into an agreement (the "ART West Management Agreement"), pursuant to which the Company agreed to manage the business of ART West and operate its assets as part of the Company's nationwide system of 38 GHz assets. Pursuant to the ART West Management Agreement, the Company owns all equipment, provides all services and is entitled to market and operate the Company's wireless broadband services in the ART West Markets. See "Certain Transactions -- ART West Joint Venture."

    DCT SYSTEM PURCHASE AGREEMENTS. On September 1, 1994, ART Corp. entered into an agreement with DCT Communications, Inc. ("DCT"), pursuant to which ART Corp. obtained an option to purchase certain FCC licenses (the "DCT Systems") from DCT for $500,000 and shares representing 5% of ART Corp's common stock on a fully diluted basis as of the date of transfer. The option may be exercised at any time after December 31, 1995 and expires three years after the date on which the FCC issues DCT's first license. DCT may at any time require ART Corp. to purchase the DCT Systems for $50,000 and the reimbursement of certain expenses related to the acquisition thereof. On September 1, 1994, ART Corp. entered into an exclusive services agreement with DCT pursuant to which ART Corp. bears the responsibility for the construction, operation and management of the DCT Systems. The agreement expires on September 1, 1999. Under the terms of the services agreement, ART Corp. is obligated to bear all costs and expenses relating to construction, operation and management of the DCT Systems. As compensation, ART Corp. is entitled to receive 55% of the net revenues generated by the DCT Systems, with DCT receiving the remaining 45%.

    On April 25, 1996, the Company entered into a preliminary agreement with DCT pursuant to which the Company agreed to purchase from DCT the 13 authorizations subject to existing agreements and 3 additional licenses for $3.6 million in cash, subject to completion of a definitive purchase agreement and a revised services agreement under which the Company will have responsibility for the construction, operation and management of the DCT Systems as well as the 3 additional systems. The Company will also have a right of first offer on all future FCC license grants to DCT. A definitive agreement must be signed by June 28, 1996 and the closing of the transactions is subject to FCC approval. In the event that the closing takes place more than six months after the execution of the agreement, DCT will be entitled to receive 15% of the gross revenues generated by links deployed in the DCT channels until the closing of the transfer of the FCC licenses.

    TELECOM ONE SERVICES AGREEMENT. On April 24, 1996, the Company and Telecom One, Inc. ("Telecom One") entered into a services agreement (the "Telecom One Services Agreement") pursuant to which the Company agreed to construct, operate and manage two 38 GHz wireless broadband licenses and related telecommunications systems owned by Telecom One. Under the Telecom One Services Agreement, the Company is obligated to pay all costs and expenses related to construction, operation and management of the systems. As compensation, the Company receives 90% of the gross revenues generated by the systems and Telecom One receives the remaining 10%.

    TELECOM ONE OPTION On May 25, 1995, the Company and Telecom One entered into an agreement pursuant to which the Company acquired from Telecom One an option to acquire a 49% interest in two authorizations. The option expires on May 25, 2000 and the Company has not decided whether or not to exercise this option.

                                     [LOGO]

STRATEGIC ALLIANCES

    AMERITECH STRATEGIC DISTRIBUTION AGREEMENT. On April 29, 1996, the Company and Ameritech Corp. ("Ameritech") entered into a three-year strategic distribution agreement (the "Ameritech Strategic Distribution Agreement") pursuant to which the Company provides 38 GHz services to Ameritech, who will in turn market the Company's services under the Ameritech name. Ameritech will be the primary provider of the Company's services in the midwest. Ameritech is targeting certain sales objectives and proposes to commit $7.0 million to support the sales and marketing of the Company's services. The Company believes that Ameritech's sales and marketing expertise and its access to extensive distribution channels within its region will accelerate the rollout of the Company's business plan. The Ameritech Strategic Distribution Agreement is subject to termination at any time by either party on 90 days' notice. See "Risk Factors -- Dependence on Third Parties for Marketing and Service."

    GTE SERVICES AGREEMENT. On April 25, 1996, the Company entered into a two year agreement with GTE Government Systems Corporation, a subsidiary of GTE Corporation ("GTE"). GTE will provide equipment staging and outfitting, site preparation, equipment installation and maintenance for the Company's wireless broadband services. Under the agreement, GTE will provide 75% of the Company's installations. The Company will pay a fee equal to $1,550 for the installation of each link and a maintenance fee equal to $85 per hour. The Company believes that GTE's nationwide presence and experience will provide the Company with efficient, quality installation and maintenance for its nationwide services. See "Risk Factors -- Dependence on Third Parties for Marketing and Service."

    GTE SOFTWARE LICENSE AGREEMENT. On March 29, 1996, the Company entered into a software license agreement with GTE's Network Management Organization. Under this agreement, the Company will purchase software and centralize its network management functions to reduce costs and increase reliability. GTE's "Integrated Network Management Products" enable the Company to quickly identify service interruptions and to simultaneously alert the field service teams, who are able to restore services in a timely manner. The Company will pay a license fee of approximately $2.0 million and an annual maintenance support fee of approximately $300,000. In addition, the Company made an initial payment of $250,000 upon execution of the agreement and is obligated to pay monthly installments commencing January 1, 1997. After the first year, all fees are subject to change. See "Risk Factors -- Dependence on Third Parties for Marketing and Service."

    HARRIS AGREEMENTS. On April 26, 1996, the Company and Harris Corporation, Farinon Division ("Harris") entered into a one-year PCS marketing agreement (the "Harris Marketing Agreement") pursuant to which the Company granted to Harris a right to use its 38 GHz authorizations, including associated coordination services, installation and network monitoring and field services. Pursuant to the Harris Marketing Agreement, Harris agreed to market the Company's services in the emerging PCS market. The Harris Marketing Agreement is automatically renewable for successive one-year terms unless either party delivers notice of non-renewal at least 60 days prior to the end of the initial term or any successive term. The agreement is also subject to termination at any time by either party on 90 days' notice.

    Concurrently with the Harris Marketing Agreement, the parties entered into a one-year purchase agreement (the "Harris Purchase Agreement") pursuant to which the Company agreed to purchase certain microwave transmission equipment, software and services relating thereto (the "Harris Products"). The agreement sets minimum purchase goals for the purchase by the Company of Harris Products. If either the Harris Purchase Agreement or the Harris Marketing Agreement shall terminate, the other shall also terminate.

    TECHNOLOGY DEVELOPMENT AGREEMENTS. The Company has entered into preliminary understandings with three microwave equipment or technology development companies for development of advanced 38 GHz radios, highspeed converters and innovative telecommunications platforms. The Company expects to be able to fund development of this technology in stages and to obtain rights to license the specific technology. In addition, the Company has entered into a letter of intent with American Wireless Corporation ("American Wireless") providing for an investment by the Company of $700,000 to $1.0 million for research and development. In consideration of its investment, the Company will have a right of first refusal on production capacity of the new radios and will receive a per-unit license fee. See "Certain Transactions -- American Wireless Development Agreement." Each of these agreements is subject to definitive documentation.

COMPETITION

    The telecommunications services industry is highly competitive. The Company has only recently begun to market its wireless broadband services to potential customers and is currently providing services on a limited basis. In each market area in which the Company is authorized to provide services, the Company competes or will compete with several other service providers and technologies. The Company expects to compete primarily on the basis of wireless broadband service features, quality, price, reliability, customer service and response to customer needs. There can be no assurance that the Company will be able to compete effectively in any of its market areas. The Company faces significant competition from other 38 GHz providers and incumbent LECs, such as the RBOCs. To a lesser extent, the Company may compete with CAPs, cable television operators, electric utilities, LECs operating outside their current local service areas and IXCs.

    COMPETITION FROM 38 GHZ SERVICE PROVIDERS. The Company faces competition from other 38 GHz service providers, such as WinStar and BizTel, within its market areas. In certain cases, these service providers hold licenses to operate on other portions of the 38 GHz band in geographic areas which encompass or overlap the Company's market areas. In a number of the Company's market areas, at least one other 38 GHz service provider has a longer history of operations, a larger geographic footprint or substantially greater financial resources than the Company. WinStar commenced its 38 GHz operations approximately one year prior to the Company, has raised significant capital, and has the competitive advantages inherent in being the first to market 38 GHz services. In addition to WinStar and BizTel at least five other entities have been granted 38 GHz authorizations in geographic regions in which the Company plans to operate. Due to the relative ease and speed of deployment of 38 GHz technology, the Company could face intense price competition from other 38 GHz service providers. Accordingly, there can be no assurance that the Company will be able to sustain a profitable business in the face of prolonged price competition.

    The Company also faces potential competition from new entrants to the 38 GHz market, including LECs and other leading telecommunications companies. The NPRM contemplates an auction of the lower 16 channels in the 38 GHz spectrum band, which have not been previously available for commercial use. The grant of additional licenses by the FCC in the 38 GHz band, or other portions of the spectrum with similar characteristics, could result in increased competition.
The Company believes that, assuming the adoption of the NPRM as currently proposed, additional entities having greater resources than the Company could acquire licenses to provide 38 GHz services.

    COMPETITION FROM INCUMBENT LECS. The Company also faces significant competition from incumbent LECs, irrespective of whether they provide service. Incumbent LECs have long-standing relationships with their customers, have the potential to subsidize competitive services with revenues from a variety of businesses and benefit from favorable federal and state policies and regulations. Regulatory decisions and recent legislation, such as the Telecommunications Act, have partially deregulated the telecommunications industry and reduced barriers to entry into new segments of the industry. In particular, the Telecommunications Act, among other things, (i) establishes local exchange competition by preempting laws prohibiting competition in the local exchange market by requiring LECs to provide fair and equal standards for interconnection and unbundling of services and (ii) permits an RBOC to compete in the interLATA long distance service market once certain competitive characteristics emerge in such RBOC's service area. The Company believes that this trend towards greater competition will continue to provide opportunities for broader entrance into the local exchange markets. However, as LECs face increased competition, regulatory decisions are likely to provide them with increased pricing flexibility, which in turn may result in increased price competition. There can be no assurance that such increased price competition will not have a material adverse effect on the Company's results of operations.

    OTHER COMPETITORS. To a lesser degree, the Company may compete with CAPs for the provision of last mile access and additional services in most of its market areas. However, the Company believes that many CAPs may utilize 38 GHz transmission links to augment their own service offerings to IXCs and end users, and that the Company is well positioned to provide such 38 GHz services to CAPs. However, there can be no assurance that CAPs will utilize the Company's 38 GHz services or that CAPs will not seek to acquire their own 38 GHz licenses. Furthermore, the ability of CAPs to compete in the local exchange market is limited by regulations relating to number portability, dialing parity and reasonable interconnection. The Telecommunications Act requires the FCC and the states to implement regulations that place CAPs on a more equal competitive footing with LECs. To the extent these changes are implemented, CAPs may be able to compete more effectively with LECs. However, there can be no assurance that CAPs or 38 GHz service providers, such as the Company, will be able to compete effectively for the provision of last mile access and other services.

    The Company may also face competition from cable television operators deploying cable modems, which provide high speed data capability over installed coaxial cable television networks. Although cable modems are not widely available currently, the Company believes that the cable industry may support the deployment of cable modems to residential cable customers through methods such as price subsidies. Notwithstanding the cable industry's interest in rapid deployment of cable modems, the Company believes that in order to provide broadband capacity to a significant number of business and government users cable operators will be required to spend significant time and capital in order to upgrade their existing networks to the next generation of hybrid fiber coaxial network architecture. However, there can be no assurance that cable television operators will not emerge as a source of competition to the Company.

    The Company may also face competition from electric utilities, LECs operating outside their current local service areas and IXCs. These entities provide transmission services using technologies which may enjoy a greater degree of market acceptance than 38 GHz wireless broadband technology in the provision of last mile broadband services. In addition, the Company may face competition from new market entrants using wireless, fiber optic and enhanced copper based networks to provide local service.

    A number of the Company's competitors have long-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than the Company. As a result, these competitors may be able to more quickly develop and exploit new or emerging technologies, adapt to changes in customer requirements, or devote greater resources to the marketing of their services than the Company. The consolidation of telecommunications companies and the formation of strategic alliances and cooperative relationships in the telecommunications and related industry, as well as the development of new technologies, could give rise to significant new competitors to the Company. In such case, there can be no assurance as to the degree to which the Company will be able to compete effectively.

GOVERNMENT REGULATION

    The Company's wireless broadband services are subject to regulation by federal, state and local governmental agencies. The Company believes that it is in substantial compliance with all material laws, rules and regulations governing its operations and has obtained, or is in the process of obtaining, all authorizations, tariffs and approvals necessary and appropriate to conduct its operations. Nevertheless, changes in existing laws and regulations, including those relating to the provision of wireless local telecommunications services via 38 GHz and/or the future granting of 38 GHz authorizations, or any failure or significant delay in obtaining necessary regulatory approvals, could have a material adverse effect on the Company.

    FEDERAL REGULATION

    At the federal level, the FCC has jurisdiction over the use of the electromagnetic spectrum (I.E., wireless services) and has exclusive jurisdiction over all interstate telecommunications services that originate in one state and terminate in another state or foreign country. State regulatory commissions have jurisdiction over intrastate communications, that is, those that originate and terminate in the same state. Municipalities may regulate limited aspects of the Company's business by, for example, imposing zoning requirements and issuing permits. The Company also is subject to taxation at the federal and state levels and may be subject to varying taxes and fees from local jurisdictions.

    FCC LICENSING. The Communications Act of 1934 (the "Communications Act") imposes certain requirements relating to licensing, common carrier obligations, reporting and competition. Under current FCC rules, the recipient of a construction permit (or authorization) for microwave facilities is required to complete construction of such facilities within 18 months of the date of grant of the permit. To satisfy the FCC's current construction requirements, the permit holder is required to establish at least one link between two transceivers in each market area for which it holds a construction permit. Upon completion of construction and filing of certification thereof with the FCC, the permit develops into a license to provide microwave services. In the event that the recipient fails to comply with the construction deadline, the permit is subject to forfeiture, absent an extension of the deadline. Of the Company's 108 authorizations, 35 have developed into licenses. Under the terms of its remaining 73 construction permits, the Company must complete construction of facilities for approximately 50 construction permits between mid-August and mid-September 1996. The Company believes that, in light of current FCC practice, extensions of construction periods are highly unlikely. See "Risk Factors -- Risk of Forfeiture, Non-Renewal and Fluctuation in Value of FCC Licenses."

    COMMON CARRIER REGULATION. Under the terms of its licenses, the Company is classified as a common carrier, and as such is required to offer service on a non-discriminatory basis at just and reasonable rates to anyone reasonably requesting such service. Although the Communications Act prohibits the Company from discriminating among its customers, the Communications Act, as currently interpreted by the FCC, does permit the Company substantial discretion in classifying its customers and discriminating among such classifications. The Company generally is obligated to furnish service to its competitors and might be obligated to allow other 38 GHz providers to install links within one of the Company's market areas for a non-discriminatory fee. Under the FCC's streamlined regulation of non-dominant carriers, the Company, as a non-dominant carrier, must file tariffs with the FCC for certain interstate services on an ongoing basis. The Company is in the process of filing tariffs with the FCC, to the extent required, with respect to its provision of interstate service. The FCC has recently initiated a rulemaking proceeding to eliminate the tariff filing requirement pursuant to new forbearance authority contained in the Telecommunications Act. The Company, as a non-dominant carrier, is not currently subject to rate regulation, and it may install and operate non-radio facilities for the transmission of interstate communications without prior FCC authorization.

    FCC REPORTING. The Company, as an operator of millimeter wave radio facilities, is subject to the FCC's semiannual reporting requirements with respect to the deployment of wireless local telecommunications services in its licensed areas. The Company believes that it has fully complied with its reporting obligation.

    COMPETITION. Over the last several years, the FCC has issued a series of decisions and Congress has recently enacted legislation making the interstate access services market more competitive by requiring reasonable and fair interconnection by LECs. Concomitant with its decision to require such interconnection, the FCC has provided LECs with a greater degree of increased pricing flexibility between services (such as the ability to reduce local access charges paid by long distance carriers utilizing LECs' local networks) and between geographic markets (such as cross-subsidizing price cuts across geographic markets). The Company anticipates that this pricing flexibility will result in LECs lowering their prices in high density zones. To the extent that LECs choose to take advantage of increased pricing flexibility to lower their rates, the ability of the Company and CAP customers of the Company to compete for certain markets and services and the Company's operating results may be adversely affected.

    THE  TELECOMMUNICATIONS  ACT.    The  Telecommunications  Act  substantially
departs from prior legislation in the telecommunications industry by establishing local exchange competition as a national policy through the removal of state regulatory barriers to competition and the preemption of laws prohibiting competition in the local exchange market. The Telecommunications Act, among other things, mandates that LECs (i) permit resale of their services and facilities on reasonable and nondiscriminatory terms and at wholesale rates,
(ii) allow customers to retain the same telephone number ("number portability") when they switch carriers, (iii) permit interconnection by competitors to a LEC's network at any technically feasible point on the same terms as LEC charges for its own services, (iv) unbundle their network services and facilities by permitting competitors and others to use some but not all of their facilities at cost-based and nondiscriminatory rates and (v) ensure that the end user does not have to dial any more digits to reach local competitors than to reach the LEC to the extent technically feasible ("dialing parity"). The Telecommunications Act also allows RBOCs to provide interLATA services once certain competitive characteristics emerge in their local exchange markets. The provisions of the

Telecommunications Act are designed to ensure that RBOCs take affirmative steps to level the playing field for their competitors so that CAPs and others can compete effectively. The FCC, with advice from the United States Department of Justice, and the states are given jurisdiction to enforce these requirements.

    The Company believes that the Telecommunications Act substantially benefits its business plans by allowing the Company to provide a much broader array of services, including switched services and services interconnected to the Public Switched Telecommunications Network ("PSTN"), in many more states, at a much earlier time and at a substantially lower cost. The Telecommunications Act should be of equal, if not greater, benefit to one of the Company's most important initial customer groups, CAPs. CAPs are promised substantial benefits under the Telecommunications Act which should significantly improve their revenues and profits, attracting more CAPs into business and enabling them to fund expansion. These developments should lead to increased demand for the Company's services. There can be no assurance, however, that the states and the FCC will implement the Telecommunications Act in a manner favorable to the Company and its customers.

    FCC RULEMAKING. On November 13, 1995, the FCC released an order barring the acceptance of new applications for 38 GHz licenses. On December 15, 1995, the FCC announced the issuance of the NPRM, pursuant to which it proposed to amend its current rules to provide for, among other things, (i) the adoption of an auction procedure for the issuance of licenses in the 38 GHz band, including a possible auction of the lower 16 channels in the 38 GHz band that have not been previously available for commercial use, (ii) the continuation of the 100 MHz-based channeling plan and licensing rules for point-to-point microwave operations in the lower 16 channels, (iii) licensing frequencies using predefined geographic service areas, (iv) the imposition of minimum construction requirements for new authorizations and existing 38 GHz licenses as a condition to the retention of existing authorizations and (v) the implementation of certain technical rules designed to avoid radio frequency interference among licensees. In addition, the FCC ordered that those applications subject to mutual exclusivity with other applicants or placed on public notice by the FCC after September 13, 1995 would be held in abeyance pending the outcome of the NPRM and may then be dismissed. Final rules issued in connection with the NPRM may require that 38 GHz service providers share other unlicensed portions of the 38 GHz band with other telecommunications service providers. The implementation of such a measure could materially affect the Company's ability to provide services to its customers. There can be no assurance that the final rules (if any) issued in connection with the NPRM will resemble the rules proposed in the NPRM. There also can be no assurance that any proposed or final rules will not have a material adverse effect on the Company. Statutes and regulations which may become applicable to the Company as it expands could require the Company to alter methods of operations at costs which could be substantial or otherwise limit the types of services offered by the Company.

    The NPRM proposes to substantially strengthen the current rules concerning the steps that a grantee of a 38 GHz authorization, which is in the nature of a construction permit, must take in order to receive a license. At present, the holder of a construction permit is only required to certify that it is operational. Although the FCC has not defined the term "operational," the industry custom is to install one link, which may be only temporary and may not be producing revenue for the operator. The NPRM expresses concern that this lenient standard might allow the warehousing of 38 GHz spectrum. As a consequence, the NPRM proposes much more stringent construction requirements. The Company has supported the concept of stiffer construction requirements and has proposed a set of construction requirements that would require construction of long-term revenue-producing links throughout the authorized area, with the requirements being applicable to each channel and increasing over the first five years of the license term. None of the other 38 GHz licensees and grantees supported such strong construction requirements. The Company believes that it can meet the construction requirements that it has proposed and that it would be comparatively harder for the other 38 GHz licensees and grantees to satisfy such requirements. However, there is no assurance that the FCC will adopt the Company's proposal or that the Company will be able to satisfy whatever proposal is adopted.

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
    The NPRM proposes to auction any pending and future 38 GHz applications that are mutually exclusive. The NPRM would specify the geographic areas that could be licensed instead of continuing to allow the applicants to design the geographic circumferences of the licenses. The Company has not determined whether to seek additional licenses in the event of an auction. The Company believes that the FCC is likely to auction pending and future mutually exclusive 38 GHz licenses, but there can be no assurance that this will occur.

    STATE REGULATION

    Many of the Company's services, either now or in the future, may be classified as intrastate and therefore may be subject to state regulation. The Company is in the process of obtaining state authorizations deemed to be sufficient to conduct most, if not all, of its proposed business in the near-term, but there can be no assurance that some portion of the Company's proposed transmissions might not be considered to be subject to state jurisdiction in a state in which the Company does not have appropriate authority. The Company expects that as its business and product lines expand and the requirements of the Telecommunications Act favoring competition in the provision of local communications services are implemented, it will offer an increased number and type of intrastate services. The Company is implementing a program to expand the scope of its intrastate certifications in various state jurisdictions as its product line expands and as the Telecommunications Act is implemented.

    Under current state regulatory schemes, entities can compete with LECs in the provision of (i) local access services, (ii) dedicated access services,
(iii) private network services, including WAN services, for businesses and other entities and (iv) long distance toll services. The remaining local telecommunications services, including switched local exchange services required for calls originating and terminating within a single LATA and intrastate long distance services, are not currently subject to competition in most states. The Telecommunication Act requires each of these states to remove these barriers to competition. No assurance can be given as to how quickly and how effectively each state will act to implement the new legislation.

PROPOSED MERGER

    ART and ART Corp. plan to merge, subject only to FCC approval of the Merger. In the Merger, ART Corp. will merge with and into ART, stockholders of ART Corp. will receive an aggregate of 10,013,055 shares of Common Stock and the 10,013,055 shares of Common Stock currently held by ART Corp. will be surrendered to ART. Completion of the Merger is a condition to consummation of the Offerings.

INTELLECTUAL PROPERTY RIGHTS

    The Company has filed for protection for three service marks: DigiWave (the Company's wireless broadband trademark), ART and Advanced Radio Telecom. These first filings are block mark applications, which if allowed by the Patent and Trademark Office, would protect future variations. The Company will seek the maximum protection for its future service marks. There can be no assurance that the service marks applied for will be granted nor that the Company's future efforts will be successful. Although the Company is developing various proprietary processes, software products and databases and intends to protect its rights vigorously and to continue to develop such proprietary systems and databases, there can be no assurance that these measures will be successful in establishing its proprietary rights in such assets.

EMPLOYEES

    As of May 1, 1996, the Company had a total of 36 employees, including seven in engineering and field services, 11 in sales and marketing, six in administration and finance, five in operations and seven in corporate development and advanced services. None of the Company's employees is represented by a collective bargaining agreement. The Company has never experienced a work stoppage and believes that its employee relations are good.

PROPERTIES

    The Company leases approximately 22,000 square feet of office, technical operations and engineering field services depot space in Bellevue, Washington. The Company's corporate headquarters, network operations center and western regional sales office occupy approximately 15,000 square feet under a sublease expiring in January 2000. The Company's engineering department leases approximately 5,000 square feet and 2,000 square feet for technical operations and an engineering field services depot, respectively, pursuant to leases expiring in May 1997. In addition the Company leases 1,100 square feet of office space in Portland, Oregon for sales and marketing personnel pursuant to a lease expiring in March 1998. The Company also leases temporary office space in Washington, D.C. under a sub-lease from Pierson, Burnett & Hanley. See "Certain Transactions -- Pierson, Burnett & Hanley Transactions."

LITIGATION

    The Company is not a party to any litigation.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The current executive officers and directors of the Company, their ages and their positions are as follows:

NAME                                         AGE      POSITION
- ---------------------------------------      ---      -------------------------------------------------------
Vernon L. Fotheringham (1)(2)(3).......          47   Chairman of the Board of Directors and Chief Executive
                                                       Officer
Steven D. Comrie.......................          40   President, Chief Operating Officer and Director
Thomas A. Grina........................          38   Executive Vice President and Chief Financial Officer
W. Theodore Pierson, Jr................          58   Executive Vice President, Secretary and General Counsel
James D. Miller........................          53   Senior Vice President, Sales and Marketing
Thomas C. Bennett......................          48   Vice President and General Manager, Northeast Region
Paul Brandenburg.......................          48   Vice President, Engineering and Field Services
I. Don Brown...........................          39   Vice President, Internet Services
Sheila Darling.........................          50   Vice President, Network Operations
Mark T. Marinkovich....................          31   Vice President and General Manager, Western Region
Charles D. Menatti.....................          42   Vice President, Corporate Development
Richard A. Shields, Jr.................          39   Vice President, Technology
William J. Smilie......................          52   Vice President and General Manager, Midwest Region
J.C. Demetree, Jr. (3)(4)(5)...........          37   Director
Mark C. Demetree (1)(2)................          39   Director
Andrew I. Fillat (2)(3)(4).............          47   Director
Matthew C. Gove (2)(4)(5)..............          31   Director
Laurence S. Zimmerman (1)(3)(5)........          36   Director

- ------------------------------
(1)  Member of Option Committee.

(2)  Member of Compensation Committee.

(3)  Member of Finance Committee.

(4)  Member of Audit Committee.

(5) These directors will resign effective on the date of this Prospectus and two directors, unaffiliated with the Company's present management, will be elected to the Board of Directors. See " -- Board Composition."

    VERNON L. FOTHERINGHAM has served as Chairman of the Board of Directors, Chief Executive Officer of the Company and ART Corp. since inception. From 1993 to 1995, Mr. Fotheringham served as president and chief executive officer of Norcom Networks Corporation, a nationwide provider of mobile satellite services. In 1992, Mr. Fotheringham co-founded Digital Satellite Broadcasting Corporation ("DSBC"), a development stage company planning to provide satellite radio services nationwide, served as its chairman from 1992 to 1993 and currently serves as one of its directors. From 1988 to 1992, Mr. Fotheringham served as senior vice president of The Walter Group, Inc. ("TWG"), a wireless telecommunications consulting and project management firm. From 1983 to 1986, Mr. Fotheringham served as vice president of marketing of Omninet Corporation. Over the last ten years, Mr. Fotheringham has advised several businesses in the telecommunications industry, including American Mobile Satellite Corporation, ClairCom Communications ("ClairCom"), several international cellular systems developed by McCaw Cellular Communications, Inc. and the Qualcomm OmniTRACS network.

    STEVEN D. COMRIE has served as President, Chief Operating Officer and a director of the Company since July 1995. From 1992 to 1995, Mr. Comrie served as vice president and general manager of Cypress Broadcasting Inc., a
California-based television subsidiary of Ackerley Communications Inc., a diversified media company based in Seattle, Washington. From 1987 to 1992, Mr. Comrie served as president of First Communication Media Inc. and as an investor, advisor and manager of satellite, broadcast and telecommunications businesses in the United States and Canada. In 1986, Mr. Comrie co-founded Netlink, the first commercial direct broadcast satellite service operating in the U.S. which was subsequently acquired by Tele-Communications Inc. ("TCI"). Previously, Mr.
Comrie served in a variety of management positions with cable and media companies.

    THOMAS A. GRINA has served as Executive Vice President and Chief Financial Officer of the Company since April 1996. From June 1989 to April 1996, Mr. Grina was Executive Vice President, Finance and Chief Financial Officer of DialPage, Inc. and Executive Vice President of its wholly-owned subsidiary, Dial Call, Inc., a wireless communications company operating in the southeastern U.S.

    W. THEODORE PIERSON, JR. has served as Executive Vice President and General Counsel of the Company and ART Corp. since inception. Mr. Pierson is a partner of the firm of Pierson, Burnett & Hanley in Washington, D.C., which specializes in telecommunications law. As such, Mr. Pierson has advised a number of start-up telecommunications companies, including Home Box Office, Satellite Business Services, Omninet Corporation and DSBC. Mr. Pierson currently serves as a director of DSBC. Mr. Pierson has also been counsel to the Competitive Telecommunications Association (the largest association of long distance carriers) and the Association for Local Telecommunications Services for several years.

    JAMES D. MILLER has served as Senior Vice President, Sales and Marketing of the Company since December 1995. From 1993 to 1995, Mr. Miller was vice president and general manager of U.S. Intelco Wireless. Mr. Miller served as executive vice president of Atlas Telecom from 1987 to 1993 and as national sales manager of Sidereal Corporation from 1977 to 1987.

    THOMAS C. BENNETT has served as Vice President and General Manager, Northeast Region of the Company since February 1996. From July 1994 to January 1996, Mr. Bennett served as the director of PCS development for GTE Worldwide Telecommunications Services ("GTEW"). Prior to 1994, Mr. Bennett served in various positions with GTEW.

    PAUL BRANDENBURG has served as Vice President, Engineering and Field Services of the Company since December 1995. From January 1995 to January 1996, he was an independent consultant in telecommunications technology. From October 1992 to January 1995, Mr. Brandenburg served as vice president and general manager of ICG Wireless Services, Inc. Prior to October 1992, he served as the director of business development of TCI.

    I. DON BROWN has served as Vice President, Internet Services of the Company since February 1996. From 1995 to 1996, Mr. Brown acted as a consultant to the Company and other telecommunications companies. From 1991 to 1995, he served as executive vice president of USA TODAY Sky Radio.

    SHEILA DARLING has been Vice President, Network Operations of the Company since December 1995. From July 1992 to May 1995, Ms. Darling was associated with Western Wireless Corporation, where she was responsible for network design, engineering and interconnect facilities for 20 switches. From December 1992 to May 1993, Ms. Darling was the senior technical consultant at Digital Systems International, Inc.

    MARK T. MARINKOVICH has served as Vice President and General Manager, Western Region of the Company since July 1995. Since April 1994, Mr. Marinkovich has served as president of Extended, the Company's partner in the ART West Joint Venture. From June 1992 to 1995, Mr. Marinkovich was a telecommunications consultant with TWG. Prior to 1992, Mr. Marinkovich worked as a certified public accountant with KPMG Peat Marwick LLP.

    CHARLES D. MENATTI has served as Vice President, Corporate Development of the Company since November 1995. From 1994 to 1995, Mr. Menatti was vice president for worldwide sales for AccessLine

Technologies, Inc. From 1993 to 1994, Mr. Menatti was general manager of U.S. Intelco Networks, Inc. From 1992 to 1993, he served as vice president and managing director of Atlas Telecom. From 1991 to 1992, he served as vice president of BellSouth Europe in Brussels, Belgium.

    RICHARD A. SHIELDS, JR. has served as Vice President, Technology of the Company since February 1996. From 1992 to 1996, Mr. Shields served as vice president for engineering and design for ClairCom. From 1991 to 1992, he was the director of product development at TWG.

    WILLIAM J. SMILIE has served as Vice President and General Manager, Midwest Region of the Company since April 1996. From 1993 to 1996, Mr. Smilie served as deputy managing director of NetCom/ Ameritech in Oslo, Norway. Mr. Smilie served as the director of international wireless for Ameritech from June 1992 to January 1996, the director of business development for Ameritech Mobile Communications, Inc. ("AMC") from June 1991 to May 1992 and the director of marketing for AMC from January 1982 to June 1991.

    J.C. DEMETREE, JR. has served as a director of the Company since May 1995. Since 1987, Mr. Demetree has served as president of Demetree Brothers, Inc., a real estate service company. Since 1980, he has been a partner and trustee of Pentagon Properties, a privately-held trust with investments in commercial real estate and other operating businesses including banking and chemical. Mr. Demetree has served since 1981 as a director of Community First Bank and since 1995 as a director and officer of CFB Bancorp.

    MARK C. DEMETREE has served as a director of the Company since May 1995. Since 1993, Mr. Demetree has been president of North American Salt Company, the second largest salt producer in North America. From 1991 through 1993, Mr. Demetree served as president of Trona Railway Company, a shortline railroad division of North American Chemical Company. Mr. Demetree currently serves on the Board of Governors of the Canadian Chamber of Maritime Commerce for the Great Lakes/St. Lawrence Seaway and is the current chairman of the CEO Council of the Salt Institute.

    ANDREW I. FILLAT has served as a director of the Company since November 1995. Mr. Fillat has been employed since 1989 by Advent International Corporation ("Advent"), a global venture capital and private equity management firm and currently serves as senior vice president. Prior to 1989, Mr. Fillat was a partner at Fletcher and Company, a consulting firm specializing in assisting venture-backed enterprises, and was an operating executive with Fidelity Investments. Mr. Fillat has also been a director of Safety 1st, Inc. since 1994 and currently serves as a director of several private companies in the Advent portfolio.

    MATTHEW C. GOVE  has served as  a director  of the Company  since May  1995.
Since 1994, Mr. Gove has been, through Hedgerow Corporation of Maine ("Hedgerow"), a consultant to LHC, specializing in domestic and international telecommunications transactions. From 1991 through 1993, he attended the Columbia University Graduate School of Business and worked as an independent consultant specializing in spreadsheet modeling and financial analysis. Prior to 1991, he was custodial manager of foreign currency derivative funds at The Boston Company.

    LAURENCE S. ZIMMERMAN has served as a director of the Company since May 1995. Since 1985, Mr. Zimmerman has been President of Landover Holdings Corporation ("LHC"), of which he is the founder and beneficial owner. LHC is a private investment firm with interests in wireless cable, wireless telephone, cellular and managed healthcare and specialty retail companies as well as other investments in the United States and abroad. From 1989 to 1990, Mr. Zimmerman was a managing director of Renaissance Capital Group Inc., a leveraged buyout firm. On February 1, 1995, Mr. Zimmerman consented to the entry of an order of the Securities and Exchange Commission, without admitting or denying the matters referred to therein, barring him from association with any broker, dealer, municipal securities dealer, investment company or investment adviser during the period February 1, 1995 to February 1, 1996 and requiring him not to violate certain provisions of the Federal securities laws. The order relates to alleged violations arising out of alleged conduct by Mr. Zimmerman in 1986 as a broker for Breuer Capital, in connection with trading and selling shares of Balchem Corporation. See "Principal Stockholders -- Voting Trust Agreement."

BOARD COMPOSITION

    Under the terms of the Stockholders Agreement (as described in "Certain Transactions -- February 1996 Reorganization"), the Landover Stockholders (as defined in the Stockholders Agreement) have the right to designate four members of the Board of Directors of the Company and have designated Messrs. Mark C. Demetree, J.C. Demetree, Jr., Gove and Zimmerman as directors. In addition, pursuant to the terms of the Stockholders Agreement, the Advent Partnerships (as defined in the Stockholders Agreement) and Ameritech, as holders of the Company's Series E and F Preferred Stock respectively, have the right to designate one member of the Board of Directors of the Company and have designated Mr. Fillat as a director. Pursuant to the Stockholders Agreement, the right of the Advent Partnerships to designate a director terminates at such time as the Advent Partnerships cease to own at least 50% of the aggregate amount of equity securities of the Company currently owned by them. See "Certain Transactions -- LHC Purchase Agreement -- Advent Private Placement." The Stockholders Agreement will terminate upon consummation of the Offerings.

    All directors hold office until their successors have been elected and qualified. Upon consummation of the Offerings, Messrs. J.C. Demetree, Jr., Gove and Zimmerman will resign as directors and two directors, unaffiliated with the Company's present management or stockholders, will be elected to the Board. After consummation of the Offerings, Mr. Zimmerman may attend meetings of the Board of Directors as an observer, at the invitation of the Board of Directors. In addition, upon consummation of the Offerings, the Company's Board of Directors will be divided into three classes, with each class of directors to serve three-year staggered terms (after their initial terms). Mr. Comrie and one of the newly elected independent directors will be elected as Class I directors for an initial one-year term expiring in 1997. Mr. Fotheringham and one of the newly elected independent directors will be elected as Class II directors for an initial two-year term expiring in 1998. Messrs. Mark C. Demetree and Fillat will be elected as Class III directors for an initial three-year term expiring 1999.

DIRECTOR COMPENSATION

    Upon consummation of the Offerings, directors who are not employees of the Company will receive $4,000 per year for services rendered as a director and $500 for attending each meeting of the Board of Directors or one of its Committees. In addition, directors may be reimbursed for certain expenses incurred in connection with attendance at any meeting of the Board of Directors or Committees. Other than reimbursement of expenses, directors who are employees of the Company receive no additional compensation for service as a director.

    In April 1996, the Company adopted the Directors Plan (as defined) which provides for automatic grants of options to purchase an aggregate of 200,000 shares of Common Stock to non-employee directors of the Company. See "-- Stock Option Plans." Upon consummation of the Offerings, options to purchase an aggregate of 28,000 shares at an exercise price equal to the initial offering price of the Common Stock are anticipated to be granted to non-employee directors under the Directors Plan.

BOARD COMMITTEES

    The Company's bylaws, as amended (the "Bylaws"), provide that the Board of Directors may establish committees to exercise certain powers delegated by the Board of Directors. Pursuant to that authority, the Board of Directors has established an Option Committee, Compensation Committee, Finance Committee and Audit Committee.

    The Option Committee reviews, interprets and administers the 1995 Stock Option Plan (as defined), prescribes rules and regulations relating thereto and determines the stock options to be granted by the Company to its employees. Messrs. Mark C. Demetree, Fotheringham and Zimmerman currently serve on the Option Committee.

    The   Compensation   Committee   has   responsibility   for   reviewing  and
administering the Company's program with respect to the compensation of its officers, employees and consultants and reviewing transactions with its officers, directors and affiliates. As a policy, the Compensation Committee pays officers, directors and affiliates of the Company for services rendered outside the scope of their respective obligations to the Company, in accordance with industry standards for such services, which may include introducing major transactions or providing legal services to the Company. Messrs. Mark C. Demetree, Fillat, Fotheringham and Gove currently serve on the Compensation Committee.

    The Finance Committee has responsibility for reviewing and negotiating financing proposals for the Company and submitting such proposals to the Board of Directors for approval. Messrs. J.C. Demetree, Jr., Fillat, Fotheringham and Zimmerman currently serve on the Finance Committee.

    The Audit Committee recommends the engagement of independent accountants to audit the Company's financial statements and perform services related to the audit, reviews the scope and results of the audit with the accountants, reviews with management and the independent accountants the Company's year-end operating results, and considers the adequacy of internal accounting procedures. Messrs. J.C. Demetree, Jr., Fillat and Gove currently serve on the Audit Committee.

RELATED PARTY TRANSACTIONS

    On February 2, 1996, the Company adopted a policy that all transactions, including compensation, between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and shall be approved by a majority of the disinterested members of the Compensation Committee or by a majority of the disinterested members of the Board of Directors.

EXECUTIVE COMPENSATION

    The following table sets forth all compensation received by (i) the Company's Chief Executive Officer and (ii) each person serving as an executive officer of the Company whose salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered to the Company in all capacities during the fiscal year ended December 31, 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                  --------------
                                                         ANNUAL COMPENSATION        SECURITIES
                                                     ---------------------------    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                              SALARY         BONUS       OPTIONS(#)     COMPENSATION
- ---------------------------------------------------  --------------  -----------  --------------  --------------
Vernon L. Fotheringham, Chief Executive Officer      $    97,167             --              --   $      9,600(1)
Steven D. Comrie, President and Chief Operating
 Officer(2)                                               77,000             --         756,691         30,000(3)
W. Theodore Pierson, Jr., Executive Vice President        80,000             --              --        218,600(1)(4)
James D. Miller, Senior Vice President, Sales and
 Marketing (2)                                                --             --          50,000             --
Charles D. Menatti, Vice President, Corporate
 Development (2)                                          13,381             --          35,000            800(1)

- ------------------------------
(1) Automobile reimbursement benefits equal to $9,600 in the case of Messrs. Fotheringham and Pierson and $800 in the case of Mr. Menatti.

(2) Reflects compensation for a partial year. See "-- Employment and Consulting Agreements."

(3) Represents the forgiveness of a loan on January 1, 1996 that has been accounted for as compensation expense on the 1995 statement of operations of the Company.

(4) The Company paid Pierson, Burnett & Hanley, of which Mr. Pierson is a partner, $209,000 for services rendered to the Company through December 31, 1995.

     OPTION  GRANTS.    The  following  table  sets  forth  certain  information
regarding stock option grants made to the Named Executive Officers in fiscal year 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                               ----------------------------------------------------  POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF      PERCENT OF                            ASSUMED ANNUAL RATES OF STOCK
                                SECURITIES    TOTAL OPTIONS                          PRICE APPRECIATION FOR OPTION
                                UNDERLYING     GRANTED TO     EXERCISE                         TERM (1)
                                 OPTIONS      EMPLOYEES IN    PRICE PER  EXPIRATION  -----------------------------
NAME                             GRANTED       FISCAL YEAR      SHARE       DATE         5%             10%
- -----------------------------  ------------  ---------------  ---------  ----------  -----------  ----------------
Steven D. Comrie (2)               756,691          71.9%     $  0.5907   6/17/05    $   179,428  $    427,102
James D. Miller                     50,000           4.8%         1.652   12/29/00            --        14,031
Charles D. Menatti                  35,000           3.3%         1.652   12/29/00            --         9,821

- ------------------------------
(1) The potential realizable value is calculated based on the term of the option at its time of grant (five years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option. The actual realizable value of the options based on the price to public in the Common Stock Offering will substantially exceed the potential realizable value shown in the table.

(2) Mr. Comrie has been granted (i) incentive stock options (the "ISOs") expiring June 17, 2002 to purchase 151,338 shares of Common Stock at a price of $0.5907 per share and (ii) non-qualified stock options (the "NQSOs") expiring on various dates through June 17, 2005 to purchase 605,353 shares of Common Stock at a price of $0.5907 per share. The ISOs will be fully vested on July 17, 1997. Of the ISOs 115,017 are currently exercisable, and 36,321 will become exercisable on July 17, 1997. The NQSOs are subject to vesting over a five-year period. Of the NQSOs, 302,676 are currently exercisable, and 75,669 will become exercisable on July 17, 1997 and up to an additional 227,007 shares (the "Additional Shares") will become exercisable on June 17, 2000. The vesting of NQSOs to purchase up to 56,752 Additional Shares will be accelerated in each year based upon the attainment of certain performance goals as determined by the Board of Directors. Each of Mr. Comrie's options are exercisable for a period of five years from the date of vesting.

     AGGREGATE STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth the number and value as of December 31, 1995 of shares underlying unexercised options held by each of the Named Executive Officers. As of December 31, 1995, no stock options had been exercised by any Named Executive Officers.

                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SHARES
                                                           UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                 OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                                               FISCAL YEAR END            FISCAL YEAR END (1)
                                                         ---------------------------  ---------------------------
NAME                                                     EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
- -------------------------------------------------------  -----------  --------------  -----------  --------------
Steven D. Comrie                                            302,676        454,015     $ 184,420    $    276,631
James D. Miller                                              10,000         40,000            --              --
Charles D. Menatti                                            7,000         28,000            --              --

- ------------------------------
(1) Based on the estimated fair market value of the Company's Common Stock as of December 31, 1995 of $1.20 per share, less the exercise price payable upon exercise of such options. Such estimated fair market value as of December 31, 1995 is substantially lower than the price to the public in the Common Stock Offering.

STOCK OPTION PLANS

    1995 STOCK OPTION PLAN. On July 22, 1995, the Company adopted the Company's 1995 Stock Option Plan (as amended, the "1995 Stock Option Plan"). Under the 1995 Stock Option Plan, options to purchase an aggregate of 2,500,000 shares of Common Stock may be granted from time to time to key employees, officers, directors, advisors and independent consultants to the Company or to any of its subsidiaries. Options granted to employees may be designated as incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"). Options granted to directors, independent consultants and other non-employees may only be designated NQSOs. As of the date of this Prospectus, options to purchase an aggregate of 1,537,232 shares have been granted to employees of the Company under the 1995 Stock Option Plan.

    The 1995 Stock Option Plan is administered by the Option Committee of the Board of Directors. The Option Committee is generally empowered to interpret the 1995 Stock Option Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of options granted under the 1995 Stock Option Plan may not be less than 100.0% of the fair market value per share of Common Stock on the date the options are granted (110.0% of such fair market value if the grantee owns more than 10.0% of the combined voting power of all classes of the Company's stock), provided that for the two years immediately following the consummation of the Offerings, the option price may not be less than the greater of the fair market value of the Common Stock on the grant date or the initial public offering price established by the Common Stock Offering.

    Options are exercisable for a term not greater than ten years from the date of grant (five years from the date of grant of an ISO if the optionee owns more than 10.0% of the Common Stock of the Company). Options (other than certain NQSOs designated by the Option Committee or the Board of Directors, including NQSOs granted to Mr. Comrie) may be exercised only while the original grantee has a relationship with the Company which confers eligibility to be granted options, within ninety days after the termination of such relationship with the Company, or up to one year after death, retirement or permanent disability of the optionee. In the event of termination for cause (as defined in the 1995 Stock Option Plan), all options granted to that original grantee terminate immediately. Upon a Change of Control (as defined in the 1995 Stock Option Plan) all outstanding options become immediately exercisable, without regard to any vesting period, for the full term of the option. ISOs and NQSOs under the 1995 Stock Option Plan are not transferable other than by will or the laws of descent and distribution. Options may be exercised during the grantee's lifetime only by the grantee, his or her guardian or legal representative.

    ISOs granted pursuant to the 1995 Stock Option Plan enjoy the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. Accordingly, the 1995 Stock Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000.

    The Board may modify, suspend or terminate the 1995 Stock Option Plan; however, certain material modifications affecting the 1995 Stock Option Plan must be approved by the stockholders, and any change in the 1995 Stock Option Plan that may adversely affect a grantee's rights under an option previously granted under the 1995 Stock Option Plan requires the consent of the grantee.

    Mr. Comrie has been granted ISOs expiring June 17, 2002 to purchase 151,338 shares of Common Stock at a price of $0.5907 per share and NQSOs expiring on various dates through June 17, 2005 to purchase 605,353 shares of Common Stock at a price of $0.5907 per share. The ISOs will be fully vested on July 17, 1997. Of the ISOs, 115,017 are currently exercisable, and 36,321 will become exercisable on July 17, 1997. The NQSOs are subject to vesting over a five year period. Of the NQSOs, 302,676 are currently exercisable, and 75,669 will become exercisable on July 17, 1997 and up to an additional 227,007 shares (the "Additional Shares") will become exercisable on June 17, 2000. The vesting of NQSOs to purchase 56,752 Additional Shares will be accelerated in each year based upon the attainment of certain performance goals as determined by the Board of Directors. Each of Mr. Comrie's options are exercisable for a period of five years from the date of vesting.

    Mr. Grina has been granted NQSOs expiring on various dates through April 26, 2003 to purchase 300,000 shares of Common Stock at a price of $6.25 per share. The NQSOs are subject to vesting over a three-year period, of which 100,000 are fully vested and currently exercisable. NQSOs to purchase 200,000 shares will become exercisable on March 26, 2001; however, the vesting of 100,000 of such shares will be accelerated on each of the first and second anniversary of the date of grant based upon attainment of certain performance goals as determined by the Board of Directors. Each of Mr. Grina's options are exercisable for a period of five years from the date of vesting. Mr. Grina's options will be fully vested, notwithstanding the attainment of performance goals, on April 26, 1999. In addition, all of his options become immediately exercisable, without regard to the vesting period, upon a Change of Control (as defined in the 1995 Stock Option Plan) and upon other corporate changes described in the agreement evidencing his options.

    Messrs. Miller and Menatti have been granted ISOs expiring December 29, 2000 to purchase an aggregate of 85,000 shares of Common Stock at a price of $1.652 per share. The ISOs vest at a rate of 20.0% on each anniversary of the date of grant.

    Mr. Brown has been granted ISOs and NQSOs expiring February 15, 2001 to purchase 25,380 and 9,620 shares of Common Stock, respectively at a price of $3.94 per share. Both the ISOs and the NQSOs vest at a rate of 20.0% on each anniversary of the date of grant.

    THE DIRECTORS PLAN. On April 24, 1996, the Company adopted the 1996 Non-Employee Directors Automatic Stock Option Plan (the "Directors Plan"), which provides for the automatic grant of stock options to non-employee directors to purchase up to an aggregate of 200,000 shares. Under the Directors Plan, options to acquire 6,000 shares of Common Stock are automatically granted to each non-employee director who is a director on January 1 of each year. In addition, each non-employee director serving on the Board of Directors effective on the date of the Common Stock Offering will receive, and in the future each newly elected non-employee director on the date of his or her first appointment or election to the Board of Directors will receive, an automatic grant of options to acquire 7,000 shares of Common Stock.

    Although grants of the options under the Directors Plan are automatic, and the Directors Plan is intended to be largely self-administering, the Directors Plan will be administered by either the Board of Directors or a committee designated by the Board of Directors, which will, to the extent necessary, administer and interpret the Directors Plan (the "Plan Administrator"). Stock options awarded under the Directors Plan are priced automatically at an exercise price equal to the market price of the Common Stock on the date of grant. If at any time no public market for the Common Stock exists, the Plan Administrator is empowered to determine the fair market value. Under the Directors Plan, initial option grants vest over a three-year period and are exercisable for a period of 10 years from the date of grant. On the date of this Prospectus, options to purchase an aggregate of 28,000 shares at an exercise price equal to the initial offering price of the Common Stock will be granted to non-employee directors under the Directors Plan.

EMPLOYMENT AND CONSULTING AGREEMENTS

    Mr. Fotheringham has entered into a three-year employment agreement with the Company providing for full-time employment at an annualized base salary of $250,000 for 1996, $275,000 for 1997 and $300,000 for 1998. In addition, Mr.
Fotheringham is entitled to receive an annual bonus of up to $100,000 depending on the achievement of specified annual link installation goals. The goal in 1996 is 1,596 equivalent DS-1 links. The goals for subsequent years will be established each year based on the operating budget approved by the Board of Directors. The agreement precludes Mr. Fotheringham from competing with the Company for two years after the cessation of his employment, regardless of the reason for such cessation.

    Mr. Comrie has entered into a three-year employment agreement with the Company providing for full time employment at an annualized base salary of $160,000 through December 31, 1995, $200,000 from January 1, 1996 to July 16,
1997 and $240,000 from July 17, 1997 to July 16, 1998. Mr. Comrie is entitled to receive an annual bonus of up to $100,000 depending on the achievement of specified annual link installation goals. The goal in 1996 is 1,596 equivalent DS-1 links. The goals for subsequent years will be established each year based on the operating budget approved by the Board of Directors. As part of the employment agreement, the Company provided Mr. Comrie an interest-free loan in the amount of $30,000 and forgave payment of such loan on January 1, 1996. The forgiveness of such loan has been accounted for as compensation expense on the 1995 statement of operations of the Company. The agreement also precludes Mr. Comrie from competing with the Company for one year after the cessation of employment, regardless of the reason for such cessation. The agreement may be terminated at any time by either party and provides that, if the Company terminates Mr. Comrie without cause or Mr. Comrie's employment is terminated due to his disability or death, Mr. Comrie will be entitled to continue to receive the full amount of his base salary and any other benefits to which he would have otherwise been entitled for a period of one year from the date of such termination. See "-- Stock Option Plans" regarding stock options granted to Mr. Comrie pursuant to his employment agreement.

    The Company has entered into an employment agreement with Mr. Grina, providing for full time employment on an at will basis at an annualized base salary of $190,000 through April 30, 1997. In addition, Mr. Grina is entitled to receive an annual bonus of up to $100,000 depending upon the achievement of specified annual link installation goals. The goal in 1996 is 1,596 equivalent DS-1 links. The goals for subsequent years will be established each year based on the operating budget approved by the Board of Directors. The agreement precludes Mr. Grina from competing with the Company for one year after the cessation of his employment, regardless of the reason for such cessation. The agreement may be terminated at any time by either party and provides that, if the Company terminates Mr. Grina without cause or Mr. Grina's employment is terminated due to his disability or death, Mr. Grina will be entitled to continue to receive the full amount of his base salary and any other benefits to which he would have otherwise been entitled for a period of six months from the date of such termination. See "-- Stock Option Plans" regarding stock options granted to Mr. Grina pursuant to his employment agreement.

    The Company has also entered into employment agreements with Messrs. Brown, Menatti and Miller, providing for full time employment at annual base salaries equal to $125,000, $125,000 and $150,000, respectively. Each of the employment agreements provides for the payment by the Company of annual bonuses in designated amounts based upon the achievement of specified performance goals. All of the agreements have a term of three years. Each agreement precludes the executive employee from competing with the Company for one year after the cessation of employment, regardless of the reason for such cessation. See "-- Stock Option Plans" regarding stock options granted to certain of the foregoing executives pursuant to their respective employment agreements. Each employment agreement may be terminated at any time by the Company or the executive and provides that, if the Company terminates the executive's employment without cause or such person's employment is terminated due to his disability or death, such executive may continue to receive the full amount of their base salary and any other benefits to which they would have otherwise been entitled for a period of three months (six months, in the case of Mr. Miller) from the date of such termination.

    Mr. Pierson entered into a three-year consulting agreement with the Company on July 17, 1995, providing for base fees of $80,000 for 1995, $140,000 for 1996 and $80,000 for 1997, subject to extension at the option of the Company. The agreement also precludes Mr. Pierson from competing with the Company for one year after termination of the agreement, regardless of the reason for such termination. The agreement may be terminated at any time by either party and provides that, if the Company terminates Mr. Pierson without cause or Mr. Pierson terminates his consulting agreement for "good reason" (as specified in the agreement), Mr. Pierson will be entitled to continue to receive the full amount of his base fees and any other benefits to which he would have otherwise been entitled for a period of one year from the date of such termination. See "Certain Transactions -- Pierson, Burnett & Hanley Transactions."

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information, as of April 22, 1996, regarding the beneficial ownership of the Company's Common Stock by (i) the directors and executive officers of the Company, (ii) each person known by the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock and (iii) all executive officers and directors as a group assuming that the Series A, B, C, D, E and F Preferred Stock have been converted into Common Stock, the Merger has been completed and the Landover Partnerships have been dissolved. Prior to the Merger, ART Corp. owns 10,013,055 shares of Common Stock, constituting 33.3% of the Company's outstanding voting securities prior to the Common Stock Offering and 29.4% after the Common Stock Offering; these shares will be cancelled on the earlier of (i) completion of the Merger and (ii) May 13, 1997.

                                                                BENEFICIAL OWNERSHIP PRIOR     BENEFICIAL OWNERSHIP AFTER
                                                                       TO OFFERINGS                     OFFERINGS
                                                                ---------------------------  -------------------------------
NAME                                                               NUMBER        PERCENT          NUMBER          PERCENT
- --------------------------------------------------------------  -------------  ------------  -----------------  ------------
Vernon L. Fotheringham (1)(2).................................      3,545,074        11.8%       3,545,074                %
W. Theodore Pierson, Jr. (2)(3)...............................      2,455,401         8.2        2,455,401
High Sky Inc. (2)(4)..........................................      1,748,604         5.8        1,748,604
Landover Holdings Corporation (5).............................      8,292,019        27.5        8,292,019
Advent International Corporation (6)..........................      3,186,238        10.5        3,186,238
Ameritech Development Corp. (7)...............................      1,677,745         5.4        1,677,745
Steven D. Comrie (8)..........................................        302,676         1.0          302,676               *
J.C. Demetree, Jr. (9)........................................      1,136,538         3.8        1,136,538
Mark C. Demetree (10).........................................      1,136,538         3.8        1,143,538(11)
Andrew I. Fillat (6)..........................................      3,186,238        10.5        3,193,238(11)
Matthew C. Gove (12)..........................................        441,753         1.5          441,753
Laurence S. Zimmerman (5).....................................      8,292,019        27.5        8,292,019
I. Don Brown (13).............................................          7,000       *                7,000           *
Thomas A. Grina (14)..........................................        100,000       *              100,000           *
Charles D. Menatti (13).......................................          7,000       *                7,000           *
James D. Miller (15)..........................................         10,000       *               10,000           *
All executive officers and directors as a group                    20,620,237        66.7%      10,777,927(16)            %
 (1)(3)(5)(6)(8)(9)(10)(12)(13)(14)(15).......................

- ------------------------
Unless otherwise indicated, the business address of each director and executive officer named above is c/o Advanced Radio Telecom Corp., 500 108th Avenue N.E., Suite 2600, Bellevue, Washington 98004.

 *  Less than 1.0%.

(1) Includes 3,545,074 shares of Common Stock issuable upon completion of the Merger. Also includes 104,273 shares of Common Stock subject to an option owned by SERP. See "Certain Transactions -- SERP Agreement." Without giving effect to the Merger, Mr. Fotheringham owns 120 shares of ART Corp. Common Stock, constituting 35.3% of the outstanding Common Stock of ART Corp., and no shares of the Company.

(2) Although Messrs. Fotheringham and Pierson and High Sky Inc. are directors, officers or principal stockholders, as the case may be, of ART Corp., each disclaims beneficial ownership of 10,013,055 shares of Common Stock held by ART Corp. except to the extent of his or its respective percentage interest in ART Corp.

(3) Includes 2,455,401 shares of Common Stock issuable upon completion of the Merger. Also includes 44,694 shares subject to an option owned by SERP. See "Certain Transactions -- SERP Agreement." Without giving effect to the Merger, Mr. Pierson owns 83 shares of ART Corp. Common Stock, constituting 24.4% of the outstanding Common Stock of ART Corp., and no shares of the Company. Mr. Pierson's address is c/o Pierson, Burnett & Hanley, 1667 K. Street, N.W., Washington, D.C. 20006.

(4) High Sky Inc. is the general partner of High Sky and High Sky II and may be deemed the beneficial owner of all shares held by such partnerships.
    Includes 1,398,878 and 349,726 shares of Common Stock issuable upon completion of the Merger to High Sky and High Sky II, respectively. Also includes 119,171 and 29,796 shares held by High Sky and High Sky II, respectively, subject to an option owned by SERP. See "Certain Transactions -- SERP Agreement." Without giving effect to the Merger, High Sky owns 48 shares of ART Corp. Common Stock, constituting 14.1% of the outstanding Common Stock of ART Corp., and no shares of the Company and High Sky II owns 12 shares of ART Corp. Common Stock, constituting 3.5% of the outstanding Common Stock of ART Corp., and no shares of the Company. High Sky Inc.'s address is c/o Frank S. Phillips Company, 6106 MacArthur Blvd., Bethesda, Maryland 20816.

(5) Includes 37,500 shares issuable upon exercise of Indemnity Warrants. Does not include 294,487 shares, 1,375,699 shares, 5,276,440 shares and 95,719 shares held by E1, E2, E2-2 and E2-3, respectively, each a limited partnership whose general partner is controlled by LHC. Upon the effectiveness of the Merger, these partnerships will dissolve. Including the shares owned by such partnerships, LHC beneficially owns 15,334,366 shares of Common Stock constituting 50.9% of the Company's outstanding securities prior to the Offerings. LHC is controlled by Laurence S. Zimmerman. Without giving effect to the Merger, LHC owns 9 shares of ART Corp. Common Stock, constituting 2.6% of the outstanding Common Stock of ART Corp., which will convert into 276,831 shares of Common Stock issuable upon completion of the Merger. LHC's address is 667 Madison Avenue, New York, New York 10021. See "-- Voting Trust Agreement."

(6) Includes 2,882,659 shares, 141,050 shares and 3,029 shares issuable upon conversion of Series E Preferred Stock and 151,908 shares, 160 shares and 7,432 shares issuable upon exercise of Bridge Warrants, respectively owned by Global Private Equity II, L.P., Advent International II, L.P. and Advent Partners, L.P. (collectively, the "Advent Partnerships"), each a limited partnership whose general partner is controlled by Advent International Corp. ("Advent"). Mr. Fillat is a director, officer and stockholder of Advent. The address of Advent and each of the Advent Partnerships is 101 Federal Street, Boston, Massachusetts 02110.

(7) Includes 877,136 shares and 165,000 shares issuable upon exercise of the Ameritech Warrant and Bridge Warrants, respectively. The address of Ameritech is 30 South Wacker Drive, Chicago, Illinois 60601. See "Certain Transactions -- Ameritech Financing; Ameritech Strategic Distribution Agreement."

(8) Includes 302,676 shares currently issuable upon exercise of options. Does not include 454,015 issuable upon exercise of the non-vested portion of options. See "Management -- Stock Option Plans."

(9) Includes 81,250 shares issuable upon exercise of Indemnity Warrants. Does not include 154,000 shares issuable upon exercise of Bridge Warrants or 4,221,152 shares held in each case by members of Mr. Demetree's family, of which he disclaims beneficial ownership. J.C. Demetree, Jr.'s address is c/o Demetree Brothers, 3740 Beach Boulevard, Suite 300, Jacksonville, Florida 32207.

(10) Includes 81,250 shares issuable upon exercise of Indemnity Warrants. Does not include 154,000 shares issuable upon exercise of Bridge Warrants or 4,221,152 shares held in each case by members of Mr. Demetree's family, of which he disclaims beneficial ownership. Mark C. Demetree's address is c/o North American Salt Co., 8300 College Boulevard, Overland Park, Kansas 66210.

(11) Includes 7,000 shares issuable upon exercise of options anticipated to be granted under the Directors Plan on the date of this Prospectus.

(12) Includes 441,753 shares owned by Hedgerow Corporation of Maine ("Hedgerow"), which is controlled by Mr. Gove. Does not include shares owned beneficially by LHC, of which Mr. Gove disclaims beneficial ownership. Hedgerow from time to time acts as a consultant to LHC. Mr. Gove's address is 215 West 84th Street, New York, New York 10024.

(13) Includes 7,000 shares currently issuable upon exercise of an option.

(14) Includes 100,000 shares currently issuable upon exercise of an option.

(15) Includes 10,000 shares currently issuable upon exercise of an option.

(16) Reflects the anticipated resignations of Messrs. J.C. Demetree, Jr., Gove and Zimmerman. Does not include 8,292,019 shares beneficially owned by LHC and held in trust by trustees, all of whom are directors of the Company, pursuant to a Voting Trust Agreement, of which such trustees disclaim beneficial ownership. See "-- Voting Trust Agreement." Includes 7,000 shares beneficially owned by each of Messrs. Mark C. Demetree, Andrew I. Fillat and two unaffiliated directors issuable upon exercise of options to be granted under the Directors Plan on the date of this Prospectus.

VOTING TRUST AGREEMENT

    Pursuant to a proposed Voting Trust and Irrevocable Proxy Agreement, effective on the date of this Prospectus, LHC will deposit all of its shares of ART Common Stock in trust with certain directors of the Company, with irrevocable instructions to vote such shares on all matters submitted to a vote of the stockholders of the Company in proportion to the vote of other stockholders of the Company. The voting trust will expire on the later to occur of December 31, 1999 and the payment in full in cash of the Notes, but is subject to early termination in the event of (i) a business combination in which the Notes are repaid in full in cash and ART stockholders own less than 50%, and ART directors constitute less than 50% of the board of directors, of the combined entity and LHC owns less than 5% of the voting power of such entity,
(ii) the death of Laurence S. Zimmerman or (iii) the sale by LHC of such shares to unaffiliated parties. The trustees of the trust will be indemnified by the Company.

                              CERTAIN TRANSACTIONS

FORMATION OF ART CORP.

    The Company's business was commenced in August 1993 by Vernon L. Fotheringham and W. Theodore Pierson, Jr., who organized Advanced Radio Technologies Corporation ("ART Corp.") for the purpose of obtaining 38 GHz licenses from the FCC. The initial stockholders, including Messrs. Fotheringham and Pierson, purchased for $.01 per share ART Corp. common stock in a private placement which, net of certain subsequent transfers, currently constitute shares of ART Corp. common stock equivalent to an aggregate of 6,000,475 shares of Common Stock upon completion of the Merger.

HIGH SKY PRIVATE PLACEMENTS

    In November 1993 and March 1994, ART Corp. raised $60,000 and $30,000 through the sale of its common stock (which, net of sales and acquisitions of additional shares, upon completion of the Merger, will be converted into an aggregate of 1,398,878 shares and 349,726 shares of Common Stock, respectively) to High Sky Limited Partnership and High Sky II Limited Partnership ("High Sky II" and, collectively, the "High Sky Partnerships"). In June 1994, ART Corp. borrowed $70,000 from High Sky II. The loan was evidenced by a promissory note executed by ART Corp. and payable to High Sky II (the "High Sky Note"). Pursuant to an Agreement dated March 1, 1995, High Sky II sold the High Sky Note to Vernon L. Fotheringham and W. Theodore Pierson, Jr. in exchange for two new promissory notes executed by Messrs. Fotheringham and Pierson in the principal amounts of $52,675 and $22,575, respectively, (the "Fotheringham/Pierson Notes") with payment secured by pledges of shares of ART Corp. common stock owned by them. After the assignment and exchange, Messrs. Fotheringham and Pierson transferred the High Sky Note to the Company as a capital contribution. The Fotheringham/ Pierson Notes, which are due in August 1997 and which are now unsecured, are currently held by LHC (as defined below).

ART WEST JOINT VENTURE

    The Company is party to the ART West Management Agreement, pursuant to which it manages the business and assets of ART West, a joint venture between ART Corp. and Extended. Mark T. Marinkovich, Vice President, Finance of the Company is also the President and a stockholder of Extended. See "Business -- Agreements Relating to Licenses and Authorizations -- ART West Joint Venture" and "Principal Stockholders." In connection with the ART West Joint Venture, ART Corp. issued to Extended shares of ART Corp. common stock, which, upon completion of the Merger will be converted into 368,121 shares of Common Stock. Of these 368,121 shares, 15,678 shares are subject to an option owned by Southeast Research Partners. See "-- SERP Agreement."

ORGANIZATION OF THE COMPANY

    ART Corp. and Landover Holdings Corporation ("LHC") organized Advanced Radio Telecom Corp. ("ART" or the "Company") on March 28, 1995, and purchased for $.001 per share 340,000 shares of Class A Common Stock and 640,000 shares of Class B Common Stock of the Company, respectively, which, after giving effect to anti-dilution adjustments resulting from issuances of Preferred Stock as described in "-- LHC Purchase Agreement" and the transactions described in "-- February 1996 Reorganization" and "-- Merger," currently are equivalent to 10,013,855 shares and 8,320,000, shares respectively, of Common Stock. In addition, Hedgerow Corporation of Maine ("Hedgerow") and Toro Financial Corp. ("Toro") purchased for $.001 per share 15,000 shares and 5,000 shares, respectively, of the Company's Class A Common Stock which, after such adjustments, transactions and the Merger, currently are equivalent to 441,753 shares and 147,251 shares of Common Stock of the Company, respectively. LHC is controlled by Laurence S. Zimmerman. Hedgerow is controlled by Matthew C. Gove, a director of the Company. Hedgerow and Toro are consultants to LHC.

LHC PURCHASE AGREEMENT

    GENERAL. Pursuant to a Purchase Agreement, dated April 21, 1995 (the "LHC Purchase Agreement") among ART Corp., LHC and the Company, LHC, on behalf of itself and its designees, agreed to purchase additional securities of the Company (the "LHC Stock") for an aggregate purchase price of $7,000,000 (the "Purchase Price"), which additional securities would dilute only LHC's interest in the Company. In addition, ART Corp. and the Company entered into the ART Corp. Services Agreement with the Company. See "Business -- Proposed Merger." Moreover, ART Corp. and its stockholders agreed with the Company and its stockholders to  enter into  a  revised stockholders  agreement (the  "May  1995
Stockholders   Agreement"),  a  registration  rights   agreement  and  a  merger
agreement.

    Upon the first closing under the LHC Purchase Agreement, on May 8, 1995, the Company received $700,000 from E2-2 Holdings, L.P. ("E2-2") and E2 Holdings, L.P. ("E2"). In addition, E2-2 committed to subscribe for up to 50.0% of the Purchase Price, matching other investors under the LHC Purchase Agreement with protection from dilution to the extent such matching funds were not required by the Company. The general partner of E2-2 and E2 is controlled by LHC. E2-2's limited partners include J.C. Demetree, Jr. and Mark C. Demetree, directors of the Company, and their affiliates. In addition, E2-2 granted to LHC an option to purchase from E2-2 35,873 shares of Series A Preferred Stock (convertible into 466,349 shares of Common Stock). This option was exercised in November 1995. See "Principal Stockholders."

    The additional payments on the Purchase Price were made by the Landover Partnerships (as defined below) as follows: $700,000 on August 22, 1995 and $600,000 on October 19, 1995. On November 13, 1995, the Advent Partnerships (as described below) paid the $5.0 million balance of the Purchase Price and the Company paid LHC an aggregate of $391,750 for expenses. Also, on November 13, 1995, the Company, ART Corp. and LHC agreed that the LHC Purchase Agreement was substantially completed.

    ART CORP. SERVICES AGREEMENT. Pursuant to the LHC Purchase Agreement, ART Corp. and the Company entered into a Services Agreement, dated May 8, 1995 (the "ART Corp. Services Agreement") pursuant to which, for a 20-year term, the Company provides management services for, and receives 75.0% of the cash flow from operations under wireless licenses held by ART Corp. See "Business -- Agreements Relating to Licenses and Authorizations -- ART Corp. Services Agreement."

    LANDOVER PARTNERSHIPS. Between May 8, 1995 and November 13, 1995, the LHC Stock was diluted by purchases of series of Company Preferred Stock by E2-2, E2, E1 Holdings L.P. ("E1") and E2-3 Holdings, L.P. ("E2-3" and collectively with E1, E2 and E2-2, the "Landover Partnerships"), each a limited partnership whose general partner is controlled by LHC, in separate private placements. E2-2, which committed to purchase up to $3.5 million of Preferred Stock matching other investors under the LHC Purchase Agreement, purchased 405,880 shares of Series A Preferred Stock (which convert into 5,276,440 shares of Common Stock upon consummation of the Offerings) for an aggregate of $946,600, and LHC purchased 35,873 shares of such Series A Preferred Stock from E2-2 for $1.1 million pursuant to an option. E2 purchased an aggregate of 105,823 shares of Series B Preferred Stock (which converts into 1,375,699 shares of Common Stock upon consummation of the Offerings) for an aggregate of $842,000. E1 purchased 13,797 shares of Series A Preferred Stock (which converts into 179,361 shares of Common Stock upon consummation of the Offerings) for an aggregate of $60,000 and 8,856 shares of Series B Preferred Stock (which converts into 115,128 shares of Common Stock upon consummation of the Offerings) for an aggregate of $38,300. E2-3 purchased an aggregate of 7,363 shares of Series C Preferred Stock (which converts into 95,719 shares of Common Stock upon consummation of the Offerings) for an aggregate of $112,700. All of the Landover Partnerships will liquidate upon effectiveness of the Merger. See "Principal Stockholders."

    ADVENT PRIVATE PLACEMENT. On November 13, 1995, ART Corp. sold, for an aggregate of $5.0 million, $4.95 million principal amount of 10% notes due May 13, 1997 (the "Advent Notes") and $50,000 stated amount of ART Corp. Series A Preferred Stock (collectively, with the Advent Notes, the "Advent/ ART Securities") to Global Private Equity II, L.P., Advent International Investors II, L.P. and Advent Limited Partnership (collectively the "Advent Partnerships"), each a limited partnership whose general partner is controlled by Advent International Corp. ("Advent") pursuant to a Securities Purchase Agreement, dated November 13, 1995, among the Advent Partnerships, ART Corp., the Company, Vernon L. Fotheringham and W. Theodore Pierson, Jr. (the "Advent Agreement"). The Advent Agreement provided among other things that the Advent/ART Securities were convertible into, and in the February 1996 Reorganization described below, were converted into, 232,826 shares of Series E Preferred Stock of the Company (which convert into 3,026,738 shares of Common Stock upon completion of the Offerings). The Series E Preferred Stock provides, among other things, that the holders thereof have a right to designate a director of the Company, which director's term was extended to an initial term of three years pursuant to the Stockholders Agreement, as described below.

LHC AGREEMENTS

    Pursuant to the LHC Purchase Agreement, LHC and the Company entered into a strategic and financial consulting agreement, dated May 8, 1995, under which LHC agreed to provide financial and strategic planning and other advisory and management services to the Company for a fee of $10,000 per month. The strategic and financial consulting agreement was terminated on November 13, 1995, and the Company entered into a management consulting agreement with LHC, dated November 13, 1995, for an initial term of one year under which the Company will pay LHC $420,000 per year and may pay a fee in the event LHC provides other services, such as merger and acquisition advisory services to the Company. Upon consummation of the Offerings, this agreement will be terminated and LHC will receive amounts otherwise due under this agreement through November 13, 1996.

SERP AGREEMENT

    Pursuant  to  a  letter  agreement, dated  July  12,  1995,  among Southeast
Research Partners ("SERP") ART Corp., Vernon L. Fotheringham, W. Theodore Pierson, Jr., High Sky Limited Partnership, High Sky II Limited Partnership, and Extended (the "SERP Agreement"), SERP agreed to procure additional capitalization or financial assistance on behalf of ART Corp. Under the SERP Agreement, SERP received options from the other parties to such agreement to purchase, for an aggregate consideration of $210,000, 10.65 shares of ART Corp. Common Stock (equivalent to 313,512 shares of Common Stock after giving effect to the Merger) and $245,000 in cash as a fee for introducing LHC to ART Corp.

SERIES D PREFERRED STOCK ISSUANCE

    On November 9, 1995, the Company sold 61,640 shares of Series D Preferred Stock (which convert into 801,320 shares of Common Stock upon consummation of the Offerings) for $2.0 million in a private placement. The Company simultaneously redeemed 807,924 shares of Common Stock from LHC for $2.0 million. In connection with the February 1996 Reorganization described below, LHC granted to the holders of Series D Preferred Stock a contingent option to purchase 400,634 shares of Common Stock owned by LHC at a nominal price. This option will expire unexercised upon consummation of the Offerings.

FEBRUARY 1996 REORGANIZATION

    On February 2, 1996, the Company, ART Corp. and their respective stockholders agreed to an amendment and restatement of the May 1995 Stockholders Agreement (as amended, the "Stockholders Agreement") providing for (i) termination effective on consummation of the Offerings, (ii) reorganization of the capital structure of the Company, including providing for the conversion of Class A and Class B Common Stock of the Company into Common Stock, the revision of the terms and conversion into Common Stock (upon consummation of the Offerings) of the Series A, B, C, D, E and F Preferred Stock (collectively, the "Preferred Stock") of the Company and a 13 for 1 stock split, (iii) the exchange of the Advent/ART Securities for Series E Preferred Stock of the Company, (iv) revision of provisions for election of directors, (v) amendment and restatement of the Company's registration rights agreement, including waiver of registration rights relating to this offering, (vi) release of the Escrow Shares to the original owners thereof, (vii) the change of name of the Company to Advanced Radio Telecom Corp. and (viii) approval of a revised merger agreement (the "Merger Agreement") providing for the merger of ART Corp. into the Company (the "Merger").

MERGER

    On February 2, 1996, the Company and ART Corp. entered into the Merger Agreement which provides for the Merger of ART Corp. into the Company. Upon completion of the Merger, the stockholders of ART Corp. will receive 10,013,855 shares of Common Stock, and the 10,013,855 shares of Common Stock then held by ART Corp. will be cancelled. The consummation of the Merger is contingent solely on receipt of FCC approval therefor. See "Business -- Proposed Merger." The Merger Agreement further provides that if the Merger is not approved by the FCC by May 13, 1997, the shares of Common Stock owned by ART Corp. will be surrendered to the Company for nominal consideration, and the ART Corp. Services Agreement will be amended to provide that (i) the term thereof will be extended to 40 years, (ii) ART Corp. will receive, in the event of any dividends paid by the Company to its stockholders, an amount equal to the percentage share of the Company on the date that the ART Corp. stockholders would have received in the Merger of such aggregate dividends, (iii) ART Corp. would have a right of co-sale, subject to FCC approval, in accordance with such percentage share in the event of any merger or sale of substantial assets by the Company and (iv) in the event the Company agrees to merge into another entity or to sell substantially all its assets to another entity, ART Corp. shall, upon the request of the Company, use its best efforts, subject to FCC approval, to merge into such entity or sell substantially all its assets to such entity for aggregate consideration equal to the percentage share of the aggregate consideration to be paid for ART Corp. and the Company in such transaction.

AMERITECH FINANCING; AMERITECH STRATEGIC DISTRIBUTION AGREEMENT

    On February 2, 1996, Ameritech Development Corp. ("Ameritech") purchased for an aggregate of $2.5 million 48,893 shares of Series F Preferred Stock, par value $0.001 per share, (the "Ameritech Financing") convertible into 635,609 shares of Common Stock upon completion of this Offering. In addition, the Company entered into a letter of intent with Ameritech Corp., the parent of Ameritech, to enter into the Ameritech Strategic Distribution Agreement and in connection therewith granted to Ameritech a five-year warrant to purchase 877,136 shares of Common Stock of the Company exercisable at a price of $.001 per share (the "Ameritech Warrant"). On April 29, 1996, the Company entered into the Ameritech Strategic Development Agreement. The Company has a call on the Series F Preferred Stock and the Ameritech Warrant in the event Ameritech terminates such agreement in the first two years of its term. See "Business -- Strategic Alliances -- Ameritech Strategic Distribution Agreement."

BRIDGE FINANCING

    On March 8, 1996, the Company entered into a financing (the "Bridge Financing") pursuant to which it issued $5.0 million of 10% notes due in 1998 (the "Bridge Notes") and five year warrants to purchase up to an aggregate of 1,100,000 shares of Common Stock at a price of $6.25 per share (the "Bridge Warrants") to private investors including (i) affiliates of J.C. Demetree, Jr. and Mark C. Demetree, directors of the Company, (ii) the Advent Partnerships and
(iii) Ameritech, who invested $700,000, $725,000 and $750,000, respectively, in the Bridge Notes and Bridge Warrants. See "Principal Stockholders."

EQUIPMENT FINANCING

    On April 29, 1996 CRA, Inc. ("CRA") provided the Company with $2,445,000 in equipment financing (the "Equipment Financing") for the purchase from P-Com of 38 GHz radio equipment secured by the equipment, the Company's $1.0 million letter of credit and a $500,000 letter of credit provided by J.C. Demetree, Jr. and Mark C. Demetree, directors of the Company, and LHC, a principal stockholder of the Company (the "Indemnitors"). To evidence its obligations under the Equipment Financing the Company executed in favor of CRA its $2,445,000 Promissory Note (the "Equipment Note") which note is payable in 24 monthly installments of $92,694 with a final payment of $624,305 due April 29, 1998. The Indemnitors also agreed to provide the Company with funds and support for up to $2.0 million of its obligations in the event of default on the Equipment Note or draw against the Company's letter of credit. Pursuant to an arrangement approved by the Company's disinterested directors on February 16, 1996, the Company paid to the Indemnitors an aggregate of $225,000 in cash and five year warrants to purchase an aggregate of 325,000 shares of Common Stock (the "Indemnity Warrants") on terms substantially similar to the Bridge Warrants as compensation for such indemnity. LHC has assigned Indemnity Warrants to purchase 125,000 shares of Common Stock to a consultant to LHC.

PIERSON, BURNETT & HANLEY TRANSACTIONS

    W. Theodore Pierson, Jr., Executive Vice President and General Counsel of the Company is a principal in the law firm of Pierson, Burnett & Hanley, which regularly provided legal services to the Company and ART Corp. During the year ended December 31, 1995, the Company paid Pierson, Burnett & Hanley $209,000 for such services. The Company believes that the terms of its relationship with Pierson, Burnett & Hanley are at least as favorable to the Company as could be obtained from an unaffiliated party. See "Management -- Executive Compensation" and "Principal Stockholders" for a description of Mr. Pierson's consulting agreement with the Company and for information regarding his share ownership. The Company subleases office space for its regional office in Washington, D.C. from Pierson, Burnett & Hanley. The Company believes that the terms of its sublease are at least as favorable to the Company as could be obtained from an unaffiliated party. See "Business -- Properties."

AMERICAN WIRELESS DEVELOPMENT AGREEMENT

    The Company is party to a letter of intent with American Wireless pursuant to which the Company will invest, subject to definitive documentation, $700,000 to $1.0 million for research and development. Vernon L. Fotheringham, the Chairman of the Company, is a director and a 6.0% stockholder of American Wireless. Mr. Fotheringham has recused himself in all negotiations regarding agreements between the Company and American Wireless.

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
                              DESCRIPTION OF UNITS

    Each  Unit offered hereby consists of $1,000 principal amount at maturity of
Notes and        Warrants,  each Warrant  initially  representing the  right  to
purchase        shares of Common  Stock. The Notes and  the Warrants will not be
separable until the earliest to occur of (i)               , 1996 and (ii)  such
earlier date as may be determined by the Underwriters (the "Separation Date").

                              DESCRIPTION OF NOTES

    The  Notes will be  issued under an Indenture  (the "Indenture") between the
Company and             , as trustee (the "Trustee"). A copy of the form of  the
Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

    As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

GENERAL

    The Notes will be general unsecured obligations of the Company, will be limited to $ million aggregate principal amount at maturity and will mature
on                 , 2006. The Notes  are being issued at  a discount from their principal amount to generate aggregate gross proceeds of approximately $125.0 million. The Notes will accrete at a rate of % compounded semiannually, to an
aggregate principal amount of $     million by             , 2001. Cash interest
will  not  accrue on  the Notes  prior to                    ,  2001. Commencing
            , 2001, cash interest  on the Notes  will be payable,  at a rate  of
   %  per annum, semi-annually in arrears on each              and
(each, an "Interest Payment  Date"), to the  holders of record  of Notes at  the
close  of business on the             and             immediately preceding such
Interest Payment Date. Cash interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided
for, or, if no interest has been paid or duly provided for,             ,  2001.
Cash  interest will be computed on the basis  of a 360-day year of twelve 30-day
months. If, prior to             , 2001, the Company defaults in any payment  of
principal (including any accreted original issue discount), whether at maturity, upon redemption or otherwise, if the payment of cash interest on the Notes is then permitted by law, cash interest will accrue on the amount in default at the
rate of interest borne by the Notes on or after              , 2001 and, if  the
payment  of such cash interest is not  permitted by law, original issue discount
will continue to accrete at the rate then in effect. On or after               ,
2001, interest on overdue principal and, to the extent permitted by law, on overdue installments of interest will accrue at the rate of interest borne by the Notes.

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the office of the Trustee); PROVIDED, HOWEVER, the payment of interest may be made by check mailed to the address of the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

REDEMPTION

    OPTIONAL REDEMPTION

    The Notes will be redeemable  at the option of the  Company, in whole or  in
part, at any time on or after             , 2001, upon not less than 30 nor more
than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12- month period beginning on of the years indicated below:

                                                             REDEMPTION
                           YEAR                                PRICE
                --------------------------                  ------------
2001......................................................            %
2002......................................................            %
2003......................................................            %
2004 and thereafter.......................................     100.000%

    Notwithstanding the foregoing, in the event of a sale by the Company of its Common Stock in one or more Equity Offerings or Investments by one or more Strategic Equity Investors for an aggregate purchase price equal to or exceeding
$70.0  million, on or  prior to                 , 1999, the  Company may, at its
option, use all or a portion of the net proceeds thereof to redeem up to a maximum of 33 1/3% of the initially outstanding aggregate principal amount at maturity of the Notes at a redemption price equal to % of the Accreted Value of the Notes (determined as of the redemption date); PROVIDED that not less than 66 2/3% of the initially outstanding aggregate principal amount at maturity of the Notes remain outstanding following such redemption. Any such redemption must be effected upon not less than 30 nor more than 60 days' notice given within 30 days after any such Equity Offering or sale to a Strategic Equity Investor resulting in such gross proceeds, as the case may be.

    MANDATORY REDEMPTION

    The Company is not required to make any mandatory sinking fund payments in respect of the Notes. However, (i) upon the occurrence of a Change in Control, the Company is obligated to make an offer to purchase all outstanding Notes at a price of (A) 101% of the Accreted Value thereof (determined at the date of
purchase),  if such purchase is prior to              , 2001, or (B) 101% of the
principal amount at maturity thereof, plus accrued interest thereon, if any,  to
the  date of purchase, if such purchase  is on or after               , 2001 and
(ii) the Company may be obligated to make an offer to purchase Notes with the Net Cash Proceeds of certain Asset Sales at a price of (A) 101% of the Accreted Value thereof (determined at the date of purchase), if such purchase is prior to
            , 2001, or  (B) 101% of  the principal amount  at maturity  thereof, plus  accrued and  unpaid interest,  if any,  to the  date of  purchase, if such
purchase is on or after             , 2001. See "-- Certain Covenants --  Change
in Control" and "-- Disposition of Proceeds of Asset Sales."

    SELECTION; EFFECT OF REDEMPTION NOTICE

    In the case of a partial redemption, selection of the Notes for redemption will be made PRO RATA, by lot or by such other method as the Trustee in its sole discretion deems fair and appropriate or in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed. Upon giving of a redemption notice, interest on the Notes called for redemption will cease to accrue from and after the date fixed for redemption (unless the Company defaults in providing the funds for such redemption) and, upon redemption on such redemption date, such Notes will cease to be outstanding.

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
RANKING

    The Indebtedness of the Company evidenced by the Notes will rank PARI PASSU in right of payment with all existing and future senior Indebtedness of the Company and senior in right of payment to all existing and future subordinated Indebtedness of the Company. At December 31, 1995, on a pro forma basis after giving effect to indebtedness incurred after December 31, 1995, the Offerings and the application of the net proceeds therefrom, the aggregate principal amount of senior Indebtedness of the Company (excluding trade payables, other accrued liabilities and the Notes) was approximately $4.0 million, which consisted of notes payable arising from the acquisition of the EMI Assets and the Equipment Note.

CERTAIN COVENANTS

    LIMITATION ON INDEBTEDNESS

    The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Debt); PROVIDED that the Company may Incur Indebtedness (including Acquired Debt) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Indebtedness to EBITDA Ratio would be greater than zero and less than 5 to 1.

    The foregoing provisions will not apply to:

       (i) Indebtedness of the Company outstanding at any time in an aggregate principal amount not to exceed $100.0 million, less any amount of
    Indebtedness permanently repaid as provided under the "Disposition of Proceeds of Asset Sales" covenant described below;

       (ii)Indebtedness of any of the Company's Restricted Subsidiaries owing to the Company; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company;

       (iii)
           Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i), (ii), (v) or (vi) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (iii) if (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is PARI PASSU with the Notes, such new Indebtedness (by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding) is PARI PASSU with, or is expressly made subordinate in right of payment to, the remaining Notes, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not have a Stated Maturity prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and PROVIDED FURTHER that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Company pursuant to this clause (iii);

       (iv)Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business; and (B) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety

                                       71
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    bonds or performance bonds securing any obligations of the Company or any of the Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

       (v) without duplication of clause (viii) hereof, Indebtedness of the Company not to exceed, at any one time outstanding, two TIMES an amount equal to (A) the aggregate net proceeds (which proceeds may consist of cash, Capital Stock of an entity that as a result of such transaction becomes a Restricted Subsidiary of the Company, or Telecommunications Assets which in connection with such transaction become held by the Company or a Restricted Subsidiary of the Company, and the value of which proceeds shall be the fair market value thereof as determined in good faith by the Board, which in all events shall deduct the face amount of any Indebtedness associated with such Capital Stock or Telecommunications Assets in making such determination) received by the Company from the issuance and sale of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash) MINUS (B) the fair market value of any Directed Investments made with the proceeds of such issuances or sales; PROVIDED that such Indebt-edness (x) does not have a Stated Maturity prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes and (y) is unsecured and is expressly subordinated in right of payment to the Notes;

       (vi)Indebtedness to the extent such Indebtedness is secured by Liens permitted under clause (xxiv) of the definition of "Permitted Liens;"

       (vii)
           Indebtedness of the Company, to the extent the proceeds thereof are immediately used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control;

       (viii)
           without duplication of clause (v) hereof, Indebtedness of the Company Incurred in connection with the acquisition of (A) 38 GHz licenses or authorizations through auctions conducted by the FCC or (B) other licenses or authorizations through other spectrum auctions conducted by the FCC with respect to other frequencies approved for microwave point-to-point transmissions, in an amount not to exceed, at any one time outstanding, the greater of (1) $10.0 million and (2) the aggregate net proceeds received by the Company from an offering of its Capital Stock (other than Redeemable Stock and Preferred Stock that provides for the payment of dividends in cash); PROVIDED that such Indebtedness (x) does not have a Stated Maturity prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes and (y) is unsecured and is PARI PASSU in right of payment with the Notes;

       (ix)revolving credit Indebtedness of any Restricted Subsidiary Incurred pursuant to a credit facility in an aggregate amount not to exceed, at any one time outstanding, the greater of 62.5% and such greater percentage permitted pursuant to such credit facility of the accounts receivable net of reserves and allowances for doubtful accounts, determined in accordance with GAAP, of such Restricted Subsidiary and its Restricted Subsidiaries (without duplication); PROVIDED that such Indebtedness is not Guaranteed by the Company or any of its other Restricted Subsidiaries;

       (x) the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any Restricted Subsidiary, as the case may be, that is permitted by the terms of the Indenture to be outstanding;

       (xi)the Incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

       (xii)
           the Incurrence by Unrestricted Subsidiaries of Indebtedness to the Company or any Restricted Subsidiary of the Company to the extent permitted by the "Limitation on Restricted Payments" covenant;

       (xiii)
           Indebtedness of the Company existing on the Issue Date; and

       (xiv)
           Indebtedness of the Company represented by the Notes and the Indenture.

    For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

    The Company will not, and will not permit any Restricted Subsidiary to, Incur any Guarantee of Indebtedness of any Unrestricted Subsidiary.

    LIMITATION ON RESTRICTED PAYMENTS

    The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) other than such Capital Stock held by the Company or any of its Restricted Subsidiaries (and other than pro rata dividends or distributions on Common Stock of Restricted Subsidiaries), (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of the Company (other than any such Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary of the Company), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or (iv) make any Investment, other than a Permitted Investment, in any Person (including any Affiliate of the Company) (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

       (A) a Default or Event of Default shall have occurred and be continuing;

       (B) except with respect to any Investment (other than an Investment consisting of the designation of a Restricted Subsidiary as an
    Unrestricted Subsidiary), the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; and

       (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board, whose determination shall be conclusive and evidenced by a resolution of the Board) after the Issue Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, MINUS 100% of such amount) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the date for which reports have been filed pursuant to the "Reports" covenant, PLUS (2) the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any convertible Indebtedness, Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), MINUS an amount equal to the

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    lesser  of (x) 50% of  the aggregate net cash  proceeds from the issuance of
    Capital Stock by the Company for the purpose of making Directed Investments and (y) the actual amount of cash used to make such Directed Investments, PLUS (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Adjusted Consolidated Net Income), or from the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

        The foregoing provision shall not be violated by reason of:

       (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

       (ii)the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of the "Limitation on Indebtedness" covenant;

       (iii)
           the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such
    Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock or options, warrants or other rights to acquire such Capital Stock (in each case other than Redeemable Stock) of the Company;

       (iv)the making of any principal payment or repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Redeemable Stock);

       (v) payments or distributions, in the nature of satisfaction of dissenters' rights, pursuant to or in connection with a
    consolidation,   merger  or  transfer  of  assets  that  complies  with  the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

       (vi)any purchase or acquisition from, or withholding on issuances to, any employee of the Company's Capital Stock in order to satisfy any applicable federal, state or local tax payments in respect of the receipt of shares of the Company's Capital Stock;

       (vii)
           any purchase or acquisition from, or withholding on issuances to, any employee of the Company's Capital Stock in order to pay the purchase price of such Capital Stock or similar instrument pursuant to a stock option, equity incentive or other employee benefit plan or agreement of the Company or any of its Restricted Subsidiaries;

       (viii)
           the repurchase of shares of, or options to purchase shares of, the Company's Capital Stock from employees of the Company in connection with the termination of their employment; PROVIDED that (A) the aggregate price paid for all such repurchased shares of Capital Stock made in any twelve-month period shall not exceed $250,000 PLUS the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of such Capital Stock by the Company to employees of the Company and its Restricted Subsidiaries and (B) no Default shall have occurred and be continuing immediately after such transaction;

       (ix)payments and distributions pursuant to any tax sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group, in each case, for federal income tax purposes; and

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
       (x) cash payments in lieu of the issuance of fractional shares of Common Stock of the Company upon conversion of any class of Preferred Stock of the Company;

PROVIDED that, except in the case of clauses (i) and (ii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein. Any Investments made other than in cash shall be valued, in good faith, by the Board.

    Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (iii) or (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company and used for the redemption, repurchase or other acquisition of the Notes or Indebtedness that is PARI PASSU with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

    The Board may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; PROVIDED that in no event shall the Telecommunications Assets of the business currently owned or managed by the Company on the Issue Date be transferred to or held by an Unrestricted Subsidiary. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute
Investments in an amount valued in accordance with the definition of "Investment." Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    LIMITATION ON LIENS SECURING CERTAIN INDEBTEDNESS

    The Indenture will provide that the Company will not, and will not permit any Subsidiary to, create, Incur, assume or suffer to exist any Lien, other than Permitted Liens, on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes prior to) the obligation or liability secured by such Lien.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary that owns, directly or indirectly, any Capital Stock of such Restricted Subsidiary.

    The   foregoing   provisions  shall   not   prohibit  any   encumbrances  or
restrictions:

       (i) existing on the Issue Date in the Indenture or any other agreement in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; PROVIDED that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

       (ii)existing under or by reason of applicable law;

       (iii)
           existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

       (iv)in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted
    Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary, not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; or

       (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary.

    Nothing  contained  in  this  "Limitation  on  Dividend  and  Other  Payment
Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (a) creating, Incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens Securing Certain Indebtedness" covenant or (b) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or any contract, agreement, understanding, loan, advance or guarantee for the specific benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (A) with respect to any Affiliate
Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (A) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million and (1) involving the incurrence of Indebtedness, a written opinion of a nationally recognized investment banking or accounting firm experienced in the review of similar types of transactions, (2) involving the transfer of real property, fixed assets or equipment, either directly or by a transfer of 50% or more of the Capital Stock of a Restricted Subsidiary which holds any such real property, fixed assets or equipment, a written appraisal from a nationally recognized appraiser experienced in the review of similar types of transactions or (3) not otherwise described in (1) or (2) above, a written certification from a nationally recognized professional experienced in evaluating similar types of transactions, in each case, stating that the terms

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of such transaction are  fair to the Company  or such Restricted Subsidiary,  as the case may be, from a financial point of view; PROVIDED that the following shall not be deemed to constitute Affiliate Transactions:

       (i) the payment of reasonable fees to directors of the Company who are not employees of the Company;

       (ii)agreements and arrangements existing on the date hereof;

       (iii)
           any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the
    Company or such Restricted Subsidiary;

       (iv)the adoption of employee benefit plans in the ordinary course of business and payments and other transactions thereunder; PROVIDED that any such adoption, payment or other transaction shall have been approved by a majority of the disinterested members of the Board;

       (v) transactions between or among the Company and/or its Wholly Owned Restricted Subsidiaries;

       (vi)any contract, agreement, understanding, loan, advance or guarantee for the general benefit of the Company and its stockholders, including stockholders that are Affiliates of the Company; and

       (vii)
           transactions permitted by the provisions of the Indenture described above under the caption "-- Limitation on Restricted Payments."

    LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

    The Indenture will provide that the Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) issuances or sales to foreign nationals of shares of Capital Stock of foreign Restricted Restricted Subsidiaries, to the extent required by applicable law, (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iv) issuances or sales of Common Stock of Restricted Subsidiaries, if within six months of each such issuance or sale, the Company or such Restricted Subsidiary applies an amount not less than the Net Cash Proceeds thereof (if any) in accordance with clause
(A) or (B) of the first paragraph of the "Disposition of Proceeds of Asset Sales" covenant described below.

    BUSINESS ACTIVITIES OF THE COMPANY

    The Company will not, and will not permit any Restricted Subsidiary to, engage in (i) any business other than the Telecommunications Business and such business activities as are incidental or related thereto and (ii) any business, activities or services in which the Company and its Restricted Subsidiaries were engaged on the Issue Date.

    CHANGE IN CONTROL

    In the  event  of  a  Change  in Control,  the  Company  must  commence  and consummate an Offer to Purchase for all the Notes then outstanding, at a purchase price equal to (i) 101% of the Accreted Value thereof, in the case of
any  such purchase prior to               , 2001,  or (ii) 101% of the principal
amount at maturity thereof, together with accrued and unpaid interest, if any, to the date of purchase, in the case of any such purchase on or after
            , 2001. Within 20 days following any Change in Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change in Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. The Company will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Change in Control payment date.

    Except as described above with respect to a Change in Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring. There can be no assurance that the Company will have sufficient funds available at the time of any Change in Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be contained in other securities of the Company which might be outstanding at the time).

    DISPOSITION OF PROCEEDS OF ASSET SALES

    The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (a) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (b) at least 85% of the consideration received consists of cash or Temporary Cash Investments, PROVIDED that any notes or other obligations received by the Company or any such Restricted Subsidiary as consideration that are converted by the Company or such Restricted Subsidiary into cash within 30 days of their receipt (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. In the event and to the extent that the Net Cash Proceeds received by the Company or its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been prepared), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within six months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any of its Restricted Subsidiaries, or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such Investment (as determined in good faith by the Board, whose determination shall be conclusive and evidenced by a resolution of the Board and (ii) apply (no later than the end of the six-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Disposition of Proceeds of Asset Sales" covenant. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such six-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

    If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $5.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to (i) 101% of the Accreted Value thereof (determined
at  the date of purchase), if such purchase is  prior to              , 2001, or
(ii) 101% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the date of purchase, if such purchase is on or after
            , 2001.

    NO AMENDMENT TO AGREEMENT

    The Indenture will provide that the Company will not amend, modify or alter the Voting Trust Agreement without having obtained the consent of the holders of not less than a majority in principal amount at maturity of the Notes then outstanding.

    REPORTS

    The Indenture will provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8- K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

    The Indenture will provide that the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; PROVIDED that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person, or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; PROVIDED that this clause (iii) shall not apply to (A) the merger of a corporation, the sole material asset of which consists of Common Stock of the Company (and options, warrants or other rights to purchase or acquire such Common Stock), into the Company, if (a) the Chief Executive Officer of the Company delivers to the Trustee a certificate, in the form attached to the Indenture as Schedule I, to the effect that to his best knowledge there are no liabilities, contingent or otherwise, of such corporation and (b) the only consideration received by the stockholders of such corporation in connection with such merger consists of Common Stock of the Company (and options, warrants or other rights to purchase or acquire such Common Stock), in the aggregate in an amount not to exceed the amount thereof held by such corporation immediately prior to such merger or (B) any transaction or series of transactions effected solely for the purpose of creating a parent corporation of which the Company shall be a Wholly Owned Subsidiary and whose stockholders shall be substantially identical to those of the Company immediately prior to such transaction; and
(iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; PROVIDED, HOWEVER, that clause (iii) above does not apply if, in the good faith determination of the Board of the Company, whose determination shall be evidenced by a resolution of the Board, the principal purpose of such transaction is to change the state of incorporation of the Company; and PROVIDED FURTHER that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

EVENTS OF DEFAULT AND REMEDIES

    The following events are "Events of Default" under the Indenture:

       (i) default in the payment of interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days or more; or

       (ii)default in the payment of principal of, or premium, if any, on the Notes when due; or

       (iii)
           default in the performance, or breach, of any covenant described under "Certain Covenants -- Limitation on Restricted Payments," "--
    Limitation on Indebtedness," "-- Change in Control," "-- Disposition of Proceeds of Asset Sales" and "Consolidation, Merger, Sale of Assets, Etc."; or

       (iv)default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (i), (ii) or (iii)
    above), and the continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes (in each case, when such notice is deemed received in accordance with the Indenture); or

       (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any
    Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; or

       (vi)any final judgment or order (not covered by insurance) for the payment of money in excess of $5.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

       (vii)
           a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant
    Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

       (viii)
           the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

       (ix)the holder of any Indebtedness of the Company or any of its Restricted Subsidiaries aggregating at least $5.0 million in principal amount that is secured by a Lien on assets of the Company or any such Restricted Subsidiary (or any agent of such holder of such Indebtedness or the Trustee or other representative then acting under any indenture or other instrument under which such Indebtedness is outstanding) shall commence any proceeding, or take any action (including, without limitation, by way of set-off) to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, assets of the Company or any of its Restricted Subsidiaries having a fair market value in excess of $5.0 million individually or in the aggregate.

    If  any Event of Default (other than an Event of Default specified in clause
(vii) or (viii) above with respect to the Company) occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount at maturity of outstanding Notes may, by written notice, and the Trustee upon the request of the holders of not less than 25% in principal amount at maturity of the outstanding Notes shall, declare the Default Amount of, and any accrued and unpaid interest on, all outstanding Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (vii) or (viii) above with respect to the Company occurs and is continuing, then the Default Amount of, and any accrued and unpaid interest on, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

    After a declaration of acceleration, the holders of a majority in aggregate principal amount at maturity of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default, other than nonpayment of the Default Amount of, and any accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount at maturity of the outstanding Notes also have the right to waive past defaults under the Indenture, except a default in the payment of the Default Amount of, or any interest on, any outstanding Note, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of Notes.

    No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in principal amount at maturity of the outstanding Notes have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as Trustee, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee has not within such 60-day period received directions inconsistent with such written request by holders of a majority in principal amount at maturity of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the Default Amount of, or any accrued and unpaid interest on, such Note on or after the respective due dates expressed in such Note.

    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall

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
have offered to such Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in principal amount at maturity of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

    The Indenture provides that the Trustee will, within 45 days after the occurrence of any Default, give to the holders of the Notes notice of such Default known to it, unless such Default shall have been cured or waived; PROVIDED that the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of such holders.

    The Company is required to furnish to the Trustee annually a statement as to its compliance with all conditions and covenants under the Indenture.

DEFEASANCE

    The Company may at any time terminate all of its obligations with respect to the Notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes as required by the Indenture and to maintain agencies in respect of the Notes. The Company may at any time terminate its obligations under certain covenants set forth in the Indenture, some of which are described under "Certain Covenants" above, and any omission to comply with such obligations shall not constitute a Default with respect to the Notes ("covenant defeasance"). To exercise either defeasance or covenant defeasance, the Company must irrevocably deposit in trust, for the benefit of the holders of the Notes, with the Trustee money (in United States dollars) or U.S. government obligations (denominated in United States dollars), or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity and comply with certain other conditions, including the delivery of a legal opinion as to certain tax matters.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes) as to all outstanding Notes when either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or (b)(i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by their terms or shall have been called for redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation or redemption, for the principal amount, premium, if any, and accrued interest to the date of such deposit; (ii) the Company has paid all other sums payable by it under the Indenture; and (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case amy be. In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

AMENDMENTS AND WAIVERS

    From time to time the Company, when authorized by resolutions of its Board, and the Trustee, without the consent of the holders of the Notes, may amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act or making any change that does not adversely affect the rights of any holder. Other amendments and modifications of the Indenture and the Notes may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount at maturity of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes); PROVIDED that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount at maturity of, extend the fixed maturity of, or alter the redemption provisions of, the Notes or amend or modify the calculation of the Accreted Value or the Default Amount so as to reduce the amount of the Accreted Value or the Default Amount,
(ii) change the currency in which any Notes or any premium or the accrued interest thereon is payable, (iii) reduce the percentage in principal amount at maturity outstanding of Notes who must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes,
(vi) reduce the rate or extend the time for payment of interest on the Notes  or
(vii) adversely affect the ranking of the Notes in a manner adverse to the holder of the Notes.

    In addition, without the consent of at least 66 2/3% in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no amendment to the Indenture may make any change in, and no waiver may be made with respect to any Default in the performance of, the provisions described above under the captions "Change in Control" and "Disposition of Proceeds of Asset Sales."

CONCERNING THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

    The Indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest it must eliminate such conflict or resign.

GOVERNING LAW

    The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the principals of conflicts of law thereof.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for any other capitalized terms used herein for which no definition is provided.

    "ACCRETED VALUE" as of any Specified Date, means with respect to each $1,000 principal amount at maturity of Notes:

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
       (i) if the Specified Date occurs on one of the following dates (each, a "Semi-Annual Accrual Date"), the amount set forth below opposite such date:

                   SEMI-ANNUAL ACCRUAL DATE                      ACCRETED VALUE
- ---------------------------------------------------------------  --------------
                , 1996.........................................   $
                , 1997.........................................
                , 1997.........................................
                , 1998.........................................
                , 1998.........................................
                , 1999.........................................
                , 1999.........................................
                , 2000.........................................
                , 2000.........................................
                , 2001.........................................
                , 2001.........................................   $   1,000.00

       (ii)if the Specified Date occurs before the first Semi-Annual Accrual Date, the sum of (A) the original issue price and (B) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price (2) a fraction, the numerator of which is the number of days from the issue date of the Notes to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Notes to the first Semi- Annual Accrual Date, using a 360-day year of twelve 30-day months;

       (iii)
           if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date
    immediately preceding the Specified Date and (B) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using 360-day year of twelve 30-day months, and the denominator of which is 180; or

       (iv)if the Specified Date occurs after the last Semi- Annual Accrual Date, $1,000.

    "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "ADJUSTED CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; PROVIDED that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person (including, without limitation, an Unrestricted Subsidiary) during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described above, any amount paid as, or accrued for, cash dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary or nonrecurring gains and losses.

    "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than licenses issued by the FCC), all as set forth on the quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and most recently filed with the Commission pursuant to the "Reports" covenant; PROVIDED that the value of any licenses issued by the FCC shall, in the event of an auction for similar licenses, be equal to the fair market value ascribed thereto in good faith by the Board and evidenced by a resolution of the Board. As used in the Indenture, references to financial statements of the Company and its Restricted Subsidiaries shall be adjusted to exclude Unrestricted Subsidiaries if the context requires.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. For purposes of the Indenture, the term "Affiliate" shall at all times include Laurence S. Zimmerman, Landover Holdings Corporation and their respective Affiliates.

    "ART WEST" means ART West Joint Venture, a Delaware partnership equally owned by the Company and Extended Communications, Inc.

    "ASSET ACQUISITION" means (i) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

    "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted
Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries (including Capital Stock of any Unrestricted Subsidiaries) outside the ordinary course of business of the Company or such Restricted Subsidiary; PROVIDED that the following shall not be included within the meaning of "Asset Sale": (A) sales or other dispositions of inventory, receivables and other current assets; (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries; (C) Permitted Asset Swaps; (D) sales, transfers or other dispositions otherwise constituting Asset Sales in an aggregate amount not to exceed $500,000 during the relevant twelve-month period referred to in the "Disposition of Proceeds of Asset Sales" covenant; (E) any Restricted Payment permitted by the "Limitation on Restricted Payments" covenant; (F) any Lien permitted to be Incurred by the "Limitation on Liens Securing Certain Indebtedness" covenant; (G) any transaction that is governed by the provisions of the "Consolidation, Merger, Sale of Assets, Etc." covenant; and (H) any sale, transfer or other disposition of the Capital Stock of an Unrestricted Subsidiary.

    "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount such principal payment by (ii) the sum of all such principal payments.

    "BOARD" means the Board of the Company.

    "CAPITAL STOCK" means  (i) in the  case of a  corporation, corporate  stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

    "CHANGE IN CONTROL" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis, (ii) individuals who on the Issue Date constitute the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then in office who either were members of the Board on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office and (iii) the merger or consolidation of the Company with or into another corporation, or the merger or consolidation of another corporation with and into the Company, with the effect that, immediately after such transaction, the stockholders of the Company immediately prior to such transaction hold less than 50% of the total voting power of all securities generally entitled to vote for the election of directors, managers or trustees of the Person surviving such merger or consolidation.

    "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

    "CONSOLIDATED EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest
Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income and (vii) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; PROVIDED that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA
shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Adjusted Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating the Adjusted Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net payments (if any) pursuant to Hedging Obligations; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; EXCLUDING, HOWEVER, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Note Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DEFAULT AMOUNT" means (i) as of any date prior to              , 2001,  the
Accreted  Value of the  Notes (plus any  applicable premium thereon)  as of such
date and (ii) as  of any date  on or after                 ,  2001, 100% of  the
principal amount at maturity of the Notes (plus any applicable premium thereon).

    "DIRECTED INVESTMENT" means any Investment in a Telecommunications Business that is made by investing the net proceeds of the issuance of Capital Stock (other than Redeemable Stock) by the Company (or options, warrants or other rights to purchase such Capital Stock) after the Issue Date; PROVIDED that such Investment shall be made with such net proceeds in the form received by the Company and shall be limited to an amount equal to (A) 50% of such net proceeds to the extent that such net proceeds consist of cash, and (B) 100% of such net proceeds to the extent such net proceeds consist of Capital Stock; PROVIDED FURTHER that such Investment is made within 90 days of such issuance of Capital Stock.

    "EQUITY OFFERING" means an underwritten public offering or flotation of Common Stock of the Company which has been registered under the Securities Act and/or admitted to listing on a national securities exchange.

    "FAIR MARKET VALUE" means the price that would be paid in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board (whose determination shall be conclusive) and evidenced by a resolution of the Board.

    "FCC" means the United States Federal Communications Commission and any state or local telecommunications authority, department, commission or agency (and any successors thereto).

    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including, with respect to the Company and its Restricted Subsidiaries, an "incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; PROVIDED that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

    "INDEBTEDNESS" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (whether negotiable or non-negotiable), (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables and escrows, holdbacks and comparable arrangements to secure indemnification obligations under acquisition agreements, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; PROVIDED that the amount of such indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, (vii) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, and (viii) all indebtedness of other Persons Guaranteed by such Person to the extent such indebtedness is Guaranteed by such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations that are included in any of clauses (i) through (viii) above, the maximum liability upon the occurrence of the contingency giving rise to the obligation, PROVIDED
(A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness and (B) that Indebtedness shall not include any liability for federal, state, local or other taxes.

    "INDEBTEDNESS TO EBITDA RATIO" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis ("Consolidated Indebtedness") as at the date of determination (the "Transaction Date") to (ii) the Consolidated EBITDA of the Company for the then most recent four full fiscal quarters for which reports have been filed pursuant to the "Reports" covenant described above (such four full fiscal quarter period being referred to herein as the "Four Quarter Period"); PROVIDED that (x) pro forma effect shall be given to any Indebtedness Incurred from the beginning of the Four Quarter Period through the Transaction Date (including any Indebtedness Incurred on the Transaction Date), to the extent outstanding on the Transaction Date, (y) if during the period commencing on the first day of such Four Quarter Period through the Transaction Date (the "Reference Period"), the Company or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such Reference Period or (z) if during such Reference Period the Company or any of the Restricted Subsidiaries shall have made any Asset Acquisition, Consolidated EBITDA of the Company shall be calculated on a pro forma basis as if such Asset Acquisition and any Incurrence of Indebtedness to finance such Asset Acquisition had taken place on the first day of such Reference Period.

    "INVESTMENT" in any Person means any direct or indirect advance, loan or extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock held by the Company and the Restricted Subsidiaries of any Person that has ceased to be a Restricted Subsidiary by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and
(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board in good faith.

    "ISSUE DATE" means the date of original issuance of the Notes.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

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
    "NET CASH PROCEEDS" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "NON-RECOURSE DEBT" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable (as a guarantor or otherwise); and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (c) as to which the lender of any indebtedness for borrowed money in an aggregate amount in excess of $5.0 million has been notified in writing that such lender will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OFFER TO PURCHASE" means an offer to purchase Notes by the Company from the holders that is required by the "Disposition of Proceeds of Asset Sales" or "Change in Control" covenants of the Indenture and which is commenced by mailing a notice to the Trustee and each holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date; (vi) that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased; and (vii) that

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holders whose Notes are being  purchased only in part  will be issued new  Notes equal in principal amount to the unpurchased portion thereof; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof so accepted for payment by the Company. The Paying Agent shall promptly mail to the holders of Notes so accepted for payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; PROVIDED that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

    "PERMITTED ASSET SWAP" means any disposition by the Company or any of its Restricted Subsidiaries of Telecommunications Assets or a majority of the Voting Stock of a Restricted Subsidiary in exchange for comparable Telecommunications Assets or a majority of the Voting Stock of a comparable Restricted Subsidiary; PROVIDED that the Board shall have approved such disposition and exchange and determined the fair market value of the assets subject to such transaction as evidenced by a resolution of the Board or such fair market value has been determined by a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction contemplated thereby.

    "PERMITTED INVESTMENTS" MEANS:

       (i) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary;

       (ii)Temporary Cash Investments;

       (iii)
           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

       (iv)loans or advances to employees (other than executive officers of the Company) in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

       (v) stock,  obligations  or  securities   received  in  satisfaction   of
           judgments;

       (vi)Investments, to the extent that the consideration provided by the Company or any of its Restricted Subsidiaries consists solely of
    Capital Stock (other than Redeemable Stock) of the Company;

       (vii)
           notes  payable to  the Company  that are  received by  the Company as
           payment  of  the  purchase  price  for  Capital  Stock  (other   than
    Redeemable Stock) of the Company;

       (viii)
           an Investment in ART West in an aggregate amount not to exceed $10.0 million, PROVIDED that (A) the Company shall make such Investment not later than the Issue Date, (B) such Investment shall be represented by notes having substantially the same terms as the Notes, which notes shall prohibit ART West from (1) Incurring any Indebtedness, (2) entering into or permitting to exist any limitation on dividends or distributions by ART West on account of its equity interests, and

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
    (3) using the proceeds of such Investment other than in accordance with the covenant described above under "Business Activities of the Company," and (C) the Company shall at all times own not less than 50% of ART West;

       (ix)Investments in an aggregate amount not to exceed $15.0 million at any one time outstanding;

        (x) Investments in entities (other than ART West) that own licenses granted by the FCC; PROVIDED that (A) such Investments are made pursuant to a senior promissory note, in an amount equal to such Investment, that by its terms is payable in full at or before any required repayment of principal on the Notes, (B) such promissory note is secured equally and ratably with (or prior to) any other secured Indebtedness of such entity, (C) such Investment is made and used for the purpose of effecting, and does not exceed the amount reasonably required to effect, the minimum build-out with respect to such licenses that is required by the FCC as a prerequisite to the transfer of a majority equity interest in such entity to the Company or one of its Restricted Subsidiaries, as determined in good faith by the Board and (D) the Company, at the time such Investment is made, had a contractual right to, and intends (subject in all cases to compliance with applicable FCC rules and regulations) to, acquire such majority equity interest;

       (xi)existing Investments on the Issue Date;

       (xii)
           the acquisition of all equity interests of ART West not otherwise owned by the Company; and

       (xiii)
           Directed Investments.

    "PERMITTED LIENS" MEANS:

       (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings timely instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

       (ii)statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings timely instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

       (iii)
           Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

       (iv)Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers'
    acceptances, surety and appeal bonds, government contracts, performance and return- of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and a bank's unexercised right of set-off with respect to deposits made in the ordinary course;

       (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries;

       (vi)Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; PROVIDED that (A)
    such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant, (1) to finance the cost (including the cost of improvement or construction) of the item of property or

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
    assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (C) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

       (vii)
           leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its
    Restricted Subsidiaries, taken as a whole;

       (viii)
           Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its
    Restricted Subsidiaries relating to such property or assets;

        (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

       (x) Liens   arising  from   filing  Uniform   Commercial  Code  financing
           statements regarding leases;

       (xi)Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

       (xii)
           Liens in favor of the Company or any Restricted Subsidiary;

       (xiii)
           Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

       (xiv)
           Liens securing reimbursement obligations with respect to letters of credit that encumber documents and the property relating to such letters of credit and the products and proceeds thereof;

       (xv)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

       (xvi)
           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the
    Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date;

       (xvii)
            Liens on or sales of receivables;

       (xviii)
            Liens securing other Indebtedness in an aggregate amount not to exceed $250,000 at any one time;

       (xix)Liens  on   assets   of  Unrestricted   Subsidiaries   that   secure
            Non-Recourse Debt of Unrestricted Subsidiaries;

       (xx) Liens existing on the Issue Date;

       (xxi)Liens granted after the Issue Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the holders of the Notes;

       (xxii)
            Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned
    Restricted Subsidiary to secure Indebtedness owing to the Company or such other Wholly Owned Restricted Subsidiary;

       (xxiii)
            Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of the "Limitation on

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
    Indebtedness" covenant; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; and

       (xxiv)
            purchase money Liens upon equipment acquired or held by the Company or any of its Restricted Subsidiaries taken or retained by the seller of such equipment to secure all or a part of the purchase price therefor; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the equipment so acquired.

    "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

    "REDEEMABLE STOCK" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes (unless the redemption price is, at the Company's option, without conditions precedent, payable solely is Common Stock (other than Redeemable Stock) of the Company) or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute
Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Disposition of Proceeds of Asset Sales" and "Change in Control" covenants described above and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Disposition of Proceeds of Asset Sales" and "Change in Control" covenants described above.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, had assets accounting for more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

    "SPECIFIED DATE" means any redemption date, any date of purchase of Notes pursuant to the "Disposition of Proceeds of Asset Sales" or "Change in Control" covenants described above, or any date on which the Notes are due and payable after an Event of Default.

    "STATED MATURITY" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

    "STRATEGIC EQUITY INVESTOR" means any company which is (or a controlled Affiliate of any company which is or a controlled Affiliate of which is) engaged principally in a cable or telecommunications business which has a total market capitalization of at least $1.0 billion.

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
    "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "TELECOMMUNICATIONS ASSETS" means all assets (including, without limitation, assets consisting of subscribers), rights (contractual or otherwise) and properties, whether tangible or intangible, used in connection with a Telecommunications Business.

    "TELECOMMUNICATIONS BUSINESS" means, when used in reference to any Person, that such Person is engaged primarily in the business of (i) transmitting voice, video or data communications, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a wireless communications capacity or (iii) evaluating, participating in or pursuing any other activity or opportunity that is related to those identified in clauses (i) or (ii) above.

    "TEMPORARY CASH INVESTMENT" means any of the following: (i) direct obligations of the United States or any agency thereof or obligations fully and unconditionally guaranteed by the United States or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within six months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation other than an Affiliate of the Company) organized and in existence under the laws of the United States, any state thereof or any foreign country recognized by the United States with rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; PROVIDED that, notwithstanding the foregoing, the maturity of any of the foregoing that is applied to provide security in favor of the Indebtedness referred to in clause (xxiv) of the definition of "Permitted Liens" may occur as late as the earliest date that such Indebtedness may be redeemed at the option of the obligor with respect to such Indebtedness and provided further that the Company shall cause such Liens referred to in such clause (xxiv) to be incurred no later than the first anniversary of the Issue Date.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is designated by the Board as an Unrestricted Subsidiary pursuant to a resolution of the Board; but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional equity interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or

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
indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has, immediately prior to the commencement of material business operations, at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Limitation on Indebtedness," the Company shall be in default of such covenant). The Board may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Limitation on Indebtedness," and (ii) no Default or Event of Default would be in existence following such designation.

    "VOTING STOCK" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

    "VOTING TRUST AGREEMENT" means that certain Voting Trust and Irrevocable Proxy Agreement, to be entered into on the date hereof.

    "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

                            DESCRIPTION OF WARRANTS

    The Warrants will be  issued pursuant to a  warrant agreement (the  "Warrant
Agreement")  by and between the Company and                         , as warrant
agent (the "Warrant Agent"). The following summary of certain provisions of the Warrant Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement and the Warrants, including the definitions therein of certain terms. The Warrant Agreement will be substantially in the form of the Warrant Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

    Each Warrant, when  exercised, will  entitle the holder  thereof to  receive shares of Common Stock (such shares, the "Warrant Shares") at an exercise price of $ per share (the "Exercise Price"). The Exercise Price and the number of Warrant Shares issuable on exercise of a Warrant are both subject to adjustment in certain cases referred to below. The Warrants are exercisable at any time on or after the Separation Date. Unless exercised, the Warrants will
automatically expire on             , 2006 (the "Expiration Date"). The Warrants
will entitle the holders thereof to purchase in the aggregate approximately % of the outstanding Common Stock of the Company on a fully diluted basis as of the date of issuance of the Warrants after giving effect to the consummation of the Offerings.

    The Warrants may be exercised at any time on or after the Separation Date by surrendering to the Company at the office of the Warrant Agent the Warrant certificates evidencing such Warrants with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made in the form of cash or a certified or official bank check payable to the order of the Company. Upon surrender of the Warrant certificate and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered, to or upon the written order of such holder, a stock certificate representing the number of whole Warrant Shares or other securities or property to which such holder is entitled under the Warrant Agreement and the Warrants, including, without limitation, any cash payment to adjust for fractional interests in Warrant Shares issuable upon such exercise. If less than all of the Warrants evidenced by a Warrant certificate are to be exercised, a new Warrant certificate will be issued for the remaining number of Warrants. The Common Shares to be issued upon the exercise of the Warrants will be registered under the Securities Act.

    No fractional Warrant Share will be issued upon exercise of the Warrants. If any fraction of a Warrant Share would, except for the foregoing provision, be issuable on the exercise of any Warrants (or a specified portion thereof), the Company shall pay an amount in cash equal to the current market price per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

    Certificates for Warrants will be issued in registered form only, and no service charge will be made for registration of transfer or exchange upon surrender of any Warrant certificate at the office of the Warrant Agent maintained for that purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or transfer or exchange of Warrant certificates.

    The holders of the Warrants have no right to vote on matters submitted to the stockholders of the Company and have no right to receive dividends. The holders of the Warrants are not be entitled to share in the assets of the Company in the event of liquidation, dissolution or winding up of the Company's affairs.

    In the event of taxable distribution to holders of Common Stock which results in an adjustment to the number of Warrant Shares or other consideration for which a Warrant may be exercised, the holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. See "Certain Federal Income Tax Considerations".

REGISTRATION OF WARRANT SHARES

    Holders of Warrants will be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. The Company is required under the terms of the Warrant Agreement to file and use its best efforts to make effective, by the earlier of days from the closing of the Unit Offering or 45 days after the occurrence of a Change in Control, and (subject to certain "black-out" periods not to exceed 45 days in any calendar year) maintain effective until the expiration or exercise of all Warrants a shelf registration statement on an appropriate form under the Securities Act covering the issuance of the Warrant Shares upon the exercise of the Warrants. There can be no assurance that the Company will be able to file, cause to be declared effective or keep a registration statement continuously effective until all of the Warrants have been exercised or have expired.

ADJUSTMENTS

    The number of shares of Common Stock purchasable upon the exercise of the Warrants and the Exercise Price both will be subject to adjustment in certain events (subject to certain exceptions)

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
including (i) the payment by the Company of dividends (and other distributions) on Common Stock payable in Common Stock or other shares of the Company's capital stock, (ii) subdivisions, combinations and reclassifications of Common Stock,
(iii) the issuance to all holders of Common Stock of rights, options or warrants entitling them to subscribe for Common Stock or of securities convertible into or exchangeable for Common Stock, for a consideration per share of Common Stock which is less than the current market price per share of Common Stock and (iv) the distribution to all holders of Common Stock of any of the Company's assets, debt securities or any rights or warrants to purchase securities (excluding those rights and warrants referred to in clause (iii) above and excluding cash dividends less than a specified amount). In addition, the Exercise Price may be reduced in the event of purchases of Common Stock pursuant to a tender or exchange offer made by the Company of any subsidiary thereof at a price greater than the sale price of the Common Stock at the time such tender or exchange offer expires.

    No adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Exercise Price; PROVIDED, HOWEVER, that any adjustment which is not made will be carried forward and taken into account in any subsequent adjustment.

    In the case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant shall thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto.

AUTHORIZED SHARES

    The Company has authorized for issuance such number of shares of Common Stock as shall be issuable upon the due exercise of all outstanding Warrants. Such shares of Common Stock, when paid for and issued, will be duly and validly issued, fully paid and non-assessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof (other than any such tax, lien, charge or security interest imposed upon or granted by the holder of the Common Stock).

AMENDMENT

    From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement the Warrant Agreement for certain purposes, including curing defects or inconsistencies or making changes that do not materially adversely affect the rights of any holder. Any amendment or supplement to the Warrant Agreement that has a material adverse effect on the interests of the holders of the Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each holder of the Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement).

GOVERNING LAW

    The Warrant Agreement and the Warrants will be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of law thereof.

REPORTS

    Whether or not the Company is subject to the reporting requirements of the Exchange Act, the Company shall cause copies of the reports described under "Description of Notes -- Certain Covenants -- Reports" to be filed with the Commission (to the extent permitted) and the Warrant Agent and mailed to the holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent to the same extent as such reports are furnished to the holders of Notes in accordance with the Indenture.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of Serial Preferred Stock, $0.001 par value (the "Preferred Stock").

COMMON STOCK

    As of April 25, 1996, there were 18,114,135 shares of Common Stock outstanding held of record by four stockholders (without giving effect to the Merger, any conversion of outstanding Preferred Stock or any exercise of outstanding warrants or options). The holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of Preferred Stock then outstanding. The Common Stock has no preemptive conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable, and the shares of Common Stock to be outstanding upon consummation of the Common Stock Offering will be fully paid and non-assessable.

PREFERRED STOCK

    As of April 25, 1996, there were 920,951 shares of Preferred Stock outstanding held of record by 15 stockholders. Upon the consummation of the Offerings, all outstanding shares of Preferred Stock will automatically convert to shares of Common Stock, and 343,359 shares of Preferred Stock will be retired. See "Principal Stockholders." The Board of Directors will have the authority to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of Preferred Stock and to fix the number of shares constituting any series in the designations of such series, without any further vote or action by the stockholders. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company does not presently intend to issue Preferred Stock. In addition, the terms of the Indenture will restrict the ability of the Company to issue Preferred Stock. See "Description of Notes -- Certain Covenants."

CHANGE IN CONTROL PROVISIONS

    Certain provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of preventing, discouraging or delaying any change in the control of the Company any may maintain the incumbency of the Board of Directors and management. The authorization of Preferred Stock makes it possible for the Board of Directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of the Company. In addition, on the effectiveness of the Offering, certain provisions of the Certificate of Incorporation will create three classes of directors serving for staggered three-year terms and prevent any amendment to such provisions without the consent of holders of at least two-thirds of the then outstanding shares of Common Stock. These provisions could also impede the success of any attempt to effect a change in control of the Company.

    The Company is not subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. A Delaware corporation may "opt out" of Section 203 by an

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
express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. The Company has "opted out" of the application of Section 203.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is Continental Stock Transfer & Trust Company.

LISTING

    The Company is applying for quotation of the Common Stock on the Nasdaq National Market under the symbol "ARTT."

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
                      DESCRIPTION OF CERTAIN INDEBTEDNESS

EMI NOTE

    In connection with the acquisition by ART Corp. of the EMI Assets, the Company issued to EMI a $1.5 million principal amount non-negotiable and non-transferable promissory note (the "EMI Note"). Interest on the EMI Note accrues at a rate equal to the prime rate plus 2%. The Company is obligated to make quarterly principal repayments of $187,500, commencing July 1996. The EMI Note matures on November 14, 1998. ART Corp. has also guaranteed the obligations of ART under the EMI Note. See "Business -- Agreements Relating to Licenses and Acquisitions -- EMI Acquisition."

EQUIPMENT FINANCING

    On April 29, 1996, CRA, Inc. ("CRA") entered into the secured Equipment Financing with the Company for the purchase from P-Com of 38 GHz radio equipment. To evidence its obligations and the Equipment Financing, the Company issued in favor of CRA a $2,445,000 Equipment Note, payable in twenty four monthly installments of $92,694 with a final payment equal to $642,305 due April 29, 1998.

BRIDGE FINANCING

    On March 8, 1996, the Company issued $5.0 million principal amount of Bridge Notes in connection with the Bridge Financing. See "Certain Transactions -- Bridge Financing." The Bridge Notes will be repaid with proceeds from the Offerings. See "Use of Proceeds."

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is a summary of the material United States federal income tax considerations relevant to the purchase, ownership and disposition of the Units, Notes and Warrants by holders acquiring Units on original issue for cash, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the Units, Notes or Warrants. The discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, foreign corporations, nonresident alien individuals and persons holding the Units, Notes or Warrants as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Units, Notes and Warrants held as "capital assets" within the meaning of section 1221 of the Code.

    The Company has not sought and will not seek any rulings from the IRS with respect to the position of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Units, Notes or Warrants or that any such position would not be sustained.

    PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

THE UNITS

    Because the original purchasers of the Notes also will acquire Warrants, each Note is likely to be treated for federal income tax purposes as having been issued as part of an "investment unit" consisting of the Note and associated Warrants. The issue price of an investment unit consisting of the Note and associated Warrants will be the first price at which a substantial amount of Units are sold to the public for money (excluding sales to underwriters, placement agents or wholesalers, etc.). The "issue price" of an investment unit is allocated between its component parts based on their relative fair market values. A holder of a Unit must use the issuer's allocation unless the holder discloses on its federal income tax return that it plans to use an allocation that is inconsistent with the issuer's allocation.

    The Company will allocate the issue price of a Unit between the Note and the associated Warrants in accordance with their relative fair market values on the issue date. The Company will use that allocation to determine the issue price of the Notes and the holder's tax basis in the Warrants. That allocation is not binding on the IRS.

THE NOTES

    The Notes will be issued with "original issue discount" for federal income tax purposes. A holder generally is required to include original issue discount in gross income as it accrues, regardless of the holder's method of accounting for federal income tax purposes. Accordingly, each holder will be required to include amounts in gross income in advance of the receipt of the cash to which such income is attributable.

    The amount of original issue discount with respect to each Note is an amount equal to the excess of the "stated redemption price at maturity" of such Note over its issue price. The stated redemption price at maturity of each Note will include all cash payments, including principal and interest, required to be made thereunder until maturity. The issue price of a Note will be equal to that portion of the issue price of the Unit allocable to the Note as described above. Accordingly, each Note will be issued with a substantial amount of original issue discount.

    TAXATION OF ORIGINAL ISSUE DISCOUNT. Each holder of a Note will be required to include in gross income an amount equal to the sum of the "daily portions" of the original issue discount of the Note for all days during each taxable year in which the holder holds the Note. The daily portions of original issue discount will be determined on a constant interest rate basis by allocating to each day during the taxable year in which the holder holds the Note a pro rata portion of the original issue discount thereon that is attributable to the "accrual period" in which such day is included. The amount of the original issue discount attributable to each full accrual period will be the product of the "adjusted issue price" of the Note at the beginning of such accrual period and the "yield to maturity" of the Note (adjusted to reflect the length of the accrual period). The adjusted issue price of a Note at the beginning of an accrual period is the original issue price of the Note plus the aggregate amount of original issue discount that has accrued in all prior accrual periods, less any cash payments on the Note on or before the first day of such accrual period. The yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the Note, produces an amount equal to the issue price.

    The accrual period generally is the six-month period ending on the day in each calendar year corresponding to the day before the maturity date of the Note or the date six months before such date. The initial accrual period of a note is the short period beginning on the issue date and ending on the day before the first day of the first full accrual period. The amount of original issue discount attributable to an initial short accrual period may be computed under any reasonable method.

    The Company is required to furnish certain information to the IRS, and will furnish annually to record holders of a Note, information with respect to original issue discount accruing during the calendar year. That information will be based upon the adjusted issue price of the Note as if the holder were the original holder of the Note.

    A holder who purchases a Note for an amount other than the adjusted issue price and/or on a date other than the end of an accrual period will be required to determine for himself the amount of original issue discount, if any, he is required to include in gross income for federal income tax purposes.

    SALE OR RETIREMENT OF A NOTE. In general, a holder of a Note will recognize gain or loss upon the sale, retirement or other taxable disposition of such Note in an amount equal to the difference between (a) the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest or original issue discount, which generally will be taxable to a holder as ordinary income) and (b) the holder's adjusted tax basis in such Note.

    A holder's tax basis in a Note generally will be equal to the price paid for such Note, increased by the amount of original issue discount, if any, included in gross income prior to the date of disposition, and decreased by the amount of any payment on such Note prior to disposition.

    Any gain or loss recognize on the sale, retirement, or other taxable disposition of a Note generally will be capital gain or loss. Such capital gain or loss generally will be long-term capital gain or loss if the Note had been held for more than one year.

    Holders should be aware that the resale of a Note may be affected by the "market discount" rules of the Code under which a subsequent purchaser of a Note acquiring the Note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such Note to the extent of the market discount that has accrued while the debt instrument was held by such holder.

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
THE WARRANTS

    Upon the sale or exchange of a Warrant (including the receipt of cash in lieu of a fractional interest in a Warrant Share upon exercise of a Warrant), a holder will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of property received therefor and the holder's tax basis in the Warrant. A holder's initial tax basis in a Warrant acquired in the Unit Offering will be that portion of the issue price of the Units allocable to the Warrant, as described above, subject to adjustment in the events described below. Such gain or loss will be capital gain or loss if the Warrant Shares to which the Warrants relate would be a capital asset in the hands of the Warrant holder. Any such capital gain or loss will be long-term capital gain or loss if the Warrant was held for more than one year.

    The exercise of a Warrant for cash will not result in a taxable event to the holder of the Warrant (except to the extent of cash, if any, received in lieu of fractional interest in a Warrant Share). Upon such exercise, the holder's tax basis in the Warrant Shares obtained will be equal to the sum of such holder's tax basis in the Warrant (described above) and the exercise price of the Warrant; the holder's holding period with respect to such Warrant Shares will commence on the day after the date of exercise. If a Warrant expires without being exercised, the holder will recognize a loss in an amount equal to its tax basis in the Warrant. Such loss will be a capital loss if the Warrant Shares to which the Warrants relate would have been a capital asset in the hands of the Warrant holder, and such capital loss will be a long-term capital loss is the Warrant was held for more than one year.

    Adjustments to the conversion ratio of the Warrants, or the failure to make adjustments, may in certain circumstances result in the receipt of taxable constructive dividends by the holder, in which event the holder's tax basis in the Warrants would be increased by an amount equal to the constructive dividend.

BACKUP WITHHOLDING

    A holder of a Note may be subject to backup withholding at a rate of 31% with respect to interest and original issue discount on, and gross proceeds upon sale or retirement of, a Note unless such holder (i) is a corporation or other exempt recipient and, when required, demonstrates that fact, or (ii) provides, when required, a correct taxpayer identification number, certified that backup withholding is not in effect and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld are creditable against the holder's federal income tax, provided the required information is provided to the IRS.

DEDUCTIBILITY OF ORIGINAL ISSUE DISCOUNT AND INTEREST PAYMENTS

    The deduction by the Company in respect of interest (including original issue discount) accrued with respect to the Notes will be limited in part and deferred in part if the Notes are "applicable high yield discount obligations." The Company anticipates that the Notes will be applicable high yield discount obligations because, among other things, it is expected that the yield to maturity of the Notes will exceed the sum of the applicable federal long-term rate (a rate published by the IRS each month for application during the following calendar month) in effect at the time of issuance of the Notes (the "AFR") plus five percentage points. If the Notes are applicable high yield discount obligations, then (i) if the yield to maturity of the Notes exceeds the sum of the AFR plus six percentage points (such excess referred to below as the "Disqualified Yield"), the deduction for interest (including original issue discount) accrued on the Notes will be permanently disallowed to the extent such interest or original issue discount is attributable to the Disqualified Yield, and such interest (including original issue discount) would be treated as dividends to corporate holders of the Notes for purposes of the dividends-received deduction (to the extent that such amounts would have been treated as dividends had they been distributions made by the Company with respect to its stock) and (ii) the remainder of the original issue discount on the Notes would not be deductible by the Company until paid.

                                  UNDERWRITING

    Subject to the terms and conditions of the Purchase Agreement (the "Purchase Agreement"), among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Montgomery Securities ("Montgomery Securities") and Smith Barney Inc. ("Smith Barney" and, together with Merrill Lynch and Montgomery Securities, the "Underwriters"), the Company has agreed to sell to the Underwriters, and each Underwriter has agreed to purchase from the Company, severally and not jointly, the number of Units set forth opposite its name below. The Purchase Agreement provides that, subject to the terms and conditions set forth therein, the Underwriters will be obligated to purchase all of the Units if any such Units are purchased.

                                                                    NUMBER
              UNDERWRITERS                                         OF UNITS
                                                                   ---------

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated..........................................
Montgomery Securities............................................
Smith Barney Inc.................................................
                                                                   ---------
           Total.................................................
                                                                   ---------
                                                                   ---------

    The Underwriters propose to offer the Units directly to the public at the offering price set forth on the cover page of this Prospectus, and in part to certain selected dealers at such price less a concession not in excess of % per Unit. The several Underwriters may allow, and such dealers may reallow, a
discount not in excess of       % per Unit to  certain other dealers. After  the
initial public offering, the public offering price, concession and discount may be changed. The Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    There is currently no public market for the Units, the Notes or the Warrants, and the Company does not intend to apply for listing of the Units, the Notes or the Warrants on any securities exchange or on any inter-dealer quotation system. The Company is applying for quotation of the Common Stock (including the Warrant Shares) on the Nasdaq National Market. The Company has been advised by the Company that, following the completion of the initial public offering of the Notes, the Underwriters presently intend to make a market in the Units, the Notes and the Warrants as permitted by applicable laws and regulations; however, they are not obligated to do so and any such market-making may be discontinued at any time without notice at the sole discretion of each Underwriter. Accordingly, there can be no assurance as to whether an active public market for the Units, the Notes or the Warrants will develop or, if a public market does develop, as to the liquidity of the trading market for the Units, the Notes or the Warrants. If an active public market does not develop, the market price and liquidity for the Units, the Notes or the Warrants may be adversely affected. See "Risk Factors -- Absence of Public Market; Possible Volatility of Stock Price"

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and, under certain circumstances, to contribute to payments the Underwriters may be required to make in respect thereof.

    The Company has agreed that it will not, for a period of 180 days from the date of this Prospectus, without the prior written consent of the Underwriters, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of, any debt security of the Company which is publicly offered or sold pursuant to Rule 144A under the Securities Act.

    Montgomery Securities is acting as an underwriter in connection with the Common Stock Offering and will receive customary compensation in connection therewith.

                                 LEGAL MATTERS

    The validity of the Units, the Notes and the Warrants offered hereby will be passed upon for the Company by Hahn & Hessen LLP, New York, New York. Certain legal matters in connection with the Unit Offering will be passed upon for the Underwriters by Latham & Watkins, Washington, D.C. As of the date of this Prospectus, a member of Hahn & Hessen LLP owns $25,000 of the Bridge Notes and 5,500 Bridge Warrants and beneficially owns 13,627 shares of Common Stock. Latham & Watkins, Washington, D.C., currently represents the Company with respect to certain FCC matters.

                                    EXPERTS

    The historical financial statements of Advanced Radio Telecom Corp. as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995 and of Advanced Radio Technologies Corporation as of December 31, 1995 and 1994, for the years then ended, and for the period from August 23, 1993 (date of inception) to December 31, 1993 included in this Prospectus, have been included herein in reliance on the reports, each of which includes an explanatory paragraph regarding the substantial doubt which exists about the respective entity's ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. The Registration Statement, including the exhibits and schedules thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10007; and Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

    Immediately following the Offerings, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports and other information with the Commission. Such reports may be inspected and copied at the public reference facilities at the addresses set forth above and at the Public Reference Section of the Commission at the address set forth above. In addition, the Indenture and the Warrant Agreement provide that the Company, to the extent that it is not required to file such information pursuant to the Exchange Act, shall provide the Trustee and holders of the Notes and Warrants with audited year-end financial statements of the Company prepared in accordance with GAAP and substantially in the form of the Financial Statements included in this Prospectus, and unaudited quarterly financial statements of the Company prepared in accordance with GAAP and substantially in the form of the Financial Statements included in this Prospectus.

                                    GLOSSARY

    ACCESS CHARGES -- The fees paid by long distance carriers to LECs for originating and terminating long distance calls on their local networks.

    BANDWIDTH -- At any given level of compression, the amount of information transportable over a link per unit time. A DS-1, or Digital Service 1, circuit will carry up to 1,544,000 bits (or 1.544 megabits) per second.

    BPS -- Bits per second. A bit is the basic unit of information, yes-or-no, on-or-off, 1-or-0 in the binary (base 2) system which is the basis of digital computing. In contrast, a voice telephone signal over a copper wire is analog, reflecting a continuous range of vocal tone (frequency) and volume (amplitude).

    BROADBAND -- Data streams of at least 1.544 megabits per second. Broadband communications systems can transmit large quantities of voice, data and video by way of digital or analog signals. Examples of broadband communication systems include DS-3 systems, which can transmit 672 simultaneous voice conversations, or a broadcast television station signal that transmits high resolution audio and video signals into the home. Broadband connectivity is an essential element for interactive multimedia applications.

    CAP (COMPETITIVE ACCESS PROVIDER) -- A company that provides its customers with an alternative to the local telephone company for local transport of private line, special access and interstate transport of switched access telecommunications services. CAPs are also referred to in the industry as competitive local exchange carriers (CLECs), alternative local telecommunications service providers (ALTs) and metropolitan area network providers (MANs) and were formerly referred to as alternative access vendors
(AAVs).

    CELLULAR -- Characterized by "cells," the area accessible by transceiver(s) typically located at one site. A cellular phone connects to the transceiver in its current cell, then the connection is handed-off as and when the user moves to any other cell.

    COMPRESSION -- Any process that transforms a signal to a more compact form (fewer bits) for easier transfer, and then restores the signal after transfer.

    CMRS -- Commercial mobile radio services.

    COPPER WIRE -- A shorthand reference to traditional telephone lines using electric current to carry signals over copper wire.

    DIGITAL -- A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary code digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent infomation as opposed to the continously variable analog signal. Digital transmission and switching technologies offer a threefold improvement in speed and capacity over analog techniques, allowing much more efficient and cost-effective transmission of voice, video, and data.

    DIALING PARITY -- Dialing parity is among the many issues related to the telecommunication industry that are being debated for federal legislation. Essentially, customers should be able to have 1+ and 0+ service no matter which local or long distance carrier they choose. For example, when MCI first got into the long distance business, customers had to dial a ten digit prefix before the number they were calling. This was considered unacceptable to many in the industry who favor "dialing parity."

    DS-0, DS-1, DS-3 -- Standard telecommunications industry digital signal formats, which are distinguishable by bit rate (the number of binary digits (0 and 1) transmitted per second). DS-0 service has a bit rate of 64 kilobits per second. DS-1 service has a bit rate of 1.544 megabits per second and DS-3 service has a bit rate of 45 megabits per second.

    ESMR (ENHANCED SPECIALIZED MOBILE RADIO) -- A mobile services category granted certain radio spectrum rights by the FCC before the advent of modern cellular networks.

    FCC -- Federal Communications Commission.

    FIBER  OPTICS  --  Fiber  optic  cable  is  the  medium  of  choice  for the telecommunications and cable industries. Fiber is immune to electrical interference and environmental factors that affect copper wiring and satellite transmission. Fiber optic technology involves sending laser light pulses across glass strands in order to transmit digital information. A strand of fiber optic cable is as thick as a human hair yet is said to have more bandwidth capacity than copper cable the size of a telephone pole.

    GHZ (GIGAHERTZ) -- Billions of cycles or hertz per second. A hertz is one full cycle (an s-shaped sine curve with one peak and one valley).

    INTER-LATA LONG DISTANCE -- Inter-LATA long distance calls are calls that pass from one LATA to another. Typically, these calls are simply referred to as "long distance" calls.

    INTERNET -- An array of interconnected networks using a common set of protocols defining the information coding and processing requirements that can communicate across hardware platforms and over many links now operated by a consortium of telecommunications service providers and others.

    ISP -- Internet service provider.

    ITC (INDEPENDENT TELEPHONE COMPANY) -- A telephone company not associated or formerly associated with the Bell Telephone system.

    IXC (INTER-EXCHANGE CARRIERS) -- Usually referred to as long distance providers. There are many facilities-based IXCs, including AT&T, MCI, WorldCom, Sprint and Frontier, as well as a select few CAPs that are authorized for IXC service.

    KILOBIT -- One thousand bits of information. The information-carrying capacity (i.e., bandwidth of a circuit may be measured in "kilobits per second").

    KBPS -- Kilobits per second.

    LANS (LOCAL AREA NETWORKS) -- The interconnection of computers for the purpose of sharing files, programs and various devices such as work stations, printers and high-speed modems. LANs may include dedicated computers or file servers that provide a centralized source of shared files and programs. Most office computer networks use a LAN to share files, printers, modems and other items. Where computers are separated by greater distances, a Metropolitan Area Net (MAN) or other Wide Area Net (WAN) may be used.

    LAST  MILE   --  A   shorthand  reference   to  the   last  section   of   a
telecommunications path to the ultimate end user.

    LATAS (LOCAL ACCESS AND TRANSPORT AREAS) -- The geographically defined areas in which LECs are authorized by the MFJ to provide local exchange services. These LATAs roughly reflect the population density of their respective states (California has 11 LATAs while Wyoming has only one). There are 164 LATAs in the United States. LATAs have one or more area codes and may cross state lines.

    LEC (LOCAL EXCHANGE CARRIER) -- A company providing local exchange services. The traditional local telephone companies (also known as incumbent local exchange carriers) such as the RBOCs, which until recently were monopolies.

    LINE OF SIGHT -- An unobstructed view between two transceivers comprising a link.

    LINK -- A transmission link between two transceivers.

    MAN -- Metropolitan Area Network.

    MARKET -- The potential and actual customers within the boundaries of a wireless license. For simplicity, census or other definitions may be used, though each application as granted defines its own actual boundaries.

    MEGABIT -- One million bits of information. The information-carrying capacity (i.e., bandwidth) of a circuit may be measured in "megabits per second."

    MFJ (MODIFIED FINAL JUDGMENT) -- The MFJ was an agreement made in 1982 between AT&T and the Department of Justice which forced the breakup of the old Bell System. This judgment, also known as the Divestiture of AT&T, established seven separate RBOCs and created two distinct segments of telecommunications service: local and long distance. This laid the groundwork for intense competition in the long distance industry, but essentially created seven separate regionally-based local exchange service monopolies. The MFJ has been superseded by the Telecommunications Act of 1996.

    MSA (METROPOLITAN STATISTICAL AREA) -- An area erected by Rand McNally based upon various business demographics to define a contiguous urban area, without reference to political or similar boundaries.

    MICROWAVE -- A portion of the radio spectrum having radio waves that are physically very short, ranging in length between about 30 cm and 0.3 cm generally refers to frequencies above 2 GHz.

    MILLIMETRIC MICROWAVE OR MILLIMETER WAVE -- Those portions of the microwave radio spectrum having either wave length measured in millimeter lengths, or a frequency above 20 GHz. A shorter wave length means a higher frequency and vice versa.

    MHZ (MEGAHERTZ) -- Millions of cycles or hertz per second.

    MBPS -- Megabits per second.

    NARROWBAND -- Data streams less than 64 kilobits per second.

    NPRM (NOTICE OF PROPOSED RULEMAKING) -- A term used in governmental, principally FCC, rulemaking proceedings to refer to initiation of the process.

    NUMBER PORTABILITY -- The ability of an end user to change local exchange carriers while retaining the same telephone number. If number portability does not exist, customers will have to change phone numbers when they change local exchange carriers. This is considered to be anti-competitive because customers are reluctant to change numbers, since they may lose business or confuse those people trying to call them. It is currently being ascertained whether or not number portability is technologically and economically feasible, and over what time frame it can be implemented.

    OFF-NET CUSTOMERS -- A customer that is not physically connected to a CAP's network but who is accessed through interconnection with a LEC network.

    ON-NET CUSTOMERS -- A customer that is physically connected to a CAP's network.

    PCS (PERSONAL COMMUNICATIONS SERVICE) -- Cellular-like services provided at the 2 GHz band of the radio spectrum rather than 800 MHz. A type of wireless telephone system that uses light, inexpensive handheld sets and communicates via low power antennas.

    PIPE -- A generic term for telecommunications transmission media, whether wired or wireless, used to carry signals between the signal generating unit and the user.

    POPS (POINTS OF PRESENCE) -- Locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays calls to, a network switching center of that long distance carrier.

    PSTN (PUBLIC SWITCHED TELECOMMUNICATIONS NETWORK) -- The traditional LEC networks.

    RBOCS (REGIONAL BELL OPERATING COMPANIES) -- The holding companies owning LEC affiliates of the old AT&T or Bell system.

    REPEATER -- An intermediate transceiver between two transceivers established to circumvent obstacles in the links, such as buildings in urban areas and hills in rural areas.

    RESELLERS -- Companies which purchase telecommunications services wholesale from underlying carriers and resell them to end users at retail rates.

    ROOF RIGHTS -- The legal right to locate, maintain and operate equipment (most commonly transceivers) on the roofs or in windows of tall buildings, on special towers or even on utility poles or pylons.

    WIDEBAND -- Data streams between 64 kilobits and 1.544 megabits per second.

                          ADVANCED RADIO TELECOM CORP.
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              PAGE
                                                                                                            ---------
Advanced Radio Telecom Corp.
  Unaudited Pro Forma:
    Unaudited Pro Forma Condensed Balance Sheet as of December 31, 1995...................................     F-3
    Unaudited Pro Forma Condensed Statement of Operations for the year ended December 31, 1995............     F-4
    Notes to Unaudited Pro Forma Condensed Financial Statements...........................................     F-5

  Historical:
    Report of Independent Accountants.....................................................................     F-6
    Balance Sheet as of December 31, 1995.................................................................     F-7
    Statement of Operations for the period from March 28, 1995 (date of inception) to December 31, 1995...     F-8
    Statement of Stockholders' Deficit for the period from March 28, 1995 (date of inception) to December
     31, 1995.............................................................................................     F-9
    Statement of Cash Flows for the period from March 28, 1995 (date of inception) to December 31, 1995...    F-10
    Notes to Financial Statements.........................................................................    F-11

Advanced Radio Technologies Corporation:
  Historical:
    Report of Independent Accountants.....................................................................    F-23
    Balance Sheets as of December 31, 1995 and 1994.......................................................    F-24
    Statements of Operations for the years ended December 31, 1995 and 1994, for the period from August
     23, 1993 (date of inception) to December 31, 1993 and cumulative for the period from August 23, 1993
     (date of inception) to December 31, 1995.............................................................    F-25
    Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1995 and 1994, for the period from August 23, 1993 (date of inception) to December 31, 1993 and cumulative for the period
     from August 23, 1993 (date of inception) to December 31, 1995........................................    F-26
    Statements of Cash Flows for the years ended December 31, 1995 and 1994, for the period from August
     23, 1993 (date of inception) to December 31, 1993 and cumulative for the period from August 23, 1993
     (date of inception) to December 31, 1995.............................................................    F-27
    Notes to Financial Statements.........................................................................    F-28

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

    The following unaudited pro forma condensed financial statements are presented as if all of the following transactions had occurred: (i) the exchange of the Advent/ART Securities, including accrued interest, into 232,826 shares of ART Preferred Stock (which convert into 3,026,738 shares of Common Stock upon consummation of the Offerings) and the related anti-dilution share adjustments;
(ii) the issuance of 48,893 shares of Preferred Stock (which convert into 635,609 shares of Common Stock upon consummation of the Offerings) and the Ameritech Warrant to Ameritech in exchange for $2,350,000 in cash proceeds and the Ameritech Strategic Distribution Agreement, after deducting related expenses of $150,000, and the recognition of a $1,053,000 market development expense for the value ascribed to the Ameritech Strategic Distribution Agreement; (iii) the receipt of $4,950,000 in cash proceeds from the issuance of the Bridge Notes and the Bridge Warrants, after deducting related expenses of $50,000; (iv) the receipt of $2,220,000 in cash proceeds from the issuance of the Equipment Note and Indemnity Warrants in connection with the Equipment Financing, after deducting related expenses of $225,000; and (v) the effects of the Merger, including the issuance of ART Common Stock to ART Corp. stockholders and the cancellation of all outstanding ART Corp. common stock.

    The following unaudited pro forma as adjusted condensed financial statements
reflect further adjustments assuming the sale by the Company of (i)       shares
of Common Stock offered in the Common Stock Offering based on an assumed initial public offering price of $ per share, the midpoint of the filing range set forth on the cover page of the prospectus relating to the Common Stock Offering and (ii) the Units offered in the Unit Offering, and, in each case, after deducting the estimated underwriting discount and offering expenses, (iii) the receipt and application of the net proceeds therefrom and (iv) the conversion of all outstanding shares of Preferred Stock into shares of Common Stock.

    All such transactions are reflected as if they had occurred as of January 1, 1995 for the unaudited pro forma condensed statement of operations and December 31, 1995 for the unaudited pro forma condensed balance sheet.

    These unaudited pro forma condensed financial statements were derived from the audited financial statements of ART and ART Corp. and should be read in conjunction with the audited financial statements of ART and related notes thereto, and the audited financial statements of ART Corp. and related notes thereto, included elsewhere herein. In management's opinion, all adjustments necessary to reflect the foregoing and related transactions have been made.

    The unaudited pro forma condensed financial statements are not necessarily indicative of what the actual financial position or results of operations would have been assuming that the transactions described in the preceding paragraphs had occurred on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

                                                               DECEMBER 31, 1995
                         ----------------------------------------------------------------------------------------------
                                                   HISTORICAL
                         ---------------------------------------------------------------
                          ADVANCED RADIO                      ELIMINATIONS   HISTORICAL      PRO FORMA
                         TELECOM CORP.(A)                         (C)         COMBINED    ADJUSTMENTS (D)    PRO FORMA
                         ----------------   ADVANCED RADIO   --------------  -----------  ----------------  -----------
                                             TECHNOLOGIES
                                           CORPORATION (B)
                                           ----------------
                                            (PREDECESSOR)
                                                        ASSETS
Current assets:
  Cash and cash
   equivalents.........    $    627,585      $      6,069          --        $   633,654   $  2,350,000(2)
                                                                                              4,950,000(4)
                                                                                              2,220,000(5)  $10,153,654
  Due from ART Corp....         738,680           --         $  (738,680)        --              --             --
  Other current
   assets..............          52,325           --               --             52,325         --              52,325
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
    Total current
     assets............       1,418,590             6,069       (738,680)        685,979      9,520,000      10,205,979
Note receivable from
 ART...................         --              5,000,000     (5,000,000)        --              --             --
Property and equipment,
 net...................       3,579,838             1,723          --          3,581,561         --           3,581,561
Equity investments.....         --                285,000          --            285,000         --             285,000
FCC licenses...........       4,226,821             8,913          --          4,235,734         --           4,235,734
Deferred finance                321,354           457,543          --            778,897       (457,543)(1)
 costs.................                                                                          50,000(4)
                                                                                                175,899(5)      547,253
Equipment and other
 deposits..............         284,012           --               --            284,012         --             284,012
Other assets...........         --                 25,376          --             25,376         --              25,376
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
                           $  9,830,615      $  5,784,624    $(5,738,680)    $ 9,876,559   $  9,288,356     $19,164,915
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
                         ----------------  ----------------  --------------  -----------  ----------------  -----------

                                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and
   accrued
   liabilities.........    $  3,450,537      $    243,952          --        $ 3,694,489        (66,452)(1) $ 3,628,037
  Due to ART...........         --                738,680    $  (738,680)        --              --             --
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
    Total current
     liabilities.......       3,450,537           982,632       (738,680)      3,694,489        (66,452)      3,628,037
Note payable to ART
 Corp..................       5,000,000                       (5,000,000)
Losses in excess of
 equity investment.....         --                211,543       (211,543)        --              --             --
Convertible notes
 payable...............         --              4,950,000          --          4,950,000   $ (4,950,000)(1)     --
Note payable to EMI....       1,500,000           --               --          1,500,000         --           1,500,000
Bridge notes payable...         --                --               --            --           3,950,000(4)    3,950,000
Equipment financing
 note payable..........         --                --               --            --           1,911,439(5)    1,911,439
Senior discount
 notes.................
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
    Total
     liabilities.......       9,950,537         6,144,175     (5,950,223)     10,144,489        844,987      10,989,476
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
Redeemable preferred
 stock.................         --                 44,930          --             44,930        (44,930)(1)     --
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
Stockholders' equity
 (deficit):
  Preferred stock,
   par.................             488           --               --                488            384(1)
                                                                                                     49(2)          921
  Common stock, par....          15,291                 3          --             15,294          2,823(1)
                                                                                                     (3)(3)      18,114
  Additional paid-in
   capital.............       2,845,372           998,385       (802,002)
                                                                    (340)      3,041,415      4,600,632(1)
                                                                                              3,402,951(2)
                                                                                                      3(3)
                                                                                              1,050,000(4)
                                                                                                484,460(5)
                                                                                              6,795,514 (11  19,374,975
  Accumulated
   deficit.............      (2,981,073)       (1,402,869)     1,013,885      (3,370,057)    (1,053,000)(2)
                                                                                             (6,795,514)(11) (11,218,571)
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
    Total stockholders'
     equity
     (deficit).........        (119,922)         (404,481)       211,543        (312,860)     8,488,299       8,175,439
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
                           $  9,830,615      $  5,784,624    $(5,738,680)    $ 9,876,559   $  9,288,356     $19,164,915
                         ----------------  ----------------  --------------  -----------  ----------------  -----------
                         ----------------  ----------------  --------------  -----------  ----------------  -----------


                             OFFERING         PRO FORMA
                          ADJUSTMENTS (E)    AS ADJUSTED
                         -----------------  -------------


Current assets:
  Cash and cash
   equivalents.........      $                $

  Due from ART Corp....
  Other current
   assets..............
                                 -----            -----
    Total current
     assets............
Note receivable from
 ART...................
Property and equipment,
 net...................
Equity investments.....
FCC licenses...........
Deferred finance
 costs.................

Equipment and other
 deposits..............
Other assets...........
                                 -----            -----
                             $                $
                                 -----            -----
                                 -----            -----

Current liabilities:
  Accounts payable and
   accrued
   liabilities.........      $                $
  Due to ART...........
                                 -----            -----
    Total current
     liabilities.......
Note payable to ART
 Corp..................
Losses in excess of
 equity investment.....
Convertible notes
 payable...............
Note payable to EMI....
Bridge notes payable...
Equipment financing
 note payable..........
Senior discount
 notes.................
                                 -----            -----
    Total
     liabilities.......
                                 -----            -----
Redeemable preferred
 stock.................         --               --
                                 -----            -----
Stockholders' equity
 (deficit):
  Preferred stock,
   par.................

  Common stock, par....

  Additional paid-in
   capital.............

  Accumulated
   deficit.............

                                 -----            -----
    Total stockholders'
     equity
     (deficit).........
                                 -----            -----
                             $                $
                                 -----            -----
                                 -----            -----

See accompanying notes to pro forma condensed financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31, 1995
                                ---------------------------------------------------------------------------------------------------
                                                           HISTORICAL
                                ----------------------------------------------------------------
                                ADVANCED RADIO
                                   TELECOM                                                           PRO FORMA
                                  CORP. (A)                       ELIMINATIONS (C)    COMBINED    ADJUSTMENTS (D)      PRO FORMA
                                --------------                    ----------------  ------------  ----------------  ---------------
                                                 ADVANCED RADIO
                                                  TECHNOLOGIES
                                                CORPORATION (B)
                                                ----------------
                                                 (PREDECESSOR)
                                                ----------------
Operating revenue.............   $      5,793    $     --         $      --         $      5,793   $     --         $       5,793
                                --------------  ----------------  ----------------  ------------  ----------------  ---------------
Expenses:
  General and
   administrative.............      2,711,642           215,315          --            2,926,957          (802,002  10)   2,124,955
  Market development..........        191,693          --                                191,693         1,053,000(9)     1,244,693
  Interest, net...............         83,531            38,455          --              121,986         1,019,145(6)
                                                                                                           673,534(7)
                                                                                                           (73,568 (8)     1,741,097
                                --------------  ----------------  ----------------  ------------  ----------------  ---------------
    Total expenses............      2,986,866           253,770          --            3,240,636         1,870,109      5,110,745
Equity loss in ART............        --              1,013,885      (1,013,885)         --              --               --
                                --------------  ----------------  ----------------  ------------  ----------------  ---------------
      Net loss................   $  2,981,073    $    1,267,655   $   1,013,885     $  3,234,843   $     1,870,109  $   5,104,952
                                --------------  ----------------  ----------------  ------------  ----------------  ---------------
                                --------------  ----------------  ----------------  ------------  ----------------  ---------------
Net loss per share of common
 stock (F)....................   $        .19    $     4,495.23                                                     $
                                --------------  ----------------                                                    ---------------
                                --------------  ----------------                                                    ---------------
Weighted average number of
 shares of Common Stock
 outstanding (F)..............     15,919,596               282
                                --------------  ----------------                                                    ---------------
                                --------------  ----------------                                                    ---------------


                                   OFFERING         PRO FORMA
                                ADJUSTMENTS (E)    AS ADJUSTED
                                ---------------  ---------------

Operating revenue.............   $               $
                                ---------------  ---------------
Expenses:
  General and
   administrative.............
  Market development..........
  Interest, net...............

                                ---------------  ---------------
    Total expenses............
Equity loss in ART............
                                ---------------  ---------------
      Net loss................   $               $
                                ---------------  ---------------
                                ---------------  ---------------
Net loss per share of common
 stock (F)....................                   $
                                                 ---------------
                                                 ---------------
Weighted average number of
 shares of Common Stock
 outstanding (F)..............
                                                 ---------------
                                                 ---------------

See accompanying notes to unaudited pro forma condensed financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(A) Represents the historical amounts of ART as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995.

(B) Represents the historical amounts of ART's predecessor, ART Corp. as of and for the year ended December 31, 1995.

(C) Represents eliminations of inter-entity transactions and balances primarily consisting of receivables, payables and ART Corp.'s investment in and equity in losses of ART.

(D) Pro forma adjustments:

    (1) Conversion of the Advent/ART Securities, including accrued interest, into shares of ART Series E Preferred Stock and the resulting anti-dilution adjustments for certain holders of ART Common Stock and Serial Preferred Stock.

    (2) Issuance of shares of ART Series F Preferred Stock and the Ameritech Warrants to Ameritech in exchange for cash of $2,350,000, net of the related financing costs of $150,000 and the Ameritech Strategic Distribution Agreement. The value ascribed to the Ameritech Strategic Distribution Agreement totaled $1,053,000.

    (3) Issuance of ART Common Stock to ART Corp. stockholders and cancellation of all outstanding ART Corp. Common Stock in connection with the Merger.

    (4) Proceeds from Bridge Financing received from stockholders of ART of $4,950,000 in cash, net of the related financing costs of $50,000, in exchange for the Bridge Notes and Bridge Warrants. The value ascribed to the Bridge Warrants totaled $1,050,000.

    (5) Proceeds of $2,220,000 in cash from Equipment Financing and issuance of the Indemnity Warrants, net of the related financing costs of $225,000. The value ascribed to the Indemnity Warrants totaled $484,460.

    (6) Interest expense from the Bridge Financing provided by stockholders of ART, at the effective interest rate after giving effect to the value ascribed to the Bridge Warrants.

    (7) Interest expense from the Equipment Financing, at the effective interest rate after giving effect to the value ascribed to the Indemnity Warrants.

    (8) Elimination of interest expense from the Advent Notes that were converted into ART Series E Preferred Stock.

    (9) Recognition of market development expense for the value ascribed to the Ameritech Strategic Distribution Agreement.

    (10) The reversal of a non-recurring, non-cash compensation expense of $802,002 recognized in 1995 associated with the release of Escrow Shares in 1995. Compensation expense associated with the termination of the Escrow Shares arrangement in 1996, totaling $6,795,514, has not been reflected in the unaudited pro forma condensed statements of operations as it is non-recurring.

    (11) The increase in paid-in capital and accumulated deficit to reflect the impact of the 1996 release of the Escrow Shares.

(E) Offering adjustments:

    (1)  Issuance of        shares of  Common Stock offered  in the Common Stock
       Offering based on an assumed initial public offering price of $ per share, after deducting the estimated offering discount and related expenses.

    (2) Issuance of the Units in the Unit Offering, after deducting the estimated offering discount and related expenses.

    (3) Repayment of the Bridge Notes out of the net proceeds from the Offerings.

    (4) Conversion of all shares of Serial Preferred Stock into shares of Common Stock.

    (5) Interest expense on the Notes from the Unit Offering.

(F) Pro forma net loss per share and the weighted average number of shares of Common Stock reflect (i) the Merger of ART Corp. into ART; (ii) the Ameritech investment; (iii) the exchange of Advent/ ART Securities for Preferred Stock of ART; (iv) the conversion of all shares of Serial Preferred Stock to Common Stock; and (v) the issuance of potentially dilutive instruments issued within one year prior to a proposed initial public offering at exercise prices below the assumed initial public offering price as if they were outstanding as of January 1, 1995.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Advanced Radio Telecom Corp.:

    We  have audited  the accompanying balance  sheet of  Advanced Radio Telecom
Corp. (a development stage company) as of December 31, 1995, and the related statements of operations, stockholders' deficit and cash flows for the period from March 28, 1995 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Radio Telecom Corp. as of December 31, 1995, and the results of its operations and its cash flows for the period from March 28, 1995 (date of inception) to December 31, 1995, in conformity with generally accepted accounting principles.

    The accompanying  financial  statements  have been  prepared  on  the  going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. As described in
Note 1, the Company has a substantial working capital deficit at December 31, 1995, has incurred operating losses since inception and does not expect to generate significant operating revenues until fiscal 1996. The Company estimates that revenues in 1996 will not be sufficient to fund its initial capital requirements, operating expenses and other working capital needs. In addition, as set forth in Notes 8, 12 and 14, the Company has significant financial commitments. The Company's continued funding of its initial capital requirements, operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. Management's plans in this regard are discussed in Note 1. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
April 26, 1996

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                           ASSETS
Current assets:
  Cash and cash equivalents....................................................  $   627,585
  Due from ART Corp. (Note 12).................................................      738,680
  Other current assets.........................................................       52,325
                                                                                 -----------
    Total current assets.......................................................    1,418,590
Property and equipment, net (Note 5)...........................................    3,579,838
FCC licenses (Note 4)..........................................................    4,226,821
Equipment and other deposits (Note 8)..........................................      284,012
Deferred financing costs.......................................................      321,354
                                                                                 -----------
      Total assets.............................................................  $ 9,830,615
                                                                                 -----------
                                                                                 -----------

                           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities (Note 6)............................  $ 3,450,537
                                                                                 -----------
      Total current liabilities................................................    3,450,537
Note payable to ART Corp. (Note 7).............................................    5,000,000
Note payable to EMI (Note 4)...................................................    1,500,000
                                                                                 -----------
      Total liabilities........................................................    9,950,537
                                                                                 -----------
Commitments and contingencies (Notes 1, 8, 12 and 14)
Stockholders' deficit (Note 9):
  Serial Preferred Stock, $.001 par value, 488,492 shares issued and
   outstanding.................................................................          488
  Class A Common Stock, $.001 par value, 7,779,135 shares issued and
   outstanding.................................................................        7,779
  Class B Common Stock, $.001 par value, 7,512,076 shares issued and
   outstanding.................................................................        7,512
  Additional paid-in capital...................................................    2,845,372
  Deficit accumulated during the development stage.............................   (2,981,073)
                                                                                 -----------
      Total stockholders' deficit..............................................     (119,922)
                                                                                 -----------
        Total liabilities and stockholders' deficit............................  $ 9,830,615
                                                                                 -----------
                                                                                 -----------

    The accompanying notes are an integral part of the financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
             FOR THE PERIOD FROM MARCH 28, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995

Operating revenue..............................................................  $    5,793
                                                                                 ----------
Expenses:
  General and administrative expenses (Notes 8, 9 and 10)......................   2,711,642
  Market development expenses..................................................     191,693
  Interest expense, net (Notes 4 and 7)........................................      83,531
                                                                                 ----------
    Total expenses.............................................................   2,986,866
                                                                                 ----------
      Net loss.................................................................  $2,981,073
                                                                                 ----------
                                                                                 ----------
Net loss per share.............................................................  $      .19
                                                                                 ----------
                                                                                 ----------
Pro forma net loss per share (unaudited).......................................  $
                                                                                 ----------
                                                                                 ----------

    The accompanying notes are an integral part of the financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
             FOR THE PERIOD FROM MARCH 28, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995

                                        COMMON STOCK                             PREFERRED STOCK
                                    --------------------  -------------------------------------------------------------
SHARES                               CLASS A    CLASS B    SERIES A     SERIES B     SERIES C     SERIES D      TOTAL
- ----------------------------------  ---------  ---------  -----------  -----------  -----------  -----------  ---------
Issuance of Common Stock to ART
 Corp. for cash...................  4,420,000
Issuance of Common Stock to
 Landover and affiliates for
 cash.............................    260,000  8,320,000
Issuance of Preferred Stock to
 limited partnerships affiliated
 with Landover for cash:
  Series A........................                           332,091                                            332,091
  Series B........................                                         82,318                                82,318
  Series C........................                                                       5,402                    5,402
Issuance of Series D Preferred
 Stock for cash...................                                                                   61,640      61,640
Shares issued to reflect
 anti-dilution adjustments........  3,099,135                  2,852        4,189                                 7,041
Redemption of Common Stock from
 Landover.........................              (807,924)
                                    ---------  ---------  -----------  -----------       -----   -----------  ---------
Balance at December 31, 1995......  7,779,135  7,512,076     334,943       86,507        5,402       61,640     488,492
                                    ---------  ---------  -----------  -----------       -----   -----------  ---------
                                    ---------  ---------  -----------  -----------       -----   -----------  ---------

SHARES
- ----------------------------------
Issuance of Common Stock to ART
 Corp. for cash...................
Issuance of Common Stock to
 Landover and affiliates for
 cash.............................
Issuance of Preferred Stock to
 limited partnerships affiliated
 with Landover for cash:
  Series A........................
  Series B........................
  Series C........................
Issuance of Series D Preferred
 Stock for cash...................
Shares issued to reflect
 anti-dilution adjustments........
Redemption of Common Stock from
 Landover.........................
Balance at December 31, 1995......

                                                                               PAR VALUE
                                    -----------------------------------------------------------------------------------------------
                                          COMMON STOCK                                   PREFERRED STOCK
                                    ------------------------  ---------------------------------------------------------------------
AMOUNTS                               CLASS A      CLASS B     SERIES A      SERIES B       SERIES C       SERIES D        TOTAL
- ----------------------------------  -----------  -----------  -----------  -------------  -------------  -------------  -----------
Issuance of Common Stock to ART
 Corp. for cash...................   $   4,420
Issuance of Common Stock to
 Landover and affiliates for
 cash.............................         260    $   8,320
Issuance of Preferred Stock to
 limited partnerships affiliated
 with Landover for cash:
  Series A........................                             $     332                                                 $     332
  Series B........................                                           $      82                                          82
  Series C........................                                                          $       5                            5
Issuance of Series D Preferred
 Stock for cash...................                                                                         $      62            62
Shares issued to reflect
 anti-dilution adjustments........       3,099                         3             4                                           7
Share issuance costs..............
Redemption of Common Stock from
 Landover.........................                     (808)
Investment by ART Corp. as a
 result of the release of escrow
 shares...........................
Accrued stock option
 compensation.....................
Net loss..........................
                                                                                                   --
                                    -----------  -----------       -----           ---                           ---         -----
Balance at December 31, 1995......   $   7,779    $   7,512    $     335     $      86      $       5      $      62     $     488
                                                                                                   --
                                                                                                   --
                                    -----------  -----------       -----           ---                           ---         -----
                                    -----------  -----------       -----           ---                           ---         -----


                                    ADDITIONAL
                                      PAID-IN     ACCUMULATED
AMOUNTS                               CAPITAL       DEFICIT        TOTAL
- ----------------------------------  -----------  -------------  -----------
Issuance of Common Stock to ART
 Corp. for cash...................  $    (4,080)                $       340
Issuance of Common Stock to
 Landover and affiliates for
 cash.............................       (7,560)                      1,020
Issuance of Preferred Stock to
 limited partnerships affiliated
 with Landover for cash:
  Series A........................    1,006,268                   1,006,600
  Series B........................      880,618                     880,700
  Series C........................      112,695                     112,700
Issuance of Series D Preferred
 Stock for cash...................    1,999,938                   2,000,000
Shares issued to reflect
 anti-dilution adjustments........       (3,106)
Share issuance costs..............     (229,814)                   (229,814)
Redemption of Common Stock from
 Landover.........................   (1,999,192)                 (2,000,000)
Investment by ART Corp. as a
 result of the release of escrow
 shares...........................      802,002                     802,002
Accrued stock option
 compensation.....................      287,603                     287,603
Net loss..........................                $(2,981,073)   (2,981,073)

                                    -----------  -------------  -----------
Balance at December 31, 1995......  $ 2,845,372   $(2,981,073)  $  (119,922)

                                    -----------  -------------  -----------
                                    -----------  -------------  -----------

    The accompanying notes are an integral part of the financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
             FOR THE PERIOD FROM MARCH 28, 1995 (DATE OF INCEPTION)
                              TO DECEMBER 31, 1995

Cash flows from operating activities:
  Net loss.....................................................................  $(2,981,073)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..............................................        5,306
    Non-cash compensation expense..............................................    1,089,605
    Changes in operating assets and liabilities:
      Deposits.................................................................       (4,012)
      Accounts payable and accrued liabilities.................................      567,290
      Other current assets.....................................................      (52,325)
                                                                                 -----------
        Net cash used in operating activities..................................   (1,375,209)
                                                                                 -----------
Cash flows from investing activities:
  Acquisition of EMI licenses and property and equipment.......................   (3,023,971)
  Additions to property and equipment..........................................     (621,364)
  Advances to ART Corp.........................................................     (738,680)
  Deposits on equipment........................................................     (280,000)
                                                                                 -----------
        Net cash used in investing activities..................................   (4,664,015)
                                                                                 -----------
Cash flows from financing activities:
  Proceeds from issuance of Common Stock.......................................        1,360
  Proceeds from issuance of Serial Preferred Stock.............................    4,000,000
  Stock issuance costs.........................................................     (208,814)
  Proceeds from issuance of note payable to ART Corp...........................    5,000,000
  Advances from Landover and affiliates........................................      175,000
  Payments on advances from Landover and affiliates............................     (175,000)
  Redemption of Common Stock...................................................   (2,000,000)
  Additions to deferred financing costs........................................     (125,737)
                                                                                 -----------
        Net cash provided by financing activities..............................    6,666,809
                                                                                 -----------
          Net increase in cash and cash equivalents and balance at end of
           period..............................................................  $   627,585
                                                                                 -----------
                                                                                 -----------
Supplemental cash flow information:
  Non-cash financing and investing activities:
    Additions to property and equipment........................................  $ 2,666,630
    Issuance of promissory note payable to EMI.................................    1,500,000
    Accrued stock issuance costs...............................................       21,000
    Accrued deferred financing costs...........................................      195,617

    The accompanying notes are an integral part of the financial statements.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION:

THE COMPANY

    Advanced Radio Telecom Corp. ("ART" or the "Company"), formerly named Advanced Radio Technology Ltd., was incorporated in Delaware as a subsidiary of Advanced Radio Technologies Corporation ("ART Corp.") on March 28, 1995, to develop, market and deliver broadband telecommunication and information services throughout the United States. The Company's business objective is to organize and finance local operating facilities, establish strategic alliances with other businesses, acquire new wireless telecommunications technologies, and market broadband wireless services to telecommunications service providers and end users.

    The Company was organized by ART Corp. and Landover Holdings Corporation ("Landover") with one of its initial objectives to acquire certain 38 GHz licenses in the Northeastern United States from EMI Communications Corp. ("EMI") (see Note 4). Under the terms of a purchase agreement between ART Corp., Landover and the Company dated April 21, 1995 (the "Purchase Agreement"), Landover was obligated to purchase $7.0 million of securities of ART. Pursuant to the Purchase Agreement and a stockholders' agreement between the Company, ART Corp. and their respective shareholders dated May 8, 1995 (the "Stockholders' Agreement"), the Company and ART Corp. will merge once approval from the Federal Communications Commission (the "FCC") has been granted. On February 2, 1996, the Company and ART Corp. entered into a definitive merger agreement (the "Merger Agreement") whereby ART Corp. is to be merged into the Company (the "Merger"), with the Company as the surviving entity. (See Note 2).

INITIAL CAPITALIZATION

    As its initial capitalization, the Company issued 8,320,000 shares of Class B Common Stock to Landover and 260,000 shares of Class A Common Stock to consultants to Landover, for aggregate cash consideration of $1,020. Such shares of Class B Common Stock and Class A Common Stock represented 64% and 2%, respectively, of the total number of shares of capital stock of the Company then outstanding. Concurrently, the Company issued 4,420,000 shares of Class A Common Stock, representing 34% of the total number of shares of capital stock, to ART Corp. for $340. The number of shares of Class A and Class B Common Stock issued at the initial capitalization of the Company shown above give effect to the 13 for 1 stock split but are prior to the issuance of anti-dilutive shares (see
Note 9). All references to number of shares of Common Stock and per share amounts in the accompanying financial statements and footnotes have been restated to reflect the 13 for 1 stock split unless otherwise indicated.

    Under the Purchase Agreement, Landover agreed to invest or cause to be invested $7.0 million in the Company and its affiliates (the "Landover Funding Commitment"). In consideration for this $7.0 million investment, the Company agreed to issue Serial Preferred Stock, the number of shares of which would be designated by Landover.

BASIS OF PRESENTATION

    The financial statements have  been prepared on the  going concern basis  of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company has limited financial resources, has incurred operating losses since inception and does not expect to generate material operating revenues until the commencement of its commercial services, which is anticipated to occur in fiscal 1996. The Company estimates that revenues in 1996 will not be sufficient to fund its initial operating expenses and other working capital needs, including consulting, service and purchase commitments set forth in Notes 8, 12 and 14. The Company's funding of its initial operating expenses, working capital needs and contractual commitments is dependent upon its ability

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION, CONTINUED:
to raise additional financing. The Company has engaged various investment bankers to assist it in raising financing through a public equity and debt offering. There can be no assurance that the Company will be successful in its effort to raise additional financing through these offerings or, if available, that the Company will be able to obtain it on acceptable terms. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.  REORGANIZATION AND PENDING MERGER WITH ART CORP.:
    Under the terms of the Purchase Agreement, the Company and ART Corp. intend to operate both companies as a single enterprise and were committed to merge if and when permitted by the FCC. Concurrent with the Purchase Agreement, the Company and ART Corp. entered into an exclusive 20-year services agreement (the "Services Agreement") for the construction, development and operation of systems in ART Corp.'s markets (see Note 8).

    On February 2, 1996, the Company, ART Corp. and their respective shareholders agreed to an amendment and restatement of the Stockholders' Agreement providing for (i) termination effective on the closing of a public share offering; (ii) amendment and restatement of the Certificate of Incorporation and reorganization of the capital structure of the Company (see
Note 9); (iii) the exchange of the Advent Notes and one share of ART Corp. Series A Redeemable Preferred Stock for Series E Preferred Stock of the Company (see Note 7); (iv) revision of provisions for election of directors; (v) amendment and restatement of the Company's registration rights agreements; (vi) release of shares escrowed in connection with the original Stockholders' Agreement (see Note 9); (vii) the change of name of the Company; and (viii) approval of the Merger Agreement (the "Reorganization").

    Upon completion of the Merger, subject only to FCC approval, each outstanding share of the Company's Common Stock held by ART Corp. immediately before the Merger shall be canceled and the stockholders of ART Corp. are to receive an equal number of shares of Common Stock of the Company. The Merger Agreement also provides that if the Merger is not consummated by May 13, 1997, ART Corp. is to surrender all of its shares of the Company's Common Stock to the Company and the terms of the Services Agreement are to be revised to, among other changes, extend the term of that agreement to 40 years and provide for a proportionate participation by ART Corp.'s stockholders in any dividends paid by the Company or in any proceeds from the sale of the Company.

3.  SIGNIFICANT ACCOUNTING POLICIES:

DEVELOPMENT STAGE ENTERPRISE

    The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The financial statements have been prepared on the going concern basis of accounting.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with remaining maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets as follows: wireless transmission equipment - 5 years; office furniture and equipment - 3 years.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

3.  SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
FCC LICENSES

    The Company has obtained radio spectrum rights under FCC issued licenses throughout the United States through the purchase of such rights held by others and by petitioning the FCC directly. Such licenses are issued for an initial term of six years and are renewable subject to review by the FCC. The costs associated with the acquisition of such licenses are capitalized and amortized on a straight-line basis over a 40-year period beginning upon commencement of operations in the related market. The 40-year period is based upon management's license renewal expectations.

RECOVERABILITY OF LONG-LIVED ASSETS

    The recoverability of property and equipment and capitalized FCC authorizations and licenses is dependent upon the successful development of systems in each of the respective markets, or through sale of such assets. Management estimates that it will recover the carrying amounts of those assets from cash flow generated by the systems once they have been developed. However, it is reasonably possible that such estimate will change as a result of the failure to develop the FCC authorizations on a timely basis, technological, regulatory or other changes.

    The Company's policy is to assess annually any impairment in value based upon a comparison of projected operating cash flows from each market over its expected period of operation, on an undiscounted basis, to the carrying amount of the property and equipment, FCC licenses and other capitalized costs related to the market.

FINANCING COSTS

    Direct costs associated with obtaining equity financing are deferred and charged to additional paid-in capital as the related funds are raised. Direct costs associated with obtaining debt financing are deferred and amortized using the effective interest rate method commencing when the related funds are raised. Deferred costs associated with unsuccessful financings are charged to expense.

REVENUE RECOGNITION

    Revenue from telecommunications services are recognized ratably over the period such services are provided.

INCOME TAXES

    The Company accounts for income taxes under the liability method of accounting. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

NET LOSS PER SHARE

    Net loss per share is computed based on the loss for the period divided by the weighted average number of shares of Common Stock outstanding during the period. The Securities and Exchange Commission requires that potentially dilutive instruments issued within one year prior to a proposed initial public offering at exercise prices below the expected initial public offering price be treated as outstanding for the entire period. Accordingly, an additional shares are reflected in the weighted average number of shares of Common Stock outstanding in computing the unaudited pro forma net loss per share.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

3.  SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISKS

    The Company places its temporary cash investments with major financial institutions. At December 31, 1995, the Company's temporary cash investments are principally placed in one entity. Other financial instruments which expose the Company to potential credit risk include the amount due from ART Corp. (Note 12) and deposits on equipment (Note 8).

4.  ACQUISITION OF ASSETS OF EMI:
    On April 4, 1995, ART Corp. entered into an agreement with EMI to acquire EMI's interest in certain 38 GHz radio spectrum licenses and related assets in the Northeastern United States (the "EMI Assets") in exchange for $3.0 million in cash and a three year non-negotiable promissory note in the amount of $1.5 million. Pursuant to the terms of the Purchase Agreement, in November 1995, ART Corp. assigned its rights and obligations under the EMI purchase agreement to the Company. The FCC subsequently approved the transfer of the EMI licenses and the Company acquired the EMI Assets. The total purchase price, including expenses, was allocated to the acquired assets as follows:

Property and equipment.........................................  $  297,150
FCC licenses...................................................   4,226,821
                                                                 ----------
                                                                 $4,523,971
                                                                 ----------
                                                                 ----------

    The promissory note issued by the Company, with a guarantee by ART Corp., is payable in quarterly installments of principal of $187,500 beginning January 1, 1997. Interest is payable quarterly at a major commercial bank's prime rate plus 2.0%, or 10.5% as of December 31, 1995.

    On November 8, 1995 Landover advanced $175,000 to the Company to fund a portion of the initial payment to EMI. The Company repaid such advance later in the same month.

5.  PROPERTY AND EQUIPMENT:

PROPERTY AND EQUIPMENT COMPRISE:

Wireless transmission equipment................................  $3,496,905
Office furniture and equipment.................................      88,239
                                                                 ----------
                                                                  3,585,144
Accumulated depreciation.......................................      (5,306)
                                                                 ----------
                                                                 $3,579,838
                                                                 ----------
                                                                 ----------

    As of December 31, 1995, excluding the property and equipment acquired from EMI (Note 4), the wireless transmission equipment acquired to date has not been placed into service.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

6.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES COMPRISE:

Accrued interest payable.......................................  $   20,712
Salaries and other employee related costs......................     267,091
Trade accounts payable.........................................     496,104
Wireless transmission equipment payable........................   2,666,630
                                                                 ----------
                                                                 $3,450,537
                                                                 ----------
                                                                 ----------

7.  NOTE PAYABLE TO ART CORP.:
    ART Corp., the Company and several entities referred to as the Advent Group ("Advent"), entered into a securities purchase agreement (the "Advent Purchase Agreement") dated November 13, 1995 under which Advent agreed to acquire a 10% interest in the combined entities of ART Corp., the Company and certain specified affiliates. Pending the merger of these entities (see Note 2), ART Corp. issued promissory notes (the "Advent Notes") with an aggregate principal amount of $4,950,000 and one share of ART Corp.'s Series A Redeemable Preferred Stock in exchange for $5.0 million in cash.

    The Advent Notes carried interest at a rate of 10% per annum and were payable on demand at any time on or after May 13, 1997. The Advent Notes were collateralized by certain assets of ART Corp. and the Company. The Advent Notes were convertible into that number of shares of preferred stock which represented in the aggregate at least 10% of the fully diluted capital stock of the combined entities described above, as defined in the Advent Purchase Agreement. The Advent Notes were convertible either (i) immediately prior to an initial public offering of the Company with aggregate gross proceeds of at least $10.0 million or (ii) at Advent's election.

    On November 13, 1995, the gross proceeds of $5.0 million received by ART Corp. from Advent were transferred to the Company in exchange for a note with terms equivalent to the terms of the Advent Notes. In connection with the Reorganization on February 2, 1996, ART Corp., the Company and Advent entered into an exchange agreement under which the Advent Notes, including accrued interest, and the one share of ART Corp.'s Series A Redeemable Preferred Stock held by Advent were exchanged for 232,826 shares of Series E Preferred Stock of the Company, the note was canceled, and the Company became the owner of the one share of ART Corp. Series A Redeemable Preferred Stock.

8.  COMMITMENTS:

EQUIPMENT PURCHASE AGREEMENT

    On August 11, 1995, the Company entered into an agreement to purchase wireless transmission equipment from a vendor. Under the terms of the agreement, the Company is obligated to purchase a specified number of wireless transmission units between August 11, 1995 and December 31, 1998, subject to termination upon 90 days advance notice by either party. The Company's initial non-cancelable purchase order amounts to $13,260,000. Through December 31, 1995, the Company has purchased and paid for $522,812 of equipment under this contract. In addition, the Company has made a $280,000 deposit under this agreement which is to be applied against future purchases after the Company has purchased a specified amount of equipment, which is expected to occur in 1996.

    The Company currently purchases the majority of its wireless transmission equipment from this vendor. Any reduction or interruption in supply from this vendor could have a material adverse effect on the Company until alternative supply sources are established. The Company does not manufacture, nor does it have the capability to manufacture, any of the wireless transmission equipment necessary to

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

8.  COMMITMENTS, CONTINUED:
provide its services. Although there are a limited number of other manufacturers who have, or are developing, equipment that would meet the Company's requirements, there can be no assurance that such equipment would be available to the Company on comparable terms or on terms more favorable to those included in its current arrangements. Moreover, a change in vendors could cause a delay in the Company's ability to provide its services, which would affect future operating results adversely.

SERVICES AGREEMENTS

    Under the Services Agreement, the Company has agreed to construct, operate and manage the FCC licenses and related telecommunications systems that are owned by ART Corp. or for which ART Corp. has existing services agreements. Under the Services Agreement, the Company will incur all costs and expenses related to construction, operation and management of the systems. As compensation, the Company will receive all revenues generated by the systems after deducting certain related direct expenses, less 25% which is to be paid to ART Corp. The Services Agreement is for a period of 20 years commencing April 21, 1995.

    The Company, through its Services Agreement with ART Corp., has two other exclusive services agreements, one with ART West, a joint venture in which ART Corp. has a 50% ownership interest, and one with DCT Communications, Inc. ("DCT"). The terms of these two services agreements are substantially identical to the terms in the Services Agreement between ART Corp. and the Company, except that the services agreements are for five years and compensation to the Company is based on all revenues generated by the systems after deducting certain related direct expenses, less 45% which is paid to ART West and DCT. There have been no services provided under these agreements through December 31, 1995. One of the officers of the Company is the President and a shareholder of the Company's joint venture partner in ART West.

    On April 24, 1996, the Company entered into a services agreement with Telecom One on terms substantially identical to the terms of the Services Agreement between ART Corp. and the Company, except that compensation to the Company is equal to all revenues generated by the systems, after deducting certain expenses, less 10% which is paid to Telecom One.

EMPLOYMENT AND CONSULTING AGREEMENTS

    On May 8, 1995, the Company and ART Corp. jointly entered into consulting agreements with two executive officers of the Company, effective as of January 1, 1995 and continuing for a term of three years, with minimum payments aggregating approximately $170,000 annually. The aggregate expense incurred by the Company under these consulting agreements through December 31, 1995 amounted to $166,750.

    On December 16, 1995, one of the executive officers of the Company, previously a party to one of the consulting agreements described above, entered into a full-time employment agreement. The employment agreement is for a three-year term with an annual salary of $250,000 in the first year, $275,000 in the second year and $300,000 in the third year. In addition, the agreement provides for a cash bonus of up to $100,000 for each year based upon achievement of specific performance objectives.

    On July 11, 1995, the Company entered into an employment agreement, as amended February 2, 1996, with an officer of the Company. The term of the agreement is for three years at an annual salary of $160,000 in the first year, $200,000 in the second year and $240,000 in the third year. Options to purchase shares of Common Stock were awarded to this officer equivalent to 2.5% of the outstanding

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

8.  COMMITMENTS, CONTINUED:
capital stock of the Company (see Note 10). The agreement also provides for an engagement bonus of $17,000 upon execution of the agreement and a cash bonus of up to $100,000 for each year based upon achievement of specific performance objectives.

    The Company has entered into employment agreements with other executives that provide for annual base salaries and cash bonuses based on achievement of specific performance goals. These contracts may be terminated at any time by management.

FINANCING AGREEMENT

    During 1994, ART Corp. entered into an agreement with Southeast Research Partners ("SERP"), a subsidiary of Joesephthal, Lyons & Ross, a Florida broker dealer, to procure additional financing for ART Corp. in exchange for cash and options to purchase capital stock of ART Corp. Pursuant to a letter agreement dated July 12, 1995, ART Corp. and the Company paid SERP $245,000 and the shareholders of ART Corp. granted SERP options to purchase 10.65 shares of ART Corp. Common Stock directly from the shareholders of ART Corp. for an aggregate consideration of approximately $210,000

    As of December 31, 1995, ART Corp. and the Company have accounted for the fee of $245,000 as part of the financing provided by Landover and, accordingly, $70,000 has been recognized as an offset against the proceeds from the issuance of the Serial Preferred Stock of the Company (see Note 9) and the balance as part of the deferred financing costs recorded by ART Corp. in connection with the issuance of the Advent Notes (See Note 7).

LEASES

    ART and ART Corp. have entered into operating leases for office space and antenna sites which expire between 1997 and 2001. Lease expense amounted to $16,044 for 1995. The costs associated with these leases have been recorded by ART and no amounts have been charged to ART Corp. Future annual minimum lease payments as of December 31, 1995 are as follows:

1996...........................................................  $  363,079
1997...........................................................     352,480
1998...........................................................     302,727
1999...........................................................     297,417
2000 and thereafter............................................      25,825
                                                                 ----------
                                                                 $1,341,528
                                                                 ----------
                                                                 ----------

9.  STOCKHOLDERS' DEFICIT:
    At December 31, 1995, the Certificate of Incorporation authorized the issuance of 20,000,000 shares of stock of all classes, divided into (i) 10,000,000 shares of Common Stock, $0.001 par value per share, of which 7,000,000 shares are designated as Class A Common Stock and 3,000,000 shares are designated as Class B Common Stock and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share of which 451,513 shares are designated as Series A Preferred Stock, 113,663 shares are designated as Series B Preferred Stock, 7,297 shares are designated as Series C Preferred Stock and 61,640 shares are designated as Series D Preferred Stock, before giving effect to the 13 for 1 stock split discussed below. Pursuant to the Reorganization (see Note 2), the Certificate of Incorporation was amended and restated on February 2, 1996 to (i) convert each share of Class A Common Stock and Class B Common Stock into one share of Common Stock, par value $0.001 per share, (ii) change the authorized capital stock of the Corporation to 70,000,000 shares of stock of all classes,
(iii) change the authorized Common Stock to

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

9.  STOCKHOLDERS' DEFICIT, CONTINUED:
60,000,000 shares, (iv) amend the terms of the Preferred Stock and each series thereof, (v) provide for two new series of Preferred Stock designated as "Series E Preferred Stock" and "Series F Preferred Stock", and (vi) effect a 13 for 1 stock split of each share of Common Stock issued and outstanding.

    The holders of Class A Common Stock had anti-dilution protection, but in all other respects such shares were identical to the Class B Common Stock. Under the anti-dilution provisions, additional shares of Class A Common Stock were issued, for no consideration, to the holders of the Class A Common Stock upon the issuance of Serial Preferred Stock, so that the holders of Class A Common Stock maintained their 36% ownership interest through the $7.0 million Landover Funding Commitment as set forth in the Purchase Agreement.

    Under the Purchase Agreement, the individual shareholders of ART Corp. were required to place 175 shares of Common Stock in ART Corp. in escrow (the "Escrow Shares") to be released upon the completion of the pending EMI Asset acquisition (see Note 4), the Company's attainment of specific operating income levels for the years 1997 through 1999 and the acquisition of interests in a specified number of FCC license authorizations by April 30, 2000. As a result of the consummation of the EMI Asset acquisition, in November 1995, 63.6 shares of the Escrow Shares of ART Corp. were released. The related compensation of $802,002, based on the then current fair value of the Escrow Shares, has been recognized as compensation expense in 1995, the offset of which has been accounted for as an investment by ART Corp. Pursuant to the February 2, 1996 Reorganization, the terms of the Escrow Shares arrangement were terminated and all of the remaining Escrow Shares were released to the stockholders of ART Corp. The related compensation expense of approximately $6.8 million, based upon the fair value of the remaining Escrow Shares will be recognized in 1996.

    Each issuance of Serial Preferred Stock pursuant to the Landover Funding Commitment is a separate class and, as a class, has a liquidation preference equal to the aggregate price paid for such class and an ownership interest designated by Landover at issuance. The ownership interest of each outstanding class of Serial Preferred Stock was not to be diluted by subsequent issuances of shares of other classes of Serial Preferred Stock through the satisfaction of the Landover Funding Commitment. As a result, additional shares of Serial Preferred Stock were issued to the existing holders upon the issuance of such other shares so that each outstanding class maintained its designated aggregate liquidation preference and aggregate ownership interest.

    Each share of Serial Preferred Stock outstanding at December 31, 1995 is convertible into 13 shares of Common Stock, subject to certain anti-dilution adjustments. Upon a public offering of the Company's Common Stock, all of the then outstanding Serial Preferred Stock shall be converted into Common Stock. The holders of Serial Preferred Stock have a vote, and receive dividends or distributions, equivalent to the votes and amounts which would be obtainable by them upon conversion of their shares into Common Stock.

    In partial satisfaction of the Landover Funding Commitment, during 1995, the Company issued 332,091 shares of Series A Preferred Stock, 82,318 shares of Series B Preferred Stock and 5,402 shares of Series C Preferred Stock to three separate limited partnerships of which an affiliate of Landover is the general partner, for aggregate cash consideration of $2.0 million.

    On November 9, 1995, the Company issued 61,640 shares of Series D Preferred Stock for cash of $2.0 million. The Series D Preferred Stock purchase agreement provided that in the event that the Company and ART Corp. on a combined basis, did not achieve an equity valuation of $225.0 million, as defined, on or before November 1, 1997, the holders of the Series D Preferred Stock had the option to purchase additional shares of Serial Preferred Stock for $0.001 per share up to a maximum of 1.33% of

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

9.  STOCKHOLDERS' DEFICIT, CONTINUED:
the then outstanding capital stock of the Company. The Series D Preferred Stock purchase agreement was amended February 2, 1996 whereby the option to purchase additional Serial Preferred Stock was replaced with an option to purchase 400,634 shares of Company Common Stock directly from Landover for $0.001 per share in the event the Company does not attain certain equity valuation objectives.

    On November 13, 1995, the Advent Group executed a securities purchase agreement with ART Corp. and the Company. As a result of the exchange agreement dated February 2, 1996, Advent received 232,826 shares of Series E Preferred Stock of the Company, representing a 10% ownership interest (see Note 7).

    The Serial Preferred Stock transactions described above satisfied the Landover Funding Commitment. As a result, the anti-dilution protection for the Class A Common Stock and Serial Preferred Stock terminated. As the actual cash proceeds received were in excess of Landover's $7.0 million commitment, on November 13, 1995, the Company used the proceeds from the sale of Series D Preferred Stock to redeem 807,924 shares of Class B Common Stock held by Landover.

    The Series E and F Preferred Stock (see Note 14) are senior in liquidation preference to the Series A, B, C and D Preferred Stock. The Series D Preferred Stock is senior in liquidation preference to the Series A, B and C Preferred Stock. At any time on or after November 13, 2000, the Series E and F Preferred Stock may be redeemed at the option of the holders of such stock at a price equal to the liquidation amount plus all accrued and unpaid dividends.

10. STOCK OPTION PLANS:
    On July 22, 1995, the Company adopted the 1995 Stock Option Plan (the "Plan") that provides for option grants to employees, directors and independent consultants of the Company. The Company has reserved 2,500,000 shares of Common Stock for issuance under the Plan. Options granted to employees may be designated as incentive stock options ("ISO's") or non-qualified stock options ("NQSO's"), as defined by the Internal Revenue Service. Options granted to independent consultants and other non-employees may only be designated NQSO's.

    The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the grant date. Generally, options will be exercisable for a term that will not exceed ten years from the date of grant.

    Under the Plan, options to purchase an aggregate of 817,232 and 235,000 shares of Common Stock were granted to employees of the Company on July 22, 1995 and December 29, 1995, respectively, at an option price of $.5907 and $1.652 per share, respectively. The difference between the exercise price of the options issued at $.5907 and the deemed fair value of Common Stock of $1.20 per share as determined on the measurement date, is recognized as compensation expense over the respective vesting period. The options vest at various dates during a 5-year period. At December 31, 1995, 361,785 options were vested and the Company has recognized compensation expense of $287,603 during 1995. At December 31, 1995, unearned stock option compensation expense amounted to $210,339. There were no options exercised or canceled during 1995.

    On February 15, 1996, options to purchase an aggregate of 145,000 shares of Common Stock were granted to employees of the Company under the Plan at an option price of $3.94 per share.

    On April 24, 1996, the Company adopted the 1996 Non-Employee Directors Automatic Stock Option Plan (the "Directors Plan"), subject to shareholder approval, which provides for the automatic grant of stock options to non-employee directors to purchase up to an aggregate of 200,000 shares.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

10. STOCK OPTION PLANS, CONTINUED:
Under the Directors Plan, options to acquire 6,000 shares of Common Stock are automatically granted to each non-employee director who is a director on January 1 of each year. In addition, each non-employee director serving on the Board of Directors effective on the date of an initial public offering, and in the future each newly elected non-employee director on the date of his or her first appointment or election to the Board of Directors will receive an automatic grant of options to acquire 7,000 shares of Common Stock.

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". This Statement encourages, but does not require, accounting for stock compensation awards granted to employees based on their fair value at the date the awards are granted. Companies may elect to continue to apply current accounting requirements for employee stock compensation awards, which generally will result in no compensation cost for most fixed stock option plans, such as the Company's Plan. The expense measurement provisions of the Statement apply to all equity instruments issued for goods and services provided by persons other than employees. All companies are required to comply with the disclosure requirements of the Statement. The Company expects to continue accounting for employee stock compensation awards using current accounting requirements.

11. INCOME TAXES:
    As of December 31, 1995, the Company has net operating loss carryforwards of approximately $1.9 million to offset future taxable income for Federal income tax purposes which will expire in 2010. Deferred tax assets of approximately $741,000, principally comprised of such net operating tax loss carry-forwards and temporary differences arising from compensation expense related to the stock option plans have been offset in full by a valuation allowance.

12. RELATED PARTY TRANSACTIONS:
    On May 8, 1995, the Company and ART Corp. entered into a consulting agreement with Landover as a strategic and financial consultant. The Company paid Landover $70,000 for services under this agreement during 1995. The consulting agreement was terminated on November 13, 1995.

    On November 13, 1995, the Company and ART Corp. entered into a management consulting agreement with Landover to provide strategic planning, corporate development and general management. Under the agreement, the Company will pay Landover $35,000 per month for an initial one year term, renewable by the Company and ART Corp. for two additional one year terms. The aggregate expense under this agreement during 1995 amounted to $70,000, which amount is payable as of December 31, 1995. The agreement also provides that in the event Landover arranges financing, acquisitions or certain other transactions for the Company, it will be paid a fee by the Company in accordance with industry standards.

    Pursuant to the Purchase Agreement, the Company and ART Corp. paid Landover $391,750 for expenses in connection with the Landover Funding Commitment, of which $141,750 has been charged to paid-in capital by the Company and $250,000 has been capitalized as deferred financing costs by ART Corp.

    An executive and shareholder of ART Corp. is a principal in a law firm that regularly provides legal services to the Company. During the period from March 28, 1995 through December 31, 1995, the Company incurred $237,538 for such services.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

12.
    RELATED PARTY TRANSACTIONS, CONTINUED:
    The Company has funded certain expenses and investments of ART Corp., including ART Corp.'s investment in ART West and payments of financing and other operating costs. The amounts funded by the Company to date totalling $805,803, offset by accrued interest of $67,123 related to the note payable to ART Corp. (see Note 7) have been included in the amount due from ART Corp.

13. FAIR VALUES OF FINANCIAL INSTRUMENTS:
    The carrying amount and fair values of the Company's financial instruments at December 31, 1995 were as follows:

                                                                            CARRYING         FAIR
                                                                             AMOUNT          VALUE
                                                                          -------------  -------------
Cash and cash equivalents...............................................  $     627,585  $     627,585
Long-term notes payable.................................................      6,500,000      6,500,000

    Cash and cash equivalents: The carrying amount reported in the balance sheet approximates fair value.

    Long-term notes payable: The carrying amount approximates fair value based upon interest rates that are currently available to the Company for issuance of debt with similar terms and maturity.

14. SUBSEQUENT EVENTS:

AMERITECH FINANCING

    On February 2, 1996, the Company sold 48,893 shares of Series F Preferred Stock for an aggregate purchase price of $2.5 million to Ameritech Development Corporation ("Ameritech"). In addition, the Company entered into a strategic distribution agreement with Ameritech Corp., the parent of Ameritech, and, as partial consideration, granted warrants to Ameritech to purchase up to 877,136 shares of Common Stock from the Company at a price of $0.001 per share, exercisable on February 2, 1996 through February 2, 2006. The Series F Preferred Stock and warrants are collectively referred to as the Ameritech Securities. The strategic distribution agreement provides for Ameritech to be the principal distributor of the Company's services within five midwestern states. The Company incurred fees of $150,000 in connection with this transaction.

    Under the terms of the securities purchase agreement with Ameritech, Ameritech is entitled to a put option to require the Company to repurchase the Ameritech Securities if the Department of Justice finds that this investment is in violation of restrictions under the Modification of Final Judgement in the United States vs. AT&T Civil Action 82-0192 ("MFJ"). The Company would be required to repurchase the Ameritech Securities at a purchase price equal to the fair market value on the date it is determined that the investment is in violation of the MFJ.

BRIDGE FINANCING

    On March 8, 1996, the Company issued in a private placement of $5.0 million of two year, 10% notes (the "Bridge Notes") and five year warrants to purchase up to an aggregate of 1,100,000 shares of Common Stock at a price of $6.25 per share (the "Bridge Warrants") to certain holders of Serial Preferred Stock. The Bridge Warrants are exercisable on March 8, 1996 through March 8, 2001.

EQUIPMENT FINANCING

    On April 24, 1996, the Board of Directors approved the adoption of resolutions necessary to complete a $2,445,000 equipment financing for the purchase of wireless transmission equipment.

                          ADVANCED RADIO TELECOM CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

14. SUBSEQUENT EVENTS, CONTINUED:
RESEARCH AND DEVELOPMENT ARRANGEMENTS

    On January 26, 1996, the Company entered into a preliminary agreement to invest from $700,000 to $1.0 million in an entity in which an executive of the Company is a director and a shareholder. The preliminary agreement provides for the entity to perform research and development of wireless transmission equipment in which the Company will receive a right of first refusal on production capacity and a license fee in exchange for its investment.

    On March 13, 1996, the Company issued a letter of intent to a third party to provide the Company with specific technology consulting in connection with the development of wireless transmission equipment. The aggregate amount to be paid pursuant to the letter of intent totals $90,000. The letter of intent was executed in connection with an agreement currently under negotiations for the development and manufacture of wireless transmission equipment.

SOFTWARE LICENSE AGREEMENT

    On March 29, 1996, the Company entered into a software license agreement (the "Software License Agreement"). The terms of the Software License Agreement provide for licensed software and hardware for the Company's network management and maintenance support services. The Software License Agreement provides for an initial software license fee of approximately $2,000,000 and an annual maintenance support fee of approximately $300,000 per year. An initial payment of $250,000 for the software license fee was made upon execution of the agreement with the balance payable in monthly installments of principal and interest commencing January 1, 1997.

DCT PRELIMINARY AGREEMENT

    On April 25, 1996, the Company and ART Corp. entered into a preliminary agreement with DCT (the "DCT Preliminary Agreement") to acquire DCT's interest in certain FCC authorizations and licenses in exchange for $3.6 million in cash. The DCT Preliminary Agreement is subject to the completion of a definitive purchase agreement and services agreement (see Note 8). The definitive purchase agreement will supersede and replace all other existing agreements between the Company, ART Corp., ART Corp.'s shareholders and DCT. The definitive purchase agreement must be signed by June 28, 1996 and the closing of the transaction is subject to FCC approval.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Advanced Radio Technologies Corporation:

    We have audited the accompanying balance sheets of Advanced Radio Technologies Corporation (a development stage company) as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1995 and 1994, for the period from August 23, 1993 (date of inception) to December 31, 1993 and for the cumulative period from August 23, 1993 (date of inception) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Radio Technologies Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1994, and for the period from August 23, 1993 (date of inception) to December 31, 1993, in conformity with generally accepted accounting principles.

    The accompanying  financial  statements  have been  prepared  on  the  going concern basis of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. As described in
Note 1, the Company has a substantial working capital deficit at December 31, 1995, has incurred operating losses since inception and does not expect to generate significant operating revenues until fiscal 1996. The Company estimates that revenues in 1996 will not be sufficient to fund its initial capital requirements, operating expenses and other working capital needs. In addition, as set forth in Notes 7, 8 and 11, the Company has significant financial commitments. The Company's continued funding of its initial capital requirements, operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. Management's plans in this regard are discussed in Note 1. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
April 26, 1996

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                           DECEMBER 31, 1995 AND 1994

                                                                                           1995           1994
                                                                                      --------------  ------------
                                                      ASSETS
Current assets:
  Cash..............................................................................  $        6,069  $      5,133
                                                                                      --------------  ------------
      Total current assets..........................................................           6,069         5,133
Note receivable from ART (Note 4)...................................................       5,000,000
Equity investment (Note 5)..........................................................         285,000
Deferred financing costs, net.......................................................         457,543
FCC Licenses........................................................................           8,913
Property and equipment, net.........................................................           1,723         3,448
Other assets........................................................................          25,376        34,030
                                                                                      --------------  ------------
      Total assets..................................................................  $    5,784,624  $     42,611
                                                                                      --------------  ------------
                                                                                      --------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities..........................................  $      243,952  $     11,689
  Due to ART (Note 11)..............................................................         738,680
  Note payable to related party (Note 11)...........................................                        70,000
                                                                                      --------------  ------------
      Total current liabilities.....................................................         982,632        81,689
Equity loss in excess of investment (Note 5)........................................         211,543
Convertible notes payable (Note 4)..................................................       4,950,000
                                                                                      --------------  ------------
      Total liabilities.............................................................       6,144,175        81,689
                                                                                      --------------  ------------
Redeemable preferred stock, $.01 par value; 1,000 shares authorized; 1 share issued
 and outstanding at December 31, 1995 (Note 4)                                                44,930
                                                                                      --------------  ------------
Commitments and contingencies (Notes 1, 7, 8 and 11)................................

Stockholders' deficit (Note 9):
  Common stock, $.01 par value; 2,000 shares authorized; 340 and 200 shares issued
   and outstanding..................................................................               3             2
  Additional paid-in capital........................................................         998,385        96,134
  Deficit accumulated during the development stage..................................      (1,402,869)     (135,214)
                                                                                      --------------  ------------
      Total stockholders' deficit...................................................        (404,481)      (39,078)
                                                                                      --------------  ------------
        Total liabilities and stockholders' deficit.................................  $    5,784,624  $     42,611
                                                                                      --------------  ------------
                                                                                      --------------  ------------

    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994,
            FOR THE PERIOD FROM AUGUST 23, 1993 (DATE OF INCEPTION)
               TO DECEMBER 31, 1993 AND CUMULATIVE FOR THE PERIOD
         FROM AUGUST 23, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                                        CUMULATIVE
                                                                                         PERIOD FROM    PERIOD FROM
                                                                                         AUGUST 23,     AUGUST 23,
                                                                   YEARS ENDED          1993 (DATE OF  1993 (DATE OF
                                                                   DECEMBER 31,         INCEPTION) TO  INCEPTION) TO
                                                            --------------------------  DECEMBER 31.   DECEMBER 31,
                                                                1995          1994          1993           1995
                                                            -------------  -----------  -------------  -------------
Consulting income.........................................  $    --        $   137,489    $  --         $   137,489
                                                            -------------  -----------  -------------  -------------
Expenses:
  General and administrative expenses (Note 11)...........        215,315      261,734        6,594         483,643
  Interest expense, net (Note 11).........................         38,455        4,375                       42,830
                                                            -------------  -----------  -------------  -------------
      Total expenses......................................        253,770      266,109        6,594         526,473
Equity loss on investment in ART (Note 5).................      1,013,885                                 1,013,885
                                                            -------------  -----------  -------------  -------------
      Net loss............................................  $   1,267,655  $   128,620    $   6,594     $ 1,402,869
                                                            -------------  -----------  -------------  -------------
                                                            -------------  -----------  -------------  -------------
Net loss per share........................................  $    4,495.23  $    702.84    $   65.94
                                                            -------------  -----------  -------------
                                                            -------------  -----------  -------------

    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994,
            FOR THE PERIOD FROM AUGUST 23, 1993 (DATE OF INCEPTION)
               TO DECEMBER 31, 1993 AND CUMULATIVE FOR THE PERIOD
         FROM AUGUST 23, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                              DEFICIT
                                                                                            ACCUMULATED
                                                                             ADDITIONAL        DURING
                                                                               PAID-IN      DEVELOPMENT
                                                             COMMON STOCK      CAPITAL         STAGE           TOTAL
                                                             -------------  -------------  --------------  --------------
Net issuance of 100 shares of common stock for cash........    $       1    $      61,135                  $       61,136
Net loss...................................................                                $       (6,594)         (6,594)
                                                                      --
                                                                            -------------  --------------  --------------
Balance, December 31, 1993.................................            1           61,135          (6,594)         54,542
Issuance of 100 shares of common stock for cash............            1           34,999                          35,000
Net loss...................................................                                      (128,620)       (128,620)
                                                                      --
                                                                            -------------  --------------  --------------
Balance, December 31, 1994.................................            2           96,134        (135,214)        (39,078)
Issuance of 2.5 shares of common stock to ART West.........                        25,000                          25,000
Issuance of 137.5 shares of common stock to existing
 shareholders..............................................            1               (1)
Conversion of note payable and interest to paid-in
 capital...................................................                        75,250                          75,250
Investment in ART as a result of the release of escrow
 shares....................................................                       802,002                         802,002
Net loss...................................................                                    (1,267,655)     (1,267,655)
                                                                      --
                                                                            -------------  --------------  --------------
Balance, December 31, 1995.................................    $       3    $     998,385  $   (1,402,869) $     (404,481)
                                                                      --
                                                                      --
                                                                            -------------  --------------  --------------
                                                                            -------------  --------------  --------------

    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994,
            FOR THE PERIOD FROM AUGUST 23, 1993 (DATE OF INCEPTION)
               TO DECEMBER 31, 1993 AND CUMULATIVE FOR THE PERIOD
         FROM AUGUST 23, 1993 (DATE OF INCEPTION) TO DECEMBER 31, 1995

                                                                                            PERIOD FROM     CUMULATIVE
                                                                                            AUGUST 23,     FROM AUGUST
                                                                     YEARS ENDED           1993 (DATE OF  23, 1993 (DATE
                                                                    DECEMBER 31,           INCEPTION) TO  OF INCEPTION)
                                                            -----------------------------  DECEMBER 31,    TO DECEMBER
                                                                 1995           1994           1993          31, 1995
                                                            --------------  -------------  -------------  --------------
Cash flows from operating activities:
  Net loss................................................  $   (1,267,655) $    (128,620)  $    (6,594)  $   (1,402,869)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
    Depreciation and amortization.........................          54,754          8,281           688           63,723
    Equity loss on investment in ART......................       1,013,885                                     1,013,885
  Changes in operating assets and liabilities:
    Accounts payable and accrued liabilities..............          62,513         (8,282)       19,971           74,202
                                                            --------------  -------------  -------------  --------------
      Net cash (used in) provided by operating
       activities.........................................        (136,503)      (128,621)       14,065         (251,059)
                                                            --------------  -------------  -------------  --------------
Cash flows from investing activities:
  Additions to property and equipment.....................                         (5,175)                        (5,175)
  Investment in ART West and ART..........................        (255,340)                                     (255,340)
  Note receivable from ART................................      (5,000,000)                                   (5,000,000)
  Acquisition of FCC Licenses.............................         (13,912)                                      (13,912)
  Increase in other assets................................                                      (41,272)         (41,272)
                                                            --------------  -------------  -------------  --------------
      Net cash used in investing activities...............      (5,269,252)        (5,175)      (41,272)      (5,315,699)
                                                            --------------  -------------  -------------  --------------
Cash flows from financing activities:
  Proceeds from issuance of common stock..................                         35,000        61,136           96,136
  Proceeds from loan and note payable.....................           8,500         70,000                         78,500
  Proceeds from issuance of preferred stock...............          50,000                                        50,000
  Share issuance costs....................................          (5,070)                                       (5,070)
  Repayment of loan.......................................          (8,500)                                       (8,500)
  Proceeds from convertible note payable..................       4,950,000                                     4,950,000
  Deferred financing costs................................        (326,919)                                     (326,919)
  Due to ART..............................................         738,680                                       738,680
                                                            --------------  -------------  -------------  --------------
      Net cash provided by financing activities...........       5,406,691        105,000        61,136        5,572,827
                                                            --------------  -------------  -------------  --------------
      Net increase (decrease) in cash.....................             936        (28,796)       33,929            6,069
Cash, beginning of period.................................           5,133         33,929
                                                            --------------  -------------  -------------  --------------
Cash, end of period.......................................  $        6,069  $       5,133   $    33,929   $        6,069
                                                            --------------  -------------  -------------  --------------
                                                            --------------  -------------  -------------  --------------
Supplemental cash flow information:
Non-cash investing and financing activities:
  Release of escrow shares and increase in the investment
   in ART.................................................  $      802,002                                $      802,002
  Issuance of stock and contribution of licenses to ART
   West...................................................  $       30,000                                $       30,000
  Conversion of note payable and interest to common
   stock..................................................  $       75,250                                $       75,250
  Accrued deferred financing costs........................  $      175,000                                $      175,000

    The accompanying notes are an integral part of the financial statements.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION:

THE COMPANY

    Advanced Radio Technologies Corporation ("ART Corp.") was organized as a Delaware corporation on August 23, 1993, to provide broadband wireless digital telecommunication services to the domestic telecommunications market. ART Corp.'s operations to date include the application and acquisition of certain 38 GHz licenses granted by the Federal Communications Commission ("FCC") and costs incurred for the deployment of such services.

    During 1995, ART Corp. established a strategic alliance with Extended Communications, Inc. ("Extended") to form the ART West joint venture. ART West was formed on April 4, 1995 to develop and expand the Company's wireless digital telecommunications services in various markets throughout the western United States (see Note 5).

    During 1995, Advanced Radio Telecom Corp. ("ART") was organized by ART Corp. and Landover Holdings Corporation ("Landover") with one of its initial objectives to acquire certain 38 GHz licenses in the northeastern United States from EMI Communications, Corp. ("EMI"). Under the terms of a purchase agreement between ART Corp., Landover, and ART dated April 21, 1995, ("the Purchase Agreement") Landover was obligated to purchase $7,000,000 of securities of ART. Pursuant to the Purchase Agreement and a stockholders' agreement between ART, ART Corp. and their respective shareholders dated May 8, 1995 (the "Stockholders' Agreement"), ART and ART Corp. will merge once approval from the FCC has been granted. On February 2, 1996, ART and ART Corp. entered into a definitive merger agreement (the "Merger Agreement") whereby ART Corp. is to be merged into ART (the "Merger"), with ART as the surviving entity. (See Note 2).

INITIAL CAPITALIZATION

    ART Corp. was formed on August 23, 1993 by two of its executives (the "Founding Stockholders") by issuing 100 shares of common stock in exchange for $1,136. During November 1993, ART Corp. redeemed 40 shares of common stock from the Founding Stockholders and through a private placement issued 40 shares of common stock to High Sky Limited Partnership ("High Sky") in exchange for $60,000. During March 1994, High Sky II Limited Partnership ("High Sky II"), an affiliate of High Sky (collectively referred to as the "High Sky Partnerships") contributed $100,000 to ART Corp. in exchange for 20 shares of common stock and a $70,000 Promissory Note. In connection with the High Sky II financing, ART Corp. issued an additional aggregate of 80 shares to the Founding Stockholders and High Sky whereby the Founding Stockholders and the High Sky Partnerships would each own a 50% interest in ART Corp. Additionally, during 1994, one of the Founding Stockholders contributed an additional $5,000 for which contribution there were no shares issued.

    Pursuant to an agreement dated March 1, 1995, High Sky II agreed to assign the $70,000 Promissory Note, plus accrued interest, to the Founding Stockholders in exchange for two new Promissory Notes executed by the Founding Stockholders. Concurrent with the exchange of the promissory notes, the Founding Stockholders contributed the $70,000 Promissory Note plus accrued interest of $5,250 to ART Corp., for which contribution there were no additional shares issued.

BASIS OF PRESENTATION

    The financial statements have  been prepared on the  going concern basis  of accounting, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. ART Corp. has a substantial working capital deficit, has incurred operating losses since inception and does not expect to recognize material operating revenues until the commencement of its commercial services,

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

1.  FORMATION OF THE COMPANY AND BASIS OF PRESENTATION, CONTINUED:
which is anticipated to occur in fiscal 1996. ART Corp. estimates that revenues in 1996 will not be sufficient to fund its initial operating expenses and other working capital needs, including consulting, service and purchase commitments set forth in Notes 7, 8 and 11. ART Corp.'s continued funding of its initial operating expenses, working capital needs and contractual commitments is dependent upon its ability to raise additional financing. ART Corp. and ART have engaged various investment bankers to assist them in raising financing through a public equity and debt offering of ART. There can be no assurance that ART Corp. and ART will be successful in their effort to raise additional financing through these offerings or, if available, that ART Corp. and ART will be able to obtain it on acceptable terms. These conditions raise substantial doubt about ART Corp.'s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.  PURCHASE AGREEMENT:

INITIAL CAPITALIZATION OF ART

    Pursuant to the Purchase Agreement, as its initial capitalization, an aggregate of 8,580,000 shares of Class B and Class A Common Stock were issued by ART to Landover and consultants to Landover, respectively, for an aggregate cash consideration of $1,020. Such shares of Class B and Class A Common Stock represented 64% and 2%, respectively, of the total number shares of capital stock of ART then outstanding. Concurrently, ART Corp. received 4,420,000 shares of Class A common stock, representing 34% of the total number of shares of capital stock of ART then outstanding in exchange for $340. All of the above references to shares of common stock of ART have been adjusted to reflect a 13 for 1 stock split which occurred in February 1996, but are prior to the issuance of anti-dilutive shares described below.

    Under the Purchase Agreement, Landover agreed to invest or cause to be invested $7,000,000 in ART and its affiliates (the "Landover Funding Commitment"). In consideration for this $7,000,000 investment, ART agreed to issue Preferred Stock, the number of shares of which would be designated by Landover. Under the anti-dilution provisions of the Class A Common Stock, in respect of each such Preferred Stock issuance, ART agreed to issue, for no consideration, additional shares of Class A Common Stock in number necessary to maintain the 36% ownership interest in ART of the holders of Class A Common Stock.

    Under the Purchase Agreement, the individual shareholders of ART Corp. were required to place 175 shares of Common Stock in ART Corp. in escrow (the "Escrow Shares") to be released upon the completion of the pending EMI Asset acquisition (see Note 8), ART's attainment of specific operating income levels for the years 1997 through 1999 and the acquisition of interests in a specified number of FCC license authorizations by April 30, 2000. As a result of the consummation of the EMI Asset acquisition, in November 1995, 63.6 of the Escrow Shares of ART Corp. were released. The fair value of the Escrow Shares released in 1995, amounting to $802,002, has been accounted for as an equity investment in ART, the effect of which has been recognized as additional paid-in capital in ART Corp. Pursuant to the February 2, 1996 Reorganization, the terms of the Escrow Shares arrangement were terminated and all of the remaining Escrow Shares were released to the stockholders of ART Corp. The fair value of the remaining Escrow Shares released, in the amount of approximately $6.8 million, will be accounted for in the same manner during 1996.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

2.  PURCHASE AGREEMENT, CONTINUED:
MERGER AGREEMENT

    Under the terms of the Purchase Agreement, ART Corp. and ART intend to operate both companies as a single enterprise and are committed to merge if and when permitted by the FCC. Concurrent with the Purchase Agreement, ART Corp. and ART entered into an exclusive 20-year services agreement (the "Services Agreement") for the construction, development and operation of systems in ART Corp.'s markets (see Note 6).

    On February 2, 1996, ART, ART Corp. and their respective shareholders agreed to an amendment and restatement of the Stockholders' Agreement providing for (i) termination effective on the closing of a public share offering, (ii) amendment and restatement of the Certificate of Incorporation and reorganization of the capital structure of ART; (iii) the exchange of the Advent Notes and one share of ART Corp. Series A Redeemable Preferred Stock for Series E Preferred Stock of ART (see Note 4); (iv) revision of provisions for election of directors; (v) amendment and restatement of ART's registration rights agreements; (vi) release of shares escrowed in connection with the original Stockholders' Agreement;
(vii) the change of name of ART; and (viii) approval of the Merger Agreement (the "Reorganization").

    Upon completion of the Merger, each outstanding share of ART's Common Stock held by ART Corp. immediately before the Merger shall be canceled and the stockholders of ART Corp. are to receive an equal number of shares of Common Stock of ART. The Merger Agreement also provides that if the Merger is not consummated by May 13, 1997, ART Corp. is to surrender all of its shares of ART's Common Stock to ART and the terms of the Services Agreement are to be revised to, among other changes, extend the term of that agreement to 40 years and provide for a proportionate participation by ART Corp.'s stockholders in any dividends paid by ART or the proceeds from any sale of ART.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DEVELOPMENT STAGE ENTERPRISE

    ART Corp. is a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." The financial statements have been prepared on the going concern basis of accounting.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of three years.

INVESTMENTS

    ART Corp. accounts for its 50% interest in the ART West joint venture and its 34% interest in ART under the equity method.

FCC LICENSES

    ART Corp. has obtained radio spectrum rights under FCC issued licenses throughout the United States through the purchase of such rights held by others and by petitioning the FCC directly. Such licenses are issued for an initial term of six years and are renewable subject to review by the FCC. The costs associated with the acquisition of such licenses are capitalized and amortized on a straight-line basis over a 40-year period beginning upon commencement of operations in the related market. The 40-year period is based upon management's license renewal expectations.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
RECOVERABILITY OF LONG-LIVED ASSETS

    The recoverability of property and equipment and capitalized FCC authorizations and licenses is dependent upon the successful development of systems in each of the respective marketplaces, or through sale of such assets. Management estimates that it will recover the carrying amount of those costs from cash flow generated by the systems once they have been developed. However, it is reasonably possible that such estimate will change as a result of the failure to develop the FCC authorizations on a timely basis, technological, regulatory or other changes.

    ART Corp.'s policy is to assess annually any impairment in value based upon a comparison of projected operating cash flows from each market over its expected period of operation, on an undiscounted basis, to the carrying amount of the property and equipment, licenses and other capitalized costs related to the market.

FINANCING COSTS

    Direct costs associated with obtaining debt financing are deferred and charged to interest expense using the effective interest rate method over the term of the debt. Direct costs associated with obtaining equity financing are deferred and charged to additional paid-in capital as the related funds are raised. Deferred costs associated with unsuccessful financings are charged to expense.

    Accumulated amortization of deferred financing costs totaled $44,376 at December 31, 1995.

REVENUE RECOGNITION

    Revenue from telecommunications services are recognized ratably over the period such services are provided.

    During 1994, ART Corp. recognized income from consulting fees associated with the application of FCC licenses on behalf of third parties, including consulting fees of approximately $80,000 from Extended.

INCOME TAXES

    ART Corp. accounts for income taxes under the liability method of accounting. Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect in the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

NET LOSS PER SHARE

    Net loss per share is computed based on the loss for the period divided by the weighted average number of shares of Common Stock outstanding during each period.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

4.  NOTE RECEIVABLE FROM ART AND CONVERTIBLE NOTES PAYABLE TO ADVENT:
    ART Corp., ART and several entities affiliated with the Advent International Corp. (collectively, "Advent"), entered into a securities purchase agreement (the "Advent Purchase Agreement") dated November 13, 1995 under which Advent agreed to acquire a 10% interest in the combined entities of ART Corp., ART and certain specified affiliates. Pending the merger of these entities (see Note 2), ART Corp. issued promissory notes (the "Advent Notes") with an aggregate principal amount of $4,950,000 and one share of ART Corp.'s Series A Redeemable Preferred Stock in exchange for $5,000,000 in cash.

    The Advent Notes carried interest at a rate of 10% per annum and were payable on demand at any time on or after May 13, 1997. The Advent Notes were collateralized by certain assets of ART Corp. and ART. The Advent Notes were convertible into that number of shares of preferred stock which represented in the aggregate at least 10% of the fully diluted capital stock of the combined entities described above, as defined in the Advent Purchase Agreement. The Advent Notes were convertible either (i) immediately prior to an initial public offering with aggregate gross proceeds of at least $10,000,000 or (ii) at Advent's election.

    At  December 31, 1995, ART Corp. accrued  interest expense of $66,542 on the
Advent  Notes,  which  has  been  included  in  accounts  payable  and   accrued
liabilities.

    On November 13, 1995, the gross proceeds of $5,000,000 received by ART Corp. from Advent were transferred to ART in exchange for a note with terms equivalent to the terms of the Advent Notes. On February 2, 1996, ART Corp., ART and Advent entered into an exchange agreement under which the Advent Notes, including accrued interest, and the one share of ART Corp.'s Series A Redeemable Preferred Stock held by Advent were exchanged for 232,826 shares of Series E Preferred Stock of ART, and the note was canceled. As a result, the Advent Notes were canceled and ART became the owner of the one share of the Series A Redeemable Preferred Stock.

5.  EQUITY INVESTMENTS:

INVESTMENT IN ART WEST JOINT VENTURE

    On April 4, 1995, ART Corp. entered into an agreement with Extended to form ART West, a jointly controlled general partnership established to acquire, develop, and operate radio systems using 38 GHz licenses in certain western states of the U.S. The ART West joint venture will continue until December 31, 2055, unless terminated earlier. ART Corp.'s initial capital contribution consisted of $255,000 in cash, FCC licenses and related assets with a carrying value of approximately $5,000, and 2.5 shares of Common Stock of ART Corp. Extended's initial capital contribution consisted of $5,000 in cash and FCC licenses. The combined systems are collectively referred to as the ART West Systems. Additionally, Extended received distributions of $250,000 in cash and the 2.5 shares of common stock contributed by ART Corp. to ART West. As a result of these contributions and distributions, ART Corp. and Extended share equally in the partnership interests of ART West. ART Corp. recorded its investment in ART West in the amount of $285,000. The excess of ART Corp.'s share of the underlying net assets of ART West over ART Corp.'s recorded investment will be amortized over the life of the ART West Systems.

    On October 1, 1994, ART Corp. entered into an exclusive services agreement with Extended, whereby ART Corp. is responsible for the construction, operation and management of Extended's telecommunications systems. The term of the Agreement is for five years. In connection with the formation of ART West, Extended assigned its interest in the services agreement to ART West. Under the terms of the services agreement, ART Corp. will incur all costs and expenses related to construction, operation and management of the systems. As compensation, ART Corp. will receive all revenues

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

5.  EQUITY INVESTMENTS, CONTINUED:
generated by the systems after deducting certain related direct expenses, less 45% which is to be paid to ART West. ART Corp.'s interest in this service agreement was subsequently assigned to ART (Note 6). An officer of ART Corp. is also the President and a shareholder of Extended.

INVESTMENT IN ART

    ART Corp. acquired 4,420,000 shares of Class A common stock of ART, or 34% of the outstanding and issued shares, for cash of $340 (see Note 2). ART Corp. also recorded $802,002 as an investment in ART based upon the fair value of Escrow Shares released in 1995 (see Note 2). The excess of ART Corp.'s share of the underlying net assets of ART over ART Corp.'s recorded investment will be amortized over the estimated useful life of ART's FCC licenses.

    ART Corp. recognizes its proportionate share of the losses of ART in excess of its investment to the extent of its funding and financial commitments. During 1995, ART Corp. recognized its proportionate share of ART's loss in the amount of $1,013,885. Summarized financial information for ART as of December 31, 1995 and the period March 28, 1995 (date of inception) to December 31, 1995 is as follows:

                                                                                          DECEMBER 31,
                                                                                              1995
                                                                                         ---------------
Total current assets...................................................................   $   1,418,590
Property and equipment, net............................................................       3,579,838
FCC licenses...........................................................................       4,226,821
Other assets...........................................................................         605,366
                                                                                         ---------------
  Total assets.........................................................................   $   9,830,615
                                                                                         ---------------
                                                                                         ---------------
Total current liabilities..............................................................   $   3,450,537
Note payable to EMI....................................................................       1,500,000
Note payable to ART Corp...............................................................       5,000,000
Total stockholders' deficit............................................................        (119,922)
                                                                                         ---------------
  Total liabilities and stockholders' deficit..........................................   $   9,830,615
                                                                                         ---------------
                                                                                         ---------------


                                                                                         MARCH 28, 1995
                                                                                            (DATE OF
                                                                                          INCEPTION) TO
                                                                                          DECEMBER 31,
                                                                                              1995
                                                                                         ---------------
Operating revenue......................................................................   $       5,793
Expenses...............................................................................       2,986,866
                                                                                         ---------------
Net loss...............................................................................   $   2,981,073
                                                                                         ---------------
                                                                                         ---------------

6.  ART SERVICES AGREEMENT:
    ART Corp. entered into an exclusive services agreement (the "Services Agreement") with ART, for the construction, operation and management of the FCC licenses and related telecommunications systems that are owned by ART Corp. or for which ART Corp. has existing services agreements. Under the Services Agreement, ART will incur all costs and expenses related to construction, operation and management of the systems. As compensation, ART will receive all revenues generated by the systems after deducting certain related direct expenses, less 25% which is to be paid to ART Corp. The Services Agreement is for a period of 20 years.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

6.  ART SERVICES AGREEMENT, CONTINUED:
    Through this Services Agreement, ART Corp. has assigned its interests in other similar services agreements with ART West (see Note 5) and DCT (see Note
7). There have been no services provided through December 31, 1995 on any of the services agreements.

7.  DCT AGREEMENTS:

SYSTEM PURCHASE AGREEMENT

    On September 1, 1994, ART Corp. entered into an agreement with DCT Communications, Inc. ("DCT"), in which ART Corp. obtained the option to purchase certain FCC licenses (the "Systems") from DCT for $500,000 and shares of ART Corp.'s common stock that represent 5% of its fully diluted equity as of the date of transfer. The option is exercisable at any time after December 31, 1995 and up to the date that is three years after the FCC issues DCT's first license. At any time after December 31, 1995, DCT may require that ART Corp. purchase the Systems for $50,000, plus reimbursement of certain costs defined in the agreement.

SERVICES AGREEMENT

    On September 1, 1994, ART Corp. entered into an exclusive services agreement with DCT whereby ART Corp. is responsible for the construction, operation and management of DCT's Systems. The term of the Agreement is for five years. Under the terms of the services agreement, ART Corp. will incur all costs and expenses related to construction, operation and management of the systems. As compensation, ART Corp. will receive all revenues generated by the systems after deducting certain related direct expenses, less 45% which is to be paid to DCT.

CONSULTING AND LOAN AGREEMENT

    On March 13, 1995, ART Corp. entered into a consulting and loan agreement (the "Consulting and Loan Agreement"). Under the terms of the Consulting and Loan Agreement, DCT agreed to loan ART Corp. $8,500, bearing interest at 9% per annum. The loan, including interest of $431, was due and paid on August 31, 1995.

DCT PRELIMINARY AGREEMENT

    On April 25, 1996, ART and ART Corp. entered into a preliminary agreement with DCT to acquire DCT's interest in certain FCC authorizations and licenses in exchange for $3.6 million in cash, subject to the completion of a definitive purchase agreement and services agreement. The definitive purchase agreement will supersede and replace all other existing agreements between DCT and ART. The definitive purchase agreement must be signed by June 28, 1996 and the closing of the transaction is subject to FCC approval.

8.  COMMITMENTS:

ACQUISITION OF ASSETS OF EMI

    On April 4, 1995, ART Corp. entered into an agreement with EMI to acquire EMI's interest in certain 38 GHz radio spectrum licenses and related assets in the northeastern United States (the "EMI Assets") in exchange for $3,000,000 in cash and a three year non-negotiable promissory note in the amount of $1,500,000. Pursuant to the Purchase Agreement (see Note 1), in November, 1995, ART Corp. assigned its rights and obligations under the purchase agreement to ART. The FCC subsequently approved the transfer of the EMI licenses and ART acquired the EMI Assets. ART Corp. has also issued a guarantee to EMI of the obligations of ART under the promissory note.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

8.  COMMITMENTS, CONTINUED:
TELECOM ONE OPTION

    On May 25, 1995, ART Corp. entered into an agreement with TeleCom One Incorporated ("TeleCom One") whereby ART Corp. agreed to assist TeleCom One in its applications for certain FCC licenses (the "TeleCom One Agreement"). Under the terms of the TeleCom One Agreement, in exchange for its services, ART Corp. acquired options to purchase a 49% interest in each of the FCC licenses obtained by TeleCom One. The term of the TeleCom One Agreement is five years. ART Corp. has not exercised any of its options.

EMPLOYMENT AND CONSULTING AGREEMENTS

    On May 8, 1995, ART Corp. and ART jointly entered into consulting agreements with two executive officers of ART Corp. and ART, effective as of January 1, 1995 and continuing for a term of three years, with minimum payments aggregating approximately $170,000 annually. The costs associated with this contract have been recorded by ART and no amounts have been charged to ART Corp.

    On December 16, 1995, one of the executive officers of ART Corp. and ART, previously a party to one of the consulting agreements described above, entered into a full-time employment agreement. The employment agreement is for a three-year term with an annual salary of $250,000 in the first year, $275,000 in the second year and $300,000 in the third year. In addition, the agreement provides for a cash bonus of up to $100,000 for each year based upon achievement of specific performance objectives. The costs associated with this contract have been recorded by ART and no amounts have been charged to ART Corp.

    On July 11, 1995, ART Corp. and ART entered into an employment agreement, as amended January 8, 1996, with an officer of ART and ART Corp. The term of the agreement is three years at an annual salary of $160,000 in the first year, $200,000 in the second year and $240,000 in the third year. Options to purchase shares of ART Common Stock were awarded to this officer equivalent to 2.5% of the outstanding capital stock of ART. The agreement also provides for an engagement bonus of $17,000 upon execution of the agreement and a cash bonus of up to $100,000 for each year based upon achievement of specific performance objectives. The costs associated with this contract have been recorded by ART and no amounts have been charged to ART Corp.

    ART Corp. has also entered into employment agreements with other executives that provide for annual base salaries and cash bonuses based on achievement of specific performance goals. These contracts may be terminated at any time by management.

FINANCING AGREEMENT

    During 1994, ART Corp. entered into an agreement with Southeast Research Partners ("SERP"), a subsidiary of Josephthal, Lyons & Ross, a Florida broker dealer, to procure additional financing for ART Corp. in exchange for cash and options to purchase capital stock of ART. Pursuant to a letter agreement dated July 12, 1995, ART Corp. and ART paid SERP $245,000 and the shareholders of ART Corp. granted SERP options to purchase 10.65 shares of ART Corp. Common Stock directly from the Founding Stockholders for an aggregate consideration of $210,000.

    As of December 31, 1995, ART Corp. and ART have accounted for the fee of $245,000 as part of the financing provided by Landover and, accordingly, $175,000 has been recorded as deferred financing costs related to the issuance of the Advent Notes (See Note 4) and the balance of $70,000 has been recognized as an offset against the proceeds from the issuance of the Serial Preferred Stock of ART.

9.  COMMON STOCK:
    ART Corp. is authorized to issue 2,000 shares of common stock, par value $.01 per share. On April 5, 1994, the Board of Directors authorized a 5 for 1 stock split. Subsequently, on April 5, 1995, the

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

9.  COMMON STOCK, CONTINUED:
Board of Directors authorized a 1 for 5 reverse stock split and simultaneously issued an additional 140 shares of common stock. All references to the number of shares and per share amounts of ART Corp. common stock in the accompanying financial statements have been restated to reflect the stock split and the reverse stock split.

10. INCOME TAXES:
    As of December 31, 1995 and 1994, ART Corp. has net operating loss carry-forwards for income tax purposes of approximately $390,000 and $134,000, respectively, which will expire between 2008 and 2010. Deferred tax assets of approximately $130,000 and $46,000 at December 31, 1995 and 1994, respectively, principally comprised of such net operating tax loss carry-forwards, have been offset in full by a valuation allowance.

11. RELATED PARTY TRANSACTIONS:
    On May 8, 1995, ART Corp. and ART entered into a consulting agreement with Landover as a strategic and financial consultant. ART paid Landover $70,000 for services under this agreement during 1995. The consulting agreement was terminated on November 13, 1995.

    On November 13, 1995, ART Corp. and ART entered into a management consulting agreement with Landover to provide strategic planning, corporate development and general management. Under the agreement, ART Corp. and ART will pay Landover $35,000 per month for an initial one year term, renewable by ART Corp. and ART for two additional one year terms. The aggregate expense recognized by ART under this agreement during 1995 amounted to $70,000. These expenses have been recorded by ART and no portion of such costs have been charged to ART Corp. The agreement also provides that in the event Landover arranges financing, acquisitions or certain other transactions for ART Corp. and ART, Landover will be paid a fee in accordance with industry standards.

    Pursuant to the Purchase Agreement, ART Corp. and ART paid Landover $391,750 for expenses in connection with the Landover Funding Commitment, of which $250,000 has been capitalized as deferred financing costs by ART Corp. and the balance of $141,750 has been charged to paid-in capital of ART.

    ART has funded certain expenses and investments of ART Corp., including ART Corp.'s investment in ART West and payments of financing and other operating costs. The amounts funded by ART to date totalling $805,803, offset by accrued interest income of $67,123 related to the note receivable from ART (see Note 4) have been included in the amount due to ART.

    In 1994, ART Corp. shared office space with a law firm in which a principal of the law firm was also one of the Founding Stockholders. ART Corp. paid rent in the amount of $6,353 to the law firm for the use of their office space. The law firm also regularly provides legal services to ART Corp. During 1995 and 1994, ART Corp. incurred fees of $34,770 and $74,550, respectively for such services.

12. FAIR VALUES OF FINANCIAL INSTRUMENTS
    The carrying amounts and fair values of ART Corp.'s financial instruments at December 31 were as follows:

                                                                          1995                      1994
                                                              ----------------------------  --------------------
                                                                CARRYING                    CARRYING     FAIR
                                                                 AMOUNT       FAIR VALUES    AMOUNT     VALUES
                                                              -------------  -------------  ---------  ---------
Note receivable from ART....................................  $   5,000,000  $   5,000,000     --         --
Notes payable...............................................      4,950,000      4,950,000  $  70,000  $  70,000

    Note receivable from ART: The carrying amounts reported in the balance sheet are a reasonable estimate of fair values.

                    ADVANCED RADIO TECHNOLOGIES CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

12. FAIR VALUES OF FINANCIAL INSTRUMENTS CONTINUED:
    Notes   payable:  The  carrying  amounts   reported  in  the  balance  sheet
approximate fair values based upon interest rates that are currently available to ART Corp. for issuance of similar debt with similar terms and maturities.

                              [INSIDE BACK COVER]

                     [MAP OF U.S. DISPLAYING ADVANCED RADIO
                     TELECOM CORP.'S 38 GHz SERVICE AREAS.]

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
Prospectus Summary...............................................    3
Risk Factors.....................................................   10
The Company......................................................   21
Use of Proceeds..................................................   21
Capitalization...................................................   22
Selected Historical Combined and Pro Forma Financial Data........   23
Management's Discussion and Analysis of Financial Condition and
 Results of Operations...........................................   26
Business.........................................................   30
Management.......................................................   53
Principal Stockholders...........................................   62
Certain Transactions.............................................   64
Description of Units.............................................   69
Description of Notes.............................................   69
Description of Warrants..........................................   96
Description of Capital Stock.....................................  100
Description of Certain Indebtedness..............................  102
Certain Federal Income Tax Considerations........................  103
Underwriting.....................................................  106
Legal Matters....................................................  107
Experts..........................................................  107
Additional Information...........................................  107
Glossary.........................................................  108
Index to Financial Statements....................................  F-1

                            ------------------------

    UNTIL        , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE UNITS, NOTES OR WARRANTS WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          $125,000,000 GROSS PROCEEDS

                                     [LOGO]

                          ADVANCED RADIO TELECOM CORP.

                              UNITS CONSISTING OF
                             SENIOR DISCOUNT NOTES
                                  DUE 2006 AND
                              WARRANTS TO PURCHASE
                                  COMMON STOCK

                               -----------------

                                   PROSPECTUS

                               -----------------

                              MERRILL LYNCH & CO.

                             MONTGOMERY SECURITIES

                               SMITH BARNEY INC.

                                        , 1996

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, not including the Representative's non-accountable expense allowance. Except for the SEC registration fee and the NASD filing fee, all of the amounts in the table below are estimated.

Securities and Exchange Commission registration fee...................  $
NASD filing fee.......................................................
Accounting fees and expenses..........................................      *
Printing..............................................................      *
Blue Sky fees and expenses (including counsel fees)...................      *
Legal fees and expenses...............................................                 *
Transfer Agent and Registrar fees and expenses........................      *
Miscellaneous expenses................................................                 *
                                                                                   ---------
TOTAL (estimated).....................................................  $
                                                                        ---------
                                                                        ---------

- ------------------------
*To be completed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware provides for indemnification by a corporation of its officers and directors as follows:

    "145.   INDEMNIFICATION  OF  OFFICERS,   DIRECTORS,  EMPLOYEES  AND  AGENTS;
INSURANCE.

    (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter herein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    [paragraphs (h), (i), and (j) not included ]"

    Reference is made to Paragraph 9 of the Certificate of Incorporation of the Registrant, Section 6.4 of the By-laws and each of the Indemnification Agreements filed as Exhibits 10-5, 10-6, 10-7 and 10-8, respectively, to this Registration Statement for information regarding indemnification of directors and officers under certain circumstances.

    The Registrant has agreed to indemnify the Underwriters and their controlling persons, and the Underwriters have agreed to indemnify the Registrant and its controlling persons, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). Reference is made to the Underwriting Agreement filed as part of Exhibit 1-1 hereto.

    For  information  regarding  the  Registrant's  undertaking  to  submit   to
adjudication the issue of indemnification for violation of the Act, see Item 17 hereof.

    The Registrant's Certificate of Incorporation provides that every director, officer or agent of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he or she may sustain or incur in or about the execution of the duties of his or her office or otherwise in relation thereto, including any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his or her office or in relation thereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    CLASS A AND B COMMON STOCK PRIVATE PLACEMENT

    In April 1995, ART Corp. and Landover Holdings Corporation ("LHC") subscribed 340,000 shares of Class A Common Stock and 640,000 shares of Class B Common Stock of the Company, respectively, for $0.001 per share, which, after giving effect to anti-dilution adjustments and the February 1996 Reorganization, currently are equivalent to 10,013,855 shares and 7,788,170 shares, respectively, of Common Stock. In addition, Hedgerow Corporation of Maine ("Hedgerow") and Toro Financial Corp. ("Toro") subscribed 15,000 shares and 5,000 shares, respectively, of Class A Common Stock of the Company at the price of $0.001 per share, which, after giving effect to anti-dilution adjustments and the February 1996 Reorganization currently are equivalent to 441,753 shares and 147,251 shares of the Common Stock, respectively. The securities issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Act. The recipients made certain representations as to the nature of their investments and had adequacy of access to information about the Registrant.

    PREFERRED STOCK PRIVATE PLACEMENTS

    Between May 8, 1995 and November 13, 1995, the LHC Stock was diluted by purchases of series of Company Preferred Stock by E2-2, E2, E1 Holdings L.P. ("E1") and E2-3 Holdings, L.P. ("E2-3" and collectively with E1, E2 and E2-2, the "Landover Partnerships"), each a limited partnership whose general partner is controlled by LHC, in separate private placements. E2-2, which committed to purchase up to $3,500,000 of Preferred Stock matching other investors under the LHC Purchase Agreement, purchased 405,880 shares of Series A Preferred Stock (which converts into 5,276,440 shares of Common Stock upon completion of this offering) for an aggregate of $946,600, and LHC purchased 35,873 shares of such Series A Preferred Stock from E2-2 for $1,050,000 pursuant to an option. E2 purchased an aggregate of 105,823 shares of Series B Preferred Stock (which converts into 1,375,699 shares of Common Stock upon completion of this offering) for an aggregate of $842,000. E1 purchased 13,797 shares of Series A Preferred Stock (which converts into 179,361 Shares of Common Stock upon completion of this offering) for an aggregate of $60,000 and 8,856 shares of Series B Preferred Stock (which converts into 115,128 shares of Common Stock upon
completion  of this offering) for an aggregate of $          . E2-3 purchased an
aggregate of 7,363 shares of Series C Preferred Stock (which converts into 95,719 shares of Common Stock upon completion of this offering) for an aggregate of $112,700. All of the Landover Partnerships will liquidate upon completion of this offering. The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.

    On November 9, 1995, the Company sold 61,640 shares of Series D Preferred Stock (which convert into 801,320 shares of Common Stock upon completion of this offering) for $2,000,000 in a private placement. The Company simultaneously redeemed 801,320 shares of Common Stock from LHC for $2,000,000. In connection with the February 1996 Reorganization described below, LHC granted to the holders of Series D Preferred Stock a contingent option to purchase 400,634 shares of Common Stock at a nominal price (the "Series D/LHC Option"), which option expires upon completion of this offering.

    On November 13, 1995, Global Private Equity II, L.P., Advent Partners Limited Partnership and Advent International Investors II L.P. each a limited partnership controlled by Advent International Corporation, (collectively, "Advent") purchased for an aggregate of $5,000,000, (i) one share of ART Corp's Series A Redeemable Preferred Stock for a purchase price of $50,000 and (ii) ART Corp.'s 10% Secured Convertible Demand Promissory Notes in the aggregate principal amount of $4,950,000. In connection with the February 1996 Reorganization, Advent exchanged such Preferred Stock and Note for 232,826 shares of Series E Preferred Stock, $0.001 par value per share. The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act. Advent made certain representations as to the nature of its investment and had adequate access to information about the Registrant.

    On February 2, 1996, Ameritech Development Corp. ("Ameritech") purchased for an aggregate of $2,500,000 48,893 shares of Series F Preferred Stock, par value $0.001 per share, (the "Ameritech Financing") convertible into 635,609 shares of Common Stock upon completion of this offering. In addition, the Company entered into the Ameritech Strategic Distribution Agreement and in connection therewith granted to Ameritech a five-year warrant to purchase 877,136 shares of Common Stock of the Company exercisable at a price of $.001 per share (the "Ameritech Warrant"). The securities issued in each of the foregoing transactions were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act. Ameritech made certain representations as to the nature of its investment and had adequate access to information about the Registrant.

BRIDGE NOTES

    On March 8, 1996, the Company issued in a private placement $5,000,000 principal amount of two year, 10% notes (the "Bridge Notes") and five year warrants to purchase up to an aggregate of 1,100,000 shares of Common Stock at a price of $6.25 per share (the "Bridge Warrants") to investors including: (i) affiliates of J.C. Demetree, Jr. and Mark Demetree, directors of the Company;
(ii) the Advent Partnerships; and (iii) Ameritech, who invested $700,000, $725,000 and $750,000 in the Bridge Notes and Bridge Warrants, respectively.

EQUIPMENT FINANCING

    On April 29, 1996, CRA, Inc. ("CRA") entered into a secured equipment financing with the Company (the "Equipment Financing") for the purchase from P-Com of 38 GHz radio equipment. To evidence its obligations and the Equipment Financing, the Company issued in favor of CRA a $2,445,000 promissory note, payable in twenty four monthly installments of $92,694 with a final payment equal to $642,305 due April 29, 1998. The securities issued in the foregoing transaction were offered and sold in reliance on an exemption from registration under Regulation D promulgated under the Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

    The following exhibits were delivered with this Registration Statement, or will be delivered by amendment, for filing:

      1-1  Underwriting Agreement (to be filed by amendment).
      2-1  Second Amended and Restated Certificate of Incorporation and Restated and
            Amended By-laws of Registrant.(1)
      4-1  Specimen of Common Stock Certificate (to be filed by amendment).
      4-2  (a) Indenture (to be filed by amendment).
           (b) Specimen of Senior Discount Note (See Exhibit 4-2(a)).
      5-1  Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the Registrant's Common Stock and the Notes (to be filed by amendment).
      9-1  (a) Voting Trust Agreement (to be filed by amendment).
           (b) Form of Trustee Indemnification Agreement (to be filed by amendment).
     10-1  Employment and Consulting Agreements.
           (a) Vernon L. Fotheringham, dated December 16, 1995.(1)
           (b) Steven D. Comrie, dated February 2, 1996.(1)
           (c) W. Theodore Pierson Jr., dated May 8, 1995 and effective January 1,
            1995.(1)
           (d) I. Don Brown, dated February 16, 1996.(1)
           (e) Charles Menatti, dated March 8, 1996.(1)
           (f) James D. Miller, dated February 1, 1996.(1)
           (g) Thomas A. Grina, dated April 26, 1996.
     10-2  Amended and Restated Certificate of Incorporation and By-laws of ART Corp.(1)
     10-3  Form of Director Indemnification Agreement.(1)
     10-4  (a) Registrant's 1995 Stock Option Plan, as amended.(1)
           (b) Form of Stock Option Agreement.(1)
     10-5  (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.
           (b) Form of Stock Option Agreement.
     10-6  Stock Option Agreements.
           (a) Comrie Non-Qualified Stock Option Agreement.(1)
           (b) Comrie Incentive Stock Option Agreement.(1)
     10-7  Management Consulting Agreement with Landover Holdings Corporation, dated
            November 13, 1995.(1)
     10-8  (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended
               Communications, Inc.(1)
           (b) Put/Call Agreement dated October 1, 1994, with Extended Communications,
               Inc.(1)
           (c) Services Agreement dated October 1, 1994, with Extended Communications,
               Inc.(1)

           (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1,
               1994, with Extended Communications, Inc.(1)
     10-9  (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.(1)
           (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.(1)
           (c) Terms Sheet dated April 26, 1996 with DCT.(1)
    10-10  (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications
               Corporation.(1)
           (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note(1)
           (c) Maintenance Agreement dated November 14, 1995 with EMI Communications
               Corporation.(1)
           (d) Agreement dated November 14, 1995 with EMI Communications Corporations.(1)
    10-11  38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com, Inc.
            (Confidential treatment requested for certain terms).(1)
    10-12  (a) Agreement dated May 25, 1995 with Telecom One (Confidential treatment requested for certain terms).(1)
           (b) Services Agreement dated April 24, 1996 with Telecom One.(1)
    10-13  Letter of Intent dated November 20, 1995 with GTE.(1)
    10-14  Software License Agreement dated March 29, 1996 with GTE.(1)
    10-15  Agreement dated July 12, 1995 with Southeast Research Partners, Inc.(1)
    10-16  Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II
            Limited Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F.
            Thomas Tuttle.(1)
    10-17  Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W.
            Theodore Pierson, Jr., High Sky Limited Partnership, High Sky II Limited
            Partnership, and Extended Communications, Inc.(1)
    10-18  (a) Purchase Agreement dated April 21, 1995 with Landover Holdings
               Corporation.(1)
           (b) Letter Agreement dated May 8, 1995 with the Demetrees, ART Corp., and
               Landover Holdings Corporation.(1)
           (c) Letter Agreement dated November 13, 1995 with ART Corp., E2-2 Holdings,
            L.P. and the Demetrees.(1)
    10-19  Restated and Amended Stockholders' Agreement dated February 2, 1996 with ART
            Corp. and the stockholders of each of ART Corp. and the Company.(1)
    10-20  Restated and Amended Registration Rights Agreement dated February 2, 1996 with
            ART Corp. and the stockholders of each of ART Corp. and the Company.(1)
    10-21  Services Agreement dated May 8, 1995 with ART Corp.(1)
    10-22  Option Agreement dated February 2, 1996 with ART Corp.(1)
    10-23  (a) Securities Purchase Agreement dated November 13, 1995 with ART Corp.,
               Vernon Fotheringham, W. Theodore Pierson, Jr., the stockholders of the
               Company named therein and the Advent Partnerships.(1)
           (b) Exchange Agreement dated February 2, 1996 with ART Corp. and the Advent
               Partnerships.(1)
    10-24  (a) Securities Purchase Agreement dated February 2, 1996 with ART Corp. and
               Ameritech Development Corporation ("Ameritech"), including letter of intent.(1)
           (b) Warrant issued on February 2, 1996 to Ameritech.(1)
           (c) Put/Call Agreement dated February 2, 1996 with Ameritech.(1)
    10-25  Strategic Distribution Agreement dated April 29, 1996 with Ameritech.(1)
    10-26  Merger Agreement and Plan of Reorganization dated February 2, 1996 between the
            Company and ART Corp.(1)
    10-27  (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA")(1)
           (b) Security Agreement with CRA(1)
           (c) Indemnity Agreement(1)

           (d) Form of Indemnity Warrant.(1)
    10-28  Memorandum of Terms of Development and Procurement Agreement with American
            Wireless with Extension Agreement dated April 25, 1996.(1)
    10-29  (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon
            Division ("Harris") (confidential treatment requested for certain terms).
           (b) PCS Marketing Agreement dated April 26, 1996 with Harris (confidential treatment requested for certain terms).
       11  Computation of Net Loss Per Share of Common Stock.
       12  Computation of Ratio of Earnings to Fixed Charges.
       21  Subsidiaries of the Registrant.(1)
    23(a)  Consent of the Registrant's Independent Accountant.
    23(b)  Consent of the Registrant's Counsel will be contained in the Opinion of Counsel
            (to be filed by amendment).

- ------------------------
(1) Filed with the Registration Statement on Form S-1 of the Company dated May 2, 1996 (SEC Reg. No. 333-4388).

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to provide the Underwriters at the closing specified in the Underwriting Agreement certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 14, 1996.

                                          Advanced Radio Telecom Corp.

                                          By:     /s/ VERNON L. FOTHERINGHAM

                                             -----------------------------------
                                                   Vernon L. Fotheringham
                                                CHAIRMAN AND CHIEF EXECUTIVE
                                                           OFFICER

                      SIGNATURES                                     TITLE                         DATE
- ------------------------------------------------------  --------------------------------  -----------------------

                 /s/ VERNON L. FOTHERINGHAM
     -------------------------------------------        Chairman, Chief Executive              May 14, 1996
                Vernon L. Fotheringham                   Officer and Director

                      /s/ STEVEN D. COMRIE
     -------------------------------------------        President, Chief Operating             May 14, 1996
                   Steven D. Comrie                      Officer and Director

                    /s/ MARK T. MARINKOVICH
     -------------------------------------------        Vice President                         May 14, 1996
                 Mark T. Marinkovich

                       /s/ THOMAS A. GRINA
     -------------------------------------------        Executive Vice President               May 14, 1996
                   Thomas A. Grina                       and Chief Financial Officer

                     /s/ J. C. DEMETREE, JR.
     -------------------------------------------        Director                               May 14, 1996
                 J. C. Demetree, Jr.

                      /s/ MARK C. DEMETREE
     -------------------------------------------        Director                               May 14, 1996
                   Mark C. Demetree

                       /s/ MATTHEW C. GOVE
     -------------------------------------------        Director                               May 14, 1996
                   Matthew C. Gove

                      /s/ ANDREW I. FILLAT
     -------------------------------------------        Director                               May 14, 1996
                   Andrew I. Fillat

                  /s/ LAURENCE S. ZIMMERMAN
     -------------------------------------------        Director                               May 14, 1996
                Laurence S. Zimmerman

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Vernon L. Fotheringham and Steven D. Comrie, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, including one or more registration statements that may be filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done in virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURES                        TITLE                                      DATE
- ------------------------------------------------------  --------------------------------  -----------------------

                 /s/ VERNON L. FOTHERINGHAM
     -------------------------------------------        Chairman, Chief Executive              May 14, 1996
                Vernon L. Fotheringham                   Officer and Director

                      /s/ STEVEN D. COMRIE
     -------------------------------------------        President, Chief Operating             May 14, 1996
                   Steven D. Comrie                      Officer and Director

                  /s/ LAURENCE S. ZIMMERMAN
     -------------------------------------------        Director                               May 14, 1996
                Laurence S. Zimmerman

                     /s/ J. C. DEMETREE, JR.
     -------------------------------------------        Director                               May 14, 1996
                 J. C. Demetree, Jr.

                      /s/ MARK C. DEMETREE
     -------------------------------------------        Director                               May 14, 1996
                   Mark C. Demetree

                       /s/ MATTHEW C. GOVE
     -------------------------------------------        Director                               May 14, 1996
                   Matthew C. Gove

                      /s/ ANDREW I. FILLAT
     -------------------------------------------        Director                               May 14, 1996
                   Andrew I. Fillat

                                                                      EXHIBIT 11

                          ADVANCED RADIO TELECOM CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                            MARCH 28, 1995
                                                               (DATE OF              YEAR ENDED DECEMBER 31, 1995
                                                              INCEPTION)      ------------------------------------------
                                                                  TO           HISTORICAL                    PRO FORMA
                                                          DECEMBER 31, 1995     COMBINED       PRO FORMA    AS ADJUSTED
                                                          ------------------  -------------  -------------  ------------
Net loss before fixed charges...........................    $    2,893,238    $   3,041,430  $   3,292,428   $

Deduct:
  Interest expense......................................            87,835          186,297      1,674,002
  Amortization of deferred financing charges............          --                  7,116        138,522
                                                          ------------------  -------------  -------------  ------------

Net loss................................................    $    2,981,073    $   3,234,843  $   5,104,952   $
                                                          ------------------  -------------  -------------  ------------
                                                          ------------------  -------------  -------------  ------------

Fixed charges:
  Interest expense......................................    $       87,835    $     186,297  $   1,674,002
  Amortization of deferred financing charges............          --                  7,116        138,522
                                                          ------------------  -------------  -------------  ------------
Fixed charges...........................................    $       87,835    $     193,413  $   1,812,524   $
                                                          ------------------  -------------  -------------  ------------
                                                          ------------------  -------------  -------------  ------------

Deficiency of net losses to cover fixed charges.........    $    2,981,073    $   3,234,843  $   5,104,952
                                                          ------------------  -------------  -------------  ------------
                                                          ------------------  -------------  -------------  ------------

                       ADVANCED RADIO TECHNOLOGIES CORP.
                COMPUTATION OF RATIO OF LOSSES TO FIXED CHARGES

                                                             AUGUST 23, 1993
                                                           (DATE OF INCEPTION)
                                                                   TO               YEAR ENDED          YEAR ENDED
                                                            DECEMBER 31, 1993   DECEMBER 31, 1994   DECEMBER 31, 1995
                                                           -------------------  ------------------  ------------------
Net loss before fixed charges............................       $   6,594          $    124,245       $    1,162,077

Deduct:
  Interest expense.......................................          --                     4,375               98,462
  Amortization of deferred financing charges.............          --                   --                     7,116
                                                                  -------            ----------     ------------------

Net loss.................................................       $   6,594          $    128,620       $    1,267,655
                                                                  -------            ----------     ------------------
                                                                  -------            ----------     ------------------

Fixed charges:
  Interest expense.......................................       $  --              $      4,375       $       98,462
  Amortization of deferred financing charges.............                                                      7,116
                                                                  -------            ----------     ------------------
Total fixed charges......................................       $  --              $      4,375       $      105,578
                                                                  -------            ----------     ------------------
                                                                  -------            ----------     ------------------

Deficiency of loss to cover fixed charges................       $   6,594          $    128,620       $    1,267,655
                                                                  -------            ----------     ------------------
                                                                  -------            ----------     ------------------

                                 EXHIBIT INDEX

 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
        1-1    Underwriting Agreement (to be filed by amendment)........................................
        2-1    Second Amended and Restated Certificate of Incorporation and Restated and Amended By-laws of Registrant.(1).......................................................................
        4-1    Specimen of Common Stock Certificate (to be filed by amendment)..........................
        4-2    (a) Indenture (to be filed by amendment).................................................
               (b) Specimen of Senior Discount Note (See Exhibit 4-2(a))................................
        5-1    Opinion and Consent of Hahn & Hessen LLP, counsel for the Registrant, with respect to the
                Registrant's Common Stock and the Notes (to be filed by amendment)......................
        9-1    (a) Voting Trust Agreement (to be filed by amendment)....................................
               (b) Form of Trustee Indemnification Agreement (to be filed by amendment).................
       10-1    Employment and Consulting Agreements.....................................................
               (a) Vernon L. Fotheringham, dated December 16, 1995.(1)..................................
               (b) Steven D. Comrie, dated February 2, 1996.(1).........................................
               (c) W. Theodore Pierson Jr., dated May 8, 1995 and effective January 1, 1995.(1).........
               (d) I. Don Brown, dated February 16, 1996.(1)............................................
               (e) Charles Menatti, dated March 8, 1996.(1).............................................
               (f) James D. Miller, dated February 1, 1996.(1)..........................................
               (g) Thomas A. Grina, dated April 26, 1996................................................
       10-2    Amended and Restated Certificate of Incorporation and By-laws of ART Corp.(1)............
       10-3    Form of Director Indemnification Agreement.(1)...........................................
       10-4    (a) Registrant's 1995 Stock Option Plan, as amended.(1)..................................
               (b) Form of Stock Option Agreement.(1)...................................................
       10-5    (a) Registrant's 1996 Non-Employee Directors Automatic Stock Option Plan.................
               (b) Form of Stock Option Agreement.......................................................
       10-6    Stock Option Agreements..................................................................
               (a) Comrie Non-Qualified Stock Option Agreement.(1)......................................
               (b) Comrie Incentive Stock Option Agreement.(1)..........................................
       10-7    Management Consulting Agreement with Landover Holdings Corporation, dated November 13,
                1995.(1)................................................................................
       10-8    (a) ART West Joint Venture Agreement dated April 4, 1995, with Extended Communications,
                   Inc.(1)..............................................................................
               (b) Put/Call Agreement dated October 1, 1994, with Extended Communications, Inc.(1)......
               (c) Services Agreement dated October 1, 1994, with Extended Communications, Inc.(1)......
               (d) Amendment dated April 4, 1995 to the Put/Call Agreement dated October 1, 1994, with
                   Extended Communications, Inc.(1).....................................................
       10-9    (a) Put/Call Agreement dated September 1, 1994 with DCT Communications, Inc.(1)..........
               (b) Services Agreement dated September 1, 1994 with DCT Communications, Inc.(1)..........
               (c) Terms Sheet dated April 26, 1996 with DCT.(1)........................................
      10-10    (a) Asset Purchase Agreement dated April 4, 1995 with EMI Communications
                   Corporation.(1)......................................................................
               (b) $1,500,000 Nonnegotiable and Nontransferable Promissory Note(1)......................

 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
               (c) Maintenance Agreement dated November 14, 1995 with EMI Communications
                   Corporation.(1)......................................................................
               (d) Agreement dated November 14, 1995 with EMI Communications Corporations.(1)...........
      10-11    38 GHz Radio Links Purchase Agreement dated August 11, 1995 with P-Com, Inc.
                (Confidential treatment requested for certain terms).(1)................................
      10-12    (a) Agreement dated May 25, 1995 with Telecom One (Confidential treatment requested for certain terms).(1)...................................................................
               (b) Services Agreement dated April 24, 1996 with Telecom One.(1).........................
      10-13    Letter of Intent dated November 20, 1995 with GTE.(1)....................................
      10-14    Software License Agreement dated March 29, 1996 with GTE.(1).............................
      10-15    Agreement dated July 12, 1995 with Southeast Research Partners, Inc.(1)..................
      10-16    Agreement dated March 1, 1995 with High Sky Limited Partnership, High Sky II Limited
                Partnership, Vernon L. Fotheringham, W. Theodore Pierson, Jr., and F. Thomas
                Tuttle.(1)..............................................................................
      10-17    Stock Purchase Agreement dated May 8, 1995 with Vernon L. Fotheringham, W. Theodore
                Pierson, Jr., High Sky Limited Partnership, High Sky II Limited Partnership, and
                Extended Communications, Inc.(1)........................................................
      10-18    (a) Purchase Agreement dated April 21, 1995 with Landover Holdings Corporation.(1).......
               (b) Letter Agreement dated May 8, 1995 with the Demetrees, ART Corp., and Landover
                   Holdings Corporation.(1).............................................................
               (c) Letter Agreement dated November 13, 1995 with ART Corp., E2-2 Holdings, L.P. and the
                   Demetrees.(1)........................................................................
      10-19    Restated and Amended Stockholders' Agreement dated February 2, 1996 with ART Corp. and the stockholders of each of ART Corp. and the Company.(1)...............................
      10-20    Restated and Amended Registration Rights Agreement dated February 2, 1996 with ART Corp.
                and the stockholders of each of ART Corp. and the Company.(1)...........................
      10-21    Services Agreement dated May 8, 1995 with ART Corp.(1)...................................
      10-22    Option Agreement dated February 2, 1996 with ART Corp.(1)................................
      10-23    (a) Securities Purchase Agreement dated November 13, 1995 with ART Corp., Vernon
                   Fotheringham, W. Theodore Pierson, Jr., the stockholders of the Company named therein and the Advent Partnerships.(1)......................................................
               (b) Exchange Agreement dated February 2, 1996 with ART Corp. and the Advent
                   Partnerships.(1).....................................................................
      10-24    (a) Securities Purchase Agreement dated February 2, 1996 with ART Corp. and Ameritech
                   Development Corporation ("Ameritech"), including letter of intent.(1)................
               (b) Warrant issued on February 2, 1996 to Ameritech.(1)..................................
               (c) Put/Call Agreement dated February 2, 1996 with Ameritech.(1).........................
      10-25    Strategic Distribution Agreement dated April 29, 1996 with Ameritech.(1).................
      10-26    Merger Agreement and Plan of Reorganization dated February 2, 1996 between the Company and ART Corp.(1)........................................................................
      10-27    (a) $2,445,000 Promissory Note in favor of CRA, Inc. ("CRA")(1)..........................
               (b) Security Agreement with CRA(1).......................................................
               (c) Indemnity Agreement(1)...............................................................
               (d) Form of Indemnity Warrant.(1)........................................................
      10-28    Memorandum of Terms of Development and Procurement Agreement with American Wireless with
                Extension Agreement dated April 25, 1996.(1)............................................

 EXHIBIT NO.                                          DESCRIPTION                                             PAGE
- -------------  -----------------------------------------------------------------------------------------  -------------
      10-29    (a) Purchase Agreement dated April 26, 1996 with Harris Corporation Farinon Division
                ("Harris") (confidential treatment requested for certain terms).........................
               (b) PCS Marketing Agreement dated April 26, 1996 with Harris (confidential treatment requested for certain terms)............................................................
         11    Computation of Net Loss Per Share of Common Stock........................................
         12    Computation of Ratio of Earnings to Fixed Charges........................................
         21    Subsidiaries of the Registrant.(1).......................................................
       23(a)   Consent of the Registrant's Independent Accountant.......................................
       23(b)   Consent of the Registrant's Counsel will be contained in the Opinion of Counsel (to be filed by amendment).....................................................................

- ------------------------
(1) Filed with the Registration Statement on Form S-1 of the Company dated May 2, 1996 (SEC Reg. No. 333-4388).

                                                                      EXHIBIT 12

                          ADVANCED RADIO TELECOM CORP.
               COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
  FOR THE PERIOD FROM MARCH 28, 1995 (DATE OF INCEPTION) TO DECEMBER 31, 1995
                                  (UNAUDITED)

Net loss applicable to Common Stock.........................................  $  2,981,073
                                                                              --------------
                                                                              --------------
  Shares:
    Weighted average number of shares of Common Stock outstanding at
     December 31, 1995......................................................    15,919,596(1)
                                                                              --------------
                                                                              --------------
Net loss per share of Common Stock..........................................  $        .19
                                                                              --------------
                                                                              --------------

Pro Forma:
  Shares:
    Weighted average number of shares of Common Stock outstanding at
     December 31, 1995 for primary computation..............................
    Issuances of shares of Serial Preferred Stock, including anti-dilutive shares, subsequent to December 31, 1995 as converted into shares of
     Common Stock...........................................................
    Issuance of anti-dilutive shares of Common Stock subsequent to December
     31, 1995...............................................................
    Conversion of shares of Serial Preferred Stock outstanding at December
     31, 1995 into shares of Common Stock...................................
    Options and warrants issued and outstanding at December 31, 1995 and issued subsequent to December 31, 1995.................................
  Pro forma weighted average number of shares of Common Stock...............              (2)
                                                                              --------------
                                                                              --------------
Pro forma net loss per share of Common Stock................................  $
                                                                              --------------
                                                                              --------------

Pro Forma As Adjusted
  Shares:
    Pro forma weighted average number of shares of Common Stock.............
    Common Stock and warrants issued in connection with the Offerings.......
  Pro forma as adjusted weighted average number of shares of Common Stock...              (2)
                                                                              --------------
                                                                              --------------
Pro forma as adjusted net loss per share of Common Stock....................  $
                                                                              --------------
                                                                              --------------

(1) The weighted average number of shares of Common Stock exclude all common stock equivalents which are anti-dilutive.

(2) The Securities and Exchange Commission requires that potentially dilutive instruments issued within one year prior to a proposed initial public offering at exercise prices below the expected initial public offering price must be treated as outstanding for the entire period presented. The weighted average number of shares of Common Stock on a pro forma and on a pro forma as adjusted basis reflect those potentially dilutive instruments assuming the sale of shares of Common Stock offered in the Common Stock Offering
    based on an assumed initial public offering price of $     per share.

                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 of our reports dated April 26, 1996, on our audits of the financial statements of Advanced Radio Telecom Corp. as of December 31, 1995 and for the period from March 28, 1995 (date of inception) to December 31, 1995 and of Advanced Radio Technologies Corporation as of December 31, 1995 and 1994, for the years then ended, and for the period from August 23, 1993 (date of inception) to December 31, 1993. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

New York, New York
May 13, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                                   FILED WITH

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          ADVANCED RADIO TELECOM CORP.

               (Exact name of issuer as specified in its charter)

                                    VOLUME 1

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    EXHIBITS
                                   FILED WITH

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          ADVANCED RADIO TELECOM CORP.

               (Exact name of issuer as specified in its charter)

                                    VOLUME 2

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                  CONFIDENTIAL
                                    EXHIBITS

                                   FILED WITH

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          ADVANCED RADIO TELECOM CORP.

               (Exact name of issuer as specified in its charter)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SELECTED DATA TRANSFER RATES

Dial Up Line            28.8  Kbps (v.34 modem)
ISDN                     128  Kbps
DS-1                   1.544  Mbps
DS-3                      45  Mbps

        38 GHZ TECHNOLOGY PROVIDES SUPERIOR BANDWIDTH PER CHANNEL WHICH
                ALLOWS SIGNIFICANTLY FASTER DATA TRANSFER RATES
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HARRIS CORPORATION
FARINON DIVISION

PURCHASE AGREEMENT



This Agreement is entered into this 26th day of April, 1996, by and between Advanced Radio Telecom Corporation, a Delaware corporation with offices located at 500 108th Avenue NE, Suite 2600, Bellevue, WA 98006 ("ART" or "Customer"), and Harris Corporation, Farinon Division, a Delaware corporation, with offices located at 330 Twin Dolphin Drive, Redwood Shores, CA 94065 ("Harris").

Whereas, Customer desires to purchase microwave transmission equipment, software and services ("Products") , and

Whereas, Harris is willing to sell such Products to Customer upon the terms and conditions as set forth herein and the various annexes attached hereto and incorporated into this document.

Now, Therefore, in consideration of the mutual covenants set forth below, ART and Harris, intending to be legally bound, hereby agree as follows:

1.  EFFECTIVE DATE; RELATED PCS MARKETING AGREEMENT; FINANCING COMMITMENT.

The Effective Date of this Agreement shall be the date of execution by the parties, provided, however, that the rights and obligations of the parties hereunder shall not become effective unless and until the parties have executed a definitive marketing agreement ("PCS Marketing Agreement") for 38 GHz services as contemplated by Version 5 of a Letter of Intent executed by ART and Harris and dated February 22, 1996.

2.  SCOPE

Harris will furnish Products for Customer in accordance with the individual Purchase Orders issued by Customer from time to time during the Term of this Agreement based upon the prices provided in Annex A hereto. The Products will be provided in conformity with the terms, conditions, specifications and other requirements of this Agreement and each Purchase Order will be governed by the terms and conditions stated herein.

3.  PRICES/TAXES

All prices are exclusive of shipping and insurance charges which shall be billed separately. All prices are exclusive of all sales, use, excise, and other taxes, duties or charges. Unless evidence of tax exempt status is provided by Customer, Customer shall pay, or upon receipt of invoice from Harris, shall reimburse Harris for all such taxes or charges levied or imposed on Customer, or required to be collected by Harris, resulting from this transaction or any part thereof.

All prices are FOB Harris' Factory. Unless instructed otherwise, Harris will arrange for insurance and standard commercial shipping, the costs of which will be invoiced to the Customer.


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Responsibilities regarding the export of items delivered under this Agreement are detailed in Articles 8. Prior to delivery, Harris reserves the right to make substitutions, modifications and improvements to the equipment and/or software ordered, provided that such substitutions, modifications or improvements shall not materially affect performance in the application originally agreed to with Customer.

4.   PURCHASE FORECAST GOALS.

ART shall provide Harris with MicroStar and MicroStar Plus purchase forecasts, which shall serve as a baseline to establish pricing levels outlined in Annex
A. ART's initial forecast is attached hereto as ANNEX B. Unless otherwise agreed by the parties, future forecasts shall be provided by ART on a quarterly basis.

5.   PAYMENT/FINANCING

Payment terms shall be determined on a per order basis and are subject to credit review by Harris.

Late payments shall result in the assessment of a late charge equal to one and one-half (1 1/2%) percent per month on any outstanding balance, or the maximum amount of interest chargeable by law, whichever is less.

Customer shall remain liable for all payments regardless of the method of payment or financing of this Agreement, unless otherwise agreed to in writing by Harris.

Customer's payment obligations are particular hereto, and Customer has no right of set-off against other Purchase Orders or other transactions between the parties.

6.  WARRANTIES AND LICENSE

    A)   EQUIPMENT WARRANTY

Refer to Annex C for terms and conditions related to customer service and equipment warranty.

Harris warrants that each product of its own manufacture shall, at the time of delivery and for a period of twenty-four (24) months thereafter, be free from defects in materials and workmanship and to conform to Harris' published specifications. Such warranty shall not include any consumable components to which a specific manufacturer's guarantee applies. If any Harris product shall prove to be defective in materials or workmanship under normal intended usage, operation and maintenance during the applicable warranty period as determined by Harris after examination of the product claimed to be defective, then Harris shall repair, replace or refund the purchase price of, at Harris' sole option, such defective product, in accordance with procedures specified below, at its own expense, exclusive, however, of the cost of labor by the Customer's own employees, agents or contractors in identifying, removing or replacing the defective part(s) of the product. Replacement products may be new, refurbished or remanufactured. Returned replaced products shall become the property of Harris. Replacement products shall be warranted for the balance of the unexpired portion of the returned products warranty.

In composite equipment assemblies and systems, which include equipment of such other than Harris manufacture, Harris' responsibility under this warranty provision for the non-Harris manufactured portion of the equipment shall be limited to the other equipment manufacturer's standard warranty. Provided, however, that if the other manufacturer's standard warranty period is of a shorter duration than the warranty period applicable to Harris' manufactured equipment, then Harris shall extend additional coverage to such other equipment manufacturer's warranty equal to the differential in time between the expiration of the other manufacturer's warranty and the duration of Harris' manufactured equipment warranty applicable to such order. Harris shall repair, replace or refund the purchase price of, at Harris' sole option, such other manufacturer's defective part(s) within sixty (60) days after receipt of such parts by Harris in accordance with the below specified procedures, at Harris' own expense, exclusive, however, of cost of labor by the Customer's own employees, agents or contractors in identifying, removing or replacing the defective part(s) of the product.

A written authorization to return products to Harris under this warranty must be obtained from a Harris representative prior to making shipment to Harris' plant, and all returns shall be shipped freight prepaid. Collect shipments will not be accepted, but Harris will prepay return freight charges on repaired and replaced products found to be actually defective.

The warranty provided herein does not cover damage, defects, malfunctions or service failures caused by:

 (1) Customer's failure to follow Harris' environmental, installation, operation or maintenance specifications or instructions;

 (2) Modifications, alterations or repairs made other than by Harris;

 (3) Customer's mishandling, abuse, misuse, negligence, or improper storage, servicing or operation of the Equipment (including without limitation use with incompatible equipment); or

(4) Power failures, surges, fire, flood, accident, actions of third parties or other like events outside Harris' control. Repairs necessitated during the warranty period by any of the foregoing causes may be made by Harris, and the Customer shall pay Harris' standard charges for time and materials, together with all shipping and handling charges arising from such repairs.


     B)       SOFTWARE WARRANTY AND LICENSE

     (1) LICENSE. Harris grants to Customer a non-exclusive, non-transferable license to use the software and related documentation ("Software") provided hereunder. The Software may include software and documentation that are owned by third parties and distributed by Harris under license from the owner. If Customer is a reseller of the software purchased under this agreement, this license is assignable only to Customer's customer, subject to Harris' written authorization and only if the end customer is bound in writing to the Terms and Conditions of this license. Customer shall retain a copy of such end Customer Agreement for Harris' inspection.

   (2) COPIES. Customer shall not make any copies of the Software, except for a single archival copy solely for internal purposes.

   (3) CONFIDENTIALITY. Customer shall maintain the confidentiality of the Software and shall not sub-license, sell, rent, disclose, make available, or otherwise communicate the Software to any other person, or use the Software except as expressly authorized in writing by Harris.

   (4) TITLE. The Software and all copies thereof will at all times remain the sole and exclusive property of Harris or its licensor, as applicable, and Customer shall obtain no title to the Software.

   (5) COPYRIGHT. Customer shall reproduce all copyright notices and any other

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proprietary legends on any copy of the Software made by Customer.

   (6) ALTERATION. Customer shall not modify, disassemble, or decompile the Software.

   (7) MEDIA. If Customer sells or otherwise disposes of Customer owned media on which the software is fixed, such media must be erased before any sale or disposal.

   (8) WARRANTY. Harris does not warrant that the operation of the Software will be error free. Harris will use reasonable efforts to correct any defects reported to Harris in writing within twenty-four (24) months of the date of shipment, exclusive of defects caused by physical defects in Software disks due to mishandling, operator error or interfacing other systems not approved by Harris.

    c)   LIMITATIONS

LIABILITY OF HARRIS FOR BREACH OF ANY AND ALL WARRANTIES HEREUNDER IS EXPRESSLY LIMITED TO THE REPAIR, REPLACEMENT OR REFUND OF THE PURCHASE PRICE OF DEFECTIVE PRODUCTS AS SET FORTH IN THIS SECTION, AND IN NO EVENT SHALL HARRIS BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES BY REASON OF ANY BREACH OF WARRANTY OR DEFECT IN MATERIALS OR WORKMANSHIP. HARRIS SHALL NOT BE RESPONSIBLE FOR REPAIR, REPLACEMENT REFUND OF PURCHASE PRICE OF PRODUCTS WHICH HAVE BEEN SUBJECTED TO NEGLECT, ACCIDENT OR IMPROPER USE, OR WHICH HAVE BEEN ALTERED BY OTHER THAN AUTHORIZED HARRIS PERSONNEL. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER ORAL, WRITTEN, EXPRESSED, IMPLIED, OR STATUTORY. IN PARTICULAR, THE IMPLIED WARRANTIES OF FITNESS FOR PARTICULAR PURPOSE AND MERCHANTABILITY ARE HEREBY DISCLAIMED AND SHALL NOT BE APPLICABLE EITHER FROM HARRIS OR ANY OTHER EQUIPMENT OR SOFTWARE MANUFACTURER. HARRIS' WARRANTY OBLIGATIONS AND CUSTOMER'S REMEDIES THEREUNDER ARE SOLELY AND EXCLUSIVELY AS STATED HEREIN. IN NO CASE SHALL HARRIS BE LIABLE FOR INDIRECT KINDS OF DAMAGES, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, AND CONSEQUENTIAL DAMAGES, OR LOSS OF CAPITAL, REVENUE, OR PROFITS. IN NO EVENT SHALL HARRIS' LIABILITY TO CUSTOMER, OR ANY PARTY CLAIMING THROUGH CUSTOMER, BE IN EXCESS OF THE ACTUAL SALES PRICE PAID BY CUSTOMER FOR ANY ITEMS SUPPLIED HEREUNDER.

7.   TITLE AND RISK OF LOSS

Risk of loss for all Equipment sold under this Agreement shall pass to Customer at time of delivery as defined herein. Customer grants to Harris a security interest in the Equipment covered by this Agreement in the amount of the unpaid balance of the purchase price until payment in full of the purchase price at which time title in the Equipment will pass in accordance with the terms and
conditions set forth herein.   A financing statement may be filed with the
appropriate public authorities and Customer agrees to sign any such financing statements or other documents tendered to it by Harris from time to time to protect Harris' security interest.

8.   EXPORT AND RE-EXPORT RESTRICTIONS

Performance and delivery of the equipment, documents, services and Software sold or delivered hereunder are subject to export control laws and regulations of the United States and/or Canada, as applicable, and conditioned upon receipt of required U.S. and/or Canadian Government licenses and approvals by Harris. Customers shall not export products or technical data delivered hereunder from the United States or Canada without complying with regulations of the Bureau of Export Administration of the United States Department of Commerce and/or the Export Controls Division of the Canadian Department of Foreign Affairs and International Trade, as applicable. Customers shall not re-export the products and technical data delivered hereunder from the country of delivery or to any facility engaged in the design, development, stockpiling, manufacturing or use of missile, chemical or biological weapons without fully complying with the regulations of the above United States and/or Canadian government agencies.

9.  EXCUSABLE DELAY

Harris shall be excused from performance under the Purchase Order and not be liable to Customer for delay in performance attributable in whole or in part to any cause beyond its reasonable control, including but not limited to, actions or inactions of government whether in its sovereign or contractual capacity, judicial action, war, civil disturbance, insurrection, sabotage, act of a public enemy, labor difficulties or disputes, failure or delay in delivery by Harris' suppliers or subcontractors, transportation difficulties, shortage of energy, materials, labor or equipment, accident, fire, flood, storm or other act of God, or Customer's fault or negligence.

In the event of an excusable delay, Harris shall make reasonable efforts to notify Customer of the nature and extent of such a delay and Harris (i) will be entitled to a schedule extension on at least a day-for-day basis, (ii) in the event of Customer's fault or negligence, will be also entitled to an equitable adjustment in the price of this contract. Notwithstanding any other term contained herein, in the event an excusable delay occurs and continues for a period of ninety (90) days or longer, ART shall have the right to immediately terminate this Agreement or any Purchase Order given pursuant to the Agreement without further liability to Harris.

10.  TERM AND TERMINATION

This Agreement shall continue in effect for one (1) year from the date hereof at which time it will terminate, unless terminated earlier pursuant to this Article
12.  Renewal is subject to mutual written agreement signed by both parties.

Cancellation of any Purchase Order hereunder will be accepted only upon the specific written approval of Harris and is subject to standard Harris cancellation charges of 25 % if cancellations is received 30 days after receipt of order from ART, provided however, that ART may cancel any Purchase Order without the approval of Harris and without incurring cancellation charges if the delivery of Products under such Purchase Order is delayed, or expected to be delayed, by ninety (90) days or more from the original delivery date.

In the event that Customer shall become liquidated, dissolved, bankrupt or insolvent, or shall take any action to be so declared, or shall suffer any such action brought by another, Harris shall have the right to terminate this Agreement and all Purchase Orders immediately and may stop shipment of any Products in transit.

Either party may terminate this Agreement immediately upon notice in writing to the other party:

     a) if the other party shall breach any provision of this Agreement in any material respect and such breach remains unremedied thirty (30) days after notice thereof from the non-breaching party;

     b) in the event that the other party breaches any material term, condition or covenant of the PCS Marketing Agreement referenced in Section 1 above and the other party fails to cure any default or breach within thirty (30) days of receipt of written notice of such breach from the non-breaching party; or

     c) in the event that the other party has caused the PCS Marketing Agreement referenced in Section 1 above to be terminated.

         The right of termination provided herein is absolute and neither party shall be liable to the other for damages or otherwise by reason of such termination.

11.  INFRINGEMENT INDEMNIFICATION

Customer agrees to promptly notify Harris in writing of any notice, suit, or any action against Customer based upon a claim that the Product infringes a U.S. patent, copyright, trademark, or trade secret of a third party. Harris will defend at its expense any such action, except as excluded below, and shall have full control of such defense including all appeals and negotiations, and will pay all settlement costs, or damages awarded against Customer, but Harris shall not be liable to Customer for special, incidental, indirect or consequential damages. In the event of such notice, suit or action, Harris will at its expense procure for the Customer the right to continue using the product, or modify the Product to render such non-infringing, or accept return and replace such with substantially equivalent non-infringing equipment, or accept return of the Product and refund or credit to Customer the amount of the original purchase price, less a reasonable charge for depreciation and damage.

The preceding agreements by Harris in this section shall not apply to any Product or portion thereof manufactured to specifications furnished by or on behalf of Customer, or to any infringement arising out of the use of the Product in combination with other equipment or software not furnished by Harris, or to use in a manner not normally intended, or to any patent, copyright, trademark or trade secret in which Customer, or subsidiary or affiliate thereof, has a direct or indirect interest, or if customer has not provided Harris with prompt notice, authority, information and assistance necessary to defend the action. The foregoing states the entire liability of Harris for patent, copyright, trademark and trade secret infringements by the Product or portion thereof.

The rights and obligations of the parties under this Section shall survive termination of this Agreement.

12.       TECHNICAL DATA AND INVENTION

Unless specifically agreed to by Harris and identified and priced in this contract as a separate item or items to be delivered by Harris (and in that event, except to the extent so identified and priced), the sale of goods hereunder confers on Customer no right in, license under, access to, or entitlement of any kind to any of Harris' technical data including but not limited to design, process technology, software and drawings, or to Harris' inventions (whether or not patentable) irrespective of whether any such technical data or invention or any portion thereof arose out of work performed under or in the course of this contract, and irrespective of whether Customer has paid or is obligated to pay Harris for any part of the design and/or development of the goods.

Harris shall not be obliged to safeguard or hold confidential any data whether technical or otherwise, furnished by Customer for Harris' performance of this contract unless (and only to the extent that) Customer and Harris have entered into a separate written confidential agreement.

Customer shall not violate Harris' copyright of documents or software or disclose Harris' confidential or proprietary data to others without Harris written permission.

13.  ASSIGNMENT

Neither party may assign this agreement in whole or in part without the prior written consent signed by an officer of the other party. Such consent shall not be unreasonably withheld.

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


14.  GOVERNING LAW, VENUE, AND JURISDICTION

This Agreement will be governed by and construed in accordance with the laws of the State of California. The parties agree that any action to enforce any provision of this Agreement or arising out of or based upon this Agreement or the business relationship between Harris and Customer will be brought in a local or Federal court of competent jurisdiction in the State of California.

15.  ENFORCEABILITY

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired.

16.  NOTICES

All notices shall be in writing and shall be delivered or sent by registered, certified or express mail, return receipt requested, to the addresses indicated in this Agreement or to such other addresses as the parties shall specify by giving notice pursuant hereto. A copy of all notices shall be sent to Harris Corporation, Farinon Division, 330 Twin Dolphin Drive, Redwood Shores, CA 94065,
Attention: Manager of Contracts, and to W. Theodore Pierson, Jr. Executive Vice President and General Counsel, 1667 K Street, NW, Suite 801 Washington, DC 20006.

17.  INDEMNIFICATION

     a)   INDEMNIFICATION OF ART BY HARRIS

Harris shall indemnify ART against, and hold ART harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with arising out of or relating to the installation, operation, or use of the Products for personal injury or damage to tangible property, caused by the negligent acts or omissions of Harris or Harris's employees, agents or invitees. In no event shall ART's employees, agents or invitees be deemed to be employees, agents or invitees of Harris.

     b)   INDEMNIFICATION OF HARRIS BY ART

ART shall indemnify Harris against, and hold Harris harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) to the extent they arise out of or are in connection with or relate to the installation, operation, or use of the Products for personal injury or damage to tangible property, caused by the negligent acts or omissions of ART or ART's employees, agents or invitees. In no event shall Harris's employees, agents or invitees be deemed to be employees, agents or invitees of ART.

     c)   DUTY TO NOTIFY AND ASSIST

If any claim arises to which the provisions of this Section may be applicable, the party against whom such claim is made shall notify the other party immediately upon learning of the claim. If it appears that the other party may be obligated to provide indemnification as a result of such claim, the other party, in its discretion, may settle or compromise the claim or retain counsel of its own choosing and control and prosecute the defense against such claim. In no event shall the party against whom the claim is asserted have the right to pay, settle or compromise such claim without the prior written consent of the party who may be obligated to indemnify under this Section and the parties hereto agree that they will not unreasonably withhold consent to such consent to payment, settlement or compromise. The party against whom the claim is asserted shall provide the other party such assistance as may be reasonable in the defense and disposition of such claim.

The rights and obligations of the parties under this Section shall survive termination of this Agreement.

18.  LIMITATION OF LIABILITY

NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS CONTRACT, UNDER NO CIRCUMSTANCES SHALL HARRIS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY CLAIMING UNDER CUSTOMER FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, AS A RESULT OF A BREACH OF ANY PROVISION OF THIS CONTRACT.

19.  ENTIRE AGREEMENT

This Agreement supersedes all previous communications, transactions, and understandings, whether oral, or written, and constitutes the sole and entire agreement between the parties pertaining to the subject matter hereof. No modification or deletion of, or addition to these terms shall be binding on either party unless made in writing and signed by a duly authorized representative of both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first stated above.


ADVANCED RADIO TELECOM CORPORATION

BY: /s/ Charles H. Menatti
   ______________________________

NAME:  /s/ Charles Menatti
       ___________________________

TITLE: V.P. Bus. Development
       ___________________________


HARRIS CORPORATION
FARINON DIVISION

BY:  /s/ J. Michael Slattery
    ______________________________

NAME: /s/ J. Michael Slattery
     ___________________________

TITLE: Division Controller
      ___________________________



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        [Annexes A, B and C omitted due to confidential treatement]